  As filed with the Securities and Exchange Commission on March 12, 2001
                                                      Registration No. 333-48012
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                                 WorldCom, Inc.
             (Exact name of registrant as specified in its charter)

             Georgia                              4813                            58-1521612
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)           Identification Number)

                         500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                               Bernard J. Ebbers
                       President, Chief Executive Officer
                                 WorldCom, Inc.
                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:

              Allen Finkelson, Esq.              Peter Allan Atkins, Esq.
          Robert I. Townsend, III, Esq.           Eric L. Cochran, Esq.
             Cravath, Swaine & Moore     Skadden, Arps, Slate, Meagher & Flom LLP
                825 Eighth Avenue                   Four Times Square
             New York, New York 10019            New York, New York 10036
                  (212) 474-1000                      (212) 735-3000

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective in connection with the merger of a subsidiary of Registrant with and into Intermedia Communications Inc. ("Intermedia") pursuant to the amended Agreement and Plan of Merger described in the proxy statement/prospectus forming a part of this Registration Statement.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                               Proposed
 Title of each class of                        Maximum      Proposed Maximum      Amount of
    securities to be        Amount to be    Offering Price     Aggregate         Registration
       registered            registered        per Unit      Offering Price          Fee
---------------------------------------------------------------------------------------------
 Common stock, par value
  $0.01 per share, and
  associated preferred
  stock purchase
  rights...............    108,753,276(1)        N/A        $2,494,582,645(5)    $658,570(11)
---------------------------------------------------------------------------------------------
 Common stock, par value
  $0.01 per share, and
  associated preferred
  stock purchase rights
  issuable as dividends
  on the series D
  preferred stock,
  series E preferred
  stock, series F
  preferred stock and
  series G preferred
  stock................   3,791,649(2)(6)        N/A          $100,715,677(6)     $26,589(11)
---------------------------------------------------------------------------------------------
 Series D preferred
  stock, par value $0.01
  per share, and
  associated depositary
  shares(4)............         53,724(3)        N/A          $171,245,250(7)     $45,209(11)
---------------------------------------------------------------------------------------------
 Series E preferred
  stock, par value $0.01
  per share, and
  associated depositary
  shares(4)............         64,047(3)        N/A          $140,903,400(8)     $37,199(11)
---------------------------------------------------------------------------------------------
 Series F preferred
  stock, par value $0.01
  per share, and
  associated depositary
  shares(4)............         79,600(3)        N/A          $153,230,000(9)     $40,453(11)
---------------------------------------------------------------------------------------------
 Series G preferred
  stock, par value $0.01
  per share............        200,000(3)        N/A              $66,667(10)         $18(11)
---------------------------------------------------------------------------------------------
  Total...................................................................       $808,038(12)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (See footnotes on the following page)
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 (1) Based on (a) the maximum number of shares of WorldCom common stock estimated to be issuable upon the completion of the merger, calculated as the sum of (i) 66,918,475, the number of shares of Intermedia common stock outstanding on September 30, 2000, or issuable pursuant to options outstanding on that date, (ii) 6,905,411, the number of shares of Intermedia common stock issuable upon conversion of the Intermedia series D preferred stock, (iii) 5,295,758, the number of shares of Intermedia common stock issuable upon conversion of the Intermedia series E preferred stock, (iv) 4,729,649, the number of shares of Intermedia common stock issuable upon conversion of the Intermedia series F preferred stock, (v) 5,555,556, the number of shares of Intermedia common stock issuable upon conversion of the Intermedia series G preferred stock, and (vi) 2,200,000, the number of shares of Intermedia common stock issuable pursuant to outstanding warrants prior to the date the merger is expected to be completed, multiplied by (b) 1.1872, the highest exchange ratio possible in the merger prior to the first amendment to the merger agreement.

 (2) Pursuant to Rule 457(o), an indeterminate number of shares of WorldCom common stock are registered hereunder that may be issued by WorldCom from time to time in lieu of cash during the two-year period commencing on the effective date of this Registration Statement as dividends on the WorldCom series D preferred stock, WorldCom series E preferred stock, WorldCom series F preferred stock and WorldCom series G preferred stock.

 (3) Based upon the outstanding number of shares of the corresponding series of Intermedia preferred stock.

 (4) Each depositary share represents a 1/100 interest in a share of the corresponding series of Intermedia preferred stock.

 (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on (a) $22.938, the average of the high and low prices per share of Intermedia common stock on October 12, 2000, as reported on The Nasdaq National Market, multiplied by (b) the aggregate number of shares of Intermedia common stock (i) to be exchanged for WorldCom common stock in the merger or issuable pursuant to outstanding options or warrants and
     (ii) issuable upon conversion of the Intermedia series D preferred stock, Intermedia series E preferred stock, Intermedia series F preferred stock and Intermedia series G preferred stock.

 (6) Estimated solely for the purpose of calculating the registration fee and based on the terms of the applicable Intermedia preferred stock to be exchanged in the merger, (a) in the case of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock, based on (i) 95% of an assumed 10-day average high and low sales price of $26.5625 per share of WorldCom common stock as of October 10, 2000, as reported on The Nasdaq National Market, multiplied by
     (ii) the estimated dividend shares of WorldCom common stock issuable as dividends from time to time in lieu of cash during the two-year period commencing on the effective date of this Registration Statement and (b) in the case of the WorldCom series G preferred stock, based on (i) 100% of an assumed 10-day average high and low sales price of $26.5625 per share of WorldCom common stock as of October 10, 2000, as reported on The Nasdaq National Market, multiplied by (ii) the estimated dividend shares of WorldCom common stock issuable as dividends from time to time in lieu of cash during the two-year period commencing on the effective date of this Registration Statement.

 (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on the product of 53,724, the number of shares of Intermedia series D preferred stock to be exchanged in the merger, multiplied by 100 times $31.875, the average of the bid and asked prices per depositary share of Intermedia series D preferred stock on October 10, 2000.

 (8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on the product of 64,047, the number of shares of Intermedia series E preferred stock to be exchanged in the merger, multiplied by 100 times $22.00, the average of the bid and asked prices per depositary share of Intermedia series E preferred stock on October 10, 2000.

 (9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on the product of 79,600, the number of shares of Intermedia series F preferred stock to be exchanged in the merger, multiplied by 100 times $19.25, the average of the bid and asked prices per depositary share of Intermedia series F preferred stock on October 10, 2000.

(10) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, based on the product of 200,000, the number of shares of Intermedia series G preferred stock to be exchanged in the merger, multiplied by one-third of $1.00, the par value per share of Intermedia series G preferred stock.

(11) Calculated by multiplying the proposed maximum aggregate offering price by 0.000264.

(12) This amount was previously paid on October 16, 2000.

                SUBJECT TO COMPLETION, DATED MARCH 9, 2001


Intermedia Logo

                                                           [    ] [ ], 2001

Dear Stockholder:

   As you are aware, on September 5, 2000, Intermedia Communications Inc. announced, and on December 18, 2000, Intermedia's stockholders voted to approve, the proposed merger of Intermedia and a wholly-owned subsidiary of WorldCom, Inc. Notwithstanding stockholder approval, a number of events have occurred which called into question the ability of the parties to complete the merger. These events, which are described in greater detail elsewhere in this proxy statement/prospectus, include continuing changes in the financial condition and business of Intermedia and a continued general downturn in the markets in which Intermedia and other integrated communications providers and competitive local exchange carriers compete. In addition, on December 13, 2000, the Delaware Court of Chancery rendered a decision in a consolidated stockholders litigation involving Intermedia, certain directors and officers of Intermedia, WorldCom and Digex, Incorporated, Intermedia's publicly traded subsidiary. The December 13 Chancery Court decision created uncertainty regarding whether Delaware law would prevent WorldCom from engaging in some types of business transactions with Digex and whether Intermedia, and possibly WorldCom, might be exposed to a potentially significant damage award. WorldCom argued that these events entitled it to refuse to complete the merger with Intermedia, claiming that Intermedia had suffered a material adverse effect within the meaning of the merger agreement and citing statements in the December 13 Chancery Court decision regarding the possible restrictions imposed by Delaware law. Although Intermedia disagreed with WorldCom's position, Intermedia agreed to amend the merger agreement in order to limit the mounting uncertainty surrounding the merger and to enhance the likelihood that Intermedia's stockholders will realize the projected benefits of the transaction--benefits which we believe to be significant, even in light of the changes to the merger agreement.

   Although a number of changes were made to the merger agreement--which are described in greater detail elsewhere in this proxy statement/prospectus--the primary changes to the merger agreement relate to the amount of WorldCom stock to be received by Intermedia stockholders in the merger and the ability of WorldCom to terminate the merger agreement based on a claim that Intermedia's business or financial condition has changed in a materially adverse way. In the merger as originally approved, Intermedia common stockholders would have received a minimum of 0.8904 and a maximum of 1.1872 shares of WorldCom common stock for each share of Intermedia common stock they owned, with the precise exchange ratio to be determined by reference to the average trading price of WorldCom common stock during a set time period prior to the completion of the merger. In addition, under some circumstances WorldCom would have had the option of paying a portion of the merger consideration in cash.

   Based on the closing price of WorldCom common stock on February 14, 2001, the last full trading day prior to the announcement of the amended merger agreement, the exchange ratio under the merger agreement as originally approved would have been fixed at 1.1872 shares of WorldCom common stock for each share
of Intermedia common stock, implying a per share value of $[  ] as of [    ]
[ ], 2001, the last full trading day prior to the mailing of this proxy statement/prospectus. Under the amended merger agreement, pursuant to a fixed exchange ratio, Intermedia stockholders will receive 1.0 shares of WorldCom common stock for each share of Intermedia common stock they own and WorldCom will not have the option of paying any part of the consideration in cash other than cash payments in lieu of fractional shares. Based on the closing price of
WorldCom common stock on [    ] [ ], 2001, the last full trading day prior to
the mailing of
this proxy statement/prospectus, the revised exchange ratio implied a value of
$[   ] per share of Intermedia common stock. WorldCom common stock is quoted on
The Nasdaq National Market under the symbol "WCOM" and Intermedia common stock is quoted on The Nasdaq National Market under the symbol "ICIX".

   As in the merger agreement as originally approved, holders of Intermedia preferred stock, other than Intermedia series B preferred stock, will receive newly issued shares of WorldCom preferred stock for the shares of Intermedia preferred stock they own. The new WorldCom preferred stock will have terms that are substantially similar to the terms of the Intermedia preferred stock, except as described in this proxy statement/prospectus. Shares of Intermedia series B preferred stock will remain outstanding as preferred stock of Intermedia following the merger.

   Under applicable Delaware law, the amended merger agreement must be approved by Intermedia's stockholders, notwithstanding the prior approval of the merger agreement under the original terms. Accordingly, you are invited to attend a
special meeting of stockholders of Intermedia to be held at [   ] a.m., local
time, on [ ], [ ], 2001, at One Intermedia Way, Tampa, Florida. At the meeting, you will be asked to vote on the adoption of the amended merger agreement between Intermedia and WorldCom. After careful consideration, the Intermedia board of directors, by a unanimous vote of the three independent members of the Intermedia board, who were the only Intermedia directors that were present and did not abstain, approved the amended merger agreement and determined that the merger and the amended merger agreement are advisable, fair to and in the best interests of Intermedia and its stockholders. Accordingly, the Intermedia board recommends that you vote FOR adoption of the amended merger agreement.

   Before deciding whether to vote in favor of the adoption of the amended merger agreement, you should consider carefully the matters discussed under "Risk Factors Relating to the Merger" beginning on page 13 of this proxy statement/prospectus.

                              /s/ David C. Ruberg
                                David C. Ruberg
          Chairman of the Board, President and Chief Executive Officer

    Your vote is important. Please complete, sign, date and return your proxy.

   Neither the Securities and Exchange Commission nor any other securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the WorldCom capital stock to be issued in the merger or determined that this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   This proxy statement/prospectus is dated [   ] [ ], 2001, and is first being
mailed to stockholders on or about [   ] [ ], 2001.

                         Intermedia Communications Inc.
                               One Intermedia Way
                              Tampa, Florida 33647

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON [     ] [ ], 2001

To the Stockholders of Intermedia Communications Inc.:

   A special meeting of stockholders of Intermedia Communications Inc. will be
held on [     ], [     ] [ ], 2001, starting at [   ] a.m., local time, at One
Intermedia Way, Tampa, Florida. The purpose of the special meeting is for you to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 1, 2000, among Intermedia Communications Inc., WorldCom, Inc. and Wildcat Acquisition Corp., as amended by the first amendment to the merger agreement dated as of February 15, 2001, as described in this proxy statement/prospectus.

   We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the special meeting by the Intermedia board of directors.

   Only holders of record of Intermedia common stock and Intermedia series G
preferred stock at the close of business on [     ] [ ], 2001, will be entitled
to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

   We cannot complete the merger unless the holders of a majority of the voting power of the outstanding Intermedia common stock and series G preferred stock entitled to vote at the special meeting, voting together as a single class, and the holders of a majority of the voting power of the outstanding Intermedia series G preferred stock, voting as a separate class, vote to adopt the amended merger agreement.

   For more information about the merger, please review the accompanying proxy statement/prospectus, the merger agreement attached as Annex A and the first amendment to the merger agreement attached as Annex B.

   Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the amended merger agreement.

   Please do not send any stock certificates at this time.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Robert M. Manning
                                          Senior Vice President, Chief
                                           Financial Officer
                                          and Secretary

Tampa, Florida

[     ] [ ], 2001

                      REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates important business and financial information about WorldCom and Intermedia from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon either written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

           WorldCom, Inc.                    Intermedia Communications Inc.
      500 Clinton Center Drive                     One Intermedia Way
     Clinton, Mississippi 39056                   Tampa, Florida 33647
    Attention: Investor Relations             Attention: Investor Relations
             Department                                Department
    Telephone: (877) 624-9266 or                Telephone: (888) 288-7658
           (601) 460-5600

   If you would like to request documents, please do so by [     ], 2001, in
order to receive them before the special meeting.

   For additional sources of the documents incorporated by reference and other information about WorldCom and Intermedia, see "Where You Can Find More Information" beginning on page 126.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Questions and Answers about the Merger...................................   1
Summary..................................................................   3
General..................................................................   3
The Special Meeting......................................................   4
The Merger...............................................................   5
The Companies............................................................   8
Comparative Per Share Data...............................................   9
Selected Historical Financial Data.......................................  10
Risk Factors Relating to the Merger......................................  13
Stock price fluctuations may negatively affect the value of the WorldCom common stock that Intermedia common stockholders would receive in the merger..................................................................  13
Intermedia common stockholders may receive WorldCom common stock with an initial value less than its value today.................................  13
The price of WorldCom common stock may be affected by factors different from those affecting the price of Intermedia common stock...............  13
There will be no public market for the WorldCom preferred stock to be issued in connection with the merger, and its value may be affected by factors different from those affecting the Intermedia preferred stock...  14
This proxy statement/prospectus contains forward-looking statements that may differ materially from future results of WorldCom and/or
 Intermedia..............................................................  14
The Special Meeting......................................................  16
Date, Time and Place.....................................................  16
Purpose of the Special Meeting...........................................  16
Record Date; Stock Entitled to Vote; Quorum..............................  16
Votes Required...........................................................  17
Voting by Intermedia Directors and Executive Officers....................  17
Voting of Proxies........................................................  17
Revocability of Proxies..................................................  18
Solicitation of Proxies..................................................  18
Adjournments and Postponements...........................................  18
The Companies............................................................  19
WorldCom.................................................................  19
Intermedia...............................................................  22
Material Contracts Between WorldCom and Intermedia.......................  23
The Merger...............................................................  26
Background to the Merger Pursuant to the Merger Agreement................  26
Background to the Merger Pursuant to the Amended Merger Agreement........  30
Intermedia's Reasons for the Merger and the Intermedia Board of
 Directors' Recommendation...............................................  39
WorldCom's Reasons for the Merger........................................  44
Opinion of Intermedia's Financial Advisor................................  44
Interests of Intermedia Directors and Executive Officers in the Merger...  55
Form of the Merger.......................................................  60
Merger Consideration.....................................................  60
Conversion of Shares and Procedures for Exchange of Certificates.........  62
Effective Time of the Merger.............................................  63
Listing of WorldCom Capital Stock........................................  63
Delisting and Deregistration of Intermedia Common Stock..................  63
Material U.S. Federal Income Tax Consequences............................  64


Regulatory Matters.......................................................  66
Litigation...............................................................  66
Accounting Treatment.....................................................  70
Appraisal Rights.........................................................  70
Intermedia Employee Benefits Matters.....................................  71
Effect on Awards Outstanding Under Intermedia Stock Plans; Warrants......  71
Resale of WorldCom Capital Stock.........................................  72
The Merger Agreement and First Amendment.................................  73
Changes to the Original Merger Agreement.................................  73
The Amended Merger Agreement.............................................  74
Conditions to the Completion of the Merger...............................  74
No Solicitation..........................................................  76
Termination..............................................................  77
Termination Fees.........................................................  78
Conduct of Intermedia Business Pending the Merger........................  78
Amendment and Waiver.....................................................  80
Expenses; Transfer Taxes.................................................  81
Representations and Warranties...........................................  81
Other Agreements.........................................................  82
Certificate of Incorporation and Bylaws of Surviving Corporation.........  83
The Stockholders Agreement...............................................  84
Comparative Stock Prices and Dividends...................................  86
Description of WorldCom Capital Stock....................................  88
General..................................................................  88
Common Stock.............................................................  88
Preferred Stock..........................................................  89
Listing.................................................................. 104
Transfer Agent........................................................... 104
Anti-Takeover Considerations............................................. 104
Comparison of Rights of WorldCom Shareholders and Intermedia
 Stockholders............................................................ 105
Capitalization........................................................... 105
Voting Rights............................................................ 105
Number and Election of Directors......................................... 106
Vacancies on the Board of Directors...................................... 107
Removal of Directors..................................................... 107
Amendments to Articles of Incorporation.................................. 108
Amendments to Bylaws..................................................... 109
Shareholder Action....................................................... 110
Notice of Shareholder Action............................................. 110
Special Shareholder Meetings............................................. 111
Limitation of Personal Liability of Directors............................ 111
Indemnification of Directors and Officers................................ 112
Dividends................................................................ 114
Appraisal Rights......................................................... 115
Preemptive Rights........................................................ 117
Conversion............................................................... 117
Special Redemption Provisions............................................ 117
Rights Plan.............................................................. 118
Shareholder Suits........................................................ 121
Liquidation Rights....................................................... 121
Vote on Extraordinary Corporate Transactions............................. 122
Business Combination Restrictions........................................ 122

Legal Matters.............................................................. 125
Experts.................................................................... 125
Stockholder Proposals...................................................... 125
Other Matters.............................................................. 126
Where You Can Find More Information........................................ 126
Annexes
  Annex A Agreement and Plan of Merger..................................... A-1
  Annex B First Amendment to Agreement and Plan of Merger.................. B-1
  Annex C Stockholders Agreement........................................... C-1
  Annex D Fairness Opinion of Bear, Stearns & Co. Inc...................... D-1
  Annex E Section 262 of Delaware General Corporation Law--Appraisal
   Rights.................................................................. E-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is Intermedia holding another stockholder meeting to approve the merger?

A: On December 18, 2000, Intermedia's stockholders voted to approve the proposed merger of Intermedia and a wholly owned subsidiary of WorldCom. However, on February 15, 2001, Intermedia and WorldCom entered into an amendment to the merger agreement in which the parties agreed to reduce the amount of WorldCom stock to be received by Intermedia common stockholders in the merger and to limit the ability of WorldCom to terminate the merger agreement based on a claim that Intermedia's business or financial condition has changed in a materially adverse way. As a result of these changes, Delaware law requires that Intermedia stockholders vote to adopt the amended merger agreement. A vote at the special meeting held on December 18, 2000, does not count as a vote at the upcoming special meeting.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, your proxy will count as a vote in favor of adoption of the amended merger agreement.

   If you abstain from voting or do not vote, it will count as a vote against the adoption of the amended merger agreement.

   The special meeting will take place on [  ], [    ], 2001. You may attend
   the special meeting and vote your shares in person rather than voting by proxy.

Q: Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of several ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to Intermedia at the address on the inside front cover of this proxy statement/prospectus. Third, you can attend the special meeting and vote in person.

Q: If my broker holds my shares in "street name", will my broker vote my shares?

A: Your broker will vote your shares only if you provide instructions as to how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares, it will count as a vote against the adoption of the amended merger agreement.

Q: Am I entitled to appraisal rights?

A: Holders of Intermedia common stock will not be entitled to appraisal rights in connection with the merger.

   Holders of Intermedia series B preferred stock, Intermedia series D preferred stock, Intermedia series E preferred stock, Intermedia series F preferred stock and Intermedia series G preferred stock will have appraisal rights in connection with the merger. We describe the procedures for exercising appraisal rights under the section of this proxy statement/prospectus captioned "The Merger--Appraisal Rights" beginning on page 70 and we have attached the provisions of Delaware law that govern appraisal rights as Annex E.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q: When do you expect the merger to be completed?

A: We expect to complete the merger in the first half of 2001. We are working to complete the merger as quickly as possible and intend to do so as soon as possible after the special meeting and after we have obtained any remaining regulatory approvals necessary for the merger. In addition, under the amended merger agreement, it is a condition to the parties' obligation to complete the merger that the stipulation of settlement and final judgment relating to the consolidated Digex stockholders litigation pending in the Delaware Chancery Court become final and unappealable. A hearing on the settlement has been scheduled for April 6, 2001 and, assuming the Chancery Court approves the settlement and no appeals are filed, the settlement will become final and unappealable on the 30th day after the entry of the Chancery Court's order. If an appeal is filed, however, the settlement may not become final and unappealable for an extended period of time.

Q: Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

   Georgeson Shareholder Communications Inc.
   17 State Street
   New York, New York 10004
   Attention: Robert J. Carlson
   Telephone: (800) 445-1790

   Intermedia Communications Inc.
   One Intermedia Way
   Tampa, Florida 33647
   Attention: Vice President-Investor Relations
   Telephone: (888) 288-7658

                                  SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger and the amended merger agreement, you should read carefully this entire proxy statement/prospectus and the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page 126. We have included page references below to direct you to a more complete description of the topics presented in this summary. In this proxy statement/prospectus, unless stated otherwise, references to the merger agreement are to the merger agreement dated September 1, 2000, and references to the amended merger agreement are to the merger agreement as amended by the first amendment to the merger agreement dated February 15, 2001.

                                    General

What Intermedia Stockholders Will Receive in the Merger (page 60)

 Common Stockholders

   Under the amended merger agreement, in the merger Intermedia common stockholders will receive 1.0 shares of WorldCom common stock for each share of Intermedia common stock they own. In addition, when the proposed WorldCom
recapitalization is completed, which is expected to be in [   ], 2001, former
Intermedia common stockholders will receive shares of a new tracking stock issued by WorldCom proportionately with current holders of WorldCom common stock. See "The Companies--WorldCom-- Recent Developments--Tracking Stock" beginning on page 19.

   Intermedia common stockholders will receive an amount of cash for any fractional shares that they would otherwise receive in the merger, based on the closing price of WorldCom common stock on The Nasdaq National Market on the trading day before the merger is completed.



 Preferred Stockholders

   Series B. Following the merger, each share of Intermedia series B preferred stock will remain outstanding as Intermedia series B preferred stock with identical terms, except that each share will entitle its holder to one-tenth of one vote per share on all matters, voting together as a single class with the common stock and other classes of voting securities of the corporation surviving the merger.

   Series D, Series E , Series F and Series G. Holders of Intermedia series D preferred stock, Intermedia series E preferred stock, Intermedia series F preferred stock and Intermedia series G preferred stock will receive one share of a corresponding series of WorldCom preferred stock for each share of Intermedia preferred stock that stockholder owns. Each series of WorldCom preferred stock issuable in the merger will be a new series of WorldCom preferred stock and will have the same terms as the corresponding series of Intermedia preferred stock, except for those differences described under "The Merger--Merger Consideration--Preferred Stock" beginning on page 60. Similarly, holders of depositary shares of Intermedia series D preferred stock, Intermedia series E preferred stock and Intermedia series F preferred stock will receive one depositary share of a corresponding series of WorldCom preferred stock for each depositary share of Intermedia preferred stock that stockholder owns.

Ownership of WorldCom After the Merger

   Based on the number of shares of Intermedia common stock outstanding on the record date, Intermedia common stockholders would receive a total of
approximately [    ] shares of WorldCom common stock in the merger.

   Based on the number of shares of Intermedia common stock outstanding on the record date, the number of shares of WorldCom common stock expected to be issued to certain current and former minority stockholders of Digex, Intermedia's publicly traded subsidiary, in connection with the settlement of the Delaware Digex stockholders litigation, and the number of shares of WorldCom common stock outstanding on the record date, after the merger former Intermedia common stockholders would own approximately [ ]% of the outstanding shares of WorldCom common stock.

Material U.S. Federal Income Tax Consequences (page 64)

   The merger is intended to qualify as a tax-free reorganization for U.S. Federal income tax purposes, so that holders of Intermedia common and preferred stock would not recognize gain or loss for U.S. Federal income tax purposes as a result of the exchange of their Intermedia stock for WorldCom stock in the merger, except with respect to any cash received instead of fractional shares of WorldCom common stock.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisors for a full understanding of the tax consequences of the merger to you.

Intermedia Board of Directors Recommendation (page 39)

   The Intermedia board of directors, by a unanimous vote of the three independent members of the Intermedia board, who were the only Intermedia directors that were present and did not abstain, has determined that the merger and the amended merger agreement are advisable, fair to and in the best interests of Intermedia and its stockholders and recommends that Intermedia stockholders vote FOR the adoption of the amended merger agreement.

   To review the background of and reasons for the merger in greater detail, including the background of and reasons for the amendment to the merger agreement, as well as risks related to the merger, see pages 26 through 39 and 13 through 15.

Opinion of Intermedia's Financial Advisor (page 44)

   In deciding to approve the merger on the revised terms in the amended merger agreement, the Intermedia board of directors considered the opinion, dated February 15, 2001, of Intermedia's financial advisor, Bear, Stearns & Co. Inc., as to the fairness, from a financial point of view, of the revised exchange ratio to be received by holders of Intermedia common stock in the merger pursuant to the amended merger agreement. The full text of the written opinion, which sets forth the assumptions made, procedures followed and matters considered by Bear Stearns, is attached as Annex D to this proxy statement/prospectus. We encourage you to read this opinion carefully.

Interests of Intermedia Directors and Executive Officers in the Merger (page
55)

   Some of the directors and executive officers of Intermedia have employment or severance agreements, indemnification agreements, restricted shares and/or stock options that provide them with interests in the merger that may be different from, or in addition to, the interests of Intermedia stockholders generally. These interests include the potential for additional payments under employment agreements, accelerated vesting of stock options or restricted stock as a result of the merger and the right to continued indemnification and insurance coverage for acts or omissions occurring prior to the merger. You should consider these interests in assessing the merger and the recommendation of the Intermedia board of directors that Intermedia stockholders vote to adopt the amended merger agreement.

                       The Special Meeting (page 16)

   The special meeting of Intermedia stockholders will be held at One
Intermedia Way, at [  ] a.m., local time, on [ ], [      ], 2001. The sole
purpose of the special meeting is for the Intermedia stockholders to consider and vote on the adoption of the amended merger agreement.

Record Date; Voting Power (page 16)

   Intermedia common stockholders and holders of Intermedia series G preferred stock are entitled to vote at the special meeting if they owned shares as of
the close of business on [      ], 2001, the record date. Holders of Intermedia
common stock and Intermedia series G preferred stock will vote together as a single class. In addition, holders of Intermedia series G preferred stock will also vote as a separate class.

   On the record date, there were [     ] shares of Intermedia common stock and
200,000 shares of Intermedia series G preferred stock outstanding.

   A holder of Intermedia common stock will have one vote at the special meeting for each share of Intermedia common stock that stockholder owned on the record date.

   When voting together with the holders of Intermedia common stock, each holder of Intermedia series G preferred stock will have the number of votes per share of Intermedia series G preferred stock equal to the number of shares of Intermedia common stock that would have been issuable upon conversion of that stockholder's shares of Intermedia series G preferred stock as of the record date. When voting separately as a class, each holder of Intermedia series G preferred stock will have one vote for each share of Intermedia series G preferred stock that stockholder owned on the record date.

   Holders of Intermedia series B preferred stock, Intermedia series D preferred stock, Intermedia series E preferred stock and Intermedia series F preferred stock will not be entitled to vote at the special meeting.

Votes Required (page 17)

   The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Intermedia common stock and Intermedia series G preferred stock entitled to be voted at the special meeting, voting together as a single class, is required to adopt the amended merger agreement.

   In addition, the affirmative vote of the holders of shares of Intermedia series G preferred stock representing a majority of the voting power represented by the shares of Intermedia series G preferred stock votes entitled to be voted at the special meeting, voting separately as a class, is required to adopt the amended merger agreement.

   The holder of 100% of the outstanding shares of Intermedia series G preferred stock has agreed to vote its shares for the adoption of the amended merger agreement pursuant to the stockholders agreement described beginning on page 84.

Voting by Intermedia Directors and Executive Officers (page 17)

   On the record date, directors and executive officers of Intermedia and their affiliates owned and were entitled to vote shares of Intermedia common stock that represented approximately [ ]% of the total voting power of Intermedia capital stock outstanding on that date. The directors of Intermedia have agreed to vote the Intermedia common stock owned by them for adoption of the amended merger agreement. The executive officers of Intermedia have indicated that they intend to vote the Intermedia common stock owned by them for adoption of the amended merger agreement.

                           The Merger (page 26)

   The merger agreement is attached as Annex A and the first amendment to the merger agreement is attached as Annex B to this proxy statement/prospectus. We encourage you to read the merger agreement and the first amendment carefully. They are the principal documents governing the merger.

   The changes to the original merger agreement made by the first amendment include the adoption of a fixed exchange ratio of 1.0 shares of WorldCom common stock for each outstanding share of Intermedia common stock and the limitation of WorldCom's ability to terminate the merger agreement based on a claim that Intermedia's business or financial condition has changed in a materially adverse way. The changes to the merger agreement are set forth in the first amendment and are summarized under "The Merger Agreement and First Amendment-- Changes to the Original Merger Agreement" beginning on page 73.

Conditions to the Merger (page 74)

   WorldCom and Intermedia will complete the merger only if they satisfy or, in some cases, waive, several conditions, including the following:

 . holders of a majority of the voting power of the outstanding shares of Intermedia common stock and Intermedia series G preferred stock entitled to be voted at the special meeting voting together as a single class, must have adopted the amended merger agreement;

 . holders of a majority of the voting power of the outstanding shares of Intermedia series G preferred stock entitled to be voted at the special meeting, voting as a separate class, must have adopted the amended merger agreement, which they have agreed to do;

 . legal restraints or prohibitions that prevent the completion of the merger must not exist;

 . shares of WorldCom common stock issuable to Intermedia stockholders must have been approved for listing on The Nasdaq National Market;

 . the waiting period required under the Hart-Scott-Rodino Antitrust
  Improvements Act of 1976 must have expired or been terminated;

 . all approvals for the merger from the Federal Communications Commission and state public utility commissions must have been obtained, except where the failure to obtain these approvals would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on Intermedia;

 . the covenants of WorldCom and Intermedia in the merger agreement must be satisfied in all material respects;

 . the representations and warranties of WorldCom and Intermedia in the merger agreement must be true and correct in all material respects;

 . Intermedia must receive an opinion from its counsel stating that the merger
  (1) will be treated for U.S. Federal income tax purposes as a "reorganization" within the meaning of section 368 of the Internal Revenue Code and (2) that WorldCom, Intermedia and the WorldCom merger subsidiary will each be a "party to the reorganization" within the meaning of section 368(b) of the Internal Revenue Code; and

 . the stipulation of settlement and final judgment relating to the Delaware
  Digex stockholders litigation brought against Intermedia, certain directors and officers of Intermedia, Digex and WorldCom must have become final and unappealable.

Termination of the Merger Agreement; Termination Fees (page 77)

   The amended merger agreement contains provisions addressing the circumstances under which WorldCom or Intermedia may terminate the amended merger agreement. In addition, the amended merger agreement provides that, in several circumstances, Intermedia may be required to pay WorldCom a termination fee of $135 million. For a more complete discussion, see "The Merger Agreement and First Amendment--Termination" and "--Termination Fees".

Stockholders Agreement (page 84)

   On the record date, ICI Ventures and the directors of Intermedia collectively held approximately [ ]% of the outstanding Intermedia common stock, and ICI Ventures held 100% of the outstanding Intermedia series G preferred stock. The shares of capital stock held by ICI Ventures and the directors of Intermedia represented approximately [ ]% of the total voting power of Intermedia capital stock outstanding on that date. ICI Ventures and each director of Intermedia have agreed with WorldCom to vote the shares of Intermedia capital stock they hold in favor of the adoption of the merger agreement and to vote these shares against any takeover proposal or other action that would frustrate the merger.

Regulatory Matters (page 66)

   Under the Communications Act of 1934, the Federal Communications Commission must approve the transfer of control to WorldCom of Intermedia. The FCC must determine whether WorldCom is qualified to control the FCC licenses and authorizations held by Intermedia and whether the transfer is consistent with the public interest, convenience and necessity. On October 23, 2000, WorldCom and Intermedia filed transfer of control applications with the FCC. On January 17, 2001, the FCC released an order granting the applications. The order states that the FCC grant is conditioned upon WorldCom fulfilling its responsibilities to hold all of

Intermedia's assets, other than its Digex stock, separate from the remainder of WorldCom's operations, and to divest those assets of Intermedia in accordance with the Department of Justice's Proposed Final Judgment and the Stipulation described below.

   Under the Hart-Scott-Rodino Act, the merger may not be completed until notifications have been given and information furnished to the Federal Trade Commission and to the Antitrust Division of the U.S. Department of Justice and the specified waiting period has been terminated or has expired. WorldCom and Intermedia each filed notification and report forms with the FTC and the Antitrust Division on September 21, 2000.

   On November 17, 2000, the companies entered into a Hold Separate Stipulation and Order, which we refer to in this proxy statement/prospectus as the "Stipulation", with the Antitrust Division and consented to entry of the Proposed Final Judgment by the U.S. District Court for the District of Columbia to resolve the Division's concerns regarding the merger. Pursuant to the Stipulation, WorldCom agrees to divest all of Intermedia's assets, except for its Digex stock, within six months after the merger (unless extended by the Antitrust Division) and, until the divestiture, Intermedia and WorldCom agree to continue to operate Intermedia as an independent competitive business. The Proposed Final Judgment will be reviewed by the district court pursuant to the provisions of the Antitrust Procedures and Penalties Act, which allow for public comment before the judgment is entered. However, the Stipulation provides that the merger may be consummated once the Stipulation is entered by the district court.

   The merger is also subject to review under state antitrust laws and could be the subject of challenges under United States Federal or state antitrust statutes. Neither WorldCom nor Intermedia is aware of any such judicial proceedings.

   Intermedia and its subsidiaries hold licenses and service authorizations issued by state public utility commissions. In approximately half of these states, the state commissions must approve the transfer of these licenses and service authorizations. In other states, notice filings are required. WorldCom and Intermedia have made all necessary notifications, and have received state regulatory approvals in all states except California, where the unopposed transfer application remains pending. Intermedia and WorldCom anticipate that this application will be granted promptly.

   No foreign competition authority has asserted jurisdiction to review the merger.

Accounting Treatment (page 70)

   The merger will be accounted for using the purchase method of accounting with WorldCom having acquired Intermedia.

Expenses (page 81)

   Each of WorldCom and Intermedia will bear all expenses it incurs in connection with the merger, except that Intermedia will pay all transfer taxes in connection with the merger.

Market Price and Dividend Information (page 9)

   Shares of common stock of WorldCom and shares of common stock of Intermedia are quoted on The Nasdaq National Market. The following table presents:

 . the last reported sale price of one share of WorldCom common stock, as reported on The Nasdaq National Market;

 . the last reported sale price of one share of Intermedia common stock, as reported on The Nasdaq National Market; and

 . the market value of one share of Intermedia common stock on an equivalent per share basis,

on September 1, 2000, which was the last full trading day before the public announcement of the proposed merger, on February 14, 2001, which was the last full trading day before the public announcement of the first amendment to the
merger agreement, and on [     ], 2001, which was the last full trading day for
which such information could be obtained before the date of this proxy statement/prospectus. The equivalent price per share data for Intermedia common stock has been determined by multiplying the last reported sale prices of WorldCom common stock on September 1, 2000, February 14, 2001, and
[  ] [  ], 2001, in each case, by the revised exchange ratio of 1.0.

                                                                      Equivalent
                                                                      price per
                                                                       share of
                                                  WorldCom Intermedia Intermedia
                                                   common    common     common
                      Date                         stock     stock      stock
                      ----                        -------- ---------- ----------
September 1, 2000................................  $36.94   $ 22.88     $36.94
February 14, 2001................................  $17.50   $14.125     $17.50
[     ], 2001....................................    [  ]   $  [  ]     $ [  ]

   Currently there are no outstanding shares of the WorldCom preferred stock that will be issued to Intermedia preferred stockholders in the merger. Accordingly, their market price and dividend information have not been included in this proxy statement/prospectus. The WorldCom preferred stock to be issued in the merger will not be listed on any exchange or quoted through any quotation system.

   Neither WorldCom nor Intermedia has ever paid cash dividends on its common stock.

                          The Companies (page 19)

WorldCom, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056
(877) 624-9266 or
(601) 460-5600

   WorldCom provides a broad range of communications services both to U.S. and non-U.S. based corporations. WorldCom's communications services include managed network services which consist of the design, implementation and ongoing management of a customer's communication system. WorldCom is a global communications company utilizing a strategy based on being able to provide service through our own facilities throughout the world instead of being restricted to a particular geographic location. This is WorldCom's "on-net" strategy. The on-net approach allows WorldCom's customers to send data or voice communications across town, across the U.S., or to any of WorldCom's networks in Europe or Asia, without ever leaving WorldCom's network. The on-net approach provides WorldCom's customers with superior reliability and low operating costs.

Intermedia Communications Inc.
One Intermedia Way
Tampa, Florida 33647
(888) 288-7658

   Intermedia provides integrated data and voice communications services, including enterprise data solutions (frame relay and ATM), Internet connectivity, private line data, managed Web site and application hosting, local and long-distance, and integration services to business and government customers. Intermedia is a significant nationwide frame relay provider in the United States, a leading Internet service provider, the largest shared tenant telecommunications service provider in the United States, and a leading domestic provider of systems integration services. Intermedia is also a leading and rapidly growing provider of managed Web site and application hosting services to large corporations and Internet companies through Digex, Incorporated, its publicly traded subsidiary. As of the record date, Intermedia owned shares of Digex representing approximately 62% of the outstanding Digex common shares and approximately 94% of the voting power of the outstanding Digex capital stock.

                           Comparative Per Share Data

   The following table sets forth for WorldCom common stock and Intermedia common stock, for the periods indicated, selected historical per share data and the corresponding unaudited pro forma combined and pro forma equivalent per share amounts, calculated by applying the revised exchange ratio of 1.0 shares of WorldCom common stock per share of Intermedia common stock and giving effect to the proposed merger. The unaudited pro forma combined information was derived from the historical consolidated financial statements of each of WorldCom and Intermedia using the purchase method of accounting for business combinations. The data presented are based upon the historical consolidated financial statements and related notes of each of WorldCom and Intermedia, which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 126. Also see "The Companies--WorldCom--Recent Developments" beginning on page 19.

   The following information should be read together with, and is qualified in its entirety by reference to, the historical consolidated financial statements of WorldCom and Intermedia and the notes to those statements. The data presented are not necessarily indicative of the future results of operations of the consolidated companies or the actual results that would have occurred if the merger had been consummated prior to the periods indicated. Neither WorldCom nor Intermedia has ever paid cash dividends on its common stock.

                                                           WorldCom
                                                          Intermedia Intermedia
                                     WorldCom  Intermedia pro forma  pro forma
                                    historical historical  combined  equivalent
                                    ---------- ---------- ---------- ----------
Book value (deficit) per common
 share:
  December 31, 1999...............    $17.91    $(34.42)    $18.14     $18.14
  September 30, 2000..............     19.21     (28.52)     19.47      19.47
Income (loss) per common share
 from continuing operations (after
 preferred dividend requirement
 and before extraordinary item):
  Basic:
    Year ended December 31, 1999..      1.40     (12.91)      1.10       1.10
    Nine months ended September
     30, 2000.....................      1.23       3.94       1.24       1.24
  Diluted:
    Year ended December 31, 1999..      1.35     (12.91)      1.06       1.06
    Nine months ended September
     30, 2000.....................      1.20       3.18       1.21       1.21

                       Selected Historical Financial Data

 WorldCom

   The selected historical financial data of WorldCom set forth below have been derived from the historical consolidated financial statements of WorldCom as they appeared in WorldCom's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the five fiscal years in the period ended December 31, 1999, and WorldCom's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended September 30, 2000, and September 30, 1999. Results for the nine months ended September 30, 2000, are not necessarily indicative of the results that may be expected for the entire year.

   You should read the financial information in this section along with the historical financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 126. See also "The Companies--WorldCom--Recent Developments" beginning on page 19.

                          At or for the
                           nine months
                              ended
                          September 30,         Year ended December 31,
                         --------------- -----------------------------------------
                          2000    1999    1999    1998     1997     1996     1995
                         ------- ------- ------- -------  -------  -------  ------
                                  (In millions, except per share data)
Operating results:
Revenues................ $29,483 $26,586 $35,908 $17,617  $ 7,643  $ 4,799  $3,882
Operating income
 (loss).................   6,727   5,491   7,888    (942)     982   (2,006)    609
Income (loss) before
 cumulative effect of
 accounting change and
 extraordinary items....   3,559   2,710   4,013  (2,560)     185   (2,354)    205
Cumulative effect of
 accounting change......     --      --      --      (36)     --       --      --
Extraordinary items.....     --      --      --     (129)      (3)     (24)    --
Net income (loss)
 applicable to common
 shareholders...........   3,510   2,656   3,941  (2,767)     143   (2,391)    164
Preferred dividend
 requirement............       1       7       9      24       39       13      41
Earnings (loss) per
 common share:
Income (loss) before
 cumulative effect of
 accounting change and
 extraordinary items
  Basic.................    1.23    0.94    1.40   (1.35)    0.10    (3.44)   0.28
  Diluted...............    1.20    0.91    1.35   (1.35)    0.10    (3.44)   0.27
Net income (loss)
  Basic.................    1.23    0.94    1.40   (1.43)    0.10    (3.47)   0.28
  Diluted...............    1.20    0.91    1.35   (1.43)    0.09    (3.47)   0.27
Number of weighted
 average shares
  Basic.................   2,864   2,815   2,821   1,933    1,470      689     595
  Diluted...............   2,919   2,923   2,925   1,933    1,516      689     625
Financial position (at
 end of period):
Total assets............ $99,893         $91,072 $87,092  $24,400  $21,683  $7,642
Long-term debt..........  18,700          13,128  16,448    7,811    5,758   2,657
Subsidiary trust and
 other mandatorily
 redeemable preferred
 securities.............     798             798     798      --       --      --
Shareholders'
 investment.............  55,277          51,238  45,241   14,087   13,616   2,718
Deficiency of earnings
 to combined fixed
 charges and preference
 dividends..............     --              --   (1,901)     --    (2,308)    --
Ratio of earnings to
 combined fixed charges
 and preference
 dividends..............  5.60:1          5.32:1     --    1.66:1      --   1.85:1
Deficiency of earnings
 to fixed charges.......     --              --   (1,834)     --    (2,288)    --
Ratio of earnings to
 fixed charges..........  5.96:1          5.75:1     --    1.84:1      --   2.28:1

--------

 .  On September 14, 1998, WorldCom completed a merger with MCI Communications.
   The merger with MCI Communications was accounted for as a purchase. Accordingly, the operating results of MCI Communications are included from the date of that acquisition.

 . In 1998, WorldCom recorded a pre-tax charge of $196 million in connection with a merger with Brooks Fiber Properties, the merger with MCI Communications and certain asset write-downs and loss contingencies. Such charges included $21 million for employee severance, $17 million for Brooks Fiber Properties direct merger costs, $38 million for conformance of Brooks Fiber Properties accounting policies, $56 million for exit costs under long-term commitments, $31 million for the write-down of a permanently impaired investment and $33 million related to certain asset write-downs and loss contingencies. Additionally, in connection with business combinations, WorldCom made allocations of the purchase price to acquired in-process research and development totaling $429 million in the first quarter of 1998 related to a merger with CompuServe and the acquisition of ANS Communications from America Online, $3.1 billion in the third quarter of 1998 related to the merger with MCI Communications and $2.14 billion in the fourth quarter of 1996 related to a merger with MFS Communications.

 . Results for 1996 include other after-tax charges of $121 million for employee severance, employee compensation charges, alignment charges and costs to exit unfavorable telecommunications contracts and a $344 million after-tax write-down of operating assets within WorldCom's non-core businesses. On a pre-tax basis, these charges totaled $600 million.

 . In connection with various debt refinancings, WorldCom recognized in 1998, 1997 and 1996 extraordinary items of $129 million, $3 million and $4 million, respectively, net of taxes, consisting of unamortized debt discount, unamortized issuance cost and prepayment fees. Additionally, in 1996 WorldCom recorded an extraordinary item of $20 million, net of taxes, related to a write-off of deferred international costs.

 .  In 1998, the American Institute of Certified Public Accountants issued
   Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities". This accounting standard required all companies to expense, on or before March 31, 1999, all start-up costs previously capitalized, and thereafter to expense all costs of start-up activities as incurred. WorldCom adopted this standard as of January 1, 1998. The cumulative effect of this change in accounting principle resulted in a one-time, noncash expense of $36 million, net of taxes. This expense represented start-up costs incurred primarily in conjunction with the development and construction of WorldCom's Advanced Messaging Network.

 . In connection with the conversion of WorldCom series 1 $2.25 cumulative senior perpetual convertible preferred stock, WorldCom made a nonrecurring payment of $15 million in 1995 to the holder of the stock representing a discount to the minimum nominal dividends that would have been payable on the series 1 preferred stock before the September 15, 1996, optional call date of approximately $27 million (which amount included an annual dividend requirement of $25 million plus accrued dividends to such call date).

 . Results for the nine months ended September 30, 2000, include a pre-tax charge of $93 million associated with the termination of the Sprint merger agreement, including regulatory, legal, accounting and investment banking fees and other costs, and a $685 million pre-tax charge associated with specific domestic and international wholesale accounts that were no longer deemed collectible due to bankruptcies, litigation and settlements of contractual disputes that occurred in the third quarter of 2000.

 . For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings consist of pre-tax income (loss) from continuing operations, excluding minority interests in gains/losses of consolidated subsidiaries, and fixed charges consist of pre-tax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense that WorldCom believes to be representative of interest, and distributions on subsidiary trust and other mandatorily redeemable preferred securities and preferred dividends, both of which have been grossed up to a pre-tax basis utilizing WorldCom's effective tax rate.

 . For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income (loss) from continuing operations, excluding minority interests in gains/losses of consolidated subsidiaries, and fixed charges consist of pre-tax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense that WorldCom believes to be representative of interest.

 . Revenues and line costs for prior periods reflect classification changes for reciprocal compensation and central office based remote access equipment sales which are now being treated as offsets to cost of sales. Reciprocal compensation represents a reimbursement of certain costs for call termination performed on behalf of other carriers' customers and is determined contractually based on fixed rate per minute charges to those carriers. Central office based remote access equipment sales represent the reimbursement of customer specific equipment costs incurred by WorldCom on behalf of the customer as part of service provisioning. As such, WorldCom determined that it is more appropriate to reflect these reimbursements net of cost. Previously, WorldCom recorded these items on a gross basis as revenues. Revenues and line costs for prior periods also reflect the reclassification of small business and consumer primary interexchange carrier charges, or PICC, from revenues to line costs. PICC are flat-rate charges mandated by the FCC which apply to telecommunications companies that connect to customers through a traditional phone company's facilities. Effective July 1, 2000, as a result of the FCC's Coalition for Affordable Local and Long Distance Services, or CALLs order, the PICC fee is billed directly to the customer by the traditional phone company rather than to WorldCom and rebilled to the customer. Operating income, net income available to common shareholders and the balance sheet are not affected by these reclassifications.

 Intermedia

   The selected historical financial data of Intermedia set forth below have been derived from financial statements of Intermedia as they appeared in Intermedia's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the five fiscal years in the period ended December 31, 1999, and Intermedia's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarters ended September 30, 2000, and September 30, 1999. Results for the nine months ended September 30, 2000, are not necessarily indicative of the results that may be expected for the entire year.

   You should read the financial information in this section along with the historical financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 126.

                          At or for the
                           nine months
                              ended
                          September 30,        Year ended December 31,
                          --------------  --------------------------------------
                           2000    1999    1999    1998    1997    1996    1995
                          ------  ------  ------  ------  ------  ------  ------
                           (In millions, except share and per share data)
Operating results:
Revenues................  $  768  $  657  $  906  $  713  $  248  $  103  $   39
Loss from
 operations(1)..........    (419)   (204)   (305)   (317)   (163)    (34)    (10)
Net income (loss) before
 minority interest and
 extraordinary item(2)
 .......................     262    (376)   (565)   (487)   (197)    (57)    (19)
Minority interest in net
 loss of subsidiary.....      37       3       7     --      --      --      --
Net income (loss) before
 extraordinary item.....     299    (373)   (558)   (487)   (197)    (57)    (19)
Extraordinary item(3)...      20     --      --      --      (44)    --       (2)
Net income (loss).......     319    (373)   (558)   (487)   (241)    (57)    (21)
Preferred stock
 dividends and
 accretions.............     (89)    (69)    (93)    (91)    (44)    --      --
Net income (loss)
 attributable to common
 stockholders...........     230    (442)   (651)   (578)   (285)    (57)    (21)
Earnings (loss) per
 common share:
Income (loss) before
 extraordinary item
  Basic.................    3.94   (8.83) (12.91) (13.23)  (7.23)  (2.04)  (0.95)
  Diluted...............    3.18   (8.83) (12.91) (13.23)  (7.23)  (2.04)  (0.95)
Net income (loss)
  Basic.................    4.31   (8.83) (12.91) (13.23)  (8.54)  (2.04)  (1.03)
  Diluted...............    3.43   (8.83) (12.91) (13.23)  (8.54)  (2.04)  (1.03)
Weighted average shares
  Basic.................  53,355  50,039  50,431  43,645  33,340  28,035  20,072
  Diluted...............  79,458  50,039  50,431  43,645  33,340  28,035  20,072
Financial position (at
 end of period):
Total assets............  $3,696          $3,296  $3,049  $1,875  $  513  $  216
Long-term obligations
 and preferred stock
 (including current
 maturities)............   3,691           3,938   3,235   1,941     359     166
Total stockholders'
 equity (deficit).......    (382)           (853)   (371)   (140)    114      40

--------

(1) Results from operations were decreased due to a reserve of approximately $45 million against reciprocal compensation receivables recorded through March 31, 2000, as a change in accounting estimate in the second quarter of 2000.

(2) During 2000, Intermedia sold 10,650,000 shares of its investment in Digex's Class B common stock which resulted in a gain on sale of approximately $864 million.
(3) Intermedia incurred extraordinary losses in 1995 and 1997, and an extraordinary gain in 2000 related to early retirement of debt.

                      RISK FACTORS RELATING TO THE MERGER

   In addition to the other information included and incorporated by reference in this proxy statement/prospectus, you should consider carefully the matters described below in determining whether to adopt the amended merger agreement.

 Stock price fluctuations may negatively affect the value of the WorldCom common stock that Intermedia common stockholders would receive in the merger.

   The price of WorldCom common stock at the completion of the merger may vary significantly from the price as of the date of the merger agreement, the date of the amended merger agreement, the date of this proxy statement/prospectus and the date of the special meeting. These variances may be due to a number of factors, including:

  . changes in the business, operations, results and prospects of WorldCom or Intermedia;

  . market assessments of the likelihood that the merger will be completed and the timing of completion;

  . the effect of any conditions or restrictions imposed on, or proposed with respect to, the combined companies by regulatory agencies due to the merger;

  .   general market and economic conditions; and

  .   the prospects of post-merger operations.

 Intermedia common stockholders may receive WorldCom common stock with an initial value less than its value today.

   The number of shares of WorldCom common stock to be received by Intermedia common stockholders in the merger is fixed at 1.0 shares of WorldCom common stock for each share of Intermedia common stock. This number will not be adjusted in the event of any increase or decrease in the market price of WorldCom common stock. The market price of WorldCom common stock has ranged from a low of $[ ] to a high of $[ ] during the period from February 15, 2001, the date of the first amendment to the merger agreement, through [ ] [ ], 2001, the last full trading day prior to the mailing of this proxy statement/prospectus, and may increase or decrease between the date of this proxy statement/prospectus and the completion of the merger. Any such variations may be the result of changes in the business, operations or prospects of WorldCom or Intermedia, general market and economic conditions and other factors. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price and liquidity of the WorldCom common stock. Stockholders of Intermedia are encouraged to obtain current market quotations for WorldCom common stock and Intermedia common stock prior to voting on the merger on the revised terms.


 The price of WorldCom common stock may be affected by factors different from those affecting the price of Intermedia common stock.

   Upon completion of the merger, holders of Intermedia common stock will become holders of WorldCom common stock. WorldCom's business differs from that of Intermedia, and WorldCom's results of operations, as well as the price of WorldCom common stock, may be affected by factors different from those affecting Intermedia's results of operations and the price of Intermedia common stock.

   For a discussion of WorldCom's and Intermedia's businesses and other factors to consider in connection with those businesses, please see WorldCom's and Intermedia's Annual Reports on Form 10-K for the fiscal year ended December 31, 1999, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 126. See also "The Companies--WorldCom-- Recent Developments" beginning on page 19.

 There will be no public market for the WorldCom preferred stock to be issued in connection with the merger, and its value may be affected by factors different from those affecting the Intermedia preferred stock.

   Upon completion of the merger, holders of Intermedia series D preferred stock, Intermedia series E preferred stock, Intermedia series F preferred stock and Intermedia series G preferred stock will become holders of a corresponding series of WorldCom preferred stock. Because shares of this WorldCom preferred stock may be converted into shares of WorldCom common stock, those holders should consider the same factors as described above.

   No public market is expected to exist for the shares of WorldCom preferred stock to be issued in connection with the merger. As a result, the value of those shares may fluctuate and the liquidity of those shares may be limited.

   Because the value of the WorldCom preferred stock to be issued in the merger will depend, in part, on the underlying value of the WorldCom common stock, Intermedia preferred stockholders cannot be certain that the value of the WorldCom preferred stock will be affected by the same factors as the Intermedia preferred stock.

 This proxy statement/prospectus contains forward-looking statements that may differ materially from future results of WorldCom and/or Intermedia.

   The forward-looking statements concerning WorldCom and Intermedia within the meaning of the Private Securities Litigation Reform Act of 1995 relate to:

  .   their financial condition;

  .   their results of operations;

  .   their business plans;

  . their business strategies, operating efficiencies or synergies, competitive positions and growth opportunities for existing services and products;

  .   the plans and objectives of their management;

  .   markets for stock of WorldCom and Intermedia;

  .   the financial and regulatory environments in which they operate;

  . WorldCom's estimated costs to complete, or possible future revenues from, in-process research and development programs;

  .   the likelihood of completion of those programs; and

  .   other matters.

   Statements contained or incorporated by reference in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements, including those relating to the future business prospects, revenues and income, in each case relating to WorldCom and Intermedia, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of WorldCom and Intermedia and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth or incorporated by reference in this proxy statement/prospectus.

   Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include:

  . the effects of the realignment of WorldCom's businesses in connection with the proposed WorldCom and MCI tracking stocks;

  . the ability to integrate the operations of WorldCom and Digex following the completion of the merger, including their respective products and services;

  . the effects of vigorous competition in the markets in which WorldCom and Intermedia operate;

  . the impact of technological change on WorldCom's and Intermedia's businesses, new entrants and alternative technologies in their respective businesses and their dependence on the availability of transmission facilities;

  . uncertainties associated with the success of other acquisitions of WorldCom and the integration of these other acquisitions;

  .   risks of international business;

  . regulatory risks, including the impact of the Telecommunications Act of 1996;

  .   contingent liabilities;

  . the impact of competitive services and pricing in both WorldCom's and Intermedia's markets;

  . the ability to sell the Intermedia assets other than Intermedia's interest in Digex;

  . risks associated with debt service requirements and interest rate fluctuations;

  .   WorldCom's degree of financial leverage; and

  . other risks referenced from time to time in WorldCom's and Intermedia's filings with the Securities and Exchange Commission.

   Words such as "estimate", "project", "plan", "intend", "expect", "believe" or the negative of those terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the documents incorporated by reference, including the Annual Reports on Form 10-K of each of WorldCom and Intermedia for the year ended December 31, 1999, and the Quarterly Reports on Form 10-Q of each of WorldCom and Intermedia for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, including any amendments.

   You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither WorldCom nor Intermedia undertake to update the forward-looking statements or risk factors included or incorporated by reference in this proxy statement/prospectus to reflect future events or circumstances.

                              THE SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to stockholders of Intermedia as part of the solicitation of proxies from Intermedia common stockholders and holders of Intermedia series G preferred stock by the Intermedia board of directors for use at the special meeting.

Date, Time and Place

   We will hold the special meeting at [  ] a.m., local time, on [   ], [   ],
2001, at One Intermedia Way, Tampa, Florida.

Purpose of the Special Meeting

   At the special meeting, we are asking Intermedia common stockholders and holders of Intermedia series G preferred stock to adopt the amended merger agreement. The Intermedia board of directors, by a unanimous vote of the three independent members of the Intermedia board, who were the only Intermedia directors that were present and did not abstain:

  . has determined that the merger on the terms set forth in the amended merger agreement is fair to, and in the best interests of, Intermedia and its stockholders;

  .   has approved the amended merger agreement; and

  . recommends that Intermedia common stockholders and holders of Intermedia series G preferred stock vote for adoption of the amended merger agreement.

Record Date; Stock Entitled to Vote; Quorum

   Only record holders of Intermedia common stock and Intermedia series G
preferred stock at the close of business on [    ], 2001, the record date, are
entitled to vote, together as a single class, at the special meeting. Holders of Intermedia series G preferred stock will also have a separate class vote at
the special meeting. On the record date, [    ] shares of Intermedia common
stock were issued and outstanding and held by approximately [ ] holders of record, and 200,000 shares of Intermedia series G preferred stock were issued and outstanding and held by one holder of record. Holders of Intermedia common stock on the record date are entitled to one vote per share at the special meeting. When voting together with Intermedia common stockholders, the holder of Intermedia series G preferred stock will have 27.778 votes for each share of Intermedia series G preferred stock the stockholder owned on the record date (or an aggregate of 5,555,556 votes). In addition, the holder of Intermedia series G preferred stock will have one vote for each share of Intermedia series G preferred stock the stockholder owned on the record date for the purpose of the separate class vote of such preferred stock at the special meeting.

   A quorum will be present at the special meeting if a majority of the aggregate voting power represented by the outstanding shares of Intermedia common stock and Intermedia series G preferred stock entitled to vote on the record date is represented in person or by proxy. A quorum is necessary to conduct business at the special meeting. Any shares of Intermedia common stock or Intermedia series G preferred stock held in treasury by Intermedia or any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. However, if a new record date is set for the adjourned meeting, then a new quorum will have to be established.

   Once a share of Intermedia common stock or Intermedia series G preferred stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting unless the holder is present solely to object to the special meeting.

Votes Required

   The affirmative vote of (1) the holders of a majority of the aggregate voting power represented by the outstanding shares of Intermedia common stock and Intermedia series G preferred stock on the record date, voting together as a single class, and (2) the holders of a majority of the voting power represented by the outstanding shares of Intermedia series G preferred stock on the record date, voting as a separate class, are required to adopt the amended merger agreement. If an Intermedia stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as voting against adoption of the amended merger agreement.

   No other Intermedia preferred stockholders are entitled to vote at the special meeting.

Voting by Intermedia Directors and Executive Officers

   At the close of business on the record date, directors and executive officers of Intermedia and their affiliates owned and were entitled to vote
[    ] shares of Intermedia common stock and 200,000 shares of Intermedia series G preferred stock, or approximately [ ]% of the combined voting power represented by shares of Intermedia common stock and Intermedia series G preferred stock outstanding on that date. The directors of Intermedia have agreed to vote the Intermedia common stock owned by them, and ICI Ventures, the holder of all of the outstanding shares of Intermedia series G preferred stock, has agreed to vote, for adoption of the amended merger agreement. The executive officers of Intermedia have indicated that they intend to vote the Intermedia common stock owned by them for adoption of the amended merger agreement.

Voting of Proxies

   All shares of Intermedia common stock and Intermedia series G preferred stock represented by properly submitted proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders submitting those proxies. Properly executed proxies that do not contain voting instructions will be voted for adoption of the amended merger agreement.

   If you are a record holder of Intermedia common stock or Intermedia series G preferred stock, in order for your shares of Intermedia common stock or Intermedia series G preferred stock to be included in the vote, you must vote your shares by one of the following means:

  .   in person; or

  . by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope.

   If you hold your shares of Intermedia common stock or Intermedia series G preferred stock in "street name", you must follow the instructions provided by your broker regarding how to instruct your broker to vote your shares. Most banks and brokers have provisions for telephone and Internet voting. Check the material sent to you by them, or call your account representative for more information.

   Shares of Intermedia common stock and Intermedia series G preferred stock represented at the special meeting but not voting will be treated as present at the special meeting for determining whether or not a quorum exists for the transaction of all business. This includes shares of Intermedia common stock and Intermedia series G preferred stock for which proxies have been received but for which the holders of shares have abstained from voting.

   Only shares of Intermedia common stock and Intermedia series G preferred stock voted for adoption of the amended merger agreement, including properly submitted proxies that do not contain voting instructions, will be counted as affirmative votes. If an Intermedia stockholder abstains from voting or does not vote, either in person or by proxy, it will effectively count as if that Intermedia stockholder had voted against adoption of the amended merger agreement.

   The persons named as proxies by an Intermedia stockholder may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitations of proxies. No proxy voted against the proposal to adopt the amended merger agreement will be voted in favor of any adjournment or postponement.

Revocability of Proxies

   Mailing the enclosed proxy does not preclude an Intermedia stockholder from voting in person at the special meeting. An Intermedia stockholder may revoke a proxy at any time prior to the vote at the special meeting by:

  . notifying the Secretary of Intermedia by a duly executed revocation of proxy;

  . submitting a duly executed proxy to the Secretary of Intermedia bearing a later date; or

  .   appearing at the special meeting and voting in person.

   Simply attending the special meeting, without voting at the meeting, will not constitute revocation of a proxy.

Solicitation of Proxies

   WorldCom will bear the costs of preparing this proxy statement/prospectus. Intermedia will bear the cost of soliciting proxies from its stockholders. In addition to the solicitation by mail, Intermedia directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not receive additional compensation for engaging in the solicitation of proxies. Intermedia will have brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of outstanding shares of Intermedia common stock and Intermedia series G preferred stock on the record date. Intermedia will reimburse these persons for their reasonable out-of-pocket expenses in doing so.

   Intermedia will mail a copy of this proxy statement/prospectus to each holder of record on the record date of Intermedia common stock or Intermedia series G preferred stock.

   Georgeson Shareholder Communications Inc. will assist in the solicitation of proxies by Intermedia. Intermedia will pay Georgeson a fee of $8,500, plus reimbursement of out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of its proxy soliciting services on behalf of Intermedia.

   Intermedia stockholders should not send stock certificates with their proxies. Transmittal documents for the surrender of Intermedia stock certificates will be mailed to Intermedia stockholders as soon as practicable after completion of the merger.

Adjournments and Postponements

   The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons. Any adjournment or postponement may be made by approval of a majority of the aggregate voting power represented by the outstanding shares of Intermedia common stock and Intermedia series G preferred stock present in person or represented by proxy at the special meeting, whether or not a quorum exists, without notice other than by an announcement made at the special meeting. At the time this proxy statement/prospectus is first being mailed to Intermedia stockholders, Intermedia does not intend to seek an adjournment or postponement of the special meeting. However, if a quorum is not obtained, or if fewer shares of Intermedia common stock and Intermedia series G preferred stock than the number required are voted in favor of adopting the amended merger agreement, the special meeting may be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Intermedia stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                 THE COMPANIES

WorldCom

   WorldCom provides a broad range of communications services both to U.S. and non-U.S. based corporations. WorldCom's communications services include managed network services which consist of the design, implementation and ongoing management of a customer's communication system. WorldCom is a global communications company utilizing a strategy based on being able to provide service through its own facilities throughout the world instead of being restricted to a particular geographic location. This is WorldCom's "on-net" strategy. The on-net approach allows WorldCom's customers to send data or voice communications across town, across the U.S., or to any of WorldCom's networks in Europe or Asia, without ever leaving WorldCom's network. The on-net approach provides WorldCom's customers with superior reliability and low operating costs.

   WorldCom leverages its facilities-based networks to focus on data and the Internet. WorldCom provides the building blocks or foundation for the new e-economy. Whether it is an emerging e-business or a larger, more established company that is embracing an e-business approach, WorldCom provides the communications infrastructure to help make them successful. From private networking--frame relay and asynchronous transfer mode--to high capacity Internet and related services, to hosting for complex, high-volume mega-sites, to turn-key network management and outsourcing, WorldCom provides the broadest range of Internet and traditional, private networking services available from any provider.

   WorldCom's core business is communications services, which includes voice, data, Internet and international services. During each of the last three years, more than 90% of WorldCom's operating revenues were derived from communications services.

   The current members of WorldCom's board of directors are: Clifford L. Alexander, Jr., James C. Allen, Judith Areen, Carl J. Aycock, Max E. Bobbitt, Bernard J. Ebbers, Francesco Galesi, Stiles A. Kellett, Jr., Gordon S. Macklin, Bert C. Roberts, Jr., John W. Sidgmore and Scott D. Sullivan.

   WorldCom's principal executive offices are located at 500 Clinton Center Drive, Clinton, Mississippi 39056, and its telephone number is (601) 460-5600. Additional information regarding WorldCom is contained in WorldCom's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 126.

 Recent Developments


   Tracking Stock. On November 1, 2000, WorldCom announced a realignment of its businesses with the distinct customer bases they serve. While WorldCom, Inc. will remain the name of the company it will create two separately traded tracking stocks:

  . WorldCom group stock is intended to reflect the performance of its data, Internet, international and commercial voice businesses and is expected to be quoted on The Nasdaq National Market under the trading symbol "WCOM"; and

  . MCI group stock is intended to reflect the performance of WorldCom's consumer, small business, wholesale long distance, wireless messaging and dial-up Internet access operations and is expected to be quoted on The Nasdaq National Market under the trading symbol "MCIT".

   A tracking stock is a separate class of a company's common stock intended to provide a return to investors based upon the financial performance of a distinct business unit of the company, sometimes referred to as the targeted business. These targeted businesses are collections of businesses that WorldCom has grouped together in order for WorldCom to issue WorldCom group stock and MCI group stock. The ownership of the targeted business does not change, and while each of the classes of stock trade separately, all shareholders are common shareholders of a single company, WorldCom, and will be subject to all risks of an investment in WorldCom as a whole.

   Under the plan, which must be approved by WorldCom's shareholders, WorldCom will amend its articles of incorporation to effect a recapitalization that will replace WorldCom's existing common stock with two new series of WorldCom common stock that are intended to reflect, or track, the performance of the businesses attributed to WorldCom group and MCI group. WorldCom expects to hold its shareholder meeting to vote on the recapitalization in the first half of 2001, and to effect the recapitalization after WorldCom receives the necessary shareholder approval. No regulatory approvals are expected to be required.

   If WorldCom shareholders approve the recapitalization, each share of WorldCom's existing common stock will be changed into one share of WorldCom group stock and 1/25 of a share of MCI group stock. After the recapitalization, a common shareholder's ownership in WorldCom, Inc. will then be represented by two stocks: WorldCom group stock and MCI group stock.

   WorldCom intends to initially pay a quarterly dividend of approximately $75 million ($300 million per year) on the MCI group stock. MCI group will initially be allocated notional debt of $6 billion and the remaining WorldCom debt will be allocated on a notional basis to WorldCom group. WorldCom will report separate financial results for WorldCom group and MCI group in addition to the consolidated WorldCom results.

   Voting rights of the holders of WorldCom group and MCI group will be prorated based on the relative market values of WorldCom group stock and MCI group stock. WorldCom will conduct shareholder meetings that encompass all holders of voting stock. WorldCom group and MCI group shareholders will vote together as a single class on all matters brought to a vote of shareholders, including the election of WorldCom's directors.

   WorldCom's board of directors may at any time convert each outstanding share of MCI group stock into shares of WorldCom group stock at 110% of the relative trading value of the MCI group stock for the 20 days prior to the announcement of the conversion. No premium will be paid on a conversion that occurs three years after the issuance of the MCI group stock.

   If all or substantially all of the WorldCom group or MCI group assets are sold, either: (i) the relevant shareholders will receive a distribution equal to the fair value of the net proceeds of the sale, either by special dividend or by redemption of shares; or (ii) each outstanding share of MCI group stock will be converted into shares of WorldCom group stock at 110% or 100% of the relative trading value of MCI group stock for a 10-trading-day-period following the sale.

   The completion of the merger is expected to occur prior to the WorldCom, Inc. shareholder vote to approve the recapitalization. Upon completion of the merger, Intermedia stockholders will become shareholders of WorldCom, Inc. Intermedia common stockholders that receive WorldCom common stock in the merger and Intermedia option holders who exercise their options after completion of the merger will receive the same combination of tracking stocks as current shareholders of WorldCom, Inc., regardless of whether the merger occurs before or after the recapitalization. The Intermedia board of directors will not need to reconsider its approval of the merger in light of the tracking stock proposals.

   The WorldCom, Inc. board of directors will govern the activities of both WorldCom group and MCI group. The WorldCom, Inc. board of directors will have the same fiduciary duties to holders of WorldCom group and MCI group tracking stocks that it currently has to holders of the existing WorldCom, Inc. common stock. That duty is to act in its good faith business judgment in the best interests of the company as a whole, which may in some cases be detrimental to the interests of one series of stock.

   We urge investors and security holders to read WorldCom, Inc.'s Registration Statement on Form S-4 (File No. 333-52920) relating to the tracking stock, including the prospectus and proxy statement and the risk factors discussed therein, as filed with the Securities and Exchange Commission. They may be obtained without charge from the Securities and Exchange Commission's website at http://www.sec.gov. Holders of WorldCom, Inc. stock may also obtain each of these documents for free by directing their request to WorldCom, Inc., c/o Investor Relations Department, 500 Clinton Center Drive, Clinton, Mississippi 39056. This proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of tracking stock in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state. No offering of tracking stock will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

   WorldCom, Inc. and other persons referred to below may be deemed to be participants in the solicitation of proxies of WorldCom shareholders to adopt the proposals that are set forth in the proxy statement contained in WorldCom's Registration Statement on Form S-4 (File No. 333-52920) relating to the tracking stock. The participants in this solicitation may include the directors and executive officers of WorldCom, who may have an interest in the transaction including as a result of holding shares of common stock and/or options to acquire the same. A detailed list of the names and interests of WorldCom's directors and executive officers is contained in WorldCom's Registration Statement on Form S-4 (File No. 333-52920), which may be obtained without charge at the Securities and Exchange Commission's website at http://www.sec.gov.

   Recent Results. The following information reflects selected results for the quarter and year ended December 31, 2000, for the WorldCom group, the MCI group and WorldCom as a whole.

   WorldCom group reported fourth quarter 2000 revenues of $5.9 billion, a 15% increase from the same period in 1999. This strong result was driven by 28% year-over-year revenue growth in data and Internet services and 29% revenue growth in international services.

   Data and Internet services accounted for 45% of WorldCom group's revenues in the fourth quarter of 2000, up from 40% of revenues in the fourth quarter of 1999. Revenue growth in these fast growing services accounts for over 74% of WorldCom group's incremental revenue growth since the year-ago quarter. International services now represent 26% of WorldCom group's revenues, up from 23% last year. Business voice revenues declined 7% from the year-ago period and now represent 29% of WorldCom group's fourth quarter of 2000 revenues.

   WorldCom group operating income for the fourth quarter of 2000 was $1.1 billion, versus $1.6 billion in the year-ago period. Operating income for the fourth quarter of 2000 includes the previously announced spending on growth initiatives, such as managed web hosting and Internet based private virtual networks, and increased employee retention and benefit spending. Net income was $585 million, or $0.20 per share, in the fourth quarter of 2000, versus $897 million, or $0.31 per share, in the fourth quarter of 1999.

   For 2000, WorldCom group revenues were $22.8 billion, up from $19.7 billion in 1999. Full-year operating income was $5.0 billion, versus $4.6 billion in 1999. Net income for 2000 was $2.5 billion, or $0.87 per share, versus $2.3 billion, or $0.78, per shares in 1999.

   MCI group reported fourth quarter 2000 revenues of $3.8 billion, versus $4.2 billion in the same period last year. The MCI group reported revenue growth in its consumer subscription long distance and local services businesses, outpacing its largest competitors. This growth was offset by reduced revenues from transaction brands and calling card services that are experiencing substitution from wireless services, and from alternative channels, wholesale and resale services that are being de-emphasized as the MCI group shifts its focus from revenue growth to cash generation.

   MCI group operating income was $342 million for the fourth quarter of 2000, versus $776 million in the year-ago period. Net income was $125 million, or $0.04 per share, versus $388 million, or $0.13 per share, for the fourth quarter of 1999.

   For 2000, MCI group revenues were $16.3 billion, up from $16.2 billion in 1999. Full-year operating income was $3.1 billion, versus $3.3 billion in 1999. Net income for 2000 was $1.56 billion, or $0.53 per share, versus $1.65 billion, or $0.56 per share in 1999.

   Fourth quarter 2000 consolidated revenues were $9.6 billion, up from $9.3 billion in the same period of 1999. Operating income was $1.5 billion, versus $2.4 billion in the fourth quarter of 1999. Net income was $710 million, or $0.25 per share, versus $1.3 billion, or $0.44 per share, in the fourth quarter of 1999.

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


   For 2000, consolidated WorldCom revenues were $39.1 billion, up from $35.9 billion in 1999. Full-year operating income was $8.2 billion, versus $7.9 billion in 1999. Net income for 2000 was $4.1 billion, or $1.40 per share, versus $3.9 billion, or $1.35 per share in 1999.

Intermedia

   Intermedia provides integrated data and voice communications services, including enterprise data solutions (frame relay and ATM), Internet connectivity, private line data, managed Web site and application hosting, local and long-distance, and integration services to business and government customers. Intermedia is a significant nationwide frame relay provider in the United States, a leading Internet service provider, the largest shared tenant telecommunications service provider in the United States, and a leading domestic provider of systems integration services. Intermedia is also a leading and rapidly growing provider of managed Web site and application hosting services to large corporations and Internet companies through Digex, its publicly traded subsidiary. As of the record date, Intermedia owned shares of Digex capital stock representing approximately 62% of the outstanding Digex common shares and approximately 94% of the voting power of the outstanding Digex capital stock. Intermedia operates in primarily two segments, the provision of integrated communications and Web site and application hosting services.

   Intermedia delivers its local access and voice services, primarily through its owned local and long-distance switches, over a digital transport network. Intermedia offers its data and Internet services to its customers on an extensive intercity network that connects its customers to locations nationwide. Through its network-to-network interfaces and data switches, Intermedia has established one of the most densely deployed frame relay switching networks in the nation. Intermedia's nationwide interexchange network carries both its data and voice traffic.

   Disputes with BellSouth. Intermedia has filed complaints against BellSouth in Florida and North Carolina, and BellSouth has filed a complaint against Intermedia in Georgia, concerning a dispute over the correct rates for the transport and termination of local traffic, commonly known as reciprocal compensation. In addition, Intermedia has filed a complaint with the Tennessee Regulatory Authority demanding payment from BellSouth regarding reciprocal compensation for ISP-bound calls and BellSouth has raised a dispute over the correct rate. The rate dispute arose because of an amendment to the interconnection agreement between Intermedia and BellSouth designed to implement a cost savings for Intermedia in interconnection architecture, known as Multiple Tandem Access or "MTA", in return for significantly lower reciprocal compensation rates. BellSouth has contended that the signing of the amendment triggered the lower rates, while Intermedia has contended that the lower rates would only be in force if Intermedia elected MTA. Intermedia's position is that it did not elect the MTA option. In Florida, the Florida Public Service Commission ruled on August 29, 2000, in favor of BellSouth's contract interpretation. On October 13, 2000, Intermedia filed an appeal of this ruling with the United States District Court for the Northern District of Florida. On the same date, Intermedia also filed a motion for stay of the ruling with the Supreme Court of Florida. Amounts at risk in Florida are approximately $57 million against prior period revenue in the event BellSouth sustains this decision. In Georgia and North Carolina, the amounts at risk are approximately $8 million and $11 million, respectively. The hearing in North Carolina was held on October 10, 2000, with an expected state public utility commission ruling in the first quarter of 2001. In Georgia, a complaint hearing originally scheduled for December 18, 2000 was postponed and a new hearing date has yet to be determined. The Tennessee case, which involves an amount in dispute of less than $100,000, is expected to be heard in late March 2001, with a decision anticipated during the third quarter of 2001.

   On June 5, 2000, BellSouth filed a complaint against Intermedia before the Florida Public Service Commission alleging that Intermedia had improperly reported its percentage of interstate usage or "PIU" for the billing of terminating access services and requesting an award of damages. The complaint is expected to be docketed for hearing in July 2001.

   Intermedia also filed a complaint against BellSouth in U.S. District Court for the Middle District of Florida. The suit, which was filed on July 11, 2000, argued that BellSouth violated antitrust laws, the Federal Communications Act, and other Federal and state laws and regulations in refusing to provide adequate transport facilities to Intermedia. Intermedia argued that BellSouth's failure to provide adequate transport has prevented Intermedia from expanding its network and customer base as Intermedia planned, and that as a result, Intermedia is entitled to an amount of damages that will be established at trial. BellSouth subsequently filed a Motion to Dismiss and, in December 2000, the district court granted BellSouth's motion. Specifically, the court dismissed the Federal antitrust counts and the counts alleging violation of the Telecommunications Act. Further, the court deferred ruling on the state fraud, breach of contract and tortious interference counts and requested additional briefing from the parties as to whether the court had jurisdiction over the remaining state law claims. Intermedia has filed an appeal of the court's ruling dismissing the antitrust claims and the counts alleging violation of the Telecommunications Act. Intermedia further withdrew the state law claims pending a decision to refile in state court.

   Other Disputes. Intermedia has joined a number of other competitive carriers in filing a multi-party complaint against Sprint and AT&T in a Federal district court in Virginia. The suit charges that Sprint and AT&T are unlawfully refusing to pay Intermedia (and other members of the multi-party group) lawfully tariffed charges for access services provided to Sprint and AT&T. Intermedia has filed claims against the two carriers that total over $3.5 million, plus other damages. In January 2001, Intermedia reached a settlement agreement with Sprint and subsequently withdrew from the Federal court litigation against Sprint. However, Intermedia remains a party to the Federal court litigation against AT&T. The judge in the AT&T litigation has stayed the case for six months and referred portions of the access rate dispute to the FCC for consideration. The FCC has until July 2001 to render a ruling, after which the dispute will revert back to the district court for final adjudication.

   Intermedia's executive offices are located at One Intermedia Way, Tampa, Florida 33647, and its telephone number is (813) 829-0011. Additional information regarding Intermedia is contained in Intermedia's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 126.


Material Contracts Between WorldCom and Intermedia

   On August 7, 1998, Intermedia and WorldCom Network Services, Inc. entered into a Master Service Agreement for telecommunications services, as amended on September 11, 2000. Under the terms of the agreement, Intermedia provides local access and interexchange services to WorldCom. The agreement provides for an initial schedule of location-specific services, which may be amended or supplemented by the parties. Services under the agreement are priced on the basis of an initial nonrecurring charge for service initiation and monthly recurring charges following initiation of service. The charges are subject to a discount that increases as the term of the service period increases and as the volume of the services ordered increases. The agreement has an initial term of three years. Upon expiration of the initial term, the agreement continues in effect on a month-to-month basis until terminated by either party upon 30 days prior written notice. WorldCom and Intermedia have been engaged in transactions under this agreement aggregating approximately $4.4 million in 1998, $6.3 million in 1999 and $7.5 million in 2000. Under various arrangements between Intermedia and WorldCom, Intermedia purchases interexchange private line, Internet and local access, and switched services from WorldCom. Intermedia has purchased services from WorldCom under these arrangements totaling approximately $10.8 million in 1998, $30.7 million in 1999 and $43.2 million in 2000.

   WorldCom and Intermedia have entered into a note purchase agreement, dated as of October 31, 2000, and amended as of February 15, 2001, pursuant to which WorldCom has agreed to purchase up to an aggregate principal amount of $225 million of Intermedia senior subordinated notes due October 31, 2009. Upon each request by Intermedia for a purchase of notes by WorldCom, WorldCom may, at its sole option, choose to purchase in lieu of notes shares of what would be a new series of Intermedia preferred stock, the Intermedia series H preferred stock due October 31, 2009. The Intermedia series H preferred stock will be purchased at a liquidation preference equal to the principal amount of notes requested to be purchased.

   As conditions precedent to each purchase of Intermedia notes or Intermedia series H preferred stock, Intermedia, in addition to being in compliance with all of the terms and provisions of the note purchase agreement, must be unable to meet its monthly cash requirements to fund its operating expenses and working capital after using all but $15 million of unrestricted cash available to it, including amounts available under Intermedia's $350 million revolving credit facility with Bank of America, N.A. and The Bank of New York, as amended to date. Furthermore, Intermedia must be in compliance with the terms and conditions of the amended merger agreement and the merger must be capable of being completed in accordance with the terms and conditions of the amended merger agreement. The interest rate on the notes and the dividend rate on the Intermedia series H preferred stock both will be equal to the greater of (1) the average weighted interest rate of Intermedia's outstanding debt instruments and senior preferred stock plus 300 basis points or (2) 14.12%, and the average weighted interest rate will be recalculated, and the interest and dividend rate for outstanding notes and series H preferred stock will be adjusted, if necessary, on the first day of each calendar month. With respect to each purchase, the interest rate on notes and the dividend rate on series H preferred stock will be calculated using the average weighted interest from the most recent date of determination. Until April 2001, interest on any notes issued will be capitalized and added to the principal. The interest rate and dividend rate for the notes and the Intermedia series H preferred stock, respectively, at January 31, 2001, would have been 14.12%.

   The note purchase agreement will govern any outstanding notes and includes negative covenants substantially similar to the negative covenants applicable to Intermedia under its 12 1/4% senior subordinated discount notes due 2009, including covenants restricting payments on equity, investments, incurrence of indebtedness and issuance of certain types of equity, assets sales, transactions with affiliates, liens, sale and leaseback transactions, certain business activities, and mergers and consolidations. The notes will rank pari passu with the 12 1/4% senior subordinated notes and will be contractually subordinated to the same extent as the 12 1/4% senior subordinated notes to all senior debt of Intermedia, including indebtedness outstanding under the credit facility and all outstanding senior note indentures. Other than the merger, in the event a change of control occurs that would require Intermedia to make an offer to repurchase other outstanding notes, Intermedia must also make an offer to each holder of notes to repurchase the notes at 100% of the principal amount of the notes, plus accrued and unpaid interest. Events of default under the note purchase agreement applicable to Intermedia include failure to make timely payments of principal, and subject to a grace period, interest, failure to comply with certain covenants, and after a grace period, any terms of the note purchase agreement, breach of representations and warranties, acceleration of material debt instruments, insolvency or bankruptcy, material judgments, certain environmental and ERISA events, and a change of control other than the merger.

   The Intermedia series H preferred stock will be governed by a certificate of designation that will include negative covenants substantially similar to those of the certificate of designation governing Intermedia's series B preferred stock, including covenants restricting payments on equity, investments, incurrence of indebtedness and issuance of certain types of equity, restrictions on subsidiaries' ability to make payments to Intermedia, transactions with affiliates, mergers and consolidations, and asset sales. The holders of Intermedia series H preferred stock will be entitled to vote, together with the holders of outstanding shares of Intermedia common stock, on all matters on which holders of Intermedia common stock are entitled to vote. Each share of Intermedia series H preferred stock will entitle its holder to 1/10 of one vote. The Intermedia series H preferred stock will rank pari passu with Intermedia's existing junior preferred stock and all junior preferred stock issued in the future, and junior to the Intermedia series B preferred stock and Intermedia preferred stock issued in the future that expressly indicates that it is senior to the Intermedia series H preferred stock. Each share of Intermedia series H preferred stock will be redeemable at any time at the option of Intermedia at the redemption prices set forth in the certificate of designation for the Intermedia series H preferred stock. In the event a change of control occurs, Intermedia must offer to redeem the Intermedia series H preferred stock at 101% of its liquidation preference, plus accrued and unpaid interest, subject to limitations set forth in Intermedia's outstanding debt instruments.

   The note purchase agreement provides that, in the event the board of directors of Intermedia or Digex approves a higher bid or offer from a third party to merge with or into Intermedia or Digex, Intermedia will cause that third party to assume all of WorldCom's obligations under the note purchase agreement and the certificate of designation for the Intermedia series H preferred stock, purchase all outstanding notes and Intermedia series H preferred stock and assume WorldCom's obligations under WorldCom's guaranty of the credit facility.

   WorldCom has also agreed to guarantee in full Intermedia's obligations under the credit facility pursuant to a guaranty dated as of October 31, 2000, among WorldCom and the parties to the credit facility.

   In October 2000, WorldCom and Digex entered into a prime/subcontractor arrangement whereby Digex has agreed to provide managed hosting services to WorldCom customers in the United States and in all international locations Digex serves now or in the future, in exchange for certain service fees. Under the terms of the arrangement, Digex will provide the computer hardware, software, network technology, Internet connectivity and systems management necessary to offer WorldCom's customers comprehensive outsourced Web site and application hosting solutions. Digex's revenues under the arrangement during the fourth quarter of 2000 were approximately $6 million.

   On February 28, 2001, WorldCom and Digex entered into commercial arrangements set forth in a channel agreement, a facilities agreement and a bandwidth agreement. Each of these agreements expires on December 31, 2003.

   Pursuant to the channel agreement, WorldCom will purchase Digex managed hosting services for resale to WorldCom customers. Digex will provide wholesale pricing to WorldCom for the services at a specified discount off generally available managed hosting rates offered by Digex to other customers. Resold services will be branded as WorldCom services, unless otherwise agreed by the parties. Additionally, WorldCom will use its own sales force to sell the managed hosting services, and there will be no restrictions on the price at which WorldCom can offer these services to its customers. Under the channel agreement, WorldCom has committed to purchase from Digex a specified minimum amount of managed hosting services for each of 2001, 2002 and 2003. Digex will calculate the net revenue (earnings before interest, tax, depreciation and amortization) it receives under the channel agreement on a quarterly basis and will pay to WorldCom a specified percentage of such net revenues. In addition, Digex will pay to WorldCom a commission on all managed hosting services sold by WorldCom under the channel agreement.

   Pursuant to the facilities agreement, Digex will lease space from WorldCom in certain of WorldCom's data centers. The space leased by Digex will have separate entrances and walls. However, WorldCom will provide service level guarantees, including response time guarantees, power availability and network availability.

   Pursuant to the bandwidth agreement, WorldCom will sell to Digex IP connectivity to Digex facilities and WorldCom data centers where Digex leases space.

   In addition to the commercial agreements, on February 28, 2001, WorldCom and Digex entered into a letter agreement relating to the funding of Digex's business plan for 2001 and 2002. Subject to the satisfaction of certain conditions, WorldCom will provide funding to Digex to support the Digex business plans for 2001 and 2002. These conditions include the consummation of the WorldCom/Intermedia merger and the settlement to the reasonable satisfaction of WorldCom and Digex of the Delaware Digex stockholders litigation pending in the Chancery Court. The WorldCom board of directors must approve the Digex business plans to be funded by WorldCom and any upward revision to those business plans.

   Funding provided to Digex by WorldCom may take the form of debt, equity or preferred equity. Debt funding provided by WorldCom will be at LIBOR plus a specified margin. Amounts borrowed by Digex through the period ending December 31, 2002, may be repaid and reborrowed at any time during the period. The outstanding balance of debt funding provided to Digex by WorldCom as of December 31, 2002, will be automatically converted to a four-year term loan.

                                   THE MERGER

Background to the Merger Pursuant to the Merger Agreement

   From time to time and increasingly during 2000, the Intermedia board of directors had considered the possibility of a strategic transaction involving Intermedia or its publicly traded Web hosting subsidiary, Digex. On July 11, 2000, Intermedia issued a press release announcing, among other things, that it had retained Bear, Stearns & Co. Inc. to explore strategic alternatives with respect to Digex, including the possible sale of Intermedia's ownership interest in Digex to another company. After this announcement, Bear Stearns contacted 24 companies to determine if they had any interest in pursuing an acquisition of Intermedia or Digex. Ten companies executed confidentiality agreements with Intermedia and Digex and were delivered confidential information packages prepared by Bear Stearns. Of those companies, five received information packages regarding Digex only and five received information packages regarding both Digex and Intermedia.

   In connection with the announcement, on July 26, 2000, the Digex board of directors appointed a special committee of directors for the purpose of making recommendations to the full board of directors of Digex regarding any strategic transaction. The Digex special committee was authorized to retain independent counsel and select separate financial advisors. Pursuant to that authorization, the Digex special committee retained Cahill Gordon & Reindel, as independent counsel, and Credit Suisse First Boston Corporation, as investment bankers, to assist it in its duties.

   WorldCom, which had executed confidentiality agreements with Intermedia and Digex and received information packages regarding the two companies, contacted Bear Stearns in early August, 2000, and expressed interest in a possible strategic transaction. Discussions did not proceed further at that point.

   Two strategic acquisition candidates emerged from the process, Exodus Communications Inc., which was only interested in a transaction to acquire 100% of the equity of Digex, and Global Crossing Ltd., which expressed an initial interest in acquiring only Intermedia. During the weeks following the announcement, extensive due diligence was conducted by each of Exodus and Global Crossing, and representatives of Intermedia and Digex engaged in discussions with each of Exodus and Global Crossing concerning a possible strategic transaction.

   From August 17 through August 20, 2000, representatives of Exodus, Intermedia, Digex and the Digex special committee conducted extensive negotiations regarding the terms of a possible acquisition by Exodus of Digex in a stock for stock merger. As part of these negotiations, the parties agreed on an exchange ratio of 1.85 shares of Exodus common stock for each share of outstanding Digex common stock, subject to resolution of a number of issues. The proposed Exodus transaction presented a number of concerns for Intermedia as the controlling shareholder of Digex, the most severe of which resulted from contractual restrictions that would be imposed by Exodus on Intermedia's ability to liquidate the shares of Exodus common stock to be received by it upon consummation of the merger. Under the proposed arrangement, Intermedia would have been unable to meet its indenture covenants that required it to convert at least 85% of the Exodus stock received by Intermedia into cash within 270 days of the closing of the Digex merger.

   On August 17, 2000, Global Crossing representatives informed Intermedia representatives that Global Crossing was withdrawing from discussions with Intermedia since its management did not believe an offer acceptable to Intermedia's board could be made for Intermedia, and Global Crossing did not believe it could effectively compete for Digex since it was unwilling to use Global Crossing stock as a currency for a Digex acquisition.

   On August 21, 2000, both the Intermedia and Digex boards were scheduled to meet to discuss the status of issues concerning a proposed Exodus acquisition of Digex. On August 21, 2000, Global Crossing representatives once again contacted Intermedia representatives saying they wished to present a revised proposal for an acquisition of Intermedia and were prepared to negotiate a contract immediately. The Intermedia and Digex boards of directors met on August 21, 2000, and again on August 23, 2000, to discuss the proposed Exodus and Global Crossing transactions. As a consequence of the resale restriction contained in the Exodus proposal, Intermedia representatives advised the Digex board at the August 23, 2000, meeting that Intermedia, as a stockholder of Digex, would not vote in favor of the Exodus transaction as proposed. Intermedia representatives also advised the Digex board of Global Crossing's renewed interest. The Intermedia and Digex board meetings were adjourned to see if Exodus could address the liquidity issues in a manner acceptable to Intermedia. In addition, the Intermedia and Digex boards authorized Intermedia representatives to continue negotiations with Global Crossing. Negotiations with Exodus and Global Crossing proceeded concurrently.

   On August 24, 2000, a meeting was held between Intermedia and Exodus representatives at which Exodus representatives were advised the Digex board would like to accept the Exodus offer but Intermedia, as a stockholder of Digex, would not vote in favor of the transaction because of the liquidity issues that had previously been discussed at length with Exodus. Intermedia advised Exodus that Intermedia must have the ability to sell or otherwise liquidate an adequate number of Exodus shares within the 270-day period following the closing to raise $2.4 billion so that Intermedia could be assured it would be in a position to (1) comply with all of its various indenture provisions or retire its outstanding debt, and (2) retain sufficient cash to meet its working capital needs. Intermedia representatives also raised other issues and suggested other changes that would be helpful but reiterated the most critical change was the ability to raise $2.4 billion in the 270-day post-closing period. At the meeting, Exodus was also informed Intermedia was involved in discussions with several banks regarding liquidity alternatives. On August 24, 2000, following that meeting, Intermedia representatives advised Exodus that Intermedia was also engaged in discussions with a third party regarding another proposed strategic transaction.

   A further meeting was held with Exodus representatives on August 25, 2000, at which Exodus representatives presented what they said was a final offer. It included the following changes to its proposal to acquire Digex: (1) the payment of $250 million cash at closing, (2) minor increased flexibility for Intermedia to sell Exodus shares in the period following 270 days after the closing and (3) a reduction of the exchange ratio from 1.85 to 1.70. They further advised Intermedia their revised offer would expire on August 28, 2000. The Exodus representatives stated there was no additional flexibility on Intermedia's ability to sell Exodus shares post-closing, and if Intermedia required such flexibility, no transaction would be possible. Intermedia representatives responded they would advise Exodus of Intermedia's decision in due course. Exodus formally withdrew its offer on August 30, 2000.

   Concurrently with the Exodus discussions, intensive negotiations took place with Global Crossing representatives. On August 22, 2000, Global Crossing submitted a proposal pursuant to which it would contribute its Global Center subsidiary to Intermedia in exchange for securities of Intermedia which would give Global Crossing voting control of Intermedia. A subsequent merger of Global Center and Digex would be contemplated but not committed. This proposal was rejected by Intermedia representatives, and Global Crossing was asked instead to consider effecting both contemplated transactions immediately--an immediate combination of Intermedia, Digex and Global Center. On August 23, 2000, Global Crossing agreed in principle to a three-way merger structure with the further understanding that Global Crossing would arrange to deal with Intermedia's outstanding indebtedness. By August 29, 2000, this understanding had evolved into a proposed transaction in which Global Crossing would (1) combine Intermedia, Digex and Global Center in exchange for 60% of the equity interest of the combined company, (2) purchase at closing Intermedia's data business for $1.5 billion and (3) cause Global Crossing's financial advisor, Morgan Stanley Dean Witter & Co., to provide a $1.5 billion credit commitment to the combined company.

   Pursuant to the proposed three-way merger, Global Crossing's 60% equity interest would be represented by "super" voting stock having ten votes per share, and the remaining 40% equity interest would be split between the public Digex stockholders and Intermedia stockholders in percentages to be agreed upon by Intermedia and the Digex board. The surviving company of the three-way merger would be a newly created corporation that would not become publicly traded until the closing of the merger. The parties commenced preparation of definitive acquisition agreements for the transaction and negotiations were held between

Intermedia representatives and representatives of the Digex special committee regarding an appropriate equity split. The most significant difficulties in negotiating the equity split were the widely divergent views of the Digex special committee's financial advisor and Intermedia's financial advisor of the value in the transaction being contributed by the three parties and the probable market capitalization of the surviving company once its securities became publicly traded. An equity split that would give 27% of the surviving company to the Digex public stockholders and 13% to Intermedia common stockholders was tentatively agreed upon by Intermedia representatives and the Digex special committee representatives on August 30, 2000, subject to board approval by each company. Intermedia believed the proposed equity split of the newly created surviving company would deliver shares of the surviving company to Intermedia common stockholders with an approximate value of $19.00 to $27.00 per outstanding share of Intermedia common stock based upon the estimates of the trading value of the surviving company by the financial advisors to the Digex special committee and Intermedia. Representatives of Intermedia, the Digex special committee, Global Center and Global Crossing met at the offices of Simpson Thacher & Bartlett, counsel to Global Crossing, in New York City throughout the day and evening on August 30, 2000, to negotiate the final terms of the proposed three-way merger.

   During the afternoon of August 30, 2000, a representative of WorldCom called a representative of Intermedia to indicate WorldCom was interested in making an offer for the acquisition of Digex. After advising WorldCom (1) Intermedia and Digex were in the final stages of negotiations with other parties and intended to sign an agreement on September 1, 2000, and (2) any WorldCom offer for Digex would have to be in a $120 per share range, a Bear Stearns representative was advised by WorldCom representatives WorldCom might be willing to make such an offer and was prepared to conduct due diligence and negotiate an agreement for execution on September 1, 2000. The members of the Digex special committee were immediately informed of WorldCom's interest. On August 31, 2000, Intermedia's representatives met with a representative of Global Crossing in the morning to advise him of WorldCom's interest. The Global Crossing representative advised Intermedia's representatives that Global Crossing would not compete with such an offer but would advise their lawyers to continue negotiation of definitive agreements for their proposed transaction, which would have to be executed by the close of business on September 1, 2000. By a letter dated September 1, 2000, Global Crossing imposed a deadline of 5:00 p.m. on September 1, 2000, for execution of definitive agreements for the proposed transaction, after which its offer would be withdrawn.

   The WorldCom negotiating team arrived at the offices of Kronish Lieb Weiner & Hellman LLP, outside counsel to Intermedia and Digex, early in the afternoon on August 31, 2000, and spent the balance of the afternoon reviewing due diligence documents and meeting with representatives of Digex management. Kronish Lieb had forwarded to Cravath, Swaine & Moore, legal advisors to WorldCom, on the evening of August 30, 2000, a proposed agreement for a merger of Digex with a subsidiary of WorldCom. Late in the afternoon of August 31, 2000, a Bear Stearns representative was advised by WorldCom senior executives that WorldCom's interest had shifted to an acquisition only of Intermedia, with Digex remaining as a publicly traded subsidiary. The WorldCom senior executives requested that Intermedia propose to WorldCom a price at which Intermedia would be willing to accept such a proposal, subject to board and stockholder approval. After consultation with Intermedia management and directors, the Bear Stearns representative informed the WorldCom senior executives that Intermedia would be prepared to consider an all stock transaction at the equivalent of $39.00 per share. The senior executives of WorldCom indicated they were prepared to proceed on that basis, subject to the completion of due diligence, negotiation of a merger agreement and board approval. An Intermedia representative immediately called counsel to the Digex special committee to advise of WorldCom's interest in an Intermedia transaction. That Intermedia representative also advised counsel to the Digex special committee that WorldCom would require a representation from Intermedia to the effect that approval under Section 203 of the Delaware General Corporation Law, which is referred to in this proxy statement/prospectus as "Section 203" had been granted by the board of directors of Digex prior to execution of the merger agreement.

   Section 203 prohibits business combinations between a Delaware corporation and an "interested stockholder" within three years of the time the interested stockholder becomes an interested stockholder, subject to certain exceptions, including if the board of directors of the corporation gives its prior approval of the transaction in which the interested stockholder becomes an interested stockholder. By acquiring Intermedia, and therefore indirectly Intermedia's controlling stake in Digex, WorldCom would become an interested stockholder of Digex. As a result, and even though WorldCom believed one or more exceptions to the applicability of the Section 203 prohibitions would apply, WorldCom insisted on approval from the Digex board of directors under Section 203 to ensure the restrictions of Section 203 would not apply to any possible subsequent transaction between WorldCom and Digex.

   In the evening of August 31, 2000, Kronish Lieb delivered to Cravath a draft merger agreement between Intermedia and WorldCom. Representatives of WorldCom and Intermedia conducted due diligence on each other during the afternoon and evening of August 31, 2000, and the morning of September 1, 2000.

   Negotiation of the merger agreement with WorldCom continued throughout the night of August 31, 2000, and the morning of September 1, 2000. During those negotiations, Intermedia's representative requested, among other things, the following changes to the merger agreement: (1) inclusion of a provision pursuant to which WorldCom would agree that any subsequent material transaction between WorldCom and any of its affiliates and Digex that would otherwise have been subject to the approval provisions of Section 203 would require the approval of a committee of unaffiliated directors of Digex, and (2) inclusion of an agreement by WorldCom to make a cash tender offer for the outstanding public shares of Digex at a price equal to $120 per share. WorldCom agreed to the first request and rejected the second request. Intermedia also requested that WorldCom commit on a pre-closing basis to continued funding of Intermedia and Digex, the principal purpose of which was to ensure that Digex's accelerated capital spending plan would be funded pending consummation of the merger. WorldCom agreed to the requested pre-closing funding, subject to the satisfaction of various conditions.

   The Digex board met in the afternoon of September 1, 2000. After extensive discussion, it was proposed the Digex board of directors take all necessary action to ensure transactions between WorldCom and/or its affiliates and Digex subsequent to the consummation of the proposed merger would not be subject to the restrictions set forth in Section 203. The proposal was approved by a four-to-three vote, with the Digex special committee members and the chief executive officer of Digex voting against the proposal and the balance of the Digex directors, each of whom was also a director or officer of Intermedia, present at the meeting voting for the proposal.

   On September 1, 2000, immediately following the meeting of the board of directors of Digex, the board of directors of Intermedia met to consider action on the proposed WorldCom acquisition. The Intermedia board was advised Exodus had withdrawn its offer and had reiterated on at least two occasions it would not improve its liquidity proposals and WorldCom had advised both Intermedia representatives and the members of the Digex special committee WorldCom's offer was only for an Intermedia merger. Intermedia's legal advisor reviewed the terms of the WorldCom merger agreement with the Intermedia board. At the meeting, the Intermedia board of directors received an oral opinion from Bear Stearns (subsequently confirmed in writing) that, as of that date, the consideration to be received by Intermedia common stockholders in the WorldCom merger was fair, from a financial point of view, to Intermedia common stockholders. The Intermedia board of directors then concluded the WorldCom proposal was more favorable to an Intermedia stockholder than the Global Crossing proposal (based in part upon advice received from Bear Stearns) and the Exodus proposal (which had been withdrawn) was not acceptable to the Intermedia board. The Intermedia board of directors unanimously approved the WorldCom merger agreement and the merger and authorized senior management to execute the WorldCom merger agreement and proceed with the transaction with WorldCom.

   On September 1, 2000, representatives of WorldCom and their advisors described the terms of the proposed Intermedia transaction to the WorldCom board of directors. After discussion, the WorldCom board of directors approved the transaction and authorized WorldCom's senior management to execute the merger agreement.

   At approximately 5:00 p.m. on September 1, 2000, Intermedia and WorldCom executed the merger agreement and WorldCom, ICI Ventures and the Intermedia directors executed the stockholders agreement. On the next business day, September 5, 2000, the two companies publicly announced the execution of the merger agreement.

Background to the Merger Pursuant to the Amended Merger Agreement

   Following the September 5, 2000, announcement of the proposed merger of Intermedia and a WorldCom subsidiary, a number of lawsuits were filed in the Delaware Court of Chancery on behalf of current and former minority stockholders of Digex, as well as derivatively on behalf of Digex, naming Intermedia, certain directors and officers of Intermedia, Digex and, in certain cases, WorldCom as defendants. These lawsuits, which are described in greater detail under "The Merger--Litigation", challenged actions taken by the defendants in connection with the execution of the merger agreement, including the process leading to the Digex board's decision to exempt WorldCom from the operation of Section 203. These lawsuits were later consolidated into a single action, which is referred to in this proxy statement/prospectus as the "Delaware Digex stockholders litigation".

   During the period following the September 5, 2000, announcement of the merger, up to and including the date of the Chancery Court's December 13, 2000, decision in the Delaware Digex stockholders litigation, as described below, there were numerous meetings between representatives of Intermedia and WorldCom to discuss issues relating to the pending merger. In addition, shortly after the September 5, 2000, announcement, representatives of WorldCom began discussions with representatives of Digex regarding possible business relationships that could be developed between WorldCom and Digex and the specific types of arrangements that might be entered into.

   On October 31, 2000, Intermedia and its lenders entered into an amendment to Intermedia's revolving credit facility pursuant to which, among other things:
(1) the total commitment available for borrowing by Intermedia was increased from $100 million to $350 million, (2) WorldCom executed a guaranty of Intermedia's obligations under the revolving credit facility and (3) Digex executed an amended and restated limited guaranty, limiting its aggregate liability under the guaranty to the greater of either $90 million, less any amounts repaid by any subsidiary of Digex under the revolving credit facility, or the aggregate amount of any loans, advances, extensions of credit, or capital contributions from Intermedia or any of its subsidiaries to Digex or any of its subsidiaries, less the amount of certain dividends and repayments made by Digex or any of its subsidiaries. In connection with this amendment, Digex also executed an amended and restated security agreement, reducing the value of the assets it was required to pledge to secure its obligations as guarantor under the revolving credit facility.

   On the same date, Intermedia and WorldCom entered into a subordinated note purchase agreement, pursuant to which WorldCom agreed to purchase up to an aggregate principal amount of $225 million of Intermedia's senior subordinated notes due 2009 or, at WorldCom's option, shares of Intermedia series H preferred stock. See "The Companies--Material Contracts Between WorldCom and Intermedia".

   On November 8, 2000, and November 27, 2000, the finance committee of the Digex board of directors met to discuss, among other things, the Delaware Digex stockholders litigation pending in the Chancery Court and its potential impact on Digex.

   On December 6, 2000, the Intermedia board of directors met to discuss, among other things, the status of the pending Delaware Digex stockholders litigation. The Intermedia board of directors considered the impact on Intermedia that might result from an adverse outcome in the litigation, including the possible effects on the pending merger with WorldCom if the transaction were to be enjoined. In particular, the Intermedia board of directors considered the effect such an outcome would have on its funding arrangements with WorldCom, as well as the availability of alternative financing sources. Although Intermedia believed that meritorious defenses were available to Intermedia and the individual defendants, the Intermedia board of directors became increasingly concerned about the effect that an adverse judicial decision would have on Intermedia's liquidity and financial stability.

   On December 7, 2000, the Digex board of directors met to discuss possible business relationships that could be developed with WorldCom and the specific types of arrangements that might be entered into. At this meeting, the Digex board discussed the commercial arrangements that Digex ultimately entered into with WorldCom on February 15, 2001.

   On December 13, 2000, the Chancery Court rendered its decision in connection with a motion for preliminary injunction relating to the Delaware Digex stockholders litigation. Although the Chancery Court did not enjoin the completion of the WorldCom merger, as requested by the plaintiffs, the Chancery Court concluded, at least preliminarily, among other things, that the plaintiffs had demonstrated a reasonable probability of success on the merits of their breach of fiduciary duty claims relating to the Digex board's decision to waive the applicability of Section 203, and that, in the context of a trial on the merits, the defendants would be required to prove that the actions taken in connection with the waiver were entirely fair to the Digex minority stockholders.

   On December 14, 2000, the Intermedia board of directors, including Messrs. James H. Greene, Jr., Alexander Navab, Jr. and George F. Knapp, the three independent members of the Intermedia board, met to discuss the impact on Intermedia of the December 13 Chancery Court decision. The Intermedia board, in conjunction with its legal advisors, discussed the availability of defenses to the claims raised in the Delaware Digex stockholders litigation, the potential damages that might be awarded if there were a finding of liability and whether or not it would be necessary to delay the impending special meeting of Intermedia's stockholders to be held for the purpose of voting on the proposed merger.

   Over the days following the December 14, 2000, Intermedia board meeting, Intermedia engaged in discussions with representatives of WorldCom regarding the impact of the Chancery Court decision. The parties jointly considered whether the vote on the proposed merger should be postponed and whether any other action was required. After considerable discussion, the parties concluded that the special meeting should be held on December 18 as scheduled. Intermedia and its then legal advisors, Kronish Lieb, also engaged in discussions with representatives of WorldCom's legal advisors, Cravath, Swaine & Moore, regarding a possible amendment to the merger agreement. The proposed amendment would have given WorldCom the right to refuse to complete the merger in the event that a material amount of damages was assessed in the Delaware Digex stockholders litigation, but would have otherwise prevented WorldCom from refusing to complete the merger on the basis of the Section 203 issue.

   On December 14, 2000, representatives of the Digex special committee contacted representatives of WorldCom to communicate the special committee's desire to negotiate a settlement of the Delaware Digex stockholders litigation. Representatives of WorldCom informed representatives of the Digex special committee that WorldCom would not conduct simultaneous negotiations involving the Digex special committee, Intermedia and plaintiffs' counsel and that WorldCom presently intended to attempt to reach a settlement with the Digex special committee and thereafter negotiate with plaintiffs' counsel and Intermedia regarding the settlement of the Delaware Digex stockholders litigation.

   On December 16, 2000, the Digex special committee, through its financial advisor, made the following proposal to WorldCom that the Digex special committee would endorse to settle the Delaware Digex stockholders litigation:

  . WorldCom would enter into commercial arrangements with Digex covering the creation of a WorldCom sales channel for Digex services, WorldCom funding of the cash needs of Digex, use of WorldCom data centers by Digex and Digex access to the WorldCom network for the business needs of Digex;

  . WorldCom would purchase from the public stockholders of Digex eight million shares of Digex common stock at a price of $55.00 per share, representing a $21.00 per share and a $168 million aggregate premium over the closing price of the Digex common stock the previous day;

  . WorldCom would agree to an amendment to the Digex certificate of incorporation that would require the approval of the independent directors on the Digex board for all transactions involving Digex and WorldCom or its affiliates, and with the current members of the Digex special committee being the initial independent directors; and

  . WorldCom would pay Digex up to $20 million for fees and expenses of Digex incurred in connection with the Intermedia sale process, plus the payment by WorldCom of all fees and expenses awarded to plaintiffs' counsel in the Delaware Digex stockholders litigation.

Later that day, WorldCom, through its financial advisor, rejected the Digex special committee's proposal.

   Representatives of WorldCom also contacted representatives of Intermedia to inform them that the proposed amendment to the merger agreement that had been discussed with Cravath, Swaine & Moore was unacceptable to WorldCom and that the validity of the Digex board's Section 203 waiver was a necessary condition to WorldCom's willingness to complete the merger. WorldCom also discussed with Intermedia various matters relating to the business of Intermedia, as well as certain statements made by the Chancery Court regarding the possible invalidity of the Digex board's Section 203 waiver, and WorldCom's views regarding the impact of these matters on the merger agreement. WorldCom further indicated that, based on these and other factors, WorldCom would expect to receive some form of compensation from Intermedia and its stockholders. At that time, Intermedia responded that it would not be willing to agree to any reduction in the consideration to be received by Intermedia stockholders in the merger.

   On December 18, 2000, Intermedia held a special stockholder meeting at which the Intermedia stockholders voted to adopt the merger agreement with WorldCom and to approve the proposed merger. Following the special meeting, the Intermedia board of directors met to discuss the status of the proposed amendment to the merger agreement that had been under discussion with WorldCom's legal advisors, Cravath, Swaine & Moore. At that meeting, the Intermedia board received further information regarding the impact of the Chancery Court decision. The Intermedia board of directors, based in part on the advice of its then legal advisor, Kronish Lieb, continued to believe that meritorious defenses could be presented if the Delaware Digex stockholders litigation were to proceed to trial and that, even if the defendants were found to be liable, the amount of damages imposed would be relatively modest. Nevertheless, the Intermedia board began to conclude that some concessions to WorldCom might be appropriate in order to eliminate uncertainty regarding the ability of the parties to consummate the merger. In particular, the Intermedia board noted the lack of funding alternatives available to Intermedia if WorldCom were to terminate the merger agreement and the serious consequences to Intermedia and its stockholders that would result from a termination of the merger agreement or a protracted dispute with WorldCom.

   During the days following the December 18, 2000, Intermedia stockholder and board of directors meetings, Intermedia and its then legal advisors, Kronish Lieb, continued to assess the December 13 Chancery Court decision and its perceived impact on Intermedia and the pending merger. Representatives of WorldCom also discussed with representatives of Intermedia various matters relating to the business of Intermedia, as well as certain statements made by the Chancery Court regarding the possible invalidity of the Digex board's
Section 203 waiver, and WorldCom's views regarding the impact of these matters on the merger agreement. WorldCom emphasized its view that Intermedia and its stockholders would be required to bear the cost of any settlement that might be entered into in connection with the Delaware Digex stockholders litigation and stated that Intermedia and its stockholders would also be required to contribute an additional amount to compensate WorldCom for losses and other costs WorldCom believed it had incurred as a result of the various matters that had been discussed regarding Intermedia's business.

   On December 21, 2000, representatives of Intermedia and Bear Stearns contacted representatives of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP regarding Skadden Arps' possible representation of Intermedia in connection with the merger and the related litigation.


   On December 22, 2000, a legal advisor to the Digex special committee received a call from the legal and financial advisors to WorldCom stating that WorldCom wished to receive a "best and final" offer from the Digex special committee to settle the Delaware Digex stockholders litigation no later than December 26, 2000. That evening, a legal advisor to the Digex special committee informed WorldCom's legal advisors of the Digex special committee's determination that, because WorldCom had not responded to its prior proposal, the Digex special committee would not revise its settlement offer.

   While discussions between WorldCom and the Digex special committee were ongoing, counsel for plaintiffs in the Delaware Digex stockholders litigation conveyed a settlement demand to Intermedia's then legal advisors, Kronish Lieb. This proposed settlement, among other things, would have required the purchase of 10 million shares of Digex common stock at a price of $70.00 per share, representing an aggregate premium of approximately $429 million over the closing price of Digex common stock on December 20, 2000. During the end of December, WorldCom's litigation advisors, Gibbons, Del Deo, Dolan, Griffinger and Vecchione, contacted counsel for the plaintiffs in the Delaware Digex stockholders litigation to negotiate a possible settlement. On December 29, 2000, following negotiations with WorldCom's litigation advisors, plaintiffs' counsel agreed to reduce the proposed settlement amount to a payment of approximately $250 million to the Digex minority stockholders.

   On December 26, 2000, certain members of the Intermedia board of directors, including Messrs. David C. Ruberg and Ralph J. Sutcliffe and Messrs. Alexander Navab, Jr. and James H. Greene, Jr., two of the three independent members of the Intermedia board, met informally with certain of Intermedia's executive officers and representatives of Bear Stearns to generally reassess the perceived impact of the December 13 Chancery Court decision in light of recent events and to develop a response to WorldCom's position that Intermedia would be required to bear the cost of any settlement of the Delaware Digex stockholders litigation, as well as contributing an additional amount to compensate WorldCom for its claimed losses and other costs. Although these Intermedia directors continued to believe that valid defenses could be asserted in the Delaware Digex stockholders litigation and that any damages that might be awarded would be relatively modest, they began to develop the view that the potential harm to Intermedia and its stockholders caused by a termination of the merger agreement or a protracted dispute with WorldCom regarding the enforceability of the merger agreement outweighed the impact of contributing to the proposed settlement. These directors also considered the apparent impact of the December 13 Chancery Court decision on Intermedia's stock price performance, noting that the per share closing price of the Intermedia common stock had dropped from $12.1875 on December 12, 2000, the last full trading day prior to the announcement of the December 13 Chancery Court decision, to a twelve-month low closing price of $3.8125 on December 21, 2000. These directors reached a preliminary view that up to a $100 million reduction in the merger consideration should be a sufficient adjustment to satisfy WorldCom and permit the merger to proceed promptly. In developing the proposed contribution amount, the directors who participated in the December 26 meeting considered the projected amount of damages that might be awarded in the Delaware Digex stockholders litigation and the value to Intermedia and its stockholders of completing the merger without the delay associated with a protracted dispute with WorldCom, with these directors giving greater emphasis to the latter factor.

   On December 27, 2000, representatives of Intermedia contacted representatives of WorldCom to inform them of Intermedia's contribution proposal. The Intermedia representatives also informed WorldCom that the $100 million contribution proposal was conditioned on WorldCom's agreement to waive any claims it might have under the merger agreement as a result of the Section 203 issue and that, if the contribution proposal were accepted, WorldCom would be expected to waive its right to assert the Section 203 issue as a basis for refusing to complete the merger. Representatives of WorldCom responded that they would not be willing to discuss the Intermedia proposal unless and until WorldCom reached agreement with Digex and the Digex special committee regarding the proposed commercial arrangements between the two companies.

   On December 27, 2000, WorldCom's legal advisors informed the legal advisors to the Digex special committee that WorldCom was prepared to settle the Delaware Digex stockholders litigation by issuing $75 million in WorldCom common stock to the public holders of Digex common stock, but that WorldCom would not agree to any other aspects of the Digex special committee's original settlement proposal. WorldCom also stated that it would deal directly with plaintiffs' counsel regarding their fees and expenses in pursuing the Delaware Digex stockholders litigation.

   On December 28, 2000, the legal advisors to the Digex special committee communicated to WorldCom's legal advisors the following revised settlement proposal:

  . the WorldCom-Digex commercial arrangements would still be required as per the prior proposal;

  . WorldCom would make a cash payment of $150 million to the Digex minority stockholders, from which the fees and expenses of plaintiffs' counsel would be deducted;

  . independent Digex director approval of transactions between Digex and WorldCom would still be required, but WorldCom could nominate the independent directors; and

  . WorldCom would make a cash payment to Digex of up to $15 million to offset fees and expenses incurred by Digex and the Digex special committee as well as administrative expenses of the settlement.

   On December 28, 2000, representatives of WorldCom told representatives of the Digex special committee and representatives of Intermedia that WorldCom's view was that the commercial arrangements between WorldCom and Digex would need to be part of any settlement that was ultimately reached so as to ensure that the arrangements between Digex and WorldCom would not violate Section 203.

   In addition, representatives of WorldCom discussed with representatives of Intermedia WorldCom's view that, in addition to a reduction in the merger consideration to offset the cost of any settlement that might be entered into with the plaintiffs, the merger consideration would also need to be reduced to compensate WorldCom for the losses and other costs it believed it incurred as a result of the following:

  . the failure of Intermedia and WorldCom to consummate the merger in accordance with the parties' original timetable;

  .  the continuing deterioration of Intermedia's core operations;

  . the reduced value expected to be received by WorldCom in connection with the sale of the Intermedia core assets, as required by the Department of Justice consent decree entered on November 17, 2000; and

  . the increased cost to WorldCom of the commercial arrangements with Digex.

In addition, representatives of WorldCom stated that, on a preliminary basis, WorldCom anticipated seeking an adjustment to the exchange ratio payable in the merger such that Intermedia stockholders would receive not less than 0.5 nor more than 1.0 shares of WorldCom common stock for each of their shares of Intermedia common stock.

   On January 3, 2000, Intermedia formally retained Skadden Arps, which had not previously represented Intermedia or its directors or officers, as its special outside legal counsel in connection with the merger, the related Delaware Digex stockholders litigation and certain litigation relating to the merger that had been filed in Florida state court naming as defendants Intermedia and certain of its directors and officers. In addition, Skadden Arps was retained by the directors and officers of Intermedia who are also directors of Digex.

   From January 4 through January 25, 2001, Digex management and both members of the Digex special committee met with representatives of WorldCom management a number of times to negotiate the proposed commercial arrangements between WorldCom and Digex, including provisions for funding by WorldCom of Digex.

   On January 15, 2001, the Digex special committee contacted representatives of Intermedia to inform them that the special committee was close to reaching an understanding with WorldCom regarding the proposed commercial arrangements between Digex and WorldCom. On January 16, 2001, representatives of Skadden Arps met with counsel for the plaintiffs in the Delaware Digex stockholders litigation to discuss the views of Intermedia regarding the proposed settlement, as well as Intermedia's views regarding the strengths of the plaintiff's claims.

   On January 20, 2001, counsel for the Digex special committee informed representatives of Skadden Arps of the status of the negotiations regarding the commercial arrangements to be entered into by WorldCom and Digex. On January 23, 2001, representatives of Intermedia met with representatives of Digex and WorldCom to discuss the status of the commercial arrangements.

   On January 24, 2001, following extensive discussions over the previous several weeks, representatives of WorldCom made a final proposal on the terms of the commercial arrangements between WorldCom and Digex to representatives of Digex and the Digex special committee. Representatives of WorldCom indicated that in connection with the proposal on the commercial arrangements, WorldCom would be willing to create a litigation settlement fund valued at $150 million to settle all claims by the Digex minority stockholders relating to the proposed merger, including any award of fees and expenses to plaintiffs' counsel in the Delaware Digex stockholders litigation and to reimburse Digex for fees and expenses incurred by Digex and the Digex special committee as well as administrative expenses of the settlement.

   On January 25, 2001, the members of the Digex special committee, together with Mr. Shull (the Chief Executive Officer of Digex), contacted representatives of WorldCom and agreed on the final terms of the commercial arrangements and on the following additional terms of the settlement:

  . a settlement fund of $150 million in WorldCom stock would be established for the Digex minority stockholders common stock and from which the fees and expenses plaintiffs' counsel would be paid;

  . receipt by Digex of a cash payment from WorldCom of up to $15 million to cover fees and expenses incurred by Digex and the Digex special committee as well as administrative expenses of the settlement; and

  . WorldCom would agree to a procedure involving independent director review of transactions between Digex and WorldCom or its affiliates.

   In addition, representatives of WorldCom informed representatives of the Digex special committee that WorldCom desired to complete the final approval and documentation of the commercial arrangements between Digex and WorldCom and the proposed settlement with the plaintiffs in the Delaware Digex stockholders litigation by no later than January 30, 2001.

   On January 27, 2001, the Digex special committee met and adopted resolutions approving the proposed commercial arrangements, corporate governance procedures and other terms of the settlement proposal. In addition, representatives of WorldCom contacted representatives of Intermedia to discuss WorldCom's position that, in order to compensate it for losses and other costs, the merger consideration would have to be reduced by $150 million more than the value of the WorldCom common stock to be distributed to the Digex minority stockholders for all the reasons previously discussed.

   On January 28 and January 31, 2001, representatives of Skadden Arps contacted representatives of Cravath, Swaine & Moore to discuss Intermedia's views on the applicability of Section 203 to the relationship between WorldCom and Digex due to the merger and whether there had been a material adverse effect on Intermedia for purposes of the merger agreement.

   On January 30, 2001, the Digex board of directors met to review the settlement proposal negotiated by the Digex special committee, including the proposed commercial arrangements between WorldCom and Digex and their projected benefits to Digex, the financial performance of Digex and related matters. The members of the Digex special committee and its financial advisor made a presentation to the Digex board on the proposed terms of the commercial arrangements and the other elements of the settlement proposal. No action regarding the settlement proposal or the commercial arrangements was taken at the meeting. Representatives of the Digex special committee and WorldCom agreed that the proposed settlement should be recommended by the Digex special committee to the plaintiffs' counsel.

   On January 31, 2001, Worldcom's litigation advisors contacted plaintiffs' counsel regarding the status of the settlement discussions with the Digex special committee.

   On February 1, 2001, counsel for the plaintiffs in the Delaware Digex stockholders litigation, the Digex special committee and the special committee's legal counsel and financial advisor met, at which time the Digex special committee and its advisors presented the history of the settlement negotiations between WorldCom, Digex and the Digex special committee and the terms of the settlement proposal. Plaintiffs' counsel expressed the view that the $150 million settlement payment by WorldCom would have to be improved.

   In addition, on February 1, 2001, representatives of WorldCom contacted representatives of Intermedia to communicate WorldCom's position that the merger consideration would have to be reduced by $150 million more than the value of the WorldCom common stock to be distributed to the Digex minority stockholders for all the reasons previously discussed. At that time, WorldCom stated that the exchange ratio payable in the merger would need to be fixed at a number between 0.95 and 1.0 shares of WorldCom common stock for each share of Intermedia common stock, with no collar or other form of price protection mechanism and no cash election on the part of WorldCom. During this discussion, representatives of WorldCom indicated that WorldCom's position was premised on the view that certain of the recent events affecting Intermedia constituted a material adverse effect for purposes of the merger agreement, thereby giving WorldCom the right to refuse to complete the merger, and that the potential for invalidation of the Digex Section 203 waiver provided an additional basis for WorldCom's refusal to complete the merger.

   On February 2, 2001, counsel for the plaintiffs in the Delaware Digex stockholders litigation contacted WorldCom's litigation advisors to discuss a possible increase in the $150 million of WorldCom common stock proposed to be provided under the settlement proposal. During this discussion, plaintiffs' counsel indicated acceptance of the proposed commercial arrangements to be entered into by WorldCom and Digex, the cash payment by WorldCom to Digex of an amount up to $15 million for fees and expenses incurred by Digex and the Digex Special committee as well as the administrative costs of the settlement, and the proposed corporate governance procedures to be adopted by Digex relating to future transactions with WorldCom, provided certain limited modifications were made to the governance procedures. Plaintiffs' counsel then requested that the settlement amount be increased to provide for the issuance of $196 million in WorldCom common stock to the Digex minority stockholders and the issuance of one million shares of Digex common stock to plaintiffs' counsel.

   During this time period, representatives of WorldCom informed representatives of Intermedia that the settlement of the Delaware Digex stockholders litigation, any amendments or modifications to the merger agreement and the terms of the merger and the commercial arrangements to be entered into by Digex and WorldCom needed to be documented and finally approved by all relevent parties by no later than February 8, 2001.

   On February 5, 2001, representatives of Chase Securities, financial advisor to WorldCom, contacted representatives of Bear Stearns, financial advisor to Intermedia, to discuss a revised settlement proposal that WorldCom had received from counsel for the plaintiffs in the Delaware Digex stockholders litigation. The revised proposal contemplated the issuance of $183 million in WorldCom common stock to the Digex minority stockholders, from which the fees of plaintiffs' counsel would be deducted and a cash payment from WorldCom to Digex of up to $15 million to offset fees and expenses incurred by Digex and the Digex Special Committee as well as in connection with the administrative costs of the settlement. Concurrently, representatives of WorldCom indicated that, in addition to a reduction in the merger consideration to offset the cost of any settlement that might be reached with the plaintiffs, the merger consideration would also need to be reduced by the $150 million amount discussed on February
2. In addition, WorldCom reiterated its view that all of the contemplated transactions, including the settlement of the Delaware Digex stockholders litigation, the amendment to the merger agreement and the Digex/WorldCom commercial arrangements, needed to be completed by no later than February 8, 2001.

   In addition, on February 5, 2001, representatives of WorldCom informed representatives of Intermedia, that counsel for the plaintiffs in the Delaware Digex stockholders litigation had agreed to accept a settlement proposal involving the issuance of $165 million in WorldCom common stock to the Digex minority stockholders, less whatever fee payable to plaintiffs' counsel was approved by the Chancery Court, as well as a cash payment from WorldCom to Digex of up to $15 million to offset fees and expenses incurred by Digex and the Digex special committee as well as administrative expenses of the settlement, the corporate governance procedures to be adopted by Digex relating to future transactions with WorldCom and the commercial arrangements between Digex and WorldCom previously approved by the Digex special committee and WorldCom. During these discussions, representatives of Skadden Arps and Bear Stearns were also informed that WorldCom proposed to fix the exchange ratio payable in the merger at 0.9750 shares of WorldCom common stock for each share of Intermedia common stock in order to compensate WorldCom for the cost of the settlement and WorldCom's losses and other costs.

   During the period from February 5 through February 14, 2001, counsel for WorldCom, the plaintiffs, the Digex special committee and Intermedia negotiated the terms of the memorandum of understanding setting forth the terms of the proposed settlement of the Delaware Digex stockholders litigation.

   On February 6, 2001, representatives of Intermedia contacted representatives of WorldCom to discuss the basis for Intermedia's view that no material adverse effect had occurred with respect to Intermedia for purposes of the merger agreement and that, accordingly, WorldCom lacked that basis for refusing to complete the merger. In addition, representatives of Skadden Arps contacted WorldCom's legal advisors to discuss Intermedia's view that Section 203 should not apply to the Digex/WorldCom relationship arising from the merger and, therefore, WorldCom would not be entitled to refuse to complete the merger on
Section 203 grounds. WorldCom and its representatives did not agree with Intermedia's positions.

   During the afternoon and evening of February 6, 2001, representatives of Intermedia met with their legal and financial advisors to develop a response to the proposals received from WorldCom the previous day. After a lengthy discussion, it was decided that representatives of Intermedia should travel to WorldCom's headquarters in Clinton, Mississippi to meet with representatives of WorldCom the following day.

   On February 7, 2001, representatives of Intermedia met with representatives of WorldCom at WorldCom's headquarters in Clinton, Mississippi to discuss Intermedia's response to the proposals received from WorldCom on February 5. During this meeting, Intermedia's representatives proposed that the exchange ratio payable in the merger be fixed at 1.0810 shares of WorldCom common stock for each share of Intermedia common stock. In addition, Intermedia's representatives indicated that, in exchange for any agreed to reduction in the exchange ratio, Intermedia would expect certain modifications to the merger agreement intended to increase the likelihood that the merger would be consummated. During the course of the February 7 discussions, the Intermedia representatives participated in a conference call with Messrs. James H. Greene, Jr. and Alexander Navab, Jr., two of the three independent members of the Intermedia board of directors, in order to obtain the views of these directors regarding the progress of the negotiations with WorldCom.

   During the evening of February 7, 2001, WorldCom reached a tentative agreement with Intermedia, subject to board approval and final documentation, pursuant to which the parties agreed to fix the exchange ratio payable in the merger at 1.0 shares of WorldCom common stock for each share of Intermedia common stock. Also during the day, during the evening and into the next day, February 8, 2001, representatives of Skadden Arps participated in conference calls with WorldCom's legal advisor, Cravath, Swaine & Moore, to discuss changes to the definition of the term "material adverse effect" as used in the merger agreement. This term is used to qualify many of the representations and warranties set forth in the merger agreement, as well as certain of the conditions to closing and termination provisions, such that a narrowing of the definition of the term material adverse effect has the effect of limiting the categories of events that otherwise might constitute a breach of the merger agreement, thereby limiting the ability of WorldCom to refuse to complete the merger.

   During the morning of February 8, 2001, WorldCom held a conference call with analysts and investors to discuss WorldCom's fourth quarter 2000 financial performance. During the analyst call, in discussing the

Delaware Digex stockholders litigation and its possible impact on the merger, Bernard J. Ebbers, WorldCom's President and Chief Executive Officer, stated that:

   "Because the case remains in litigation, we are very limited in what we can say. Following the Delaware Chancery Court's December 2000 decision, the parties to the litigation have been discussing ways to resolve the matter. WorldCom is hopeful a framework for the settlement can be reached that would permit the merger to be closed during the second quarter of 2001 and will not negatively impact WorldCom's earnings. There can, however, be no absolute assurance that a settlement will be finalized".

   Subsequently, representatives of Skadden Arps reached tentative agreement with WorldCom's legal advisors, Cravath, Swaine & Moore, regarding the changes to the definition of the term "material adverse effect" as used in the merger agreement. That evening, WorldCom's legal advisors distributed a preliminary draft of the amendment to the merger agreement to Intermedia and its legal advisors.

   On February 9, 2001, representatives of Intermedia participated in a conference call with a representative of WorldCom to discuss the status of WorldCom's efforts to sell Intermedia's core assets, as required by the terms of the Department of Justice consent decree.

   On February 11, 2001, the Intermedia board of directors held an informational meeting. Participating in the meeting were Mr. George F. Knapp, who on February 9, 2001 had resigned as a director of Digex, and who had been voluntarily dismissed as a defendant in the Delaware Digex stockholders litigation and the Florida Intermedia stockholders litigation, Messrs. James H. Greene, Jr. and Alexander Navab, Jr., who had neither been directors of Digex nor named as defendants in the Delaware Digex stockholders litigation and who had been voluntarily dismissed as defendants in the Florida Intermedia stockholders litigation, and Mr. David C. Ruberg. During the meeting, the Intermedia board of directors received detailed information regarding the status of the settlement efforts in connection with the Delaware Digex stockholders litigation, the terms of the proposed Delaware Digex stockholders litigation settlement, the proposed specific amendments to the merger agreement, the strategic alternatives available to Intermedia and the financial condition and prospects of Intermedia, including the availability of alternative funding sources and related matters. In addition, representatives of Skadden Arps discussed at length with the board of directors of Intermedia the fiduciary duties of the Intermedia directors and the process to be followed in arriving at a proper and fully informed decision concerning the appropriate course of action to be pursued. The Intermedia board did not take action at this time.

   On February 13, 2001, counsel for the plaintiffs in the Florida Intermedia stockholders litigation participated in a conference call with representatives of Bear Stearns to discuss the views of Bear Stearns regarding the fairness, from a financial point of view, to the common stockholders of Intermedia of the proposed revised exchange ratio pursuant to the proposed amendment to the merger agreement, the strategic and financing alternatives available to Intermedia given current market conditions and the financial condition of Intermedia.

   The Digex board of directors met telephonically during the morning of February 14, 2001. After discussion, the Digex board unanimously approved the proposed settlement with WorldCom and the plaintiffs in the Delaware Digex stockholders litigation, including the memorandum of understanding, the commercial arrangements between Digex and WorldCom and the corporate governance procedures to be adopted by Digex relating to future transactions with WorldCom.

   Late in the day on February 14, 2001, representatives of Intermedia, Bear Stearns and Skadden Arps participated in a conference call with representatives of WorldCom in order to update the due diligence investigation of WorldCom conducted by Intermedia and Bear Stearns in connection with the execution of the merger agreement.

   Later in the day on February 14, 2001, the board of directors of Intermedia, with only those directors who had participated in the February 11, 2001, board meeting participating, met to consider further the proposed amendments to the merger agreement and the proposed settlement of the Delaware Digex stockholders litigation, and to consider a proposed settlement of the Florida Intermedia stockholders litigation.

Representatives of Skadden Arps reviewed with the Intermedia board of directors the terms of the amendments to the merger agreement and the memoranda of understanding relating to the proposed settlement of the Delaware Digex stockholders litigation and the Florida Intermedia stockholders litigation. At the February 14 meeting, the Intermedia board received a detailed presentation from representatives of Bear Stearns regarding the merger contemplated by the amended merger agreement and addressed issues associated with potential alternative strategies for Intermedia. Following this presentation, the Intermedia board of directors received an oral opinion from Bear Stearns, which was subsequently confirmed in writing, to the effect that, as of that date and based upon the qualifications, assumptions and other matters set forth in the written opinion, the revised exchange ratio under the amended merger agreement was fair, from a financial point of view, to the Intermedia common stockholders. The Intermedia board, after further discussion, approved (by the unanimous vote of the three directors present and voting, with Mr. Ruberg present but abstaining and Messrs. John C. Baker, Philip A. Campbell and Ralph
J. Sutcliffe not present) the amendment to the merger agreement, as well as the memoranda of understanding relating to the two litigation matters, and authorized senior management to execute the amendment and the memoranda of understanding and proceed with the transactions with WorldCom and the plaintiffs, subject only to the resolution of certain matters relating to the amendment.

   The WorldCom board of directors approved the merger as contemplated in the amended merger agreement on February 14, 2001.

   Late in the day on February 14, 2001, the parties to the Florida Intermedia stockholders litigation executed the memorandum of understanding relating to that matter. On February 15, 2001, Intermedia and WorldCom executed the amendment to the merger agreement, and the parties to the Delaware Digex stockholders litigation executed the memorandum of understanding relating to that matter. Intermedia, Digex and WorldCom issued a joint press release publicly announcing the execution of the amendment to the merger agreement and the memorandum of understanding relating to the Delaware Digex stockholders litigation. Intermedia separately filed a Current Report on Form 8-K disclosing the settlement of the Florida Intermedia stockholders litigation, as well as the other transactions.

Intermedia's Reasons for the Merger and the Intermedia Board of Directors' Recommendation

   Intermedia Board Action on September 1, 2000. At its September 1, 2000, meeting, the Intermedia board of directors unanimously:

  . determined that the merger and the merger agreement were advisable, fair to and in the best interests of Intermedia and its stockholders;

  . approved the merger agreement and the transactions contemplated by that agreement;

  . resolved to recommend that Intermedia common stockholders and holders of Intermedia series G preferred stock adopt the merger agreement; and

  . directed that the merger agreement be submitted for consideration by Intermedia common stockholders and holders of Intermedia series G preferred stock.

   Intermedia's Reasons for the Merger Pursuant to the Merger Agreement. The Intermedia board of directors believed then, and continues to believe now, that the long-term value to Intermedia stockholders of an investment in the combined company will be superior to the long-term value of an investment in Intermedia as a stand-alone company.

   The decision of the Intermedia board of directors to approve the merger agreement and recommend its adoption by Intermedia stockholders was based upon various factors, including those set forth above under "--Background to the Merger Pursuant to the Merger Agreement" beginning on page 26, and those set forth below:

  . the fact the exchange ratio on September 1, 2000, represented a premium to the holders of Intermedia common stock of approximately 70.5% over the then-current trading price of Intermedia common stock, and Intermedia believed the consideration to be received by the Intermedia common stockholders in the WorldCom merger was more favorable to the Intermedia common stockholders than the consideration the Intermedia common stockholders would have received in the proposed transaction with Global Crossing;

  . the terms of the merger agreement, including (1) WorldCom's obligation to fund certain of Intermedia's and Digex's capital requirements prior to the closing of the merger, (2) WorldCom's agreement that any subsequent material transaction between WorldCom and Digex, including a transaction that would otherwise be subject to the approval of Section 203, would require the approval of a committee of unaffiliated directors of Digex, (3) the conditions to completion of the merger, (4) Intermedia's ability under certain conditions to consider unsolicited alternative business combination proposals, and (5) Intermedia's ability to terminate the agreement in circumstances specified in the merger agreement (see "The Merger Agreement and First Amendment-- Termination" beginning on page 77);

  . the judgment, advice and analyses of senior management of Intermedia, including, in addition to their favorable recommendation of the merger, senior management's analysis of conditions in the telecommunications industry, the strategic options available to Intermedia, including Intermedia's continued pursuit of its strategic plan as an independent company, the likelihood of future consolidation in the telecommunications industry and the constraints on Intermedia's ability to continue to adequately finance its strategic plan as well as the strategic growth plan of its subsidiary, Digex;

  . the Intermedia board of directors' consideration of the business, financial position, prospects and personnel of Intermedia and WorldCom on a combined basis, including the ability of the combined company more effectively to exploit Intermedia's and Digex's business opportunities and prospects due to WorldCom's size and financial resources;

  . Bear Stearns' contacts with other companies in the telecommunications industry with respect to a sale of Intermedia, Digex or both companies on behalf of Intermedia and that firm's and Intermedia management's assessment of the alternatives available to Intermedia;

  . Bear Stearns' financial analysis of the merger on the original terms and its opinion described in the November 17, 2000 proxy statement/prospectus that, as of the date of the opinion and based upon and subject to matters stated in the opinion, the common stock merger consideration was fair, from a financial point of view, to the holders of Intermedia common stock;

  . that the merger is intended to be accomplished on a tax-free basis to the stockholders of Intermedia for U.S. Federal income tax purposes, except for cash received by Intermedia common stockholders instead of fractional shares; and

  . the interests of Intermedia's directors and management in the merger as described in "--Interests of Intermedia Directors and Executive Officers in the Merger" beginning on page 55.

   In reaching its decision to approve the merger agreement and to recommend the adoption of the merger agreement to the Intermedia stockholders, the Intermedia board of directors did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to the various factors. Each of the factors listed above was believed by the Intermedia board of directors to support the decision to approve the merger agreement.

   The Intermedia board of directors also considered two principal detriments to Intermedia of the merger, which are equally applicable to the merger on the revised terms set forth in the amended merger agreement:

  . as a result of the merger, the benefits of Intermedia's long-term prospects would be shared by Intermedia and WorldCom stockholders, rather than being realized solely by Intermedia's existing stockholders; and

  . the terms of the merger agreement, including those of the amended merger agreement, limit Intermedia's ability to consider other acquisition proposals and require the payment by Intermedia of a termination fee in certain circumstances, making it more difficult for another potential bidder to propose to acquire Intermedia on a basis that would be superior to that contemplated by the merger agreement or the amended merger agreement.

   However, the Intermedia board of directors determined that the foregoing detriments were outweighed by the potential benefits of the merger summarized above, including the opportunity for Intermedia's stockholders to share in the benefits of the combined company's long-term prospects. In addition, as to the second factor relating to the transaction protections sought by WorldCom, the Intermedia board of directors believed, based in substantial part on the contacts made with other potential strategic partners and consultation with Bear Stearns, it was not reasonably likely a superior proposal was available. Accordingly, the Intermedia board of directors determined the benefits of the proposed merger outweighed the potential detriments of these specific provisions.

   There can be no assurance, however, that any of the potential benefits considered by the Intermedia board of directors will be realized. See "Risk Factors Relating to the Merger" beginning on page 13.

   Intermedia Board Action on February 14, 2001. At its February 14, 2001, meeting, the Intermedia board of directors, by a unanimous vote of the three independent members of the Intermedia board, who were the only Intermedia directors that were present and did not abstain:

  . determined that the merger and the amended merger agreement are advisable, fair to and in the best interests of Intermedia and its stockholders;

  . approved the amended merger agreement and the transactions contemplated by that agreement;

  . resolved to recommend that Intermedia common stockholders and holders of Intermedia series G preferred stock adopt the amended merger agreement; and

  . directed that the amended merger agreement be submitted for consideration by Intermedia common stockholders and holders of Intermedia series G preferred stock.

As used in the following sections of this proxy statement/prospectus, references to the views, opinions, beliefs and recommendations of the Intermedia board of directors, as well as similar words describing the Intermedia board's decision to approve the transactions described in this proxy statement/prospectus and the bases for that decision, are reflective of the judgment of the three independent members of the Intermedia board of directors, who were the only members of the Intermedia board that voted on the approval of the transactions.

   Intermedia's Reasons for the Merger and the Amended Merger Agreement. The Intermedia board of directors continues to believe that the long-term value to Intermedia stockholders of an investment in WorldCom will be superior to the long-term value of an investment in Intermedia as a stand-alone company, even in light of the reduction in the exchange ratio to be received by Intermedia common stockholders as a result of the amended merger agreement. Moreover, the Intermedia board of directors believes that the merger with WorldCom continues to represent the best strategic alternative available to Intermedia and its stockholders, particularly in light of the potentially severe consequences to Intermedia's business and financial condition that would likely result from a termination of the merger agreement.

   The decision of the Intermedia board of directors to approve the amended merger agreement and recommend its adoption by Intermedia stockholders was based upon various factors, including those set forth above under "--Background to the Merger Pursuant to the Amended Merger Agreement" beginning on page 30, and those set forth below:

  . the assertions made by WorldCom regarding its right to refuse to complete the merger as a result of:

    -- what WorldCom perceived to be a significant deterioration in the business and financial condition of Intermedia since the execution of the merger agreement,

    -- the continued general downturn in the markets in which Intermedia and other integrated communications providers and competitive local exchange carriers compete,

    -- the lawsuits filed in the Delaware Court of Chancery against Intermedia, certain of Intermedia's directors and officers, Digex and WorldCom challenging actions relating to the merger,

    -- the December 13 decision of the Chancery Court rendered in connection with these lawsuits and the uncertainty that decision created regarding the validity of the Digex board of directors' waiver of the potential restrictions imposed by Section 203 in connection with future transactions between WorldCom and Digex, and

    -- the view of WorldCom that certain of these events and circumstances constituted a material adverse effect on Intermedia within the meaning of the merger agreement;

  . the view of the Intermedia board of directors, notwithstanding Intermedia's disagreement with WorldCom's positions regarding the merger agreement and Intermedia's belief that meritorious defenses existed to the claims raised in the litigation relating to the merger, that Intermedia's refusal to agree to the amendments to the merger agreement would create a significant risk that WorldCom would refuse to complete the merger, resulting in a protracted dispute between the parties which

    -- would potentially cause substantial harm to Intermedia's business and financial condition, as well as to the interests of Intermedia's stockholders,

    -- might generally call into question the continued financial viability of Intermedia,

    -- would likely result in further losses of key Intermedia personnel, and

    -- would likely result in costly and protracted litigation between the parties;

  . the Intermedia board of directors' recognition that, notwithstanding Intermedia's disagreement with the views expressed by WorldCom regarding its ability to refuse to complete the merger, the views expressed by WorldCom were not frivolous;

  . the perceived lack of strategic alternatives available to Intermedia if WorldCom were to refuse to complete the merger, including

    -- the fact that prior to the execution of the merger agreement, Intermedia and its financial advisors had contacted 24 companies to determine whether they would be interested in a strategic transaction with Intermedia or Digex, of which only three companies (Exodus, Global Crossing and WorldCom) expressed interest, and the fact that since that time Exodus and Global Crossing have engaged in a strategic transaction between them which likely would eliminate any continued interest in a transaction with Intermedia,

    -- the belief of the Intermedia board of directors that no other strategic transaction was available to Intermedia at that time which would have been comparable to the WorldCom transaction, and

    -- the fact that Intermedia would find it very difficult to obtain alternative sources of funding sufficient to operate its business on a stand-alone basis if the funding to be provided by WorldCom were no longer available and WorldCom were to refuse to complete the merger;

  . the view of the Intermedia board of directors that, in light of the great difficulty Intermedia would have in finding alternative funding sources, if WorldCom were to withdraw its funding commitment and refuse to consummate the transaction, Intermedia might be forced to seek bankruptcy protection and that, as a result of such action, the Intermedia stockholders would almost certainly suffer a significant diminution in the value of their holdings;

  . the fact that, absent resolution of the dispute with WorldCom, a settlement of the litigation relating to the merger would have been difficult, if not impossible, and the prospect of incurring the cost and expense associated with continuing to defend such litigation;

  . the lack of certainty regarding Intermedia's ability to prevail in the litigation relating to the merger and the fact that the litigation likely would not have been finally resolved until after the termination date originally set forth in the merger agreement;

  . the fact that on February 14, 2001, the last full trading day prior to the execution of the amended merger agreement, the revised exchange ratio implied a premium to the holders of Intermedia common stock of approximately 23.9% over the closing price of Intermedia common stock on that date;

  . Bear Stearns' opinion described below to the effect that, as of the date of the opinion and based upon and subject to the assumptions, qualifications and other matters stated in the opinion, the revised exchange ratio was fair, from a financial point of view, to the holders of Intermedia common stock and its financial and valuation analyses related thereto presented to the Intermedia board of directors described below (see "--Opinion of Intermedia's Financial Advisor" beginning on page 44); and

  . the adjustments made to the terms of the merger agreement, including the changes to the definition of the term "material adverse effect", which the Intermedia board of directors viewed as increasing the likelihood that the merger would be completed.

   In reaching its decision to approve the amended merger agreement and to recommend the adoption of the amended merger agreement to the Intermedia stockholders, the Intermedia board of directors did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to the various factors. Each of the factors listed above was believed by the Intermedia board of directors to support the decision to approve the amended merger agreement.

   The Intermedia board of directors also considered the principal detriments to Intermedia of the merger on the revised terms set forth in the amended merger agreement:

  . as a result of the amended merger agreement, holders of Intermedia common stock will receive merger consideration with an implied value that is less than the value implied by the consideration such stockholders would have received under the merger agreement had it not been amended; and

  . absent Intermedia's agreement to amend the terms of the merger agreement and settle the litigation relating to the merger, Intermedia would have had the opportunity to present at trial what it believes to be meritorious defenses. In such event,

    -- were the Chancery Court to have agreed with the defenses presented by Intermedia and concluded that Intermedia was not liable under the causes of action raised by the plaintiffs, the merger might have been completed without any decrease in the exchange ratio to be received by Intermedia common stockholders, and

    -- were the Chancery Court to have concluded that Intermedia was liable under one or more causes of action raised by the plaintiffs, but agreed with the defenses presented by Intermedia regarding the amount of damages sustained by the plaintiffs, the amount of damages ultimately awarded by the Chancery Court might have been less than the value of the reduction in the merger consideration resulting from the amended merger agreement.

   However, the Intermedia board of directors determined that the foregoing detriments were outweighed by the potential benefits of the amended merger agreement summarized above, including the avoidance of harm to Intermedia and its stockholders as described above. Accordingly, the Intermedia board of directors determined that the potential benefits of the merger on the revised terms set forth in the amended merger agreement outweighed the potential detriments.

   There can be no assurance, however, that any of the potential benefits considered by the Intermedia board of directors will be realized. See "Risk Factors Relating to the Merger" beginning on page 13.

   Recommendation of the Intermedia Board. The Intermedia board of directors believes that the merger and the amended merger agreement are advisable, fair to and in the best interests of Intermedia and its stockholders and unanimously recommends that the Intermedia common stockholders and holders of Intermedia series G preferred stock vote in favor of adoption of the amended merger agreement.

WorldCom's Reasons for the Merger

   WorldCom believes that the merger with Intermedia will accelerate WorldCom's expansion into managed web site and application hosting services. Through its acquisition of Intermedia, WorldCom will indirectly acquire a controlling interest in Digex. Digex is a pioneer and leading worldwide provider of managed Web and application hosting services. After the merger, WorldCom will indirectly own approximately 62% of Digex's outstanding shares of common stock and approximately 94% of the voting power of Digex.

   In particular, WorldCom believes that the merger will:

  . focus WorldCom's capital investments in one of the industry's fastest growing segments;

  . provide WorldCom and Digex customers with a more complete portfolio of products and services to help grow their Web-based business;

  . pair Digex's range of managed, enterprise and portal hosting solutions with WorldCom's worldwide, facilities-based network and WorldCom's customer relationships with leading businesses around the world; and

  . enable WorldCom and Digex to offer integrated solutions for emerging and established Internet-based businesses and portals as well as established businesses that are leveraging Web-based business to open new markets, lower costs, improve customer satisfaction and broaden distribution.


Opinion of Intermedia's Financial Advisor

   The full text of Bear Stearns' written opinion, which sets forth the assumptions made, procedures followed and matters considered by Bear Stearns, is set forth as Annex D to this proxy statement/prospectus. Intermedia stockholders are urged to read carefully Bear Stearns' opinion in its entirety.

 Overview

   The Intermedia board of directors retained Bear Stearns to act as its exclusive financial advisor in connection with the merger as originally contemplated in the merger agreement, as well as in connection with the merger as contemplated in the amended merger agreement. At the February 14, 2001 meeting of Intermedia's board of directors, Bear Stearns delivered its oral opinion, subsequently confirmed in writing on February 15, 2001, and based upon and subject to the assumptions made in its opinion, that the revised exchange ratio to be received in the merger pursuant to the amended merger agreement by the holders of Intermedia common stock was fair, from a financial point of view, to those holders of shares of Intermedia common stock.

   In reading the discussion of the fairness opinion presented below, Intermedia stockholders should be aware that Bear Stearns' opinion:

  . was provided to Intermedia's board of directors for its use and benefit in connection with its consideration of the merger on the revised terms set forth in the amended merger agreement and addresses only the fairness, from a financial point of view, of the revised exchange ratio to holders of shares of Intermedia common stock as of the date of the opinion;

  .  does not address any other aspect of the merger on the revised terms;


  . does not constitute a recommendation to Intermedia's board of directors in connection with the merger on the revised terms;

  . does not constitute a recommendation to any Intermedia stockholder as to how to vote with respect to the merger on the revised terms;

  . does not express any opinion as to Intermedia's underlying business decision to pursue the merger on the terms set forth in the amended merger agreement, the relative merits of the merger as contemplated in the amended merger agreement as compared to any alternative business strategies that might exist for Intermedia or the effects of any other transaction in which Intermedia might engage, or the price or range of prices at which the shares of Intermedia, Digex or WorldCom common stock may trade subsequent to the announcement of the amended merger agreement or the price or range of prices at which the shares of Digex or WorldCom common stock may trade subsequent to completion of the merger; and

  . does not express any opinion as to the terms of the settlement of the Delaware Digex stockholders litigation (In re: Digex, Inc. Shareholders Litigation) or the Florida Intermedia stockholders litigation (Monteforte v. Intermedia Communications Inc., et al.).

   The revised exchange ratio, the form of the revised merger consideration and the revised terms of the merger pursuant to the amended merger agreement were determined by arm's-length negotiations between Intermedia and WorldCom and were not based on any recommendation by Bear Stearns. Intermedia did not provide specific instructions or impose any limitations on Bear Stearns with respect to the investigation made or the procedures followed by Bear Stearns in rendering its opinion.

   In connection with rendering its opinion, Bear Stearns, among other things:

  . reviewed the merger agreement, the first amendment to the merger agreement and the stockholders agreement;

  . reviewed Intermedia's proxy statement/prospectus dated November 17, 2000;

  . reviewed selected publicly available information concerning Intermedia, Digex and WorldCom;

  . reviewed certain operating and financial information relating to Intermedia's and Digex's respective businesses and prospects on a standalone basis, including Intermedia's budget for the year ending December 31, 2001 and Digex's projections for the years ending December 31, 2001 through December 31, 2004, that were prepared and provided to Bear Stearns by Intermedia's and/or Digex's management;

  . reviewed certain financial information, including projections, regarding Intermedia, Digex and WorldCom contained in certain publicly available Wall Street securities analysts' research reports;

  . met with certain members of Intermedia's, Digex's and WorldCom's senior management to discuss each company's respective business, operations, historical and budgeted or projected financial results and future prospects;

  . reviewed the historical prices, trading multiples and trading volumes of the shares of Intermedia, Digex and WorldCom common stock;

  . reviewed publicly available financial data, stock market performance data and trading multiples of companies that Bear Stearns deemed generally comparable to Intermedia and Digex;

  . reviewed the terms of recent mergers and acquisitions involving companies that Bear Stearns deemed generally comparable to Intermedia and Digex; and

  . conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

   Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including, without limitation, the budget provided to it by Intermedia and the projections provided to it by Digex. With respect to Intermedia's budget and Digex's projected financial results, Bear Stearns assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Intermedia and Digex as to the expected future performance of Intermedia and Digex, respectively. Bear Stearns was not furnished with projections of

Intermedia for purposes of its opinion and was advised by Intermedia that prior projections furnished to Bear Stearns in connection with its original fairness opinion rendered on September 1, 2000 in connection with the execution of the merger agreement no longer reflected the best currently available estimates and judgments of senior management in light of current industry conditions, WorldCom's proposed sale of Intermedia's assets (other than its shares of Digex) and various other factors. Bear Stearns did not assume any responsibility for the independent verification of any such information or of the budget or projections provided to it, and Bear Stearns further relied upon the assurances of the senior management of Intermedia and Digex that they were unaware of any facts that would make the information, budget or projections provided to Bear Stearns incomplete or misleading.

   In rendering its opinion, Bear Stearns considered the current condition of the capital markets, both generally and for telecommunications companies in particular, and discussed with the senior management of Intermedia and Digex
(i) Intermedia's and Digex's recent and budgeted financial performance, current capital structure and current rate at which cash is being used in operating and financing activities and (ii) the capital needs of each of Intermedia and Digex, as reflected in the aforementioned budget and projections provided to Bear Stearns, and whether such needs could be met, absent a transaction, in light of Intermedia's recent operating performance and financial condition and its access to capital given current market conditions. Bear Stearns also considered the potential negative impact of the above factors on the prices of Intermedia's equity and debt securities in the absence of the merger on the revised terms or another similar transaction.

   In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of Intermedia, Digex or WorldCom, nor was Bear Stearns furnished with any such appraisals. Prior to execution of the merger agreement on September 1, 2000, Bear Stearns was asked by Intermedia's board of directors to solicit indications of interest from various third parties regarding a transaction with Intermedia and/or Digex, and Bear Stearns considered the results of this solicitation in rendering its opinion. In addition, Bear Stearns indicated that it had discussed with WorldCom's financial advisor the efforts of WorldCom to sell Intermedia's core operations in order to comply with the terms of the Justice Department consent decree requiring WorldCom to sell such assets. Bear Stearns assumed that the merger on the revised terms will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and that the merger on the revised terms will be completed in a timely manner and in accordance with the terms of the amended merger agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Intermedia, Digex or WorldCom.

 Summary of Reviews and Analyses

   The following is a summary of the material reviews and financial and valuation analyses presented by Bear Stearns to Intermedia's board of directors at its meeting held on February 14, 2001. In order to understand fully the reviews and financial and valuation analyses used by Bear Stearns, any information presented in tabular format must be read together with the text of each summary. The tables alone do not represent a complete description of any such reviews or financial and valuation analyses.

   Situation Analysis. Bear Stearns conducted a situation analysis to update the Intermedia board of directors on various recent developments in the U.S. capital markets and the telecom sector, as well as specific developments pertaining to Intermedia, Digex and WorldCom.

   U.S. Capital Markets Overview. Bear Stearns reviewed the current state of the U.S. equity and debt capital markets and observed that equity market conditions had been extremely challenging during the twelve-month period ending February 14, 2001, and particularly since September 1, 2000. In particular, Bear Stearns noted that the U.S. equity markets had experienced high levels of volatility with rapid and extreme changes in valuations. Specifically, Bear Stearns observed that the NASDAQ Composite Index closed at 4,234.33 on September 1, 2000 and closed at 2,470.97 on February 9, 2001, a decline of 41.6%. Similarly, the U.S. market conditions for high yield and investment grade debt were also challenging for most of 2000. The high yield spread over U.S. Treasurys (i.e., the difference between average yields on U.S. Treasurys and average yield-to-worst levels for high yield bonds) widened considerably to 790 basis points as of February 9, 2001 from 534 basis points as of December 29, 1999. Bear Stearns observed that, since January 1, 2001, while the U.S. investment grade debt market had been active, the U.S. high yield debt market had only recently shown signs of reopening, but only for the highest quality issuers.

   Telecom Sector Overview. Bear Stearns noted that stock prices across various sub-sectors of the telecommunications and data services sector had declined substantially over the past year, and particularly since September 1, 2000. Since September 1, 2000, indices of long-distance carriers, integrated communications providers/competitive local exchange carriers and web hosting companies had declined approximately 35%, 45% and 75%, respectively. Bear Stearns further noted that (i) many of Intermedia's competitors, generally the smaller, more capital-constrained integrated communications providers/competitive local exchange carriers, had seen their stock prices trade downward to "distressed" levels and (ii) the stock price of Exodus Communications, Inc., a market leader in the web hosting sector and the most directly comparable company to Digex, had declined 74% since September 1, 2000. Such stock price declines had been driven by missed earnings targets for the third and fourth quarters of 2000, reduced guidance for 2001 financial targets and by the lack of access to debt or equity capital markets for all but the highest quality issuers.

   Bear Stearns further noted that GST Telecommunications, Inc., ICG Communications, Inc. and NorthPoint Communications Group, Inc. each had filed for Chapter 11 bankruptcy protection in recent months and that many other such companies were on the brink of severe liquidity crises as of mid-February 2001.

   Intermedia and Digex. Bear Stearns reviewed the budget for Intermedia's core operations (i.e., excluding Intermedia's stake in Digex) and the financial projections for Digex and observed that since March 2000 there had been significant reductions in Intermedia management's estimates of revenue and earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for calendar years 2000 and 2001. Bear Stearns noted that Intermedia's estimated total cash uses for 2001 are expected to be approximately $1.0 billion. Intermedia's cash needs through June 30, 2001 are being funded by WorldCom (pursuant to the September 1, 2000 merger agreement and the related subordinated note purchase agreement with WorldCom dated October 31, 2000) and a credit facility guaranteed by WorldCom. As of November 3, 2000, Intermedia had begun to draw on its bank facility and was expected to draw on its WorldCom financing arrangement by late-February 2001 in order to fund ongoing expected operating losses. Bear Stearns noted that, in the absence of the revised merger, it believed Intermedia would be unable to secure financing for its business on a standalone, going-concern basis given current U.S. capital markets conditions.

   WorldCom. Bear Stearns observed that WorldCom's stock price had fallen significantly in recent months. Since announcement of the original merger on September 5, 2000, WorldCom's stock price had fallen to $18.56 on February 13, 2001 from $36.94 on September 1, 2000, a decline of 49.8%. Bear Stearns noted that:

  . On October 26, 2000, WorldCom issued third quarter 2000 financial results with revenue approximately 3% below Wall Street research analysts' expectations.

  . On November 1, 2000, WorldCom issued revised earnings per share estimates for the fourth quarter of 2000 and also for full-year 2001. The fourth quarter 2000 guidance for cash earnings per share was reduced to $0.34-$0.35 from $0.58 while the mid-point of the 2001 guidance for cash earnings per share was reduced to $1.60 from $2.60. WorldCom noted that such reduced estimates were due to, among other things, (i) lower revenue growth due to intense pricing pressures, unfavorable foreign exchange rates and a shift from consumer voice to wireless technologies,
     (ii) increased spending on "generation d" growth initiatives, such as web hosting and Internet-based virtual private networks, and (iii) increased employee costs.

  . On November 1, 2000, WorldCom also announced a significant restructuring including the creation of two tracking stocks--the WorldCom Group tracking stock and the MCI Group tracking stock. The WorldCom Group tracking stock will reflect the performance of services delivered to core enterprise customers including data, Internet, web hosting and international businesses. The MCI Group tracking stock will reflect the performance of the high cash flow, declining consumer and wholesale long distance businesses.

  . On February 8, 2001, WorldCom announced its financial results for the fourth quarter of 2000 and full-year 2000, which were generally in line with its previous guidance issued on November 1, 2000.

   Intermedia Sale Efforts. Bear Stearns reviewed the efforts it had undertaken to sell Intermedia's core operations and Digex prior to the announcement of the merger as originally contemplated by the merger agreement. Bear Stearns noted that, beginning in July 1999, it had contacted 19 parties with respect to Intermedia as a whole and 23 parties with respect to Digex, following which it became clear that the only interested parties were Exodus Communications, Global Crossing Ltd. (through GlobalCenter Holding Co., its web hosting subsidiary) and WorldCom. Bear Stearns further noted that since the announcement of the WorldCom/Intermedia merger, Exodus Communications had acquired GlobalCenter from Global Crossing and, therefore, these parties were unlikely to have any remaining interest in pursuing a business combination with Intermedia or Digex. Bear Stearns indicated that it had discussed with WorldCom's financial advisor the efforts of WorldCom to sell Intermedia's core operations in order to comply with the terms of the Justice Department consent decree requiring WorldCom to sell such assets.

   Summary of Valuation Analysis. Bear Stearns reviewed the net equity value and total transaction value of Intermedia (including the value of Intermedia's stake in Digex, but excluding the value of Digex's minority, publicly-traded shares not owned by Intermedia) based on the revised exchange ratio of 1.0 WorldCom common share for each Intermedia common share and a range of WorldCom stock prices. The range of WorldCom stock prices was based on (i) the closing and 20-day average stock prices as of February 13, 2001, (ii) the high, low and average stock prices since November 1, 2000, on which date WorldCom publicly announced its expectation that financial results for the fourth quarter of 2000 and full-year 2001 would be lower than previously estimated, and (iii) the high, low and average current target stock prices issued by certain Wall Street equity research analysts that were publicly available. Bear Stearns then compared the resulting range of implied values per Intermedia common share to a range of Intermedia's recent trading stock prices.

                Transaction Valuation Sensitivity Analysis

                                  Transaction Values Based on Range of WorldCom Stock Prices
                                --------------------------------------------------------------------------
                                                     Since Revised                  Current
                                As of 2/13/01     Guidance on 11/1/00       Wall Street Price Targets
                                ---------------  -----------------------   -------------------------------
                                 Spot   20-Day   Average   High    Low     Average      High        Low
                                Price   Average   Price   Price   Price     Price       Price      Price
                                ------  -------  -------  ------  ------   ---------  ----------  --------
                                $18.56  $21.09   $17.94   $23.25  $13.88    $31.29     $45.00     $25.00
                                ------  -------  -------  ------  ------   ---------  ----------  --------
Implied Value per
 Intermedia Share at
 1.0x...................        $18.56  $21.09   $17.94   $23.25  $13.88   $  31.29   $    45.00  $  25.00

Premium (Discount) to:
 Closing Price on
  2/13/01............... $14.50   28.0%   45.5%    23.7%    60.3%   (4.3)%    115.8%       210.3%     72.4%
 20-Day Average Price as
  at 2/13/01............  16.58   12.0    27.2      8.2     40.2   (16.3)      88.7        171.4      50.8
 Closing Price on
  9/1/00................  22.88  (18.9)   (7.8)   (21.6)     1.6   (39.3)      36.8         96.7       9.3
 20-Day Average Price as
  at 9/1/00.............  18.83   (1.4)   12.0     (4.7)    23.5   (26.3)      66.2        139.0      32.8
 High Price During Past
  Year..................  77.38  (76.0)  (72.7)   (76.8)   (70.0)  (82.1)     (59.6)       (41.8)    (67.7)
 Low Price During Past
  Year..................   3.63  412.1   481.8    394.9    541.4   282.8      763.1      1,141.4     589.7

Net Equity Value(/1/)...        $1,069  $1,367   $1,031   $1,516  $  788   $  2,244   $    3,779  $  1,638

Total Transaction
 Value(/1/).............        $4,974  $5,131   $4,936   $5,280  $4,693   $  5,857   $    7,017  $  5,402

--------

(1) $ in millions.

   Bear Stearns noted that the aforementioned range of potential implied values per Intermedia common share represented meaningful premia versus (i) Intermedia's recent trading range of $14.50 to $16.50 per share, (ii) the low-water trading price of $3.63 for Intermedia's common stock, which was reached on December 21, 2000, shortly after the preliminary decision of the Chancery Court in the Delaware Digex Stockholders litigation and (iii) the distressed levels at which Intermedia's shares would most likely trade absent the merger contemplated by the amended merger agreement or another extraordinary transaction similar to the merger.

   Bear Stearns further observed that, based on WorldCom's closing stock price of $18.56 per share on February 13, 2001 and the revised exchange ratio of 1.0, the merger on the revised terms resulted in a total transaction value for Intermedia of $4,974 million.

                      Components of Capital Structure

                                                                   Total Value
                                                                 ---------------
                                                                 ($ in millions)
     Net Common Equity..........................................     $1,069
     Convertible Preferred Stock(/1/)...........................        750
     Series B Redeemable Preferred Stock (/1/)..................        568
     Public High Yield Debt (/1/)...............................      2,098
     Bank Debt and Other, Net of Cash...........................        489
                                                                     ------
     Total Transaction Value....................................     $4,974
                                                                     ======

--------

(1) All debt and preferred stock shown at the greater of (i) estimated post-transaction market value giving effect to the merger on the revised terms or (ii) change-of-control put values, if applicable.

   Reverse-Sum-of-the-Parts Analysis. In order to help assess the fairness of the revised exchange ratio, Bear Stearns performed an analysis which allocated the total transaction value of $4,974 million (i.e., based on the revised exchange ratio of 1.0 and WorldCom's closing stock price as of February 13,
2001) between the estimated value attributable to (i) Intermedia's core operations and (ii) Intermedia's stake in Digex.

   Estimation of Value of Intermedia's Core Operations as a Going Concern. In determining the estimated value of Intermedia's core operations, Bear Stearns reviewed multiples of gross property, plant and equipment relating to certain
(i) comparable publicly-traded integrated communications provider/competitive local exchange carrier companies that Bear Stearns believed had, like Intermedia, limited access to capital given current market conditions and which had failed to meet the recent consensus financial results of Wall Street equity research analysts. See "--Public Company Comparable Companies Analysis" below and (ii) precedent mergers and acquisitions--specifically, McLeodUSA Inc.'s acquisition of CapRock Communications Corp. and Time Warner Telecom Inc.'s acquisition of GST Telecommunications, both of which Bear Stearns believed represented relevant acquisitions of financially distressed integrated communications providers/competitive local exchange carriers. See "--Selected Precedent Mergers and Acquisitions Transactions" below. The multiples relating to such comparable publicly traded companies and precedent mergers and acquisitions are presented in the chart below.

           Enterprise Value/Gross Property, Plant and Equipment


                                   [GRAPH]

          Trading Multiples
              at 2/9/01
         -------------------
         Selected Comparable
              ICP/CLEC
            Companies/(1)/

High            1.84x
Median          1.10x
Low             0.54x
   Key Precedent M&A
      Transactions
-----------------------
McLeodUSA/  Time Warner
 CapRock    Telecom/GST

  0.73x        0.69x

Estimated Range of Value
   of Intermedia Core
------------------------
    $2,935     $1,712

     1.20x      0.70x

--------

(1) Based on Adelphia Business Solutions, Inc., Electric Lightwave, Inc., e.spire Communications, Inc., Net 2000 Communications, Inc., Network Plus Corp. and US LEC Corp.

(2)  $ in millions.

   Bear Stearns determined that, based on the aforementioned analysis of comparable publicly-traded companies and precedent mergers and acquisitions transactions, the appropriate valuation multiple range for Intermedia's core operations was 0.70x-1.20x gross property, plant and equipment. Such multiple range implied a total value for Intermedia's core operations of $1,712 million to $2,935 million. Based on such total value range, Bear Stearns then calculated implied multiples of 2001 estimated revenue for Intermedia's core operations. Such implied multiples of 2001 estimated revenue for Intermedia's core operations were 1.90x to 3.26x, compared to a 2001 estimated revenue multiple range of 1.20x to 3.62x (and a median of 1.68x) for the relevant comparable publicly-traded companies and a range of 0.87x to 1.47x for the relevant precedent mergers and acquisitions transactions.

   Bear Stearns noted that, despite the apparent precision of the aforementioned valuation of Intermedia's core operations as a going concern, the realization of such valuation could be potentially problematic given (i) the current state of the U.S. capital markets and the recent dearth of mergers and acquisitions involving companies like Intermedia's core operations and (ii) the expected financial performance of Intermedia's core operations during 2001. Bear Stearns also considered that it had discussed with WorldCom's financial advisor the efforts of WorldCom to sell Intermedia's core operations in order to comply with the terms of the Justice Department consent decree requiring WorldCom to sell such assets.

   Resultant Digex Implied Transaction Multiples. Based on a total transaction value of $4,974 million for Intermedia as a whole and the range of implied values of $1,712 million to $2,935 million for Intermedia's core operations determined above, Bear Stearns then calculated the implied per share value of Intermedia's stake in Digex to be approximately $50.86 to $81.94. Based on these implied per share values, Bear Stearns calculated an implied total enterprise value for Digex using two different methodologies labeled Scenario 1 and Scenario 2 in the chart below.

   Scenario 1 assumed that all of Digex's outstanding shares were valued at the range of implied per share values for Digex referenced above (i.e., the implied per share premium attributable to Digex common shares held by Intermedia was also applied to Digex's minority, publicly-traded common shares). Scenario 2 assumed that the Digex common shares held by Intermedia were valued at the range of implied per share values for Digex referenced above, but that the Digex minority, publicly-traded common shares not owned by Intermedia were valued at Digex's closing stock price of $23.69 on February 13, 2001 (i.e., no implied per share premium was applied to Digex's minority, publicly-traded common shares).

                      Enterprise Value/Revenue 2001E


                                  [GRAPH]

  Digex Values and Impled Multiples
--------------------------------------
   Scenario I            Scenario 2
----------------     -----------------
$5,644    19.46x     $3,873     13.36x
$3,432    11.83x     $2,650      9.14x


       Trading Multiples at 2/13/01
---------------------------------------------
       Digex                    Exodus
-------------------       -------------------
Spot          5.45x       Spot          5.04x
20-Day AVg.   6.31x       20-Day Avg.   6.80x

 Exodus/Global Center
    Acquisition
-----------------------
On 9/27/00       12.30x
As of 2/13/01    3.92x
--------

(1) $ in millions

   Under Scenario 1, the resulting range of total enterprise values for Digex was $3,432 million to $5,644 million, implying multiples of Digex's estimated 2001 revenue of 11.83x to 19.46x. Under Scenario 2, the resulting range of total enterprise values for Digex was $2,650 million to $3,873 million, implying multiples of Digex's estimated 2001 revenue of 9.14x to 13.36x. Bear Stearns compared such ranges of implied revenue multiples for Digex to 2001 estimated revenue multiples on a trading basis of 5.45x for Digex and 5.04x for Exodus Communications, based on closing stock prices as of February 13, 2001. "--Public Company Comparable Companies Analysis" below. Bear Stearns also compared the implied revenue multiples for Digex under Scenario 1 and Scenario 2 to the 2001 estimated revenue multiple of 12.30x paid by Exodus Communications in its stock-for-stock acquisition of GlobalCenter that was announced on September 28, 2000-- "--Selected Precedent Mergers and Acquisitions Transactions" below. Bear Stearns also noted that Exodus Communications' stock price had declined significantly between the announcement date of its acquisition of GlobalCenter and February 13, 2001, and that based on such lower stock price as of February 13, 2001, the multiple of 2001 estimated revenue paid by Exodus Communications for GlobalCenter now stood at only 3.92x.

   As a result of this reverse-sum-of-the-parts analysis, Bear Stearns concluded that the resultant valuation range for Digex that was implied by the WorldCom/Intermedia merger on the revised terms appeared to be favorable when compared to both recent precedent mergers and acquisitions in the web hosting sector and current public market trading multiples for comparable web hosting companies.

   Selected Precedent Mergers and Acquisitions Transactions. Bear Stearns reviewed selected precedent mergers and acquisitions involving companies that, like Intermedia and Digex, provide data and voice communications services and web hosting services. Bear Stearns noted that many precedent transactions involving such companies were not directly relevant for the purpose of comparison to the WorldCom/Intermedia merger on the revised terms, as such transactions occurred at a time when, among other things, (i) the relevant acquired companies were at different stages of development relative to Intermedia or Digex, (ii) different market perceptions existed of such companies and/or the telecommunications services industry and (iii) stock market values and relative valuations were much higher (for example, the NASDAQ Composite Index closed on March 10, 2000 at a record high of 5048.62 and closed on February 9, 2001 at 2,470.97, a decline of 51.1%).

   In connection with its valuation of Intermedia's core operations, Bear Stearns made a direct comparison to the acquisitions of (i) GST
Telecommunications by Time Warner Telecom, and (ii) CapRock Communications by McLeodUSA. Bear Stearns considered these transactions to be the most relevant to the valuation of

Intermedia's core operations, as such transactions involved the acquisition of financially distressed integrated communications provider/competitive local exchange carrier companies with roughly similar operating profiles. Bear Stearns reviewed multiples of estimated revenue, which were based on Wall Street equity analysts' research, and multiples of gross property, plant and equipment for the relevant precedent mergers and acquisitions transactions.

     Precedent Mergers and Acquisitions Transactions--Intermedia Core

                              Relevant ICP/CLEC
                                 Transactions
                           ------------------------

                              GST/Time    CapRock/
                           Warner Telecom McLeodUSA
                           -------------- ---------
Stock Price Premium
 Compared To:
  One Day Prior...........       --          0.0%
  20-Day Average Price....       --          0.9
  20 Days Prior...........       --         (6.9)

Enterprise Value/Revenue:
  Latest Quarter
   Annualized.............      2.71x       0.90x
  Current Year............      1.86        1.51
  Current Year + 1........      1.47        0.87

Enterprise Value/Gross
 Property, Plant and
 Equipment................      0.69x       0.73x

   In connection with its valuation of Digex, Bear Stearns made a direct comparison to the acquisition of GlobalCenter by Exodus Communications. Bear Stearns considered this transaction to be directly relevant to the valuation of Intermedia's stake in Digex, as GlobalCenter is a leading provider of web hosting services. The following table summarizes certain relevant statistics from this analysis.

          Precedent Mergers and Acquisitions Transactions--Digex

                                              Exodus Communications'
                                            Acquisition of GlobalCenter
                                            ---------------------------------
                                                As of
                                             Announcement          As of
                                              on 9/28/00         2/13/01(1)
                                            --------------      -------------
Enterprise Value/Revenue:
  Current Year.............................             12.30x              3.92x
  Current Year + 1.........................              8.79               2.79

--------

(1) Enterprise value adjusted to reflect the fall in Exodus Communications' closing share price from $53.25 on September 27, 2000 (day before announcement) to $17.00 on February 13, 2001.

   Bear Stearns noted that none of the precedent mergers and acquisitions transactions above are identical to the WorldCom/Intermedia merger. Bear Stearns further noted that the analysis of precedent transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the acquisition value of Intermedia and Digex versus the acquisition value of any other comparable company in general and the transactions above in particular.

   Public Company Comparable Companies Analysis. Bear Stearns analyzed selected historical and projected operating information, stock market performance data and valuation multiples for Intermedia and Digex and compared such data to that of certain publicly-traded companies deemed by Bear Stearns to be comparable to Intermedia and Digex, respectively. Bear Stearns calculated enterprise value/estimated 2000 revenue multiples, enterprise value/estimated 2001 revenue multiples, and enterprise value/estimated 2002 revenue multiples based on closing stock prices as of February 9, 2001, for the integrated communications provider/competitive local exchange carrier companies deemed most comparable to Intermedia's core operations and for the web hosting companies considered most comparable to Digex. In addition, Bear Stearns calculated enterprise value/gross property, plant and equipment multiples for each of the integrated communications provider/competitive local exchange carrier companies that Bear Stearns deemed comparable to Intermedia's core operations. Such values and multiples were based on publicly available information including estimates in published third-party Wall Street research reports. These comparable companies and their respective trading multiples are set forth in the tables below.

             Comparable Trading Multiples--ICP/CLEC Companies

                                                   Enterprise Value(/1/)
                                              --------------------------------
                                                2001      2002     Gross PP&E
                                              Estimated Estimated December 31,
                                               Revenue   Revenue      2000
                                              --------- --------- ------------
Large Capitalization Companies:
  Time Warner Telecom Inc....................   10.62x    7.57x       4.72x
  McLeodUSA Inc..............................    7.64     5.81        4.58
  XO Communications Inc......................    5.96     3.80        3.52
  Allegience Telecom Inc.....................    4.42     2.71        3.05
    High.....................................   10.62x    7.57x       4.72x
    Median...................................    6.80     4.81        4.05
    Low......................................    4.42     2.71        3.05
Small Capitalization and/or Distressed
 Companies:
  Adelphia Business Solutions, Inc...........    3.24x    2.15x       1.04x
  Electric Lightwave, Inc....................    3.62     2.47        1.16
  US LEC Corp................................    2.05     1.51        1.78
  Network Plus Corp. ........................    1.31     0.80        1.84
  Net2000 Communications, Inc................    1.27     0.42        1.00
  e.spire Communications, Inc................    1.20     0.96        0.54
    High.....................................    3.62x    2.47x       1.84x
    Median...................................    1.68     1.24        1.10
    Low......................................    1.20     0.42        0.54

--------

(1) Closing stock prices and market values of publicly traded debt and preferred stock on February 9, 2001 have been used in calculating enterprise values.

   Bear Stearns noted that Intermedia's core operations were most comparable to the small capitalization and/or distressed comparable companies, referenced in the table above, which were capital constrained and had seen their stock prices substantially underperform those of the large capitalization comparable companies referenced in the table above. Bear Stearns observed that, since September 1, 2000, an index of the small capitalization and/or distressed comparable companies had declined by approximately 60% while an index of the large capitalization comparable companies had declined by approximately 25%.

            Comparable Trading Multiples--Web Hosting Companies

                                                                 Enterprise
                                                                 Value(/1/)
                                                             -------------------
                                                               2001      2002
                                                             Estimated Estimated
                                                              Revenue   Revenue
                                                             --------- ---------
Exodus Communications, Inc. ................................   5.07x     2.67x
Data Return Corporation.....................................   1.87      1.00
Usinternetworking, Inc. ....................................   1.99      1.20
Globix Corporation..........................................   1.46        NA
Interliant, Inc. ...........................................   1.12      0.77
Navisite, Inc...............................................   0.90      0.44
PSINet, Inc.................................................   0.53      0.41
Digital Island, Inc.........................................   0.33      0.17

--------

(1) Closing stock prices and market values of publicly traded debt and preferred stock on February 9, 2001 have been used in calculating enterprise values.

   Bear Stearns noted that Exodus Communications, due to its market leadership in web hosting, was the most directly comparable company to Digex.

   No company utilized in the peer group comparison is identical to Intermedia or Digex, and accordingly, Bear Stearns' analysis of comparable companies necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors which would necessarily affect the relative values of Intermedia and Digex versus the companies to which Intermedia and Digex were compared.

 Other Considerations

   The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion is, therefore, not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, market and other conditions as to the significance of each analysis and factor. In performing its analyses, Bear Stearns, at Intermedia's direction and with Intermedia's consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of Intermedia, Digex, WorldCom or Bear Stearns. Any assumed estimates implicitly contained in Bear Stearns' opinion or relied upon by Bear Stearns in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of a business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold.

   Intermedia's board of directors retained Bear Stearns based upon Bear Stearns' qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Bear Stearns has previously rendered investment banking and financial advisory services to Intermedia and Digex and has received customary fees for rendering these services. In the ordinary course of its business, Bear Stearns may actively trade the equity and/or debt securities of Intermedia, Digex and WorldCom for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

   Pursuant to an engagement letter, Intermedia agreed to pay to Bear Stearns a total advisory fee of $22 million upon completion of the merger contemplated in the original merger agreement. Of this amount, $2.2 million was payable upon Bear Stearns rendering its original fairness opinion to Intermedia's board of directors on September 1, 2000 with respect to the merger consideration provided in the merger agreement, and $2.2 million was payable upon Bear Stearns rendering its fairness opinion to Intermedia's board of directors on February 14, 2001 with respect to the revised exchange ratio provided in the amended merger agreement. In addition, Intermedia agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the merger, including the reasonable fees of and disbursements to its legal counsel. Intermedia has also agreed to indemnify Bear Stearns against specific liabilities in connection with its engagement, including the liabilities under the Federal securities laws.

Interests of Intermedia Directors and Executive Officers in the Merger

 Introduction

   Some of the members of Intermedia's board of directors and executive officers have interests in the merger that are different from or in addition to the interests of stockholders of Intermedia generally. These additional interests relate to, among other things, the effect of the merger on employment and benefit arrangements to which directors and executive officers are parties or under which they have rights. These interests, to the extent material, are described below. The Intermedia board of directors was aware of these interests and considered them, among other things, prior to approving the merger agreement and the amended merger agreement.

 Employment Agreements

   Intermedia has entered into employment agreements with each of its executive officers. David C. Ruberg is employed as President, Chief Executive Officer and Chairman of the Board of Intermedia pursuant to an employment agreement dated May 1, 1993, as amended. Richard J. Buyens is employed as Senior Vice President, Sales of Intermedia pursuant to an employment agreement dated December 23, 1998, as amended. Patricia A. Kurlin is employed as Senior Vice President, General Counsel of Intermedia pursuant to an employment agreement dated November 10, 1998, as amended. Robert M. Manning is employed as Senior Vice President, Chief Financial Officer and Secretary of Intermedia pursuant to an employment agreement dated August 27, 1996, as amended. Richard W. Marchant is employed as Senior Vice President, Engineering of Intermedia pursuant to an employment agreement dated as of September 1, 1998, as amended. Davis D. Howe is employed as Senior Vice President, Customer Service Delivery and Operations of Intermedia pursuant to an employment agreement dated July 11, 2000, as amended.

   Each of the employment agreements described in the preceding paragraph provides that if the executive officer's employment is terminated by Intermedia for any reason other than for cause, as described below, following a change of control (which would include the completion of the merger), Intermedia will pay such executive officer's base salary as in effect at the time of termination in one lump-sum payment immediately following the date of termination. Mr. Manning is also entitled to executive level outplacement services if his employment with Intermedia is terminated, unless such termination is voluntary or results from fraud, gross violation of company policy, gross negligence, an intentional act which is against the best interests of the company, death or disability. For purposes of these employment agreements, "cause" means:

  . any conduct or behavior by the executive officer that would reasonably be expected to have a material adverse effect on Intermedia's business or reputation;

  . commission by the executive officer of an act involving moral turpitude or dishonesty, including fraud;

  . the executive officer's material failure to reasonably perform his or her duties for Intermedia; or

  . the executive officer's willful failure to perform or abide by any lawful directions or instructions of Intermedia consistent with his or her capacity as a senior executive of Intermedia.

   Notwithstanding any payments to be made to the executive officers pursuant to the preceding paragraph, each executive officer's employment agreement also provides that upon the occurrence of a change of control of Intermedia (which would include the completion of the merger), Intermedia will pay to the executive officer, in a lump sum promptly following the occurrence of the change of control, an amount equal to the sum of (1) two multiplied by the executive's base salary in effect immediately prior to the occurrence of the change of control, plus (2) two multiplied by the amount of the target bonus applicable to the position held by the executive officer immediately prior to the change of control for the fiscal year in which the change of control occurs.

   For purposes of the preceding paragraphs, "change of control" means the sale, exchange or transfer of Intermedia common stock, whether in one transaction or a series of related transactions occurring in one year, that results in an accumulation of 50% or more of the outstanding shares of Intermedia common stock (on a fully diluted basis) in one holder or several affiliated holders (or any such transactions occurring within six months that results in an accumulation of at least 35% of the outstanding shares of Intermedia common stock (on a fully diluted basis)).

   Each executive officer's employment agreement also provides that the executive will receive an additional amount, on an after-tax basis, to compensate for any excise taxes imposed on that executive officer under Section 4999 of the Internal Revenue Code.

   Pursuant to the change of control and severance provisions contained in the employment agreements of Intermedia's executive officers, the estimated change of control and severance payments that may become payable to those executive officers if their employment were terminated immediately following the merger in a manner qualifying for severance benefits (excluding the amounts of any excise tax gross-up payments) are as follows, assuming that salaries are at current levels on the closing date:

                                                                Severance Upon a
                                        Change of    Severance     Change of
Name                                  Control Amount   Amount       Control
----                                  -------------- ---------- ----------------
David C. Ruberg......................   $2,312,500   $  625,000    $2,937,500
Robert M. Manning....................    1,200,000      375,000     1,575,000
Patricia A. Kurlin...................      825,000      275,000     1,100,000
Richard J. Buyens....................      825,000      275,000     1,100,000
Richard W. Marchant..................      765,000      255,000     1,020,000
Davis D. Howe........................      750,000      250,000     1,000,000
                                        ----------   ----------    ----------
  Total..............................   $6,677,500   $2,055,000    $8,732,500
                                        ==========   ==========    ==========

 Restricted Stock Awards

   Pursuant to a Restricted Share Agreement between Intermedia and David C. Ruberg, dated January 25, 1996, as amended, Intermedia granted Mr. Ruberg a contingent restricted stock award covering 400,000 shares of Intermedia common stock. Under the terms of the agreement, the restricted shares would be issued to Mr. Ruberg only if substantial specified increases in stockholder value were obtained by specified dates. These increases in stockholder value were obtained in 1996 and the restricted shares were issued to Mr. Ruberg. The restricted shares vest in equal quarterly installments over a twenty-year period, with acceleration of vesting upon attainment of certain goals. Two of these goals were obtained in the first quarter of 2000 which accelerated the vesting of 66% of the unvested restricted shares. Upon the occurrence of a change of control of Intermedia, which would include the completion of the merger, the unvested portion of the issued restricted shares will become fully vested. As of January 31, 2001, 62,784 of Mr. Ruberg's restricted shares were unvested.

   Pursuant to the employment agreement of Robert M. Manning, and a Restricted Share Agreement dated May 21, 1997, as amended, Intermedia granted Mr. Manning two contingent restricted stock awards covering a total of 130,000 shares of Intermedia common stock. Under the terms of the agreements, the restricted shares would be issued only if substantial specified increases in stockholder value were obtained by specified dates. These goals were met in 1997. The restricted shares vest in equal quarterly installments over a twenty-year period, with acceleration of vesting upon attainment of certain goals. Two of these goals were obtained in the first quarter of 2000 which accelerated the vesting on 66% of the unvested shares. Upon the occurrence of a change of control of Intermedia, which would include the completion of the merger, the unvested portion of the issued restricted shares will become fully vested. As of January 31, 2001, 28,608 of Mr. Manning's restricted shares were unvested.

   Pursuant to his employment agreement, Intermedia granted Richard J. Buyens a contingent restricted stock award covering 10,000 shares of Intermedia common stock. Under the terms of the award, 5,000 of the restricted shares vested on January 15, 2000, the end of the first full year of employment, and the remaining 5,000 shares vested on January 15, 2001.

 Warrants and Preferred Stock

   Pursuant to an agreement and warrant certificate dated as of November 20, 1997, Intermedia issued to Ralph J. Sutcliffe, a director of Intermedia, a warrant to purchase up to 200,000 shares of Intermedia common stock at an exercise price of $20.75 per share. The warrant may be exercised on or before November 20, 2002, when the warrant will expire and cease to be exercisable. Upon the completion of the merger, the warrant will become exercisable for shares of WorldCom common stock, with the number of shares of WorldCom common stock issuable based on the exchange ratio. See "--Effect on Awards Outstanding Under Intermedia Stock Plans; Warrants" beginning on page 71.

   Pursuant to two warrant agreements dated as of February 17, 2000, between Intermedia and ICI Ventures, an associate, as defined under the securities laws, of James H. Greene, Jr. and Alexander Navab, Jr., who are each directors of Intermedia, Intermedia issued to ICI Ventures warrants to purchase up to 1,000,000 shares of Intermedia common stock at an exercise price equal to $40.00 per share and up to 1,000,000 shares of Intermedia common stock at an exercise price equal to $45.00 per share. The warrants may be exercised on or before February 17, 2004, when the warrants will expire and cease to be exercisable. Upon the completion of the merger, these warrants and the series G preferred stock will become exercisable and/or convertible into shares of WorldCom common stock with the number of shares of WorldCom common stock issuable and the exercise and/or conversion price based on the exchange ratio. See "--Effect on Awards Outstanding Under Intermedia Stock Plans; Warrants" beginning on page 71. In connection with the merger, WorldCom will assume certain registration rights granted by Intermedia to ICI Ventures. In addition, ICI Ventures owns an aggregate of 200,000 shares of Intermedia series G preferred stock. The Intermedia series G preferred stock will be exchanged for WorldCom series G preferred stock with terms more fully described under "Description of WorldCom Capital Stock" beginning on page 88. In addition, ICI Ventures will have the right to have its WorldCom Series G preferred stock redeemed by WorldCom within 45 days of completion of the merger.

 Indemnification

   Pursuant to the terms of the amended merger agreement, WorldCom agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the consummation of the merger, existing in favor of the current or former directors or officers of Intermedia or its subsidiaries as provided in the certificate of incorporation or bylaws and any indemnification or other agreements of Intermedia or its subsidiaries as in effect on September 1, 2000, shall be assumed by the surviving corporation as of the consummation of the merger and will survive the merger. Intermedia has entered into indemnification agreements with each of its senior executive officers and each member of its board of directors.

   The amended merger agreement provides that for the six-year period following the completion of the merger, WorldCom will cause the surviving corporation to maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the completion of the merger, or obtain substitute insurance coverage, covering each person currently covered by the directors' and officers' liability insurance policy maintained by Intermedia on terms which are, in the aggregate, no less favorable to those directors and officers than the current policy. In no event will the surviving corporation be required to pay insurance premiums in excess of 200% of the amount of the aggregate premiums paid by Intermedia in 1999 for such purpose.

   Under the terms of the memorandum of understanding, each of the defendants to the Delaware Digex stockholders litigation, including the officers and directors of Intermedia who are also directors of Digex, will be released as part of the settlement from any liabilities or claims arising from or relating to the subject matter of the litigation. See "--Litigation" beginning on page 66.

 Effects of the Merger on Grants Pursuant to Stock Plans and Employment
 Agreements

   Intermedia stock options to purchase shares of Intermedia common stock have been granted in connection with Intermedia's 1992 Stock Option Plan, 1996 Long-Term Incentive Plan, 1997 Equity Participation Plan for the Benefit of Employees of Digex and 1997 Stock Option Plan for the Benefit of Employees of Digex.

   Pursuant to the terms of the Intermedia stock plans, all Intermedia employee stock options granted pursuant to the plans after March 1999 (which do not fully vest upon a change of control) will become fully vested upon the earlier of (1) the termination of the optionee's employment without cause by Intermedia or any of its subsidiaries following the occurrence of a change of control, which would include the completion of the merger, or (2) the first anniversary of the occurrence of a change of control, provided the optionee is still an employee of Intermedia or any of its subsidiary companies on that date.

   The following chart sets forth as of January 31, 2001, the total number of outstanding Intermedia stock options granted to Intermedia executive officers after March 1999 that are subject to the terms described in the preceding paragraph, the number of those options that remain unvested and the weighted average exercise price of the unvested options:

                                                    Number of
                                      Number of     unvested    Weighted average
Name                                stock options stock options  exercise price
----                                ------------- ------------- ----------------
David C. Ruberg....................    800,000       606,664        $28.9531
Robert M. Manning..................    450,000       320,000         21.0625
Patricia A. Kurlin.................    140,000        97,668         23.4688
Richard J. Buyens..................     90,000        70,000         28.3125
Richard W. Marchant................    160,000       111,167         27.0313
Davis D. Howe......................    175,000       157,500         23.3125

   Pursuant to the terms of the Intermedia stock plans, all Intermedia employee stock options granted before March 1999, except as otherwise described in this section, will become fully vested if within 12 months of a change of control of Intermedia, which would include the completion of the merger:

  . the optionee's employment or other relationship with Intermedia or any of its subsidiary companies is terminated without cause by Intermedia or any of its subsidiaries;

  . the optionee's title or authority is materially diminished or base pay or bonus potential is reduced; or

  . the optionee is required to relocate to a different metropolitan area at least 60 miles away from the area in which he or she worked at the time of the change of control.

   The following chart sets forth as of January 31, 2001, the total number of outstanding stock options granted to Intermedia executive officers before March 1999 that are subject to the terms described in the preceding paragraph, the number of those options that remain unvested and the weighted average exercise price of the unvested options:

                                                    Number of
                                      Number of     unvested    Weighted average
Name                                stock options stock options  exercise price
----                                ------------- ------------- ----------------
David C. Ruberg....................       --            --               --
Robert M. Manning..................    50,000        25,000         $34.6250
Patricia A. Kurlin.................    15,000         6,750          36.1875
Richard J. Buyens..................       --            --               --
Richard W. Marchant................       --            --               --
Davis D. Howe......................       --            --               --

   Pursuant to the terms of Intermedia's stock plans and individual employment arrangements, upon the change of control of Intermedia, which would include the completion of the merger, the unvested portion of some Intermedia stock options granted to David C. Ruberg, Robert M. Manning, Patricia A. Kurlin, Richard J. Buyens, Richard W. Marchant and Davis D. Howe will become fully vested. The following chart sets forth as of the record date the total number of Intermedia stock options that vest immediately upon a change of control of Intermedia, the number of those options that remain unvested and the weighted average exercise price of the unvested options:

                                 Number of   Number of unvested Weighted average
   Name                        stock options   stock options     exercise price
   ----                        ------------- ------------------ ----------------
   David C. Ruberg............    890,000         106,662           $ 8.4045
   Robert M. Manning..........    192,830          27,832            12.6134
   Patricia A. Kurlin.........     67,839          29,085            14.8792
   Richard J. Buyens..........    100,000          60,000            15.0000
   Richard W. Marchant........     40,000          21,334            14.0000
   Davis D. Howe..............        --              --                 --

   The following chart sets forth as of January 31, 2001, the total number of outstanding Intermedia stock options granted to Intermedia executive officers to purchase shares of Intermedia common stock, the total number of those options that remain unvested and the weighted average exercise price of the unvested options:

                                 Number of   Number of unvested Weighted average
   Name                        stock options   stock options     exercise price
   ----                        ------------- ------------------ ----------------
   David C. Ruberg............   1,690,000        713,326           $18.1317
   Robert M. Manning..........     692,830        372,832            19.6897
   Patricia A. Kurlin.........     222,839        133,503            21.7100
   Richard J. Buyens..........     190,000        130,000            21.3059
   Richard W. Marchant........     200,000        132,501            24.4250
   Davis D. Howe..............     175,000        157,500            23.3125

   All employees of Intermedia (including its executive officers) who were employees on the date Digex completed its initial public offering in August 1999 also have options to purchase shares of common stock of Digex, Intermedia's public Web hosting subsidiary, that were issued under a stock option plan adopted by Digex. Pursuant to the terms of the Digex stock plan, upon a change of control of Intermedia, which would include the completion of the merger, the unvested portion of the Digex stock options granted to these Intermedia employees will become fully vested on the earlier of (1) one year following the occurrence of the change of control, if the optionee continues to be employed by Intermedia on that date or (2) the date the optionee's employment is terminated by Intermedia other than for cause.

   The following chart sets forth as of January 31, 2001, the total number of outstanding stock options granted under the Digex stock plan to Intermedia executive officers to purchase shares of Digex common stock, the total number of those options that remain unvested and the weighted average exercise price of the unvested options:

                                 Number of   Number of unvested Weighted average
   Name                        stock options   stock options     exercise price
   ----                        ------------- ------------------ ----------------
   David C. Ruberg............    50,000           31,250           $17.0000
   Robert M. Manning..........    50,000           31,250            17.0000
   Patricia A. Kurlin.........    40,000           25,000            17.0000
   Richard J. Buyens..........    30,000           18,750            17.0000
   Richard W. Marchant........    30,000           18,750            17.0000
   Davis D. Howe..............       --               --                 --

   Options issued to non-employee directors of Intermedia will become fully vested upon a change of control of Intermedia, which would include the completion of the merger. Except for David C. Ruberg, none of the directors of Intermedia are employees of Intermedia.

   The following chart sets forth as of January 31, 2001, the total number of outstanding Intermedia stock options granted to Intermedia non-employee directors, the total number of those options that remain unvested and the weighted average exercise price of the unvested options:

                                Number of   Number of unvested Weighted average
   Name                       stock options   stock options     exercise price
   ----                       ------------- ------------------ ----------------
   John C. Baker.............    30,000              --            $19.9792
   Philip A. Campbell........    30,000              --             17.9585
   James H. Greene, Jr. .....    22,000           20,000            52.1250
   George F. Knapp...........    47,900              --             13.7462
   Alexander Navab, Jr. .....    22,000           20,000            52.1250
   Ralph J. Sutcliffe........    24,000           13,332            32.2448

   On September 1, 2000, the Intermedia board of directors approved a resolution whereby all Intermedia stock options held by Mr. Manning and Mr. Ruberg will expire on the earlier of five years following the consummation of the merger or the existing expiration dates of all such options.

 Employee Benefits

   For a description of the treatment of employee benefits matters in the merger, see "--Intermedia Employee Benefits Matters" beginning on page 71.

Form of the Merger

   Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the completion of the merger, Wildcat Acquisition Corp., a wholly owned Delaware subsidiary of WorldCom, will merge with and into Intermedia, and Intermedia will be the surviving corporation.

Merger Consideration

 Common Stock

   At the completion of the merger, each outstanding share of Intermedia common stock, other than treasury stock held by Intermedia and shares held by WorldCom or Wildcat, will be converted into the right to receive 1.0 shares of WorldCom common stock.

   In addition, when the proposed WorldCom recapitalization is completed, Intermedia common stockholders that receive WorldCom common stock in the merger will receive the same combination of tracking stocks as current holders of WorldCom common stock. See "The Companies--WorldCom--Recent Developments-- Tracking Stock" beginning on page 19.

 Preferred Stock

   Intermedia Series B Preferred Stock. At the completion of the merger, each share of Intermedia series B preferred stock outstanding immediately before the completion of the merger will remain outstanding as series B preferred stock of Intermedia, as the corporation surviving the merger, without any change to the powers, preferences or special rights of the Intermedia series B preferred stock. Prior to completion of the merger, Intermedia will amend the certificate of designation of the Intermedia series B preferred stock to provide that each share of Intermedia series B preferred stock will be entitled to one-tenth of one vote per share on all matters, voting together with the common stock and other classes of voting securities of Intermedia as a single class.

   Intermedia Series D Preferred Stock. At the completion of the merger, each share of Intermedia series D preferred stock, other than shares held by WorldCom or Wildcat and treasury stock held by Intermedia, will be converted into the right to receive one share of WorldCom series D preferred stock. The WorldCom series D preferred stock will have terms that will be the same as those of the Intermedia series D preferred stock, except that:

  .   the issuer will be WorldCom rather than Intermedia;

  . the WorldCom series D preferred stock will be convertible into WorldCom common stock;

  . dividends will accrue from the last dividend payment date of the Intermedia series D preferred stock prior to the completion of the merger and be payable in WorldCom common stock or cash; and

  . each share of WorldCom series D preferred stock will be entitled to one-tenth of one vote per share on all matters, voting together with the WorldCom common stock and the other classes of WorldCom voting securities as a single class.

   Intermedia Series E Preferred Stock. At the completion of the merger, each share of Intermedia series E preferred stock, other than shares held by WorldCom or Wildcat and treasury stock held by Intermedia, will be converted into the right to receive one share of WorldCom series E preferred stock. The WorldCom series E preferred stock will have terms that will be the same as those of the Intermedia series E preferred stock, except that:

  .   the issuer will be WorldCom rather than Intermedia;

  . the WorldCom series E preferred stock will be convertible into WorldCom common stock;

  . dividends will accrue from the last dividend payment date of the Intermedia series E preferred stock prior to the completion of the merger and be payable in WorldCom common stock or cash; and

  . each share of WorldCom series E preferred stock will be entitled to one-tenth of one vote per share on all matters, voting together with the WorldCom common stock and the other classes of WorldCom voting securities as a single class.

   Intermedia Series F Preferred Stock. At the completion of the merger, each share of Intermedia series F preferred stock, other than shares held by WorldCom or Wildcat and treasury stock held by Intermedia, will be converted into the right to receive one share of WorldCom series F preferred stock. The WorldCom series F preferred stock will have terms that will be the same as those of the Intermedia series F preferred stock, except that:

  .   the issuer will be WorldCom rather than Intermedia;

  . the WorldCom series F preferred stock will be convertible into WorldCom common stock;

  . dividends will accrue from the last dividend payment date of the Intermedia series F preferred stock prior to the completion of the merger and be payable in WorldCom common stock or cash; and

  . each share of WorldCom series F preferred stock will be entitled to one-tenth of one vote per share on all matters, voting together with the WorldCom common stock and the other classes of WorldCom voting securities as a single class.

   Intermedia Series G Preferred Stock. At the completion of the merger, each share of Intermedia series G preferred stock, other than shares held by WorldCom or Wildcat and treasury stock held by Intermedia, will be converted into the right to receive one share of WorldCom series G preferred stock. The WorldCom series G preferred stock will have terms that will be the same as those of the Intermedia series G preferred stock, except that:

  .   the issuer will be WorldCom rather than Intermedia;

  . the WorldCom series G preferred stock will be convertible into WorldCom common stock;

  . dividends will accrue from the last dividend payment date of the Intermedia series G preferred stock prior to the completion of the merger and be payable in WorldCom common stock or cash;

  . the holders of WorldCom series G preferred stock will not have, in the absence of an event of default, the right to elect any directors, except voting together with the holders of WorldCom common stock;

  . the approval of the holders of a majority of the outstanding shares of WorldCom series G preferred stock, voting as a separate class, will not be required to approve a merger or sale of WorldCom or certain other transactions; and

  . the provisions for redemption at the holders' option following a change of control contained in the certificate of designation for the Intermedia series G preferred stock may be exercised within 45 days after the completion of the merger.

   Intermedia Series H Preferred Stock. At the completion of the merger, each share of Intermedia series H preferred stock outstanding immediately before the completion of the merger will remain outstanding as series H preferred stock of Intermedia, as the corporation surviving the merger, without any change to the powers, preferences or special rights of the Intermedia series H preferred stock. The certificate of designation of the Intermedia series H preferred stock provides that each share of series H preferred stock will be entitled to one-tenth of one vote per share on all matters, voting together with the common stock and other classes of voting securities of Intermedia as a single class.

 Adjustments

   The consideration for Intermedia common stock or Intermedia preferred stock, as applicable, will be correspondingly adjusted to reflect any reclassification, recapitalization, split-up, subdivision, stock dividend, combination, exchange of shares or similar transaction relating to the Intermedia common stock or Intermedia preferred stock that occurs between the date of the merger agreement and the completion of the merger, or if the record date for one of these transactions is within that period.

   The consideration for Intermedia common stock will be correspondingly adjusted to reflect any reclassification, recapitalization, split-up, subdivision, stock dividend, combination, exchange of shares or similar transaction relating to the WorldCom common stock that occurs between the date of the merger agreement and the completion of the merger, or if the record date for one of these transactions is within that period.

 Treasury Stock; Shares Held by the Acquiror

   At the completion of the merger, all outstanding shares of Intermedia common stock and Intermedia preferred stock held in the treasury of Intermedia or held by WorldCom or Wildcat will be canceled and retired and will cease to exist. No consideration will be delivered for those shares in the merger.

 Fractional Shares

   Intermedia common stockholders will receive cash for any fractional shares that they would otherwise receive in the merger, based on the closing price of WorldCom common stock on The Nasdaq National Market on the trading day preceding the completion of the merger.

Conversion of Shares and Procedures for Exchange of Certificates

   The conversion of each share of Intermedia capital stock into the applicable shares of WorldCom capital stock, as described above under "--Merger Consideration", will occur automatically at the completion of the merger. As soon as practicable after the merger, The Bank of New York, the exchange agent, will send a transmittal letter to each former Intermedia stockholder. The transmittal letter will contain instructions with respect to obtaining the merger consideration in exchange for shares of Intermedia capital stock. Intermedia stockholders should not send stock certificates with the enclosed proxy.

   After the merger, each certificate that previously represented shares of Intermedia capital stock will represent only the right to receive the applicable merger consideration as described above under "--Merger Consideration", including cash for any fractional shares of WorldCom common stock, or the right to receive cash for the fair value of those shares for which appraisal rights exist and have been perfected.

   Holders of certificates previously representing Intermedia capital stock will not be paid dividends or distributions on the WorldCom capital stock into which their Intermedia capital stock has been converted with a record date after the merger, and will not be paid cash for any fractional shares of WorldCom common stock, in each case until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

   In the event of a transfer of ownership of Intermedia capital stock which is not registered in the records of Intermedia's transfer agent, a certificate representing the proper number of shares of WorldCom capital stock may be issued to a person other than the person in whose name the surrendered certificate is registered if the certificate representing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

   All shares of WorldCom capital stock issued upon surrender of certificates representing the applicable shares of Intermedia capital stock will be deemed to have been issued and paid in full satisfaction of all rights relating to those shares of Intermedia capital stock. WorldCom will remain obligated, however, to pay any dividends or make any other distributions declared or made by Intermedia in accordance with the amended merger agreement on shares of Intermedia capital stock with a record date before the completion of the merger and which remain unpaid at the completion of the merger. If certificates are presented to WorldCom or the exchange agent after the completion of the merger, they will be canceled and exchanged as described above.

Effective Time of the Merger

   The merger will become effective at the time of filing of a certificate of merger with the Delaware Secretary of State or at such later time as agreed upon by WorldCom and Intermedia and specified in the certificate of merger. The filing of the certificate of merger will be filed as soon as practicable after the satisfaction or, if permissible, waiver of the conditions to the completion of the merger described in the amended merger agreement.

Listing of WorldCom Capital Stock

 Common Stock

   WorldCom has agreed to use reasonable efforts to cause the WorldCom common stock issuable in the merger and issuable upon conversion and as dividends on the WorldCom preferred stock to be issued in the merger to be approved for quotation on The Nasdaq National Market, subject to official notice of issuance, on or before the completion of the merger.

 Preferred Stock

   The WorldCom preferred stock that will be issuable to Intermedia preferred stockholders in the merger will not be listed for trading or quotation on any exchange or quotation service.

Delisting and Deregistration of Intermedia Common Stock

   Intermedia common stock is approved for quotation on The Nasdaq National Market and is registered under the Securities Exchange Act. If the merger is completed, the Intermedia common stock will not be quoted on The Nasdaq National Market and will be deregistered under the Securities Exchange Act.

Material U.S. Federal Income Tax Consequences

 General

   This section discusses the material U.S. Federal income tax consequences of the merger to United States persons who hold shares of Intermedia common stock and Intermedia preferred stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss tax consequences that may be relevant to holders of Intermedia common stock or Intermedia preferred stock entitled to special treatment under U.S. Federal income tax law (including, without limitation, dealers in securities or foreign currency, tax-exempt organizations, banks, trusts, insurance companies, persons that hold Intermedia common stock or Intermedia preferred stock as part of a straddle, a hedge against currency risk or as a constructive sale or conversion transaction, persons that have a functional currency other than the United States dollar and investors in pass-through entities) or to holders who acquired their Intermedia common stock or Intermedia preferred stock pursuant to the exercise or cancelation of employee stock options or otherwise as compensation. This discussion also does not describe tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

   For purposes of this discussion, "U.S. holder" means:

  .  a citizen or resident of the United States;

  . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

  . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust; or

  . an estate that is subject to U.S. Federal income tax regardless of its source.

 Consequences of the Merger

   The merger is intended to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code. It is a condition to Intermedia's obligation to consummate the merger that Intermedia receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Intermedia, dated as of the effective date of the merger, stating that, on the basis of the facts, representations and assumptions set forth in that opinion, and based on certain representations as to factual matters received from appropriate officers of WorldCom, Wildcat and Intermedia, (1) the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (2) WorldCom, Wildcat and Intermedia will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

   Assuming that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, subject to the assumptions and limitations described below:

     U.S. holders of Intermedia common stock or Intermedia preferred stock who receive WorldCom common stock or WorldCom preferred stock for their Intermedia stock in the merger will not recognize gain or loss for U.S. Federal income tax purposes, except with respect to cash, if any, they receive instead of a fractional share of WorldCom common stock;

  . each U.S. holder's aggregate tax basis in the WorldCom stock received in the merger will be the same as the U.S. holder's aggregate tax basis in the Intermedia stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest in WorldCom stock for which cash is received;

  . the holding period of the WorldCom stock received in the merger by a U.S. holder of Intermedia capital stock will include the holding period of the Intermedia stock that the U.S. holder surrendered in the merger; and

  . no income, gain or loss will be recognized by Intermedia, WorldCom or Wildcat as a consequence of the merger.

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


   A U.S. holder of Intermedia common stock who receives cash instead of a fractional share of WorldCom common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the WorldCom common stock that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any such capital gain will be subject to a maximum U.S. Federal income tax rate of 20% if the individual has held his or her Intermedia common stock for more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

   The above conclusions are based on the Internal Revenue Code, Treasury Department regulations promulgated thereunder and in effect as of the date of this proxy statement/prospectus, current administrative rulings and practice and judicial precedent, all of which are subject to change, possibly with retroactive effect. Any change in law or failure of the factual representations and assumptions to be true, correct and complete in all material respects could alter the tax consequences discussed above. The parties will not request, and the merger is not conditioned upon, a ruling from the Internal Revenue Service as to any of the U.S. Federal income tax consequences of the merger. Therefore, there can be no assurance that the Internal Revenue Service will not challenge any of the conclusions set forth in this discussion. In addition, if the holders of more than 20% of any series of non-voting Intermedia stock exercise appraisal rights, the merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, in which case the merger will be a taxable exchange for all Intermedia stockholders.


   Some holders of Intermedia capital stock may be able to exercise appraisal rights, in which case they may be entitled to receive cash for their Intermedia stock instead of WorldCom stock. See "--Appraisal Rights" beginning on page 70. In addition, holders of Intermedia series B preferred stock are entitled to receive an offer to repurchase their stock for cash. U.S. holders who exercise their appraisal rights or who elect to accept an offer to repurchase the series B preferred stock of Intermedia will generally recognize capital gain or loss equal to the difference between the cash received and their adjusted basis in the Intermedia stock except, in the case of a holder exercising appraisal rights, to the extent that interest is awarded by a court, in which case such interest shall be taxable as ordinary income.

 Backup Withholding

   Certain noncorporate holders of Intermedia common stock may be subject to backup withholding at a rate of 31% on cash payments received in lieu of fractional shares of WorldCom common stock and cash, if any, received for their Intermedia stock. Backup withholding will not apply, however, to a holder of Intermedia common stock who:

  . furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to holders of Intermedia common stock following consummation of the merger;

  . provides a certification of foreign status on Form W-8 (or successor form); or

  .  is otherwise exempt from backup withholding.

   Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's U.S. tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

   Tax laws are complex and the tax consequences to any particular holder of Intermedia common stock or Intermedia preferred stock may be affected by matters not discussed above. As a result, each Intermedia stockholder is urged to consult his or her personal tax advisor concerning the applicability to him or her of this discussion, as well as any other tax consequences of the merger.

Regulatory Matters

 FCC Approvals

   The Federal Communications Commission must approve the transfer of control to WorldCom of Intermedia. The FCC must determine whether WorldCom is qualified to control the FCC licenses and authorizations held by Intermedia and whether the transfer is consistent with the public interest, convenience and necessity. On October 23, 2000, WorldCom and Intermedia filed transfer of control applications with the FCC. On January 17, 2001, the FCC released an order granting the applications. The order states that the FCC grant is conditioned upon WorldCom fulfilling its responsibilities to hold all of Intermedia's assets, other than its Digex stock, separate from the remainder of WorldCom's operations, and to divest those assets of Intermedia in accordance with the Department of Justice's Proposed Final Judgment and the Stipulation described below.

 United States Antitrust

   Under the Hart-Scott-Rodino Act, the merger may not be completed until notifications have been filed and all applicable waiting periods have expired or been terminated. On September 21, 2000, WorldCom and Intermedia filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division of the U.S. Department of Justice. On November 17, 2000, WorldCom and Intermedia entered into a Hold Separate Stipulation and Order with the Antitrust Division and consented to entry of a judgment by the U.S. District Court for the District of Columbia to resolve the Division's concerns regarding the merger. Pursuant to the Stipulation, WorldCom agrees to divest all of Intermedia's assets, except for its Digex stock, within six months after the merger (unless extended by the Antitrust Division) and, until the divestiture, Intermedia and WorldCom agree to continue to operate Intermedia as an independent competitive business. The Proposed Final Judgment will be reviewed by the district court pursuant to the provisions of the Antitrust Procedures and Penalties Act, which allow for public comment before the judgment is entered. However, the Stipulation provides that the merger may be consummated once the Stipulation is entered by the district court.

   The merger is also subject to review under state antitrust laws and could be the subject of challenges under Federal or state antitrust statutes. WorldCom is not aware of any such judicial proceedings. However, there can be no assurance that a challenge to the merger on state antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

 State Regulatory Approvals

   Intermedia and its various subsidiaries hold certificates, licenses and service authorizations issued by state public utility commissions. In approximately half of these states, the state commission must approve the transfer of these certificates, licenses and service authorizations. In other states, notice filings are required. WorldCom and Intermedia have made all necessary notifications, and, in those states where approval is required, have received state regulatory approvals in all states except California, where the unopposed transfer application remains pending. WorldCom and Intermedia anticipate that this application will be granted promptly.

 Foreign Regulatory Reviews

   No foreign competition authority has asserted jurisdiction to review the merger.

Litigation

   The Digex Delaware Stockholders Litigation. Between September 5, 2000, and October 4, 2000, thirteen purported class action and/or derivative suits were filed against Intermedia, Digex, directors of Digex and, in some cases, WorldCom, in the Court of Chancery of the State of Delaware, which is referred to in this proxy statement/prospectus as the "Court" or the "Chancery Court". These actions were captioned:

  .  Yassin v. Intermedia et al., C.A. No. 189290-NC;

  .  Hug v. Intermedia et al., C.A. No. 18289-NC;

  .  Taam Assocs. v. Intermedia et al., C.A. No. 18291-NC;

  .  Reynoldson v. Intermedia et al., C.A. No. 18311-NC;

  .  Prince v. Intermedia et al., C.A. No. 18304-NC;

  .  Turberg v. Intermedia et al., C.A. No. 18322-NC;


  .  Reiner v. Digex et al., C.A. No. 18297-NC;

  .  Kalabsa v. Digex et al., C.A. No. 18317-NC;


  .  TCW Technology L.P. v. Intermedia, et al., C.A. No. 18336-NC;

  .  Steinberg et al. v. Ruberg, et al., C.A. No. 18293-NC;

  .  Crandon Capital Partners v. Ruberg, et al., C.A. No. 18310-NC;

  . Kansas Public Employees Retirement Serv. v. Intermedia, et al., C.A. No. 18390-NC; and

  .  Sinha v. Ruberg, et al., C.A. No. 18391-NC.

   Each of these complaints alleged that Intermedia and some or all of the directors of Digex breached their fiduciary duties to the minority stockholders of Digex in connection with the merger and several complaints alleged that WorldCom aided and abetted that purported breach of fiduciary duty.

   In response to a motion by TCW Technology, the Chancery Court granted expedited discovery and scheduled a hearing for November 29, 2000, to consider TCW Technology's motion for a preliminary injunction of the merger. On October 17, 2000, the Chancery Court ordered all 13 purported derivative and class action lawsuits listed above to be consolidated into a single action and appointed TCW Technology and Kansas Public Employment Retirement Systems as the lead plaintiffs and their lawyers as lead counsel. The Chancery Court also directed the lead counsel to file a consolidated amended complaint on behalf of all plaintiffs.

   Pursuant to the Chancery Court's instructions, on October 19, 2000, the lead counsel filed a "Consolidated Class Action and Derivative Complaint" captioned In re Digex, Inc. Shareholders Litigation, Consol. C.A. No. 18336-NC. The consolidated complaint named as defendants Intermedia, six of Digex's eight directors, and WorldCom. Digex was named as a "nominal defendant" in the consolidated action, which is referred to in this proxy statement/prospectus as the "Delaware Digex stockholders litigation". The consolidated complaint alleged that the director defendants and Intermedia breached their fiduciary duties by causing Digex to provide confidential information to Intermedia's financial advisor, by allegedly planning and structuring the merger to benefit Intermedia at the expense of Digex's minority stockholders, and by allegedly usurping a corporate opportunity of Digex. The consolidated complaint further alleged that certain directors of Digex breached their fiduciary duties when they voted to waive the potential application of Section 203 as to WorldCom. The consolidated complaint also asserted that WorldCom and, with respect to claims against the directors, Intermedia, aided and abetted certain of these breaches of fiduciary duty. The consolidated complaint sought to enjoin, preliminarily and permanently, the waiver of the applicability of Section 203 and the consummation of the merger, and also requested damages on behalf of the class and Digex.

   Following expedited discovery, the parties filed briefs with the Chancery Court on plaintiffs' motion for a preliminary injunction. The Chancery Court heard arguments at a hearing held on November 29, 2000.

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


Following the hearing, the Chancery Court directed the parties to file supplemental briefs regarding whether Section 203 would apply to WorldCom as a result of the merger.

   On December 13, 2000, the Chancery Court denied plaintiffs' motion for preliminary injunctive relief, concluding that the plaintiffs were unlikely to succeed on the merits of their claim that the defendants usurped a Digex corporate opportunity. The Chancery Court further noted that it had determined, at least preliminarily, that after a full trial on the merits, the plaintiff minority stockholders would be likely to succeed in showing that the defendant Digex directors breached their fiduciary duties in connection with their decision to vote in favor of the Section 203 waiver and that the plaintiffs could be entitled to a range of potential remedies, including monetary damages.

   On January 10, 2001, the Chancery Court set a trial date of May 14, 2001, for a trial on the merits of the plaintiffs' claims.

   On January 22, 2001, plaintiffs filed a "Corrected Amended Consolidated Class Action and Derivative Complaint" that dropped two Digex directors as defendants (Messrs. Knapp and Shull). The amended consolidated complaint also added a claim alleging that the defendant directors breached their fiduciary duties by failing to conduct an auction for the sale of Digex as purportedly required by Delaware law. The amended consolidated complaint further added claims against Intermedia for promissory estoppel and equitable estoppel based on Intermedia's alleged representation that any transaction resulting from Intermedia's review of strategic alternatives would include a sale of Digex's minority shares. Although these new claims had not been previously included in the pleadings, the plaintiffs had raised each of these claims in their oral and written arguments before the Chancery Court on the motion for a preliminary injunction. In the December 13, 2000, opinion denying the motion for a preliminary injunction, the Chancery Court found that plaintiffs had not shown a reasonable likelihood of success on the merits of the estoppel claims or the duty to auction claim.

   Between December 19, 2000, and February 14, 2001, the parties engaged in expedited discovery in preparation for the May 14 trial. During that time, the parties and the Digex special committee also engaged in discussions regarding a possible settlement of the lawsuit. See "--Background to the Merger Pursuant to the Merger Agreement".

   On February 15, 2001, the parties, through their counsel, entered into a memorandum of understanding setting forth the preliminary terms of a settlement of the action. The proposed settlement, which is conditioned on consummation of the merger and preliminary and final approval by the Chancery Court, would resolve all claims asserted or which could have been raised in the Delaware Digex stockholders litigation. The principal terms of the proposed settlement include, among other things, that:

  . the exchange ratio in the amended merger agreement has been reduced to a fixed exchange ratio of 1.0 shares of WorldCom common stock for each share of Intermedia common stock, as described above under the caption "The Merger--Merger Consideration" beginning on page [60];

  . the definition of "material adverse effect" in the amended merger agreement has been narrowed to eliminate various categories of items as potentially giving rise to breaches of Intermedia's representations and warranties included in the amended merger agreement, as described under the caption "The Merger Agreement and First Amendment--the Amended Merger Agreement";

  . concurrent with the reduction in the exchange ratio, WorldCom will contribute $165 million in freely tradeable WorldCom common stock to a settlement fund;

  . the settlement fund, less any award of fees and expenses to plaintiffs' counsel, will be distributed to certain members of the class of plaintiffs in the Delaware Digex stockholders litigation;

  . Worldcom will reimburse Digex for up to $15 million in fees and expenses incurred by Digex in connection with the lawsuit, the evaluation of various potential transactions involving Digex, and the costs of notice and administration in connection with the settlement;

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


  . WorldCom will enter into certain commercial arrangements with Digex, as described above under the caption "The Companies--Material Contracts Between WorldCom and Intermedia" beginning on page 23;

  . Intermedia and WorldCom will take steps to amend the Digex certificate of incorporation to establish certain corporate governance procedures to be followed by the Digex board in future transactions with WorldCom and Intermedia; and

  . the approval of the merger by the Digex board pursuant to Section 203 will no longer be subject to challenge and WorldCom will not be subject to any restrictions under Section 203 relating to future business combinations with Digex.

Subject to a number of conditions, including preliminary and final Chancery Court approval, plaintiffs will dismiss the lawsuit with prejudice and release all claims of the class and all derivative claims arising out of the subject matter of the lawsuit.

   On March 5, 2001, the parties presented the settlement to the Chancery Court and on that date, the Chancery Court ordered, among other things, that the terms of the settlement be presented to record holders of shares of Digex common stock (other than the defendants in the Delaware Digex stockholders litigation and their affiliates) at any time during the period from and including August 31, 2000, through and including March 2, 2001, through published and mailed notice. The Court further ordered that the settlement would be presented for approval at a hearing in Wilmington, Delaware on April 6, 2001. There can be no assurance, however, that the settlement will be approved by the Chancery Court as presented. Moreover, one or more interested parties may object to the settlement and, in the event that the settlement is approved by the Chancery Court, one or more interested parties would be entitled to appeal the decision of the Chancery Court. If this were to occur, the final approval of the settlement may be delayed substantially. Nevertheless, the parties to the settlement intend to use their reasonable best efforts to obtain the required Chancery Court approval of the settlement at the earliest practicable date.

   The Florida Intermedia Stockholders Litigation. On November 22, 2000, Joan Monteforte, a stockholder of Intermedia, filed a "Class Representation Complaint" on behalf of the stockholders of Intermedia in the Circuit Court in and for Hillsborough County, Florida. The complaint alleged that Intermedia and its directors breached their fiduciary duties owed to the stockholders of Intermedia in connection with their negotiation of the merger. The complaint sought equitable relief and damages on behalf of a class consisting of the stockholders of Intermedia.

   On February 5, 2001, plaintiff voluntarily dismissed three of the director defendants from the lawsuit (Messrs. Knapp, Navab and Greene).

   Beginning in January 2001, plaintiff coordinated her discovery in this action with the discovery taken in the action filed on behalf of Digex and its minority stockholders in the Chancery Court, which is discussed above. Plaintiff also initiated her own discovery. In response to plaintiff's document demands, defendants produced numerous documents. Defendants also provided plaintiff with copies of the transcripts of depositions of Intermedia's directors, officers and agents that were taken in connection with the Delaware action.

   After engaging in discovery, plaintiff prepared and served a "First Amended Class Representation Complaint". The amended complaint alleges that defendants breached their fiduciary duties owed to Intermedia's stockholders in connection with the negotiation and September 1, 2000, approval of the merger agreement. In particular, the amended complaint alleges that the Intermedia board of directors failed to negotiate appropriate material adverse effect and termination fee clauses in the merger agreement. Plaintiff alleges that, as a result of these purported breaches of fiduciary duty, WorldCom could more easily decline to consummate the merger, thereby injuring the stockholders of Intermedia. The amended complaint sought to enjoin, preliminarily and permanently, defendants, and all persons acting in concert with them, from terminating or allowing WorldCom to terminate the merger agreement, as well as to recover damages for the alleged breaches of fiduciary duties.

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   The plaintiff in this lawsuit carefully monitored the proceedings in the
Delaware Digex stockholders litigation. In February 2001, as part of the effort to settle the Delaware action, and thereby eliminate a potential impediment to the merger, WorldCom and Intermedia negotiated changes to the merger agreement, which eventually led to the execution, on February 15, 2001, of the first amendment to the merger agreement.

   Through formal and informal discovery, plaintiff's counsel reviewed the amendment to the merger agreement before it was approved by Intermedia's board of directors. Plaintiff was provided with information and analyses, and, through her advisors, conducted her own independent analyses, of the amendment to the merger agreement. In the course of performing those analyses, plaintiff's counsel discussed with Intermedia's financial advisor, Bear Stearns, various analyses that Bear Stearns had performed in connection with its evaluation of the revised merger, general market conditions affecting Intermedia, the overall financial condition of Intermedia and other financial issues regarding the revised merger.

   As a result of these analyses, plaintiff and her advisors concluded that the merger and the amended merger agreement are fair to the stockholders of Intermedia and provided grounds for the settlement of the claims brought on behalf of Intermedia's stockholders. Thus, on February 14, 2001, based on the benefits provided to Intermedia's stockholders in the merger and the amended merger agreement, the parties entered into a memorandum of understanding that contemplates the dismissal of this lawsuit with prejudice and a release of all claims of the Intermedia stockholders arising out of the subject matter of the lawsuit.

   On February 23, 2001, the parties filed a stipulation of settlement with the Circuit Court. The Circuit Court scheduled a hearing for February 27, 2001, to consider, preliminarily, the settlement, the motion for class certification and the proposed notice to the stockholders. At the February 27 hearing, the Circuit Court scheduled a final hearing for consideration of the settlement to be held on April 20, 2001. There can be no assurance, however, that the settlement will be approved by the Circuit Court as presented. Moreover, one or more interested parties may object to the settlement and, in the event that the settlement is approved by the Circuit Court, one or more interested parties may be entitled to appeal the decision of the Circuit Court. If this were to occur, the final approval of the settlement may be delayed substantially. Nevertheless, the parties to the settlement intend to use their reasonable best efforts to obtain the required court approval of the settlement at the earliest practicable date.

   Other Litigation. On or about February 23, 2001, Intermedia, David C. Ruberg, John C. Baker, Philip A. Campbell and Robert M. Manning, who we refer to collectively in this section as the "Intermedia defendants," were added as defendants in an amendment to an action captioned, Scheiner et al. v. WorldCom, Inc. et al., C.A. No. 3:00CV 932 BN (S.D. Miss.). The action, as originally filed on or about December 5, 2000 as a purported class action on behalf of Intermedia stockholders, alleged that WorldCom, Bernard J. Ebbers and Scott Sullivan, who we refer to collectively in this section as the "WorldCom defendants," committed violations of the Federal securities laws. The complaint alleges that WorldCom stock was artificially inflated as a result of the WorldCom defendants' alleged misrepresentations about various aspects of WorldCom's business operations and that during that time, Messrs. Ebbers and Sullivan sold significant amounts of their WorldCom stock. Plaintiffs further allege that as a result of the merger agreement, Intermedia's stock was also artificially inflated, and that when the true facts concerning WorldCom were revealed, WorldCom's and Intermedia's stock prices fell. The plaintiffs filed an amended and supplemental class action complaint on February 23, 2001 adding the Intermedia defendants as parties. Plaintiffs allege in the amended complaint, among other things, that Intermedia's representations in the merger agreement regarding Section 203 were false and misleading in that the representations led the securities markets to believe that the Section 203 waiver had been validly obtained. Plaintiffs seek an unspecified amount of damages. The Intermedia defendants believe the claims asserted against them are meritless and intend to vigorously defend against the claims.

Accounting Treatment

   The merger is expected to be accounted for using purchase accounting with WorldCom having acquired Intermedia.

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Appraisal Rights

   Holders of Intermedia common stock will not have appraisal rights under Delaware law because, on the record date, Intermedia common stock was designated and quoted for trading on The Nasdaq National Market and will be converted into shares of WorldCom common stock that at the completion of the merger will be designated and quoted for trading on The Nasdaq National Market.

   Holders of each series of Intermedia preferred stock will be entitled to appraisal rights in connection with the merger. An Intermedia preferred stockholder who is entitled to appraisal rights and who does not wish to accept the consideration provided for in the amended merger agreement has the right to demand appraisal of, and to be paid the "fair value" for, that preferred stockholder's shares of Intermedia stock. The value of the Intermedia stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger.

   In order to exercise any appraisal rights they may have, holders of Intermedia preferred stock must not vote in favor of adoption of the amended merger agreement, must deliver to Intermedia a written demand for appraisal prior to the taking of the vote on the amended merger agreement and must otherwise comply with the procedural requirements of Section 262 of the Delaware General Corporation Law. The full text of Section 262 is attached as Annex E to this proxy statement/prospectus, and any preferred stockholder desiring to exercise appraisal rights in connection with the merger is urged to consult with legal counsel prior to taking any action in order to ensure that he or she complies with Section 262. Failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights.

   ICI Ventures, the sole holder of Intermedia series G preferred stock, has agreed in the stockholders agreement to waive its appraisal rights.

Intermedia Employee Benefits Matters

   WorldCom has agreed that, for six months following the completion of the merger, WorldCom will cause Intermedia, which will be the surviving corporation in the merger, to either:

  . maintain the employee benefit programs, other than equity-based arrangements, provided by Intermedia and its subsidiaries before the completion of the merger; or

  . replace all or any of these programs with programs maintained for similarly situated employees of WorldCom.

   The parties have agreed that the aggregate level of benefits, other than equity-based arrangements, provided to Intermedia employees during this six-month period will be substantially similar to the aggregate level of benefits, other than equity-based arrangements, provided by Intermedia and its subsidiaries before the completion of the merger.

   If any of WorldCom's employee benefit plans becomes applicable to any employee or former employee of Intermedia or its subsidiaries before the completion of the merger, WorldCom has agreed that those employees or former employees will be credited for their service with Intermedia and its subsidiaries (and any of their predecessors) for purposes of determining:

  . eligibility to participate in and nonforfeitability of benefits under that WorldCom employee benefit plan; and

  .  benefit accrual under vacation and severance pay plans;

but only to the extent such service was credited under similar plans of Intermedia and its subsidiaries.

   In the case of any welfare benefit plan WorldCom offers to Intermedia employees who were Intermedia employees or employees of its subsidiaries immediately prior to the completion of the merger, WorldCom will cause Intermedia to:

  . waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent these provisions did not apply to those employees immediately before the plan was made available; and

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  .  provide that any eligible expenses incurred by any employee and his or her covered dependents on or before the plan was made available will be taken into account for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket requirements applicable to that employee and his or her covered dependents for the applicable plan year as if these amounts had been paid in accordance with the WorldCom plan.

Effect on Awards Outstanding Under Intermedia Stock Plans; Warrants

   Under the amended merger agreement the parties intend that, at the completion of the merger, WorldCom will assume the outstanding stock options and underlying agreements under the Intermedia stock plans, and that those options and agreements will continue in effect following the merger on the same terms and conditions, except for changes to those plans that WorldCom and Intermedia agree are appropriate to give effect to the merger. At the completion of the merger, each outstanding option to acquire shares of Intermedia common stock will be converted into an option to acquire WorldCom common stock on the same terms and conditions as were applicable to the Intermedia stock option. The number of shares of WorldCom common stock subject to any option will be equal to the number of shares of Intermedia common stock subject to the Intermedia stock option. The exercise price per share of WorldCom common stock under any option will be equal to the aggregate exercise price for the shares of Intermedia common stock otherwise purchasable pursuant to that Intermedia stock option.

   Under the amended merger agreement, WorldCom agreed to register with the Securities and Exchange Commission the number of shares of WorldCom common stock deemed purchasable upon the converted Intermedia stock options outstanding at the completion of the merger. As of the record date, the number of shares of Intermedia common stock reserved for issuance under outstanding options to purchase Intermedia common stock was approximately 12,639,877.

   Under the amended merger agreement, at the completion of the merger, each outstanding warrant to acquire shares of Intermedia common stock will automatically be converted into an option or warrant to acquire shares of WorldCom common stock on the same terms and conditions as were applicable under the Intermedia warrant. The number of shares of WorldCom common stock to be subject to any warrant will be equal to the number of shares of Intermedia common stock subject to the Intermedia warrant. The exercise price per share of WorldCom common stock under the warrant will be equal to the aggregate exercise price for the shares of Intermedia common stock otherwise purchasable pursuant to the Intermedia warrant. As of the date of this proxy statement/prospectus, there are outstanding warrants held by ICI Ventures to purchase 2,000,000 shares of Intermedia common stock and held by Ralph J. Sutcliffe, an Intermedia director, to purchase 200,000 shares of Intermedia common stock.

Resale of WorldCom Capital Stock

   WorldCom capital stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Intermedia stockholder who may be deemed to be an "affiliate" of WorldCom or Intermedia for purposes of Rule 145 under the Securities Act. It is expected that those affiliates will agree not to transfer any WorldCom common stock or preferred stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act.

   This proxy statement/prospectus does not cover resales of WorldCom capital stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

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                 THE MERGER AGREEMENT AND FIRST AMENDMENT

   The following description summarizes the material provisions of the amended merger agreement. You should carefully read the merger agreement and the first amendment in their entirety, copies of which are attached as Annexes A and B to this proxy statement/prospectus and are incorporated by reference in this proxy statement/prospectus. In this proxy statement/prospectus, unless stated otherwise, references to the merger agreement are to the original merger agreement dated September 1, 2000, and references to the amended merger agreement are to the original merger agreement as amended by the first amendment to the merger agreement dated February 15, 2001.

Changes to the Original Merger Agreement

   Except as modified by the first amendment to the merger agreement, the merger agreement remains in full force and effect. The material changes to the merger agreement made by the first amendment are summarized below:

  . the exchange ratio in the merger was changed to a fixed ratio of 1.0 from a variable exchange ratio determined by dividing $39.00 by the average closing price of WorldCom common stock on The Nasdaq National Market for the 15 trading days randomly selected by WorldCom and Intermedia from the 30 trading days ending on the third trading day before the completion of the merger, subject to adjustment if the average closing price exceeded $43.80 or fell below $32.85, in which case the exchange ratio would have been fixed at 0.8904 or 1.1872, respectively;

  . the definition of "material adverse effect", when used in connection with Intermedia, was amended to exclude, in addition to the categories of changes and effects that were excluded under the merger agreement prior to the amendment, changes or effects

    -- resulting from the marketing of any Intermedia assets by WorldCom,

    -- arising from or relating to the Delaware Digex stockholders litigation or the Florida Intermedia stockholders litigation,

    -- arising prior to February 15, 2001, the date of the first amendment to the merger agreement, or

    -- consisting of any deterioration in the business substantially resulting from circumstances or trends existing as of February 15, 2001, or in the results of operations or any consequential changes in financial condition of Intermedia and its subsidiaries, individually or in the aggregate (this exclusion is not applicable, however, in connection with Intermedia's representations and warranties related to corporate organization and similar corporate matters, absence of conflicts, required consents and approvals and absence of changes to Intermedia's benefit plans);

  . a condition to the merger was added requiring that the proposed settlement of the Delaware Digex stockholders litigation must have received final and unappealable court approval;

  . the provision allowing a party to terminate the merger agreement if the merger has not been consummated by June 30, 2001, was amended so that if the proposed settlement of the Delaware Digex stockholders litigation has been approved by the Chancery Court but the period for appeals from that approval has not expired on or prior to June 30, 2001, then the termination date will be extended until September 30, 2001;

  . the representation and warranty made by Intermedia in respect of litigation matters was modified to exclude litigation matters to the extent they are based on or arising out of the amended merger agreement, the voting agreement or the transactions contemplated by the amended merger agreement or the voting agreement;

  . the representation and warranty made by Intermedia in respect of board approvals was modified to exclude any references to the approval of the merger by the board of directors of Digex and the adequacy of such approval for purposes of exempting WorldCom from the restrictions imposed by Section 203 of the Delaware General Corporation Law in connection with transactions involving Digex;

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  .  Intermedia further represented and warranted that, as of the date of the first amendment to the merger agreement, to the knowledge or Intermedia or any of its subsidiaries, all of the representations and warranties of Intermedia in the amended merger agreement that are qualified by reference to material adverse effect are true and correct, ignoring, for this purpose, the last two exclusions from the definition of "material adverse effect" referred to above in the second bullet point of this section;

  . the representation and warranty made by Intermedia in respect of the opinion of its financial advisor was modified to provide that Intermedia has received the opinion of its financial advisor, dated the date of the first amendment to the merger agreement, to the effect that the revised exchange ratio is fair, from a financial point of view, to the holders of Intermedia common stock;

  . the covenant that the board of directors of Digex propose that Digex's certificate of incorporation be amended to include a provision prohibiting Digex from entering into a material transaction with any of its affiliates, including transactions that are covered by Section 203 of the Delaware General Corporation Law, unless the transaction is approved by a special committee of Digex's independent directors, was removed;

  . the above covenant was replaced with a covenant that requires WorldCom and Intermedia to cause Digex to abide by the provisions contained in an amendment to Digex's certificate of incorporation, prior to the formal adoption of the amendment, that prohibits Digex from entering into specified transactions, including transactions covered by Section 203 of the Delaware General Corporation Law, with any interested stockholder, including WorldCom and Intermedia, without the prior written approval of at least a majority of Digex's independent directors, unless at least 66 2/3% of the Digex board of directors, other than the independent directors, determines in good faith that the transaction is fair to Digex and its stockholders; and

  . the WorldCom cash election right was removed. If the average price of WorldCom common stock, as calculated above, fell below $36.50, this right would have allowed WorldCom to cause the exchange ratio to be fixed at 1.0685 and to pay in cash the value of the difference between what the exchange ratio otherwise would have been and 1.0685.

The Amended Merger Agreement

   The following sections summarize the amended merger agreement. Unless stated otherwise, in the following sections of this proxy statement/prospectus, all references to the merger agreement refer to the amended merger agreement and all references to the date of the merger agreement refer to September 1, 2000, the date of the original merger agreement.

Conditions to the Completion of the Merger

   Each party's obligation to effect the merger is subject to the satisfaction of various conditions, which include the following:

  . the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or been terminated;

  . no preliminary or permanent injunction or other order of any governmental authority having been issued and in effect, and no United States Federal or state statute, rule or regulation having been enacted or promulgated after the date of the merger agreement that would prevent the completion of the merger;

  . no pending action, suit or proceeding having been commenced by any governmental authority in the United States that would prevent the completion of the merger;

  . the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;

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

  . the shares of WorldCom common stock issuable to Intermedia common stockholders in the merger having been approved for quotation on The Nasdaq National Market, subject only to official notice of issuance;

  . all material consents, approvals or orders of authorization of, or actions by the FCC having been obtained, and all material state public utilities commission approvals having been obtained which are required to complete the merger, the failure of which to be obtained, individually or in the aggregate, would be reasonably likely to have a material adverse effect on Intermedia;

  . holders of a majority of the voting power of Intermedia common stock and Intermedia series G preferred stock, voting together as a single class, having voted to adopt the merger agreement;

  . the stipulation of settlement contemplated by the proposed settlement of the Delaware Digex stockholders litigation having received final and unappealable court approval and a final and unappealable judgment having been entered; and

  . the holders of a majority of the voting power of the Intermedia series G preferred stock having voted as a separate class to adopt the merger agreement.

   Each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of the other party set forth in the merger agreement being true and correct in all material respects, as of the date of the merger agreement and as of the date on which the merger is to be completed, or if such representations and warranties expressly relate to an earlier date, then as of the earlier date; and

  . the other party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or before the date on which the merger is to be completed.

   In addition, Intermedia's obligation to effect the merger is also subject to the satisfaction or waiver of the condition that Intermedia receive from its legal counsel an opinion stating that:

  . the merger will be treated for U.S. Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; and

  . the parties to the merger agreement will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

   No party to the merger agreement may rely on the failure of any condition to the completion of the merger to be satisfied if the failure was caused by that party's failure to use its best efforts to complete the merger.

   Each of the conditions listed above is waivable by the party or parties whose obligations to complete the merger are so conditioned, except to the extent the condition must be satisfied in order to comply with applicable law.

   The merger agreement provides that "material adverse effect" means, when used in connection with Intermedia, any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of Intermedia and its subsidiaries, taken as a whole, other than:

  . those relating to the economy or securities markets in general, or the industries in which Intermedia and its subsidiaries operate in general;

  . those resulting from the announcement of the merger agreement and/or the marketing of any Intermedia assets by WorldCom;

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  .  those arising from or relating to the Delaware Digex stockholders litigation or the Florida Intermedia stockholders litigation;

  . those arising prior to February 15, 2001, the date of the first amendment to the merger agreement;

  . those consisting of any deterioration in the business substantially resulting from circumstances or trends existing as of February 15, 2001, or in the results of operations or any consequential changes in financial condition of Intermedia and its subsidiaries, individually or in the aggregate, except that this subclause is not applicable in connection with Intermedia's representations and warranties related to corporate organization and similar corporate matters, absence of conflicts, required consents and approvals and absence of changes to Intermedia's benefit plans; or

  . those arising from the reciprocal compensation dispute with BellSouth as described in "The Companies--Intermedia--Disputes with BellSouth" will not be a material adverse effect.

   The merger agreement provides further that "material adverse effect" means, when used in connection with WorldCom, any change or effect that, individually or in the aggregate with all other changes and effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of WorldCom and its subsidiaries, taken as a whole, other than those relating to the economy or securities markets in general or the industries in which WorldCom and its subsidiaries operate in general.

No Solicitation

   In the merger agreement, Intermedia agreed that it will not and will not permit any of its subsidiaries or authorize any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person:

  . solicit, initiate or encourage, including by way of furnishing information, or take any other action designed to facilitate, the making of any takeover proposal, as described below; or

  . participate in any discussions or negotiations regarding any takeover proposal.

   The merger agreement provides further that, as of the date of the merger agreement, Intermedia will immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted before entering into the merger agreement with respect to any takeover proposal and will request the prompt return or destruction of all confidential information previously furnished. Intermedia may not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Intermedia is a party.

   However, if prior to the date the stockholders of Intermedia adopt the merger agreement, Intermedia receives a takeover proposal, Intermedia, to the extent the board of directors of Intermedia determines in good faith that there is a reasonable likelihood that the takeover proposal would constitute a superior proposal, as described below, may:

  .  participate in discussions or negotiations regarding that proposal; or

  .  provide information to any person in response to that proposal.

   In such event, Intermedia will:

  . prior to participating in any such discussions or negotiations or providing any information, inform WorldCom of the material terms and conditions of the takeover proposal, including the identity of the person making the takeover proposal; and

  . keep WorldCom reasonably informed of the status of any takeover proposal.

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   The merger agreement provides that:

  . the term "takeover proposal" means any bona fide proposal or offer from any person relating to

    -- any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of Intermedia and its subsidiaries, taken as a whole, or 35% or more of the voting power of Intermedia or any of its subsidiaries,

    -- any tender offer or exchange offer that if completed would result in any person beneficially owning 35% or more of the voting power of Intermedia or any of its subsidiaries, or

    -- any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Intermedia or any of its subsidiaries where any third party or the shareholders of any third party would own 35% or more of the voting power of Intermedia or any resulting parent company of Intermedia, other than the transactions contemplated by the merger agreement; and

  . the term "superior proposal" means any takeover proposal that the board of directors of Intermedia determines in good faith, based on the advice of a financial advisor, taking into account

    -- the estimated time required to complete the offer,

    -- the person making the offer, and

    -- the legal, financial, regulatory and other aspects of the offer deemed appropriate by the board of directors of Intermedia is reasonably capable of being completed, and if completed, would result in a transaction that provides consideration to the holders of Intermedia common stock with a greater value than the consideration payable in the merger.

   Except as expressly permitted as described above, neither the Intermedia board of directors nor any committee of the Intermedia board of directors may:

  . withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to WorldCom, the approval or recommendation by the Intermedia board of directors or such committee of the merger or the merger agreement;

  . approve or recommend, or propose publicly to approve or recommend, any takeover proposal,

  except, prior to the date the Intermedia stockholders adopt the merger agreement, to the extent the Intermedia board of directors determines in good faith, after consultation with outside counsel, that such action would be prudent to assure compliance with their fiduciary obligations, and subject to providing three business days' prior written notice to WorldCom; or

  . cause Intermedia to enter into any acquisition agreement or other similar agreement related to any takeover proposal.

   The merger agreement also provides that Intermedia must promptly advise WorldCom orally and in writing of any request for information or of any takeover proposal, the material terms and conditions of any request or takeover proposal and the identity of the person making the request or takeover proposal. Intermedia must keep WorldCom informed of the status and details (including amendments) of any request or takeover proposal.

Termination

   The merger agreement may be terminated at any time before the completion of the merger, whether before or after the Intermedia stockholders have adopted the merger agreement:

  .  by consent of the boards of directors of WorldCom and Intermedia;

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


  . by Intermedia or WorldCom, if the other party has materially breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements or conditions contained in the merger agreement, and the breach has not been cured on or before June 30, 2001;

  . by Intermedia or WorldCom if the merger has not been completed on or before June 30, 2001, unless that date is extended by the consent of the boards of directors of Intermedia and WorldCom, except that

    -- this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be completed by that date, and,

    -- to the extent that the judgment contemplated by the proposed settlement of the Delaware Digex stockholders litigation has been entered but the period for appeals regarding the judgment has not expired on or prior to June 30, 2001, then the termination date will be extended until September 30, 2001;

  . by Intermedia or WorldCom, if the Intermedia stockholders do not adopt the merger agreement at the special meeting;

  . by Intermedia or WorldCom, if any injunction, order, statute, rule or regulation prohibiting the merger is in effect and has become final and nonappealable, except that the party seeking to terminate the merger agreement pursuant to this right must have used best efforts to prevent the entry of and to remove such injunction, order, statute, rule or regulation; or

  . by WorldCom, if the Intermedia board of directors or any committee of the Intermedia board of directors has

    -- withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to WorldCom, the approval or recommendation by the Intermedia board of directors or a committee of the Intermedia board of directors of the merger or the merger agreement, or

    -- approved or recommended, or proposed publicly to approve or recommend, any takeover proposal.

Termination Fees

   If the merger agreement is terminated:

  . by WorldCom or Intermedia as described in the third clause under "-- Termination" above, without the special meeting having occurred, or as described in the fourth clause under that heading, in each case at a time when a takeover proposal has been made to Intermedia or made directly to Intermedia stockholders generally or has otherwise become publicly known or any person has publicly announced an intention to make a takeover proposal;

  . by WorldCom as described above in the sixth clause under "--Termination" above,

then Intermedia must pay WorldCom a $135 million termination fee, payable within two business days of the date of termination, except that no termination fee will be payable to WorldCom under the first clause of this section unless Intermedia enters into any acquisition agreement with respect to, or completes, any takeover proposal within 12 months of termination of the merger agreement.

Conduct of Intermedia Business Pending the Merger

   Under the merger agreement, Intermedia has agreed that, before the completion of the merger:

  . Intermedia and its subsidiaries, other than Digex, will carry on their businesses in the ordinary course consistent with past practice; and

  . Intermedia, solely in its capacity as a stockholder of Digex, will not vote its shares of Digex in any meeting or by written consent, will use its best efforts to ensure that its representatives on Digex's board of directors not vote or act by written consent or, if such best efforts are insufficient, use its best efforts to remove its representatives, to cause or permit Digex to take any of the actions set forth in the clauses below relating to Intermedia and its subsidiaries.

   In addition, Intermedia has agreed that, among other things and subject to some exceptions, neither it nor any of its subsidiaries, other than Digex, will:

  .  amend its certificate of incorporation or bylaws;

  . authorize for issuance, issue, sell, deliver, grant any options for, pledge or encumber any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except

    -- for dividends and distributions declared, set aside or paid by Intermedia in accordance with the terms of its capital stock as of the date of the merger agreement,

    -- in accordance with the terms, as of the date of the merger agreement, of convertible securities, warrants and options of Intermedia outstanding as of the date of the merger agreement,

    -- for the issuance of employee options to purchase shares of (1)
       Intermedia common stock in the ordinary course of business not to exceed a total of 750,000 shares in any calendar quarter, net of option cancellations made during that quarter, and the issuance of shares of Intermedia common stock upon exercise of those options and
       (2) Digex common stock in the ordinary course of business not to exceed a total of 500,000 shares in any calendar quarter net of option cancellations made during that quarter, and the issuance of shares of Digex common stock upon the exercise of those options, and

    -- to WorldCom in exchange for financing as described below under "--
       Other Agreements";

  . split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution on its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, or any rights, warrants or options to acquire any such shares except for (1) the purchase by Intermedia of its common stock in the ordinary course of business in connection with the cashless exercise of options or the funding of employee incentive plans, profit sharing plans or other benefit plans of Intermedia, (2) dividends and distributions declared, set aside or paid by Intermedia in accordance with the terms of its capital stock as of the date of the merger agreement and (3) dividends and distributions by a direct or indirect subsidiary of Intermedia to its parent;

  . incur any indebtedness for borrowed money other than (1) under Intermedia's revolving credit facility in the ordinary course of business, (2) intercompany indebtedness between Intermedia and any of its wholly owned subsidiaries or between those wholly owned subsidiaries and (3) intercompany indebtedness between Intermedia or any of its wholly owned subsidiaries, on the one hand, and Digex, on the other hand, to fund operating expenses in the ordinary course of business consistent with past practice;

  . guarantee or otherwise become liable for the obligations of any other person except for Intermedia pursuant to the revolving credit facility;

  . make any loans, advances or capital contributions to, or investments in, any other person, other than advances to employees of Intermedia and its subsidiaries in the ordinary course of business;

  .  increase the cash compensation and other non-equity based benefits of
     (1) any employee except in the ordinary course of business consistent with past practice or (2) any of its directors or executive officers;

  . pay any pension, retirement allowance or other employee benefit not required, or enter into any agreement with any director or officer or employee relating to any pension, retirement allowance or other employee benefit, except as required under agreements, plans or arrangements in accordance with their terms as in effect on the date of the merger agreement;

  . grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee, except as required under plans as in effect on the date of the merger agreement;

  . become obligated under any new pension, option or employee benefits plan, or amend or terminate any plan in existence on the date of the merger agreement although Intermedia and its subsidiaries may renew any plans that existed on the date the merger agreement was executed on terms no more favorable to the parties to the plan;

  . agree to any plan of liquidation or dissolution, or any acquisition, including by merger, consolidation or otherwise, of assets or securities, other than purchases of raw materials or supplies in the ordinary course of business;

  . agree to any sale, transfer, lease, license, encumbrance, or other disposition of assets or securities, other than sales or licenses of finished goods and services in the ordinary course of business, any encumbrance granted pursuant to the revolving credit facility and other than to WorldCom in exchange for financing as described below under "-- Other Agreements";

  .   release or relinquish any material contract rights;

  . authorize or commit to make capital expenditures for Intermedia and its subsidiaries on a consolidated basis in excess of $165 million per calendar quarter, with unused amounts being rolled over to succeeding quarters;

  . make any change in the accounting methods or accounting practices followed by Intermedia;

  . settle any action, suit, claim, investigation or proceeding in excess of $5 million in the aggregate for all such matters above the amount of any specific reserves included in Intermedia's financial statements;

  . enter into, amend or expand any agreement with any backbone network provider relating to the use by Intermedia or any of its subsidiaries of any backbone network other than WorldCom's network, except after offering WorldCom a reasonable opportunity to timely provide Intermedia with adequate backbone network capacity on market terms, including pricing and timely provisioning of access to Intermedia's points-of-presence;

  . make any election under the Internal Revenue Code which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Intermedia or settle or compromise any material tax liability; or

  .  agree to do any of the foregoing.

Amendment and Waiver

   Subject to applicable law:

  . the merger agreement may be amended by the parties in writing at any time before or after the Intermedia stockholders have adopted the merger agreement; and

  . generally, any term or provision of the merger agreement may be waived in writing at any time by the party or parties entitled to the benefits of that term or provision.

   Under Section 251(d) of the Delaware General Corporation Law, no amendment to the merger agreement made after the adoption of the merger agreement by the stockholders of Intermedia may, without further stockholder approval, alter or change the amount or kind of consideration to be received by Intermedia stockholders in the merger, or alter or change any terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of stock of Intermedia. Accordingly, Intermedia is seeking the adoption of the amended
merger agreement by its stockholders at a special meeting to be held on [    ]
[ ], 2001, notwithstanding the approval of the original merger agreement by such stockholders on December 18, 2000.

Expenses; Transfer Taxes

   Whether or not the merger is completed, all costs and expenses incurred in connection with the merger and related transactions will be paid by the party incurring such expense, except that Intermedia will pay all stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes, including interest, penalties and additions to any such taxes, incurred in connection with the merger and related transactions.

Representations and Warranties

   The merger agreement contains customary representations and warranties relating to, among other things:

  .   corporate organization and similar corporate matters;

  .   capital structure;

  .   subsidiaries of Intermedia;

  . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to the merger agreement and related matters;

  .   absence of conflicts;

  . documents filed with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities;

  . accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part;

  .   absence of material changes or events;

  . outstanding and pending litigation, subject to certain exceptions added in connection with the first amendment to the merger agreement;

  .   required stockholder vote of Intermedia;

  . engagement and payment of fees of brokers, investment bankers, financial advisors and other persons;

  .   receipt of fairness opinion by Intermedia from its financial advisor;

  .   approval of the Intermedia board of directors;

  .   compliance with applicable laws by Intermedia;

  .   absence of changes in Intermedia benefit plans; and

  . delivery of shares of WorldCom capital stock to be issued in the merger.

   The merger agreement also contains a representation and warranty of Intermedia that as of February 15, 2001, the date of the first amendment to the merger agreement, to the knowledge of Intermedia or any of its subsidiaries, the representations and warranties of Intermedia in the merger agreement that are qualified as to material adverse effect were true and correct, ignoring, for this purpose, the fourth and fifth bullet points in the definition of "material adverse effect" under "--Conditions to the Completion of the Merger".

Other Agreements

   Each of WorldCom and Intermedia has agreed to use its best efforts to:

  . cause the conditions precedent to the merger as set forth in the merger agreement and summarized under "--Conditions to the Completion of the Merger" to be fulfilled;

  . take, or cause to be taken, all action, and do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to complete the merger, including to lift any injunction or remove any other impediment to completion of the merger; and

  . to cause their officers and directors to take all further action after completion of the merger necessary or desirable to carry out the purposes of the merger agreement.

   The merger agreement provides that neither WorldCom nor Intermedia is required to agree to, or proffer to divest or hold separate:

  . any assets or any portion of any business of Intermedia or any of its subsidiaries if the board of directors of WorldCom determines that so doing could reasonably be expected to have a material adverse effect on Intermedia;

  . any assets or any portion of any business of WorldCom or any of its subsidiaries; or

  . any assets of or any portion of Intermedia's ownership interests in Digex.

   In addition, Intermedia has agreed to give WorldCom the opportunity to participate in the defense of any litigation against Intermedia and/or its directors relating to the merger.

   WorldCom has agreed in the merger agreement to provide financing to Intermedia pursuant to, and subject to the conditions of, the Note Purchase Agreement dated October 31, 2000, as amended as of February 15, 2001, between Intermedia and WorldCom. See "The Companies--Material Contracts Between WorldCom and Intermedia" beginning on page 23.

   Following the merger, WorldCom has agreed that Digex will not enter into or engage in any transaction with or for the benefit of any interested stockholder, including WorldCom and Intermedia, without obtaining the prior written approval of at least a majority of Digex's independent directors, unless at least 66 2/3% of Digex's directors, other than the independent directors, determine in good faith that the transaction is fair to Digex and its stockholders.

   WorldCom also agreed in the merger agreement to cause the company surviving the merger to comply with the outstanding indentures and certificates of designation of Intermedia, including the applicable provisions relating to a change of control. Pursuant to that agreement, WorldCom expects to make or to cause Intermedia to make change of control offers to repurchase the outstanding:

  .   Intermedia series B preferred stock;

  .   Intermedia 9.5% senior notes due 2009;

  .   Intermedia 12.25% senior subordinated discount notes due 2009;

  .   Intermedia 8.60% senior notes due 2008;

  .   Intermedia 8.5% senior notes due 2008;

  .   Intermedia 8.875% senior notes due 2007;

  .   Intermedia 11.25% senior discount notes due 2007; and

  .   Intermedia 12.5% senior discount notes due 2006.

   In addition, pursuant to the terms of the WorldCom series G preferred stock, the holder of the WorldCom series G preferred stock will have the option during the 45-day period immediately following the completion of the merger to have the WorldCom series G preferred stock redeemed by WorldCom.

Certificate of Incorporation and Bylaws of Surviving Corporation

   The merger agreement provides that the certificate of incorporation of Intermedia, as in effect immediately before the completion of the merger, will be the certificate of incorporation of Intermedia, as the surviving corporation, until altered or amended.

   The merger agreement provides that the bylaws of Wildcat, as in effect immediately before the completion of the merger, will be the bylaws of Intermedia, as the surviving corporation, until altered, amended or repealed. See "Description of WorldCom Capital Stock" beginning on page 88 and "Comparison of Rights of WorldCom Shareholders and Intermedia Stockholders" beginning on page 105.

                           THE STOCKHOLDERS AGREEMENT

   The following description summarizes the material provisions of the stockholders agreement. You should carefully read the stockholders agreement in its entirety, a copy of which is attached as Annex C to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

   Concurrently with the execution of the merger agreement, WorldCom entered into a stockholders agreement with ICI Ventures and Messrs. Ruberg, Baker, Knapp, Campbell, Sutcliffe, Greene and Navab, who on the record date, together held approximately .5% of the outstanding shares of Intermedia common stock. ICI Ventures holds 100% of the outstanding shares of Intermedia series G preferred stock. On the record date, the shares of Intermedia capital stock subject to the stockholders agreement represented approximately [9.8]% of the voting power of the outstanding Intermedia capital stock entitled to vote together as a group.

   Each of the stockholders signing the stockholders agreement has agreed:

  . at every meeting of Intermedia stockholders called to vote upon the merger or the merger agreement, to vote all shares of Intermedia common stock or Intermedia series G preferred stock held by that stockholder in favor of the adoption of the merger agreement;

  . not to take any action by written consent in any circumstance other than in accordance with the paragraph above;

  . at every meeting of Intermedia stockholders called to vote upon (1) any takeover proposal for Intermedia, as described under "The Merger Agreement and First Amendment--The Amended Merger Agreement--No Solicitation" beginning on page 74; (2) any amendment of Intermedia's certificate of incorporation or bylaws or other action involving Intermedia or its subsidiaries or stockholders that could reasonably be expected to frustrate the adoption of the merger agreement; or (3) changing, in any manner, except pursuant to the merger agreement, the voting rights of Intermedia common stock or Intermedia series G preferred stock, to vote those shares of Intermedia common stock or Intermedia series G preferred stock held by that stockholder against such proposals;

  . not to sell, transfer, pledge, assign, or otherwise dispose of the stockholder's shares of Intermedia common stock or Intermedia series G preferred stock unless the person who receives those shares agrees to be bound by the stockholders agreement;

  . not to enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with the stockholder's shares of Intermedia common stock or Intermedia series G preferred stock;

  . except in a capacity as a director of Intermedia and in accordance with the no solicitation provisions of the merger agreement, not to, and not to permit any of the stockholder's affiliates or representatives to, directly or indirectly, (1) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes either a takeover proposal or any transaction described in the third clause above, (2) enter into any agreement with respect to any takeover proposal or transaction described in clause three above or (3) participate in discussions or negotiations regarding any takeover proposal or transaction described in clause three above;

  . except in a capacity as a director of Intermedia and as may be required by law not to, and not to permit any of the stockholder's affiliates or representatives to, issue any press release regarding the merger, the merger agreement or the stockholders agreement, except with the prior written consent of WorldCom;

  .  to waive any rights of appraisal the stockholder may have;

  . to grant an irrevocable proxy to John T. Stupka and K. William Grothe, Jr. and any other individual designated by WorldCom to vote such stockholder's shares of Intermedia common stock or Intermedia series G preferred stock, when applicable, in favor of Intermedia's adoption of the merger agreement and the merger; and

  . not to, directly or indirectly, grant any proxies to any other person with respect to the stockholder's shares of Intermedia common stock or Intermedia series G preferred stock.

   The stockholders agreement provides that it will terminate upon the first to occur of:

  .  the completion of the merger; and

  .  10 business days after the termination of the merger agreement.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

   WorldCom common stock is quoted on The Nasdaq National Market under the trading symbol "WCOM" and Intermedia common stock is quoted on The Nasdaq National Market under the trading symbol "ICIX". The following table sets forth, for the periods indicated, the high and low sale prices per share of WorldCom common stock and of Intermedia common stock on The Nasdaq National Market. The sale prices of WorldCom common stock have been restated to reflect WorldCom's three-for-two stock split in the form of a 50% stock dividend that was distributed on December 30, 1999. The sale prices of Intermedia common stock have been restated to reflect Intermedia's two-for-one stock split in the form of a stock dividend that was distributed on June 15, 1998. For current price information, you are urged to consult publicly available sources. Neither WorldCom nor Intermedia has ever paid cash dividends on its common stock.

                                                    WorldCom       Intermedia
                                                  common stock    common stock
                                                 --------------- ---------------
                                                  High     Low    High     Low
                                                 ------- ------- ------- -------
1997:
  First quarter................................. 18.5833 14.5000 13.1250  6.4375
  Second quarter................................ 21.9792 14.1667 16.5000  7.7500
  Third quarter................................. 25.0000 19.9167 26.2500 25.0000
  Fourth quarter................................ 26.5833 19.0000 30.9375 20.6250
1998:
  First quarter................................. 29.9167 18.6667 45.6250 26.9063
  Second quarter................................ 32.2917 27.7500 45.2338 30.8750
  Third quarter................................. 38.5833 26.6667 41.5000 20.3750
  Fourth quarter................................ 50.5000 26.0000 26.4375 12.7500
1999:
  First quarter................................. 62.8333 46.0000 28.7500 13.0625
  Second quarter................................ 64.5104 53.5417 39.5000 21.1875
  Third quarter................................. 60.9167 47.9167 37.9375 18.1250
  Fourth quarter................................ 61.3333 44.0417 42.8750 20.0000
2000:
  First quarter................................. 55.0000 40.6250 77.3750 32.7500
  Second quarter................................ 47.0000 35.8750 51.0000 23.8750
  Third quarter................................. 49.9690 25.2500 33.8750 14.7500
  Fourth quarter................................ 30.4375 13.5000 29.4375  3.6250
2001:
  First quarter (through March 8, 2001) ........ 23.5000 14.2500 18.6875  7.3125

   The following table presents:

  . the last reported sale price of one share of WorldCom common stock, as reported on The Nasdaq National Market;

  . the last reported sale price of one share of Intermedia common stock, as reported on The Nasdaq National Market; and

  . the market value of one share of Intermedia common stock on an equivalent per share basis;

on September 1, 2000, which was the last full trading day before the public announcement of the proposed merger, on February 14, 2001, which was the last full trading day before the public announcement of the first amendment to the
merger agreement, and on [    ], 2001, which was the last full trading day for
which such information could be obtained before the date of this proxy statement/prospectus. The equivalent price per share data for Intermedia common stock has been determined by multiplying the last reported sale prices of one share of WorldCom common stock on (1) September 1, 2000, (2) February 14, 2001,
and (3) [    ], 2001, in each case, by the revised exchange ratio of 1.0.

                                                                Equivalent price
                                                                  per share of
                                        WorldCom    Intermedia     Intermedia
    Date                              common stock common stock   common stock
    ----                              ------------ ------------ ----------------
September 1, 2000....................    $36.94      $ 22.88         $36.94
February 14, 2001....................    $17.50      $14.125         $17.50
[    ], 2001.........................      [  ]         [  ]           [  ]

   Currently there are no outstanding shares of the WorldCom preferred stock that will be issued to certain of the Intermedia preferred stockholders in the merger. Accordingly, their market price and dividend information have not been included in this document. The WorldCom preferred stock to be issued in the merger will not be listed for trading or quotations on any exchange or quotation system.

                     DESCRIPTION OF WORLDCOM CAPITAL STOCK

   The following is a summary of the material terms of the capital stock of WorldCom and the provisions of its articles of incorporation, bylaws and rights agreement. It also summarizes relevant provisions of the Georgia Business Corporation Code, which we refer to as Georgia law. Since the terms of those articles of incorporation, bylaws and rights agreement, and Georgia law, are more detailed than the general information provided below, you should carefully consider the actual provisions of those documents and Georgia law. The following summary of the capital stock of WorldCom is subject in all respects to applicable Georgia law, WorldCom's articles of incorporation and bylaws and WorldCom's rights agreement. If you would like to read WorldCom's articles of incorporation, bylaws or rights agreement, these documents are on file with the Securities and Exchange Commission, as described under the heading "Where You Can Find More Information" beginning on page 126. Additional information regarding the capital stock of WorldCom is contained under "Comparison of Rights of WorldCom Shareholders and Intermedia Stockholders" beginning on page 105.

General

   The authorized capital stock of WorldCom consists of 5,000,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

   All of the outstanding shares of WorldCom common stock are fully paid and
nonassessable. As of [    ], 2001, [    ] shares of WorldCom common stock were
outstanding.

 Voting Rights

   Each holder of WorldCom common stock is entitled to cast one vote for each share held of record, voting together with holders of WorldCom series B preferred stock, and, following completion of the merger, together with the holders of WorldCom series D preferred stock, WorldCom series E preferred stock, WorldCom series F preferred stock and WorldCom series G preferred stock issuable in the merger, on all matters submitted to a vote of shareholders, including the election of directors. Holders of WorldCom common stock have no cumulative voting rights.

 Dividends

   Holders of WorldCom common stock are entitled to receive dividends or other distributions when, as and if declared by the WorldCom board of directors. The right of the WorldCom board of directors to declare dividends, however, is subject to the rights of any holders of WorldCom preferred stock and the availability of sufficient funds under Georgia law to pay dividends.

 Liquidation Rights

   In the event of the dissolution of WorldCom, WorldCom common shareholders will share ratably in the distribution of all assets that remain after it pays all of its liabilities and satisfies its obligations to the holders of any preferred stock, as provided in the WorldCom articles of incorporation.

 Preemptive and Other Rights

   Holders of WorldCom common stock have no preemptive rights to purchase or subscribe for any stock or other securities of WorldCom. In addition, there are no conversion rights or redemption or sinking fund provisions with respect to the WorldCom common stock.

   The WorldCom board of directors may issue additional shares of authorized common stock without shareholder approval. If they decide to issue shares to persons friendly to current WorldCom management, they could render more difficult or discourage an attempt to obtain control of WorldCom by means of a merger, tender offer, proxy contest or otherwise. This could protect the continuity of WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of WorldCom common stock at prices higher than the prevailing market prices. Any additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of WorldCom.

Preferred Stock

   The WorldCom board of directors is authorized to issue shares of preferred stock at any time, without shareholder approval. It has the authority to determine all aspects of those shares, including the following:

  .  the designation and number of shares;

  . the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of capital stock of WorldCom;

  .  the voting rights, if any;

  .  the voluntary and involuntary liquidation preferences;

  . the conversion or exchange privileges, if any, applicable to that series;

  . the redemption price or prices and the other terms of redemption, if any, applicable to that series; and

  .  sinking fund provisions.

   Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of WorldCom common stock or for other corporate purposes. Voting rights of holders of preferred stock could adversely affect the voting power of common shareholders and could have the effect of delaying, deferring or impeding a change of control of WorldCom. This could protect the continuity of WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices.

   As of [    ], 2001, the WorldCom board of directors had designated shares of the following series of WorldCom preferred stock:

  . 94,992 shares of WorldCom series A preferred stock, of which no shares were outstanding;

  .  15,000,000 shares of WorldCom series B convertible preferred stock, of
     which [    ] shares were outstanding;

  . 3,750,000 shares of WorldCom series C preferred stock, of which no shares were outstanding; and

  . 5,000,000 shares of WorldCom series 3 preferred stock, of which no shares were outstanding--these shares were designated in connection with the adoption of the WorldCom rights agreement.

 WorldCom Series B Preferred Stock

   Rank. The WorldCom series B preferred stock will rank on a parity with the WorldCom series D preferred stock, WorldCom series E preferred stock, WorldCom series F preferred stock and WorldCom series G preferred stock issuable in connection with the merger.

   Dividends. Holders of WorldCom series B preferred stock are entitled to receive cumulative dividends when, as and if declared by the board of directors out of funds legally available for such dividends. Cumulative dividends accrue from the issue date of the shares of WorldCom series B preferred stock at the rate per share of $0.0775 per annum. Those dividends must be paid before any dividends can be set apart for or paid upon the

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

WorldCom common stock or any other stock ranking as to dividends junior to WorldCom series B preferred stock in any year.

   Dividends are only payable in cash, except for payment of accrued but unpaid dividends upon conversion or redemption of WorldCom series B preferred stock, as described below. WorldCom is not permitted to set apart for or pay upon the WorldCom common stock any extraordinary cash dividend, as described below, unless at the same time WorldCom sets apart for or pays upon all shares of WorldCom series B preferred stock an amount of cash per share of WorldCom series B preferred stock equal to the extraordinary cash dividend that would have been paid in respect of that share if the holder had converted his or her share of WorldCom series B preferred stock into shares of WorldCom common stock immediately before the record date for the extraordinary cash dividend.

   The term "extraordinary cash dividend" means, with respect to any cash dividend or cash distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the WorldCom common stock paid during the consecutive 12-month period ending on and including that date exceeds, on a per share of WorldCom common stock basis, 10% of the average daily closing price of WorldCom common stock over that 12-month period.

   Voting Rights. Holders of WorldCom series B preferred stock are entitled to cast one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Holders of WorldCom series B preferred stock and holders of WorldCom common stock vote together as a single group, and holders of WorldCom series D preferred stock, series E preferred stock, series F preferred stock and series G preferred stock issuable in the merger will also vote as part of that single group, unless otherwise provided by law or the WorldCom articles of incorporation. The approval of at least a majority of the votes entitled to be cast by holders of issued and outstanding shares of WorldCom series B preferred stock is required to adversely change the rights, preferences or privileges of WorldCom series B preferred stock. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with, WorldCom series B preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of WorldCom will not be deemed to affect adversely WorldCom series B preferred stock.

   Conversion Rights. Holders of WorldCom series B preferred stock have the right to convert any or all of their shares, at any time, into shares of WorldCom common stock at a rate of 0.1460868 shares of WorldCom common stock for each share of WorldCom series B preferred stock, subject to adjustment. Upon any conversion, the holder will also be entitled to receive all accrued and unpaid dividends on the shares of WorldCom series B preferred stock surrendered for conversion, which will be payable in cash or, at the option of WorldCom, in shares of WorldCom common stock, based on their fair market value. If a holder converts WorldCom series B preferred stock following WorldCom's establishment of tracking stocks, that holder will receive tracking stock in the same proportion as current holders of WorldCom common stock.

   Redemption Provisions. The WorldCom series B preferred stock is not redeemable by WorldCom before September 30, 2001. After that time, WorldCom will have the right to redeem any or all of the shares of WorldCom series B preferred stock at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends on that share. WorldCom has the option to pay any or all of the redemption price, including accrued dividends, in cash or in shares of WorldCom common stock, based on their fair market value.

   Adjustment for Consolidation or Merger. The WorldCom articles of incorporation provide for customary adjustments of the conversion price, redemption price and related terms in the case of those mergers, consolidations or other capital transactions where holders of WorldCom common stock receive cash, stock, securities or other property in respect of or in exchange for their shares of WorldCom common stock. No such adjustment will be required in connection with the merger.

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

   Liquidation Rights. In the event of any liquidation, dissolution or winding up of WorldCom, holders of WorldCom series B preferred stock are entitled to receive a liquidation preference for each share out of the assets of WorldCom in an amount equal to the sum of $1.00 plus all accrued and unpaid dividends.

 WorldCom Series D Preferred Stock, WorldCom Series E Preferred Stock and WorldCom Series F Preferred Stock

   General. We have described below the material terms of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock. However, there are certain tax consequences that may result from your holding the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock that we have not addressed, including those relating to dividends, interest, redemptions, exchange, conversion, sale or other aspects of these series of WorldCom preferred stock. We urge you to contact your tax advisors concerning those and other tax aspects of holding WorldCom preferred stock.

   Rank. The WorldCom series D preferred stock, series E preferred stock and series F preferred stock will rank for purposes of dividend distributions and distributions upon the liquidation, winding up or dissolution of WorldCom:

  . senior to all classes of WorldCom common stock and to each other class of WorldCom capital stock or series of WorldCom preferred stock issued after the completion of the merger, whose terms do not expressly provide that it ranks senior to or on a parity with such series of WorldCom preferred stock;

  . on a parity with each other, with the World Com series B preferred stock, with the WorldCom series G preferred stock and any other class of WorldCom capital stock or series of WorldCom preferred stock issued after the completion of the merger whose terms expressly provide that it ranks on a parity with such series of WorldCom preferred stock; and

  . junior to each class of WorldCom capital stock or series of WorldCom preferred stock issued after the completion of the merger whose terms expressly provide that it ranks senior to such series of WorldCom preferred stock.

   Liquidation Preference. The WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will each have a liquidation preference of $2,500 per share.

   Dividends. Holders of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will be entitled to receive when, as and if declared by the WorldCom board of directors, out of funds legally available for payment, cumulative dividends per share at an annual rate of 7% of the liquidation preference per share, payable on January 15, April 15, July 15 and October 15, commencing with the first such date following the completion of the merger. The first dividend payment on the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will include dividends accrued on the corresponding shares of Intermedia series D preferred stock, Intermedia series E preferred stock and Intermedia series F preferred stock since the last dividend payment date for each of these series of Intermedia preferred stock prior to the completion of the merger. WorldCom may pay dividends:

  .  in cash;

  .  by delivery of shares of common stock; or

  .  through any combination of cash and common stock.

   If WorldCom pays a dividend in common stock the number of shares of common stock payable will be determined by dividing the dividend to be paid by 95% of the average of the high and low sales prices of the WorldCom common stock on The Nasdaq National Market for each of the 10 consecutive trading days before the fifth trading day before the record date for the dividend.

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

   Dividends payable will be deemed to accrue on a daily basis and will be computed on the basis of 360-day year consisting of twelve 30-day months.

   No dividend may be declared or paid upon, or any sum set apart for the payment of dividends for any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for their payment.

   Unless full cumulative dividends for all past dividend periods have been declared and paid, or declared and a sufficient sum set apart for their payment:

  . no dividend or other distribution, other than a dividend or distribution payable solely in shares of securities ranking junior to such series of preferred stock, may be declared or paid upon any share of securities ranking junior to such series of preferred stock;

  . no shares of junior securities may be purchased, redeemed or otherwise acquired or retired by WorldCom or any of its subsidiaries; and

  . no monies may be paid into a sinking fund for the purchase, redemption or other acquisition or retirement of any shares of junior securities by WorldCom or any of its subsidiaries.

   Conversion Rights. Holders of shares of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will be entitled to convert their shares into WorldCom common stock at any time at a rate for each share that is equal to the quotient obtained by dividing the sum of the liquidation preference plus all accumulated and unpaid dividends on that share by the conversion price in effect for that series on the date of conversion.

   The conversion price per share for each series will initially be equal to:

  .  $19.45 for the WorldCom series D preferred stock;

  .  $30.235 for the WorldCom series E preferred stock; and

  .  $42.075 for the WorldCom series F preferred stock,

   in each case, divided by the exchange ratio in the merger.

   If a holder converts shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock following WorldCom's establishment of tracking stocks, that holder will receive shares of tracking stock in the same proportion as current holders of WorldCom common stock.

   Upon surrender of certificates of shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock to be converted, WorldCom will issue the number of shares of WorldCom common stock issuable upon conversion of those shares. No fractional shares will be issued upon conversion. Instead WorldCom will round the results of a conversion up to the nearest full share of WorldCom common stock.

   Conversion Price Adjustments. The conversion prices of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will be subject to adjustment in a manner similar to that of the WorldCom series G preferred stock as described under "--WorldCom Series G Preferred Stock--Conversion Price Adjustments" beginning on page 92, except that the conversion prices will not adjust for the issuance of WorldCom common stock for a price per share below the then-current market price of WorldCom common stock.

   If WorldCom consolidates with, merges with or into or sells or transfers all or substantially all of its assets to another person, each share of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will entitle its holder to receive upon conversion of that holder's shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock

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

the kind and amount of securities, cash or assets that are receivable upon the transaction by a holder of the number of shares of WorldCom common stock into which that holder's shares of that series could have been converted immediately before the transaction.

   Liquidation Rights. In a liquidation, dissolution or winding up of WorldCom the holder of a share of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock will be entitled to receive out of the assets of WorldCom available for distribution to shareholders, before any distribution of assets is made to the holders of WorldCom common stock or any other stock ranking junior to such shares of preferred stock, an amount equal to the liquidation preference of the share of preferred stock held by that holder, plus accrued and unpaid dividends to the date of liquidation, dissolution or winding up. After payment in full of this liquidation amount, the holders of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will not be entitled to any further participation in any distribution of assets of WorldCom.

   If upon the liquidation, dissolution or winding up of WorldCom, the amounts payable in respect of the WorldCom series D preferred stock, the WorldCom series E preferred stock or the WorldCom series F preferred stock or any parity securities are not paid in full, the holders of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock and any parity securities will share equally and ratably in any distribution of assets in proportion to their full liquidation preference, and any accumulated and unpaid dividends to which that series is entitled.

   Redemption. WorldCom will have the option to redeem all or part of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock at the per share redemption prices set forth below, expressed as a percentage of the liquidation preference, during the relevant 12-month period beginning on:

  .   July 19, in the case of the WorldCom series D preferred stock;

  .   October 18, in the case of the WorldCom series E preferred stock; and

  .   October 17, in the case of the WorldCom series F preferred stock,

of the years shown below, plus any accumulated and unpaid dividends to the redemption date.

            Series D
           preferred
           stock and
            series E        Series F
           preferred       preferred
             stock           stock
           ---------     --------------
              Year            Year      Percentage
              ----            ----      ----------
              2000            2001       104.00%
              2001            2002       103.00%
              2002            2003       102.00%
              2003            2004       101.00%
         2004 and after  2005 and after  100.00%

   If WorldCom elects to redeem shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock, it will mail a notice of redemption to holders of record not less than 30 nor more than 60 days before the redemption date. If the redemption price has been paid or provided for, including any accumulated and unpaid dividends, then on and after the date fixed for redemption:

  .   dividends will cease to accumulate on the shares called for redemption;

  .   those shares will no longer be deemed to be outstanding; and

  . all rights of the holders of those redemption shares as shareholders of WorldCom will cease, except the right to receive the required payment.

   Any holder of shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock selected for redemption may, at any time before the close of business on the day before the redemption date, convert those shares into shares of WorldCom common stock as described above under "--Conversion Rights".

   Change of Control. Upon a change of control, as described below, WorldCom will be required to make an offer to each holder of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock to repurchase all or any part of that holder's shares of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock at a repurchase price per share in cash equal to the sum of the liquidation preference plus accumulated and unpaid dividends to the date of repurchase.

   Within 30 days following a change of control, WorldCom will publish a notice of the change of control in The Wall Street Journal or a similar business daily publication of national distribution and mail a notice to each holder of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock describing, among other things:

  .   the occurrence of the change of control;

  . WorldCom's offer to purchase shares of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock; and

  . the date on which WorldCom will purchase shares of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock, which will not be earlier than 30 days nor later than 60 days from the date the notice is mailed.

   The terms of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will each define "change of control" to mean the occurrence of any one of the following:

  . the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, of all or substantially all of the assets of WorldCom and its subsidiaries;

  .   the adoption of a plan of liquidation or dissolution of WorldCom;

  . the completion of any transaction, including a merger or consolidation, after which any "person" or "group", as those terms are used in Section 13(d)(3) of the Securities Exchange Act, becomes the "beneficial owner", as that term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of WorldCom, unless

    -- the price per share of WorldCom common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the announcement of the change of control equals or exceeds 105% of the conversion price then in effect with respect to the applicable series of preferred stock, or

    -- at least 90% of the consideration in the transaction constituting the change of control pursuant to this clause consists of shares of common stock traded or to be traded immediately following the change of control on a national securities exchange or The Nasdaq National Market and as a result of such transaction, the preferred stock is solely convertible into such common stock; or

  . the first day on which a majority of the members of the WorldCom board of directors are not (1) members of the board of directors who were members on the original issue date of the series of preferred stock or
      (2) nominated for election or elected to the board of directors with the affirmative vote of two-thirds of the members of the board of directors who were members on the original issue date of the series of preferred stock.

   However, the terms of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock provide that a change of control will not be deemed to have occurred in a transaction where WorldCom becomes a subsidiary of another entity if:

  . the shareholders of WorldCom immediately prior to the transaction "beneficially own", directly or indirectly, at least a majority of the voting power of the outstanding voting stock of WorldCom immediately following the completion of the transaction; and

  . immediately following the completion of the transaction, no "person" or "group", other than the other entity, "beneficially owns", directly or indirectly, more than 50% of the voting power of the outstanding voting stock of WorldCom.

   Before making an offer to purchase WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock in connection with a change of control, within 90 days following a change of control, WorldCom will either:

    --  repay or refinance all outstanding indebtedness, or

    -- obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the affected series of WorldCom preferred stock required by the change of control provisions.

   WorldCom must first comply with the covenants in its outstanding indebtedness or take the actions described in the preceding sentence before it will be required to repurchase shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock in the event of a change of control; provided, that if WorldCom fails to repurchase shares of one of these series of WorldCom preferred stock, the sole remedy to holders of an affected series of WorldCom preferred stock will be the right of the holders of that series to elect directors to the board of directors as described below under "--Voting Rights".

   Merger or Consolidation. WorldCom may not engage in a merger or consolidation, or sale or other disposition of substantially all of the assets of WorldCom, without the vote of the holders of a majority of the outstanding shares of each of the WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock unless, with respect to each WorldCom series:

  . the entity formed by the consolidation or merger or the entity to which the disposition of assets has been made is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

  . if WorldCom is not the resulting entity, the applicable series of preferred stock is converted into or exchanged for and becomes shares of the resulting entity, having the same or more favorable rights as existed immediately prior to the transaction; and

  . immediately after the transaction, no event has occurred that would give the series of preferred stock the right to elect directors as described below.

   Voting Rights. Each share of WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will entitle its holder to one-tenth of one vote on all matters, voting together with the WorldCom common stock and the other classes of WorldCom voting securities, including the WorldCom series B preferred stock and WorldCom series G preferred stock, as a single class. In addition, in the event that:

  . there is an accumulation of accumulated and unpaid dividends in an amount equal to six quarterly dividends with respect to a series; or

  . WorldCom fails to satisfy its change of control obligations with respect to a series, then in each case the holders of the affected series of preferred stock will be entitled, voting as a single class, to elect a number of directors equal to at least 20% of the existing number of directors, although this number may never be less than one director or more than two, and the number of directors on the board of directors will be increased by that number.

   In addition, the affirmative vote of at least a majority of the shares of each series then outstanding, voting as a single class, is required for WorldCom to:

  .  authorize, create or issue any securities senior to that series;

  . amend the certificate of designation of that series in any manner that adversely affects the rights and preferences of the holders of shares of that series;

  .  authorize the issuance of any additional shares of that series; or

  . waive any existing triggering event affording the holders of that series the right to elect directors or any compliance with provisions in the certificate of designation of that series.

   However, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each series is required to amend the change of control provisions with respect to that series.

   In addition, the affirmative vote of all of the outstanding shares of a series is required to:

  . alter the voting rights with respect to the series or reduce the number of shares of the series whose holders must consent to an amendment, supplement or waiver;

  . reduce the liquidation preference of or alter the provisions with respect to the redemption of the series;

  . reduce the rate of or change the time for payment of dividends on any share of the series;

  . waive the consequences of any failure to pay dividends on any shares of the series;

  . make any share of the series payable in any form other than that stated in the certificate of designation governing the series;

  . make any change in the rights of the series relating to waivers of the rights of holders of the series to receive the liquidation preference and dividends on the series;

  .  waive a redemption payment with respect to any share of the series; or

  . make any change in the amendment and waiver provisions governing the series.

   Depositary Shares. The WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will be issued as and represented by respective depositary shares. Each depositary share will represent 1/100 of a share of the respective WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock, as the case may be. A holder of depositary shares of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock will only have voting rights equal to the number of whole shares of a series represented by those depositary shares.

   Preemptive Rights; Sinking Fund. Holders of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock will not have preemptive rights to purchase or subscribe for any stock or other securities. The WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock will not be subject to any sinking fund or other obligation of WorldCom to set aside funds in order to redeem shares.

   Reissuance. Any share of WorldCom series D preferred stock, WorldCom series E preferred stock or WorldCom series F preferred stock converted, redeemed or otherwise acquired by WorldCom will be retired and canceled and assume the status of authorized but unissued shares of preferred stock. It may thereafter be reissued in the same manner as other authorized but unissued preferred stock.

 WorldCom Series G Preferred Stock

   General. We have described below the material terms of the WorldCom series G preferred stock. However, there are certain tax consequences that may result from your holding the WorldCom series G preferred stock that we have not addressed, including those relating to dividends, interest, redemptions, exchange, conversion, sale or other aspects of the WorldCom series G preferred stock. We urge you to contact your tax advisors concerning those and other tax aspects of holding WorldCom series G preferred stock.

   Rank. The WorldCom series G preferred stock will rank for purposes of dividend distributions and distributions upon the liquidation, winding up and dissolution of WorldCom:

  . senior to all classes of WorldCom common stock and to each other class of WorldCom capital stock or WorldCom series of WorldCom preferred stock issued after the completion of the merger, whose terms do not expressly provide that it ranks senior to or on a parity with the WorldCom series G preferred stock;

  . on a parity with the WorldCom series B preferred stock, WorldCom series D preferred stock, WorldCom series E preferred stock, WorldCom series F preferred stock and any other class of WorldCom capital stock or series of WorldCom preferred stock issued after the completion of the merger whose terms expressly provide that it ranks on a parity with the WorldCom series G preferred stock; and

  . junior to each class of WorldCom capital stock or series of WorldCom preferred stock issued after the completion of the merger whose terms expressly provide that it ranks senior to the WorldCom series G preferred stock.

   Liquidation Preference. The WorldCom series G preferred stock will have a liquidation preference per share of $1,000.

   Dividends. The holders of the WorldCom series G preferred stock will be entitled to receive, when, as and if declared by WorldCom's board of directors out of funds of WorldCom legally available for such purpose, dividends accruing at the annual rate per share of 7% of the sum of the liquidation preference per share plus all accumulated and unpaid dividends on that share of WorldCom series G preferred stock since the date of the last dividend payment date of the Intermedia series G preferred stock, compounded quarterly and payable in four equal installments on January 15, April 15, July 15 and October 15, commencing with the first such date following completion of the merger. The first dividend payment on the WorldCom series G preferred stock will include dividends accrued on the corresponding shares of Intermedia series G preferred stock since the last dividend payment date for the shares of this series of preferred stock prior to the completion of the merger. Dividends on the WorldCom series G preferred stock will be cumulative.

   WorldCom will have the option to pay dividends on the WorldCom series G preferred stock in cash, in shares of WorldCom common stock or in a combination of cash and shares of common stock. If WorldCom pays a dividend in common stock:

  . the number of shares of common stock payable will be determined by dividing the dividend to be paid by the average of the high and low sales prices of WorldCom common stock on The Nasdaq National Market for each of the 10 consecutive trading days before the fifth trading day before the record date for the dividend; and

     no fractional shares will be used as a dividend payment--instead the number of shares of WorldCom common stock payable as a dividend will be rounded up to the nearest full share of common stock.

   The dividends will be payable to holders of record as of the preceding January 1, April 1, July 1 and October 1. However, holders of shares of WorldCom series G preferred stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date will receive that dividend payment, together with all other accrued and unpaid dividends, on the date fixed for redemption, instead of receiving the dividend on the dividend payment date. Dividends payable on the WorldCom series G preferred stock will be deemed to accumulate on a daily basis and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   If dividends are not paid in full upon the WorldCom series G preferred stock and any other preferred stock ranking on a parity as to dividends with the WorldCom series G preferred stock, all dividends paid or declared and set aside for payment upon the shares will be paid or declared and set aside for payment pro rata. As a result, in all cases the amount of dividends declared per share will bear the same ratio to each other that accrued and unpaid dividends per share on the shares bear to each other. Except as described above, unless full cumulative dividends on the WorldCom series G preferred stock have been paid or declared and set aside for payment, neither dividends nor other distributions may be made upon WorldCom common stock or on any other stock ranking junior to or on a parity with the preferred stock as to dividends, except for dividends or distributions paid solely in:

  .   common stock; or

  . other capital stock ranking junior as to dividends and upon liquidation to the WorldCom series G preferred stock, or, in the case of securities on a parity with the WorldCom series G preferred stock, capital stock ranking on a parity with the WorldCom series G preferred stock.

   In addition, no common stock or any other stock ranking junior to or on a parity with the WorldCom series G preferred stock as to dividends and upon liquidation may be redeemed, purchased or otherwise acquired by WorldCom, except for an exchange for shares of any other stock ranking junior to the WorldCom series G preferred stock, unless full cumulative dividends on the WorldCom series G preferred stock have been paid or declared and set aside for payment.

   Holders of WorldCom series G preferred stock will also be entitled to receive, when, as and if declared by WorldCom's board of directors out of funds of WorldCom legally available for such purpose, any dividends or other distributions payable to holders of WorldCom common stock. A holder will receive these dividends as if the holder of WorldCom series G preferred stock held the number of shares of common stock into which the holder's shares of preferred stock might have been converted on the record date for the dividend on the common stock.

   No dividend may be declared or paid upon, or any sum set apart for the payment of dividends upon, any share of WorldCom series G preferred stock for any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for their payment, upon all outstanding shares of securities ranking senior to the WorldCom series G preferred stock.

   Conversion Rights. Holders of WorldCom series G preferred stock may, at any time, convert their shares of WorldCom series G preferred stock into shares of WorldCom common stock. The number of shares of common stock issuable upon conversion of each share of WorldCom series G preferred stock will be equal to the quotient obtained by dividing the sum of the liquidation preference plus all accumulated and unpaid dividends on that share by the conversion price in effect on the date of conversion. The initial conversion price will be equal to $36. However, the conversion price may be adjusted from time to time as described below. Upon conversion, the holder of a share of WorldCom series G preferred stock will not be entitled to any payment with respect to dividends accrued on the WorldCom series G preferred stock.

   If a holder converts shares of WorldCom series G preferred stock following WorldCom's establishment of tracking stocks, that holder will receive shares of tracking stock in the same proportion as current holders of WorldCom common stock.

   Upon surrender of certificates for shares of WorldCom series G preferred stock to be converted, WorldCom will issue the number of shares of common stock issuable upon conversion of those shares. No fractional shares will be issued upon conversion of WorldCom series G preferred stock. Instead, WorldCom will round the results of a conversion up to the nearest full share of WorldCom common stock.

   Conversion Price Adjustments. The WorldCom series G preferred stock conversion price will be subject to adjustment upon the occurrence of certain events, including:

  . the payment by WorldCom of dividends, or the making of other distributions, with respect to WorldCom common stock payable in shares of WorldCom common stock;

  . subdivisions, combinations and reclassifications of WorldCom common stock;

  . the issuance of rights allowing holders of WorldCom common stock to purchase shares of WorldCom common stock for a price per share that is less than the then-current market price of WorldCom common stock;

  . the issuance in certain circumstances of WorldCom common stock (or securities exercisable, exchangeable or convertible for WorldCom common stock) for a price per share that is less than the then-current market price of WorldCom common stock; and

  . the distribution to the holders of WorldCom common stock of any of WorldCom's assets, debt securities or any rights or warrants to purchase securities, excluding cash dividends on the WorldCom common stock that do not exceed specified levels.

   Whenever the conversion price is adjusted, WorldCom will promptly mail to holders of WorldCom series G preferred stock a notice briefly stating the facts requiring the adjustment and the manner of computing it. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. However, any adjustments that are not made will be carried forward and taken into account in any later adjustment. All adjustment calculations will be made either to the nearest 1/1000 of a cent or the nearest 1/1000 of a share.

   If WorldCom consolidates with, merges with or into, or sells all or substantially all of its assets to another person, each share of WorldCom series G preferred stock thereafter will entitle its holder to receive upon conversion of that holder's shares of WorldCom series G preferred stock the number of shares of capital stock or other securities or property that the holder of the number of shares of WorldCom common stock into which the share of WorldCom series G preferred stock would have been convertible immediately before the transaction would have been entitled to receive in the transaction.

   WorldCom will reserve a sufficient number of shares of authorized WorldCom common stock to permit the conversion of all outstanding shares of WorldCom series G preferred stock.

   Liquidation Rights. After payments to holders of securities ranking senior to the WorldCom series G preferred stock, in a liquidation, dissolution or winding up of WorldCom the holder of a share of WorldCom series G preferred stock will be entitled to receive out of the assets of WorldCom available for distribution to shareholders, before any distribution of assets is made to the holders of WorldCom common stock or any other stock ranking junior to the WorldCom series G preferred stock upon liquidation, the greater of:

  . the liquidation preference, plus accumulated and unpaid dividends to the date of liquidation, dissolution or winding up; and

  . the amount the holder would have received in the liquidation, dissolution or winding up if the share of WorldCom series G preferred stock had been converted to common stock immediately prior to such event.

   If there is a sale, lease, transfer, conveyance or other disposition of all or substantially all the assets of WorldCom or any merger or consolidation of WorldCom unless:

  . WorldCom is the surviving entity and no change is made in the rights, powers, preferences or privileges of the WorldCom series G preferred stock; or

  .   if WorldCom is not the surviving entity,

    -- the entity formed by the consolidation or merger or to which the sale or other disposition has been made is a corporation organized in the United States, any state or the District of Columbia; and

    -- the WorldCom series G preferred stock is converted into or exchanged for and becomes shares of the resulting entity having the same or more favorable powers, preferences and relative, participating, optional or other special rights that the WorldCom series G preferred stock had immediately prior to the transaction, then WorldCom must send the holders of the WorldCom series G preferred stock a notice informing them of the transaction. The holders of a majority of the outstanding shares of WorldCom series G preferred stock may then send a written notice to WorldCom indicating that they would like the transaction to be deemed a liquidation, dissolution or winding up of WorldCom. The holders of WorldCom series G preferred stock would then become entitled to receive from WorldCom the amount they would receive in a liquidation, dissolution or winding up of WorldCom.

   Redemption at WorldCom's Option. WorldCom will have the option to redeem all, but not less than all, shares of WorldCom series G preferred stock at the per share redemption prices set forth below, expressed as a percentage of the liquidation preference, in effect during the relevant 12-month period beginning on February 17 of the years shown below, plus any accumulated and unpaid dividends to the redemption date.

    If redeemed
     during 12-
       month
       period
     beginning
    February 17    Percentage
    -----------    ----------
        2005        103.50%
        2006        102.34%
        2007        101.17%
   2008 and after   100.00%

   WorldCom will have the option to pay the redemption price in cash or in shares of WorldCom common stock having a market price equal to the redemption price. For this purpose, the market price of WorldCom common stock will be the average of the last reported sale price on The Nasdaq National Market for the 10 trading days immediately before the trading day before the redemption date.

   If WorldCom elects to redeem shares of WorldCom series G preferred stock, it will mail a notice of redemption to holders of record not less than 30 nor more than 60 days before the redemption date. If the redemption price has been paid or provided for, including any accumulated and unpaid dividends, then on and after the date fixed for redemption:

  .   dividends will cease to accumulate on the shares called for redemption;


  .   those shares will no longer be deemed to be outstanding; and

  . all rights of the holders of those redemption shares as shareholders of WorldCom will cease, except the right to receive the required payment.

   Any holder of shares of WorldCom series G preferred stock selected for redemption may, at any time before the close of business on the day before the redemption date, convert those shares into shares of WorldCom common stock as described above under "Conversion Rights".

   Redemption Upon Holders' Option. At any time:

  .   after February 17, 2005;

  . within 45 days after the completion of the merger and within 45 days after the completion of a significant event, as described below; or


  . after an event of default, as described below, for so long as the event of default is not cured,

the holders of a majority of the outstanding shares of WorldCom series G preferred stock will have the right to require WorldCom to redeem all, but not less than all, the outstanding shares of WorldCom series G preferred stock. If the holders of WorldCom series G preferred stock exercise this right, WorldCom will be required to redeem each share of WorldCom series G preferred stock for an amount in cash equal to the sum of the liquidation preference plus all accumulated but unpaid dividends. If the terms of WorldCom's outstanding indebtedness do not permit payment of all or any portion of this redemption price in cash, the holders of a majority of the outstanding shares of WorldCom series G preferred stock may withdraw their demand that WorldCom redeem the WorldCom series G preferred stock. If they do not withdraw their demand, the portion of the shares of WorldCom series G preferred stock that cannot be redeemed for cash will automatically be converted into shares of common stock or, if applicable, securities issuable to holders of common stock in connection with a significant event, valued at the average of the closing prices of the common stock on The Nasdaq National Market for the 10 trading days immediately before the trading day before the date of conversion.

   WorldCom's redemption obligation may be concurrent with analogous provisions under securities ranking on a parity with the WorldCom series G preferred stock.

   To exercise their optional redemption right, the holders of a majority of the outstanding shares of WorldCom series G preferred stock must send WorldCom a written notice that specifies a date on which the outstanding shares of WorldCom series G preferred stock is to be redeemed. This redemption date cannot be less than 30 nor more than 60 days from the date of the notice.

   The term "significant event" generally means any of the following:

  . during any two-year period the directors of WorldCom at the beginning of the period (together with any new directors elected by those directors or nominated by a majority of those directors) cease to constitute a majority of the WorldCom directors then in office;

  . any merger or consolidation of WorldCom with or into another entity where in one transaction or a series of transactions

    -- the shareholders of WorldCom immediately prior to the transaction cease to own at least 50% of the voting securities of the entity resulting from the transaction or the ultimate parent of that entity, or

    -- a person, entity or "group", as that term is used in Section
       13(d)(3) of the Securities Exchange Act, becomes the beneficial owner of more than 50% of the voting securities of the entity resulting from the transaction or the ultimate parent of that entity;

  . more than 50% of WorldCom's voting power is transferred to any person, entity or "group" in a transaction or series of transactions;

  . any sale, lease or transfer of all or substantially all of the assets of WorldCom; and

  .   any liquidation, dissolution or winding up of WorldCom.

   The term "event of default" generally means any of the following:

  . a failure by WorldCom to pay a dividend on the WorldCom series G preferred stock when due and the continuation of that failure for a period of five business days;

  . a failure by WorldCom to meet any liquidation payment obligation or mandatory or optional redemption or repurchase obligation with respect to the WorldCom series G preferred stock;

  . a failure by WorldCom to comply with selected agreements in the purchase agreement or registration rights agreement entered into by Intermedia in connection with the original issuance of the Intermedia series G preferred stock, and the continuance of that failure for 45 or more days after notice;

  . a default by WorldCom under any current or future mortgage, indenture or other instrument of indebtedness of WorldCom or guaranteed by WorldCom with an aggregate principal amount of $5 million or more that

    -- is caused by a failure of WorldCom to pay the principal of, or premium, if any, or interest on that indebtedness, or

    -- results in the acceleration of that indebtedness before the maturity specified in that indebtedness;

  . WorldCom's voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors or liquidation; or

  . the acceleration of obligations of WorldCom or final judgments against WorldCom in an amount greater than $1 million that remain unsatisfied, not discharged or unstayed for at least 30 consecutive days.

   The provisions described above would not necessarily afford holders of the WorldCom series G preferred stock protection upon the occurrence of events that would constitute a change in control or in the event of highly leveraged or other transactions involving WorldCom that may adversely affect such holders or against a decline in the creditworthiness of WorldCom.

   Change of Control. Upon a change of control, as described above under "-- WorldCom Series D Preferred Stock, WorldCom Series E Preferred Stock and WorldCom Series F Preferred Stock--Change of Control" on page 94, WorldCom will be required to make an offer to each holder of WorldCom series G preferred stock to repurchase all or any part of that holder's shares of WorldCom series G preferred stock at a repurchase price per share in cash equal to the sum of the liquidation preference plus accumulated and unpaid dividends to the date of repurchase.

   Within 30 days following a change of control, WorldCom will publish a notice of the change of control in The Wall Street Journal or a similar business daily publication of national distribution and mail a notice to each holder of WorldCom series G preferred stock describing, among other things:

  .   the occurrence of the change of control;

  . WorldCom's offer to purchase shares of WorldCom series G preferred stock; and

  . the date on which WorldCom will purchase shares of WorldCom series G preferred stock, which will not be earlier than 30 days nor later than 60 days from the date the notice is mailed.

   If the terms of WorldCom's outstanding indebtedness do not permit payment of all or any portion of the repurchase price in cash, the portion that may not be paid in cash will be automatically converted into shares of common stock, or, if applicable, securities issuable to holders of WorldCom common stock in connection with the change of control, valued at the average of the closing prices of the common stock on The Nasdaq National Market for the 10 trading days immediately before the trading day before the date of repurchase. WorldCom may not make a repurchase payment in cash until all similar change of control payments required under WorldCom's outstanding indebtedness and senior securities are made in full.

   WorldCom's repurchase obligation may be concurrent with analogous obligations under securities ranking on a parity with the WorldCom series G preferred stock.

   The provisions described above would not necessarily afford holders of the WorldCom series G preferred stock protection upon the occurrence of events that would constitute a change in control or in the event of highly leveraged or other transactions involving WorldCom that may adversely affect such holders or against a decline in the creditworthiness of WorldCom.

   Voting Rights. The holders of shares of WorldCom series G preferred stock will be entitled to vote as a single class together with all the outstanding shares of WorldCom common stock, WorldCom series B preferred stock, WorldCom series D preferred stock, WorldCom series E preferred stock and WorldCom series F preferred stock on all matters on which holders of common stock are entitled to vote, except as otherwise required by Georgia law. When voting with the WorldCom common stock, each share of WorldCom series G preferred stock will have a number of votes equal to the number of shares of WorldCom common stock issuable upon conversion of a share of WorldCom series G preferred stock.

   WorldCom may not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of WorldCom series G preferred stock voting as one class:

  . amend or otherwise alter the certificate of designation of the WorldCom series G preferred stock, directly or indirectly, or through merger or consolidation with another entity in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of WorldCom series G preferred stock;

  . authorize or issue any additional shares of WorldCom series G preferred stock;

  . amend or otherwise alter WorldCom's articles of incorporation or bylaws in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of WorldCom series G preferred stock;

  . complete the liquidation, dissolution or winding up of WorldCom other than in connection with a sale or other disposition of all or substantially all the assets of WorldCom, or merger or consolidation involving WorldCom; or

  . take any other action that requires a vote of the holders of the WorldCom series G preferred stock under Georgia law.

   Upon an event of default as described under "--Redemption upon Holders' Option" on page 101, the holders of a majority of the outstanding shares of WorldCom series G preferred stock, voting as a separate class, will be entitled to elect two additional members to the board of directors of WorldCom, and the number of members of WorldCom's board of directors will be automatically increased by two. This right to elect directors will continue until all dividends in arrears have been paid in full and all other events of default have been cured or waived. At that time the terms of the directors elected by holders of WorldCom series G preferred stock will terminate.

   Modification. Without the consent of each holder of WorldCom series G preferred stock affected, an amendment or waiver of WorldCom's articles of incorporation or the certificate of designations of the WorldCom series G preferred stock may not:

  . alter the voting rights of the WorldCom series G preferred stock or reduce the percentage of shares whose holders must consent to an amendment, supplement or waiver;

  . reduce the liquidation preference of the WorldCom series G preferred stock;

  . reduce the rate of or change the time for payment of dividends on the WorldCom series G preferred stock;

  . make any conversion of shares of WorldCom series G preferred stock payable in any form other than those stated in the certificate of designations of the WorldCom series G preferred stock; or

  . make any change relating to the waiver of the rights of holders of WorldCom series G preferred stock to receive the liquidation preference, liquidation amount and dividends on the WorldCom series G preferred stock.

   WorldCom may, however, amend or supplement the certificate of designation of the WorldCom series G preferred stock to:

  . cure any ambiguity, defect or inconsistency, except if the amendment or supplement adversely affects the specified rights, preferences, privileges or voting rights of the holders of WorldCom series G preferred stock;

  . provide for uncertificated WorldCom series G preferred stock in addition to or in place of certificated WorldCom series G preferred stock; or

  . make any change that would provide any additional rights or benefits to the holders of WorldCom series G preferred stock or that does not adversely affect the legal rights under the certificate of designation of the WorldCom series G preferred stock of any holder of WorldCom series G preferred stock.

   Except as described above, the creation, authorization or issuance of any shares of securities ranking junior, equal to or senior to the WorldCom series G preferred stock or the increase or decease in the amount of authorized capital stock of any class will not require the consent of the holders of WorldCom series G preferred stock and will not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of WorldCom series G preferred stock.

   Preemptive Rights; Sinking Fund. Holders of the WorldCom series G preferred stock will not have preemptive rights to purchase or subscribe for any stock or other securities. The WorldCom series G preferred stock will not be subject to any sinking fund or other obligation of WorldCom to set aside funds in order to redeem shares.

   Reissuance. Any share of WorldCom series G preferred stock converted, redeemed or otherwise acquired by WorldCom will be retired and canceled and assume the status of authorized but unissued shares of preferred stock. It may thereafter be reissued in the same manner as other authorized but unissued preferred stock.

Listing

   WorldCom common stock is quoted on The Nasdaq National Market under the symbol "WCOM".

   The WorldCom series B preferred stock is not, and the WorldCom series D preferred stock, WorldCom series E preferred stock, WorldCom series F preferred stock and WorldCom series G preferred stock will not be, listed on any exchange or quotation service.

Transfer Agent

   The transfer agent and registrar for the WorldCom common stock and WorldCom series B preferred stock is, and the transfer agent and registrar for the WorldCom preferred stock to be issued in the merger will be, The Bank of New York, 101 Barclay Street--12W, New York, New York 10286.

Anti-Takeover Considerations

   Georgia law and the WorldCom articles of incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control. For a description of these provisions, see "Comparison of Rights of WorldCom Shareholders and Intermedia Stockholders--Number and Election of Directors", "--Removal of Directors", "--Rights Plan" and "--Business Combination Restrictions".

                 COMPARISON OF RIGHTS OF WORLDCOM SHAREHOLDERS
                          AND INTERMEDIA STOCKHOLDERS

   The rights of Intermedia stockholders are at present governed by the Delaware General Corporation Law, which we refer to as Delaware law, Intermedia's certificate of incorporation and bylaws and Intermedia's rights agreement. Upon completion of the merger, holders of Intermedia common stock, Intermedia series D preferred stock, Intermedia series E preferred stock, Intermedia series F preferred stock and Intermedia series G preferred stock will become holders of WorldCom capital stock and their rights will be governed by the Georgia Business Corporation Code, which we refer to as Georgia law, WorldCom's articles of incorporation and bylaws and WorldCom's rights agreement. In addition, upon completion of the merger the holders of Intermedia stock options and warrants will be entitled to exercise or convert those securities into shares of WorldCom common stock.

   The following summarizes the material differences between the rights of WorldCom shareholders and the rights of Intermedia stockholders, but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. See "Description of WorldCom Capital Stock" and "Where You Can Find More Information".

Capitalization

 WorldCom

   WorldCom's authorized capital stock is described above under "Description of WorldCom Capital Stock--Common Stock" and "--Preferred Stock".

 Intermedia

   The authorized capital stock of Intermedia consists of 150,000,000 shares of Intermedia common stock and 2,000,000 shares of Intermedia preferred stock, of which (1) 600,000 shares have been designated as Intermedia series B preferred stock; (2) 69,000 shares have been designated as Intermedia series D preferred stock; (3) 87,500 shares have been designated as Intermedia series E preferred stock; (4) 92,000 shares have been designated as Intermedia series F preferred stock; (5) 200,000 shares have been designated as Intermedia series G preferred stock; and (6) 40,000 shares have been designated as Intermedia series C preferred stock.

   At the close of business on the record date, (1) [54,724,625] shares of Intermedia common stock were issued and outstanding; (2) 481,792 shares of Intermedia series B preferred stock were issued and outstanding; (3) 53,724 shares of Intermedia series D preferred stock were issued and outstanding; (4) 64,047 shares of Intermedia series E preferred stock were issued and outstanding; (5) 79,600 shares of Intermedia series F preferred stock were issued and outstanding; and (6) 200,000 shares of Intermedia series G preferred stock were issued and outstanding. No shares of Intermedia series C preferred stock were issued and outstanding.

Voting Rights

 WorldCom

   Each holder of WorldCom common stock may cast one vote for each share of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of WorldCom common stock have no cumulative voting rights.

   Each holder of WorldCom series B preferred stock may cast one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Holders of WorldCom series B preferred stock and holders of WorldCom common stock vote together as a single class on all matters presented to WorldCom shareholders for their action, except as provided by law and by the next sentence. The approval of at least a majority of the votes entitled to be cast by holders of outstanding shares of WorldCom series B preferred stock voting as a class is required to amend, alter or repeal the preferences, special rights or other powers or terms of WorldCom series B preferred stock so as to adversely affect the rights, preferences or privileges of WorldCom series B preferred stock.

 Intermedia

   Each holder of Intermedia common stock is entitled to one vote for each share held of record at all meetings of stockholders. Holders of Intermedia common stock have no cumulative voting rights. Holders of Intermedia common stock and Intermedia series G preferred stock, voting together as a single class, elect the board of directors by a plurality vote and any question brought before any meeting of stockholders shall be decided by the vote of the majority of voting power represented by the shares of capital stock represented and entitled to vote at the meeting, provided a quorum is present. A majority of the voting power represented by capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum.

Number and Election of Directors

 WorldCom

   Under Georgia law, directors are elected at each annual shareholders meeting, unless the articles of incorporation or a bylaw adopted by the shareholders provides that their terms are staggered. The articles of incorporation may authorize the election of all or certain directors by one or more classes or series of shares. The articles of incorporation or the bylaws also may allow the shareholders or the board of directors to fix or change the number of directors. However, under Georgia law, a decrease in the number of directors will not shorten an incumbent director's term.

   The WorldCom bylaws provide that the number of members of the board of directors is fixed by the board of directors but cannot be less than three. Currently, WorldCom's board of directors has 12 members. Neither the WorldCom articles of incorporation nor the WorldCom bylaws provide for a staggered board of directors. The existing WorldCom bylaws provide that directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. No class or series of WorldCom shares may elect any director solely by vote of such class or series.

   Under Georgia law, shareholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The WorldCom articles of incorporation do not provide for cumulative voting.

 Intermedia

   Under Delaware law, directors are elected at each annual meeting of stockholders unless the certificate of incorporation or bylaws provide otherwise, or if their terms are staggered. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares and the certificate of incorporation or bylaws may provide for staggered terms for directors.

   The Intermedia certificate of incorporation and bylaws provide that the number of members of the board of directors is fixed by the board of directors but cannot be less than three or more than seven people. Currently, Intermedia's board of directors has seven members. Intermedia's certificate of incorporation and bylaws provide for a staggered board of directors consisting of three classes of directors, although each class shall consist of a number of directors as equal as possible, with no class having more than one director more than any other class. Under Intermedia's certificate of incorporation and bylaws, at each annual meeting of stockholders, the successors of the class of directors whose term expires at the meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Except for vacancies, directors shall be elected by a plurality of votes cast by the holders of Intermedia common stock and Intermedia series G preferred stock, voting together as a single group, at the annual meeting of stockholders. Directors need not be stockholders. Holders of Intermedia series G preferred stock have the right to elect two directors of Intermedia pursuant to section 7 of the certificate of designation for the Intermedia series G preferred stock.

   Under Delaware law, stockholders do not have cumulative voting rights for the election of directors unless the certificate of incorporation so provides. Intermedia's certificate of incorporation does not provide for cumulative voting or for the election of directors by written consent of stockholders.

Vacancies on the Board of Directors

 WorldCom

   Under Georgia law, either shareholders or directors may fill any vacancies on the board of directors, unless the articles of incorporation or a bylaw approved by the shareholders specifically regulates the filling of these vacancies. However, if the vacant directorship was held by a director elected by a voting group, only holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A director elected to fill a vacancy is elected for the unexpired term of his or her predecessor in office. However, the term of a director elected by the board to fill a vacancy created by an increase in the number of directors only continues until the next election of directors by shareholders and until his or her successor is elected and qualified.

   The WorldCom bylaws provide that any vacancy on the WorldCom board of directors caused by an increase in the number of directors by action of the shareholders will be filled by the shareholders in the same manner as at an annual meeting. Any vacancy created by an increase in the number of directors by action of the board of directors or by the removal or resignation of a director will be filled by the affirmative vote of a majority of the remaining directors, except that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. Currently, no directors are elected by a separate class or series of shares of WorldCom capital stock.

 Intermedia

   Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies on the board of directors may be filled by the stockholders or the directors.

   Intermedia's certificate of incorporation and bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Removal of Directors

 WorldCom

   Georgia law provides that directors may be removed with or without cause by a majority of the votes entitled to be cast, unless:

  . the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause;

  . the directors have staggered terms, in which case directors may be removed only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise; or

  . a director is elected by a particular voting group of shareholders, in which case that director may be removed only by the requisite vote of that voting group.

   In addition, if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. The WorldCom articles of incorporation do not authorize cumulative voting.

   Georgia law also provides that a director may be removed by shareholders only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose of the meeting is the removal of the director.

   The WorldCom bylaws provide that any or all directors may be removed with or without cause. Because directors' terms are not staggered and no particular voting group of shareholders has the authority to elect a director, any or all WorldCom directors may be removed with or without cause by a majority vote of shares of WorldCom capital stock.

 Intermedia

   Under Delaware law, each director holds office until that director's successor is elected and qualified or until that director's earlier resignation or removal. Under Delaware law, unless otherwise provided in the certificate of incorporation, if a company's board of directors is classified, any director or the entire board of directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors only for cause.

   Under Delaware law, if the certificate of incorporation entitles holders of any class or series to elect one or more directors, only the holders of the outstanding shares of that class or series may vote on the removal of those directors for cause. Holders of Intermedia's series G preferred stock have the right to elect two directors of Intermedia pursuant to the Intermedia series G preferred stock certificate of designation.

Amendments to Articles of Incorporation

 WorldCom

   Georgia law allows WorldCom's board of directors to make only relatively technical amendments to the articles of incorporation without shareholder approval, except that the WorldCom board of directors may amend the articles of incorporation to create and establish the rights and preferences of additional classes or series of stock because this is permitted by the WorldCom articles of incorporation. Otherwise, the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment is required to amend the articles of incorporation, unless a higher vote is required by Georgia law, the articles of incorporation, or the board of directors. Unless a shareholder vote on the amendment is not required under Georgia law, holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

  . increase or decrease the aggregate number of authorized shares of the class;

  . effect an exchange or reclassification of all or part of the shares of the class into shares of another class, or an exchange or reclassification of all or part of the shares of another class into shares of the class;

  . change the designation, rights, preferences or limitations of all or part of the shares of the class;

  . alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely; or

  .   cancel, redeem or repurchase all or part of the shares of the class.

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   If any proposed amendment requiring shareholder approval would affect any series of a class of shares in one or more of the ways set forth above, but would not effect the entire class, then only the shares of the series so affected by the amendment will be entitled to vote as a separate voting group on the amendment.

   Neither the articles of incorporation of WorldCom nor its board of directors has authorized or provided for a super-majority percentage of any voting group for the amendment of the articles of incorporation of WorldCom.

 Intermedia

   Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

  . increase or decrease the aggregate number of authorized shares of the class;

  .   increase or decrease the par value of the shares of the class; or

  . alter or change the powers, preferences or special rights of the shares of the class, so as to affect them adversely.

   If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class.

   Under Intermedia's certificate of incorporation, Intermedia reserves the right to amend, alter, change or repeal any provision contained in the certificate of incorporation in the manner prescribed by Delaware law and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

Amendments to Bylaws

 WorldCom

   Georgia law provides that, unless a corporation's articles of incorporation, applicable law or a particular bylaw approved by shareholders provides otherwise, either the directors or shareholders may amend the bylaws. WorldCom's bylaws allow the directors or shareholders to amend or repeal the bylaws, and neither the articles of incorporation nor the bylaws of WorldCom provide any restrictions on the authority of either the shareholders or the directors to amend or repeal the bylaws except that shareholders may not adopt bylaw amendments that restrict the power of the board of directors to manage the corporation.

 Intermedia

   Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, the stockholders entitled to vote have the power to adopt, amend or repeal the corporation's bylaws. Intermedia's certificate of incorporation provides that a majority of the entire board of directors then in office may amend or change the bylaws. Intermedia's bylaws provide that notice of any alteration, amendment, repeal or adoption of new bylaws by the stockholders or the board of directors must be contained in the notice of the meeting of stockholders or the board of directors. The bylaws further state that all amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire board of directors then in office.


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Shareholder Action

 WorldCom

   Subject to certain requirements, Georgia law provides that any action required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed and dated by all shareholders entitled to vote on the action. Alternatively, if the articles of incorporation so provide, the action could be taken by persons who would be entitled to vote shares at a meeting having the requisite voting power to take action at a meeting at which all shareholders entitled to vote were present and voted. The WorldCom articles of incorporation do not provide for the consent of a lesser number of shares with respect to an action by written consent. Therefore, action without a meeting of shareholders requires the written consent of all WorldCom shareholders entitled to vote on the action.

 Intermedia

   Delaware law provides that, unless otherwise provided in the certificate of incorporation, any action that could be taken by the stockholders at a meeting may be taken without a meeting if a consent or consents in writing, setting forth the action taken, is signed by the holders of record of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted. Intermedia's certificate of incorporation and bylaws provide that any action required or permitted to be taken by the stockholders of Intermedia must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

Notice of Shareholder Action

 WorldCom

   Under WorldCom's bylaws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by WorldCom in advance of the meeting. Ordinarily, such notice must be given and received not less than 120 nor more than 150 days before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then the notice must be given by the shareholder and received by WorldCom not earlier than 150 days before the annual meeting and not later than the close of business on the later of the 120th day before the annual meeting or the 10th day following the day on which public announcement of the meeting is first made. In some cases, notice may be delivered and received later if the number of directors to be elected to the WorldCom board of directors is increased. The shareholder submitting the notice of nomination must describe various matters as specified in the bylaws, including the name, age and address of each proposed nominee, his or her occupation, and the class and number of shares held by the nominee.

   The WorldCom bylaws provide that in the case of special meetings of shareholders, the only business that will be conducted, and the only proposals that will be acted upon, are those brought pursuant to WorldCom's notice of meeting. Nominations for persons for election to the board of directors at a special meeting for which the election of directors is a stated purpose in the notice of meeting may be made by any shareholder who complies with the notice and other requirements of the bylaws. If WorldCom calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if notice from the shareholder is given and received not earlier than 150 days before the special meeting and not later than the close of business on the later of the 120th day before the special meeting or the 10th day following the day on which public announcement of the meeting and/or of the nominees proposed by WorldCom is first made. The notice from the shareholder must also include the same information described above.

   In order for a shareholder to bring other business before an annual meeting, timely notice must be given to and received by WorldCom within the time limits described above. The shareholder's notice must include a description of the proposed business, which must be a proper subject for action by the shareholders, the reasons for conducting that business and other matters specified in the bylaws.

   Proposals of other business may be considered at a special meeting requested in accordance with the bylaws only if the requesting shareholder gives and WorldCom receives a notice containing the same information as required for an annual meeting at the time the meeting is requested.

 Intermedia

   Intermedia's bylaws require that at annual meetings stockholders will elect the board of directors and transact any other business properly brought before the meeting of stockholders. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose for which the meeting is called must be given to stockholders when a special meeting of stockholders is requested in writing by the stockholders owning shares representing at least a majority of the capital stock of Intermedia issued and outstanding and entitled to vote.

Special Shareholder Meetings

 WorldCom

   Georgia law allows the board of directors or any person authorized in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. Generally, a special meeting may also be called by holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at the special meetings, or any other percentage as may be provided in the corporation's articles of incorporation or bylaws.

   The WorldCom bylaws provide that a special meeting may be called by the WorldCom board of directors or the president of WorldCom, and must be called by the president of WorldCom at the request of holders of not less than 40% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders requesting a special meeting must describe the purpose or purposes for which the meeting is to be held, which must be a proper subject for action by the shareholders, and provide the same information as would be required for such a proposal at an annual meeting.

 Intermedia

   Under Delaware law, a special meeting of stockholders may be called by the board of directors or by other persons authorized by the certificate of incorporation or the bylaws. Intermedia's bylaws provide that, subject to any rights of holders of any shares of preferred stock of Intermedia, special meetings of the stockholders may only be called by the chairman of the board of directors, by the president, by the request in writing of a majority of the board of directors or by the request in writing of the stockholders owning shares representing at least a majority of the capital stock of Intermedia issued and outstanding and entitled to vote. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose for which the meeting is called must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Limitation of Personal Liability of Directors

 WorldCom

   Georgia law provides that a corporation's articles of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take action, as a director. However, no provision in the articles of incorporation can eliminate or limit the monetary liability of a director for:

  .   misappropriation of corporate business opportunities;

  . acts or omissions which involve intentional misconduct or a knowing violation of the law;

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

  .   unlawful distributions; or

  . any transaction in which the director receives an improper personal benefit.

   WorldCom's articles of incorporation limit the personal liability of directors for monetary damages to the fullest extent permissible under Georgia law.

 Intermedia

   Delaware law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director:

  . for any breach of a director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

  . for any transaction from which the director derived an improper personal benefit.

   Intermedia's certificate of incorporation and bylaws provide that, to the fullest extent permitted by law, directors will have no personal liability for monetary damages for breach of a fiduciary duty or failure to exercise any applicable standard of care in their capacity as a director of Intermedia.

Indemnification of Directors and Officers

 WorldCom

   Georgia law provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding if that individual acted in good faith and the individual reasonably believed:

  . in the case of conduct in his or her official capacity, that the conduct was in the best interests of the corporation;

  . in all other cases other than a criminal proceeding, that the conduct was at least not opposed to the best interests of the corporation; and

  . in the case of a criminal proceeding, that there was no reasonable cause to believe that his or her conduct was unlawful.

   A corporation may not indemnify a director under Georgia law:

  . in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by a director in connection with the proceeding if it is determined that the director has met the relevant standard of conduct described above; or

  . in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he or she received an improper personal benefit.

   Before indemnifying a director under Georgia law, a determination must be made that the director has met the relevant standard of conduct described above. This determination must be made:

  . by the board of directors by a majority vote of all the disinterested directors;

  . by a majority vote of the members of a committee consisting of two or more disinterested directors appointed by a majority vote of all the disinterested directors;

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


  . by special legal counsel that is selected by a vote of the board directors or a committee thereof in the manner set forth above, or if there are fewer than two disinterested directors, by special legal counsel that is selected by the entire board of directors; or

  . by the shareholders, except that shares owned by or voted under the control of a director who is not a disinterested director may not vote on the determination.

   A Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

  . a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in the Georgia law or that the proceeding involves conduct for which the director's liability has been properly eliminated under the articles of incorporation; and

  . his or her written undertaking to repay any funds advanced if it is ultimately determined that the director was not entitled to indemnification.

   The authorization for the advancement of funds will be made:

  . by a majority vote of all of the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by such vote in the case where there are two or more disinterested directors;

  . by a vote of the board of directors, including directors who are not disinterested directors in the case where there are fewer than two disinterested directors; or

  . by the shareholders, except that shares owned or voted under the control of a director who is not a disinterested director may not be voted on the authorization.

   Georgia law also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the limitations set forth above if indemnification has been authorized by a majority of the votes entitled to be cast which excludes shares owned or voted under the control of the director or directors who are not disinterested. However, the corporation may not indemnify a director adjudged liable of any of the acts or omissions described above under "--Limitation of Personal Liability of Directors".

   Under Georgia law, a corporation has authority to indemnify officers to the same extent as directors. One distinction for officer indemnification, however, is that Georgia law does not require shareholder approval for indemnification of officers without regard to the limitations specified previously for directors, subject in all cases to public policy exceptions described above under "--Limitation of Personal Liability of Directors". A person who is both an officer and a director is treated, for indemnification purposes, as a director.

   The WorldCom articles of incorporation and bylaws authorize indemnification to the fullest extent permitted by Georgia law, including the additional shareholder approved indemnification provisions described above.

 Intermedia

   Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if:

  . the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and

  . the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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


   Under Delaware law, a corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Chancery Court or the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the Chancery Court or the court, as the case may be, deems proper.

   Delaware law provides that any indemnification of a former or present director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination, with respect to a person who is a director or officer at the time of the determination, will be made:

  . by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

  . by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

  . if there are no eligible directors, or if the eligible directors so direct, by independent legal counsel in a written opinion; or

  .   by the stockholders.

   Under Delaware law, a corporation may advance expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification. These expenses incurred by former directors or officers may be paid upon the terms and conditions, if any, as the corporation deems appropriate.

   Under Delaware law, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of the proceeding, that person must be indemnified against expenses actually and reasonably incurred in connection with any claim.

   Delaware law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against the director or officer and incurred in his or her capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Delaware law.

   Intermedia's certificate of incorporation and bylaws provide that Intermedia will indemnify any and all of its directors and officers to the fullest extent allowed by law. Intermedia's bylaws provide that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by Intermedia in advance of the final disposition of the action, suit or proceeding upon receipt, if required by law, of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she was not entitled to be indemnified by Intermedia. Intermedia has obtained insurance policies to insure its officers and directors for an amount up to $50 million.

Dividends

 WorldCom

   Holders of WorldCom common stock are entitled to receive dividends declared by the board of directors; provided that no distribution may be made if, after giving it effect:

  .   the corporation would not be able to pay its debts as they become due;
      or

  . the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

   The right of the board of directors to declare dividends on its common stock, however, is subject to the rights of any holders of preferred stock of WorldCom and the availability of sufficient funds under Georgia law to make distributions to its shareholders.

 Intermedia

   Delaware law provides that a corporation may pay dividends out of its surplus or if there is no surplus out of its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of the net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

   Intermedia's certificate of incorporation provides that dividends may be declared and paid on Intermedia common stock from funds lawfully available therefor as and when determined by Intermedia's board of directors and subject to any preferential dividend rights of any then outstanding preferred stock.

   Intermedia's bylaws provide that, subject to the provisions of the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock. Prior to the payment of dividends, the board of directors may set aside, out of funds available for dividends, sums that the board of directors deems proper as reserves to meet contingencies or for any purpose.

Appraisal Rights

 WorldCom

   Georgia law provides that shareholders are entitled to dissent from and obtain payment of the fair value of their shares in the event of any of the following corporate actions:

  . a plan of merger, if (1) approval of the merger by shareholders is required and the shareholder is entitled to vote on the merger or (2) the corporation is a subsidiary that is merged with its parent that owns at least 90% of the outstanding shares of the subsidiary;

  . a share exchange, if the shareholder is entitled to vote on the exchange;

  . a sale or exchange of all or substantially all of the assets of a corporation if a shareholder vote is required, except for a sale pursuant to a court order or a sale for cash in which all the proceeds will be distributed to the shareholders within one year after the sale;

  . an amendment to the articles of incorporation that materially and adversely affects the rights of a dissenter's shares; and

  . certain other actions taken pursuant to a shareholder vote to the extent provided for under Georgia law, the articles of incorporation, bylaws or resolution of the board of directors.

   However, unless the corporation's articles of incorporation otherwise provide, appraisal rights are not available:

  . to holders of shares of any class or series of shares not entitled to vote on the merger, share exchange or sale or exchange of all or substantially all of a corporation's assets;

  . in a sale of all or substantially all of the assets of the corporation pursuant to court order;


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


  . in a sale of all or substantially all of the corporation's assets for cash, where all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year; or

  . to holders of shares which at the record date were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless

    -- in the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or a publicly held corporation which at the effective time of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares, or

    -- the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

   WorldCom's articles of incorporation do not provide for appraisal rights under these circumstances.

 Intermedia

   Under Delaware law, a stockholder of a Delaware corporation is generally entitled to demand an appraisal and to obtain payment of the fair value of his or her shares in the event of a merger or consolidation in which the corporation is to be a party if the stockholder continuously holds his or her shares through the time of the merger or consolidation and neither votes in favor of the merger or the consolidation nor consents thereto in writing. This right to demand an appraisal does not apply to holders of shares of any class or series of stock which are:

  . listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., such as The Nasdaq National Market;

  .   held of record by more than 2,000 holders; or

  . shares of a surviving corporation and if a vote of the stockholders of that corporation is not necessary to authorize the merger or consolidation.

   Appraisal rights are available for holders of shares of any class or series of stock of a Delaware corporation if the holders are required by the terms of the merger agreement or consolidation agreement to accept in exchange for their stock anything except:

  . shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof;

  . shares of stock of any other corporation, or depository receipts in respect thereof, which, at the time of the merger or consolidation, will be listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, such as The Nasdaq National Market, or held of record by more than 2,000 holders;

  . cash instead of fractional shares or fractional depository receipts of the corporations described above; or

  . any combination of the shares of stock, depository receipts and cash instead of fractional shares or fractional depository receipts described above.


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

Preemptive Rights

 WorldCom

   Georgia law does not provide for preemptive rights to shareholders to acquire a corporation's unissued stock except with respect to corporations meeting extremely narrow criteria. However, preemptive rights may be expressly granted to the shareholders in a corporation's articles of incorporation. WorldCom does not meet the narrow criteria for which its shareholders are statutorily provided preemptive rights nor do the articles of incorporation of WorldCom provide for preemptive rights although the articles of incorporation do not prohibit WorldCom from granting, contractually or otherwise, the right to purchase additional securities of WorldCom.

 Intermedia

   Delaware law does not provide for preemptive rights to acquire a corporation's unissued stock, but preemptive rights may be provided to stockholders in a corporation's certificate of incorporation. Intermedia's certificate of incorporation does not provide for preemptive rights.

Conversion

 WorldCom

   Holders of WorldCom common stock do not have the right to convert their shares into any other securities.

 Intermedia

   Holders of Intermedia common stock do not have the right to convert their shares into any other securities.

Special Redemption Provisions

 WorldCom

   The existing WorldCom articles of incorporation contain provisions allowing WorldCom to redeem shares of its capital stock from some foreign shareholders in order to enable it to continue to hold common carrier radio licenses. These provisions are intended to cause WorldCom to remain in compliance with the Communications Act and related regulations.

   Under these provisions, if the percentage of capital stock owned by foreign shareholders exceeds 20%, or any other percentage specified by the Communications Act and related regulations, WorldCom has the right to redeem the excess shares held by them at a specified amount based on then recent trading prices. After WorldCom determines that any excess shares exist, those excess shares will not be considered outstanding for purposes of determining the vote required on any matter submitted to shareholders of WorldCom. Similarly, those excess shares will not have the right to receive any dividends or other distributions, including distributions in liquidation. The redemption price may be paid in cash, securities or a combination of both. WorldCom may require confirmation of citizenship from any record or beneficial holders of shares, or any transferee, as a condition to registration or transfer of those shares.

 Intermedia

   Intermedia's certificate of incorporation does not contain any special redemption provisions.


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

Rights Plan

 WorldCom

   WorldCom has adopted a shareholder rights plan pursuant to a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is subject in its entirety to the terms and conditions of the WorldCom rights agreement. You should read the WorldCom rights agreement carefully. See "Where You Can Find More Information" beginning on page 126.

   Exercisability of Rights. Under the rights agreement, one right, which we refer to as a WorldCom right, attaches to each share of WorldCom common stock outstanding and, when exercisable, entitles the registered holder to purchase from WorldCom two-thirds of 1/1000 of a share of WorldCom series 3 preferred stock at an initial purchase price of $160, subject to the customary antidilution adjustments.

   The WorldCom rights will not become exercisable until the earlier of:

  . 10 business days following a public announcement that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock;

  . 10 business days after WorldCom first determines that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock; or

  . 10 business days following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock (or such later date as the WorldCom board of directors may determine, but in no event later than the date that any person or group actually becomes such an owner).

   Additionally, at any time a person or a group has become the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock and WorldCom has registered the securities subject to the WorldCom rights under the Securities Act, the flip-in or flip-over features of the WorldCom rights or, at the discretion of the WorldCom board of directors, the exchange features of the WorldCom rights, may be exercised by any holder, except for such person or group. A summary description of each of these features follows:

   "Flip In" Feature. In the event a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock, each holder of a WorldCom right, except for such person or group, will have the right to acquire, upon exercise of the WorldCom right, instead of two-thirds of 1/1000 of a share of WorldCom series 3 preferred stock, shares of WorldCom common stock having a value equal to twice the exercise price of the WorldCom right. For example, if we assume that the initial purchase price of $160 is in effect on the date that the flip-in feature of the WorldCom right is exercised, any holder of a WorldCom right, except for the person or group that has become the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock, may exercise his or her WorldCom right by paying WorldCom $160 in order to receive from WorldCom shares of common stock having a value equal to $320.

   "Exchange" Feature. At any time after a person or group becomes the beneficial owner of securities representing 15% or more, but less than 50%, of the voting power of the WorldCom voting stock, the WorldCom board of directors may, at its option, exchange all or some of the WorldCom rights, except for those held by such person or group, for WorldCom common stock at an exchange ratio of one share of common stock per WorldCom right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible WorldCom rights holders would not have to pay a purchase price before receiving shares of WorldCom common stock.

   "Flip Over" Feature. In the event WorldCom is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of WorldCom and its subsidiaries, taken as a whole, are sold, each holder of a WorldCom right, except for a person or group that is the beneficial owner of securities representing 15% or more of the voting power of the WorldCom voting stock, will have the right to receive, upon exercise of the WorldCom right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the WorldCom right.

   Redemption of Rights. At any time before the earlier to occur of:

  . public disclosure that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the WorldCom voting stock; or

  . WorldCom's determination that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the WorldCom voting stock,

WorldCom's board of directors may redeem all of the WorldCom rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the WorldCom rights, as described under "--Rights Plan-- Exercisability of Rights", will terminate upon redemption, and at such time, the holders of the WorldCom rights will have the right to receive only the redemption price for each WorldCom right held.

   Amendment of Rights. At any time before a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of WorldCom voting stock, the terms of the existing WorldCom rights agreement may be amended by the WorldCom board of directors without the consent of the holders of the WorldCom rights, including an amendment to lower the 15% threshold to not less than the greater of:

  . any percentage greater than the largest percentage of the voting power of all WorldCom voting stock then known to WorldCom to be beneficially owned by any person or group; and

  .  10%.

   However, if at any time after a person or group beneficially owns securities representing 15% or more, or such lower percentage as may be amended in the existing WorldCom rights agreement, of the voting power of the WorldCom voting stock, the WorldCom board of directors may not adopt amendments to the existing WorldCom rights agreement that adversely affect the interests of holders of the WorldCom rights. Furthermore, once the WorldCom rights are no longer redeemable, the WorldCom board of directors may not adopt any amendment that would lengthen the time period during which the WorldCom rights are redeemable.

   Termination of Rights. If not previously exercised, the WorldCom rights will expire on September 6, 2001, unless WorldCom earlier redeems or exchanges the WorldCom rights or extends the final expiration date.

   Anti-takeover Effects. The WorldCom rights have anti-takeover effects. Once the WorldCom rights have become exercisable, the WorldCom rights will cause substantial dilution to a person or group that attempts to acquire or merge with WorldCom in most cases. Accordingly, the existence of the WorldCom rights may deter potential acquirors from making a takeover proposal or tender offer. The WorldCom rights should not interfere with any merger or other business combination approved by the WorldCom board of directors since WorldCom may redeem the WorldCom rights as described above and since a transaction approved by the WorldCom board of directors would not cause the WorldCom rights to become exercisable.

   Series 3 Preferred Stock. In connection with the creation of the WorldCom rights, as described above, the WorldCom board of directors has authorized the issuance of 5,000,000 shares of preferred stock as series 3 junior participating preferred stock.

   WorldCom has designed the dividend, liquidation, voting and redemption features of the WorldCom series 3 preferred stock so that the value of two-thirds of 1/1000 of a share of WorldCom series 3 preferred stock approximates the value of one share of WorldCom common stock. Shares of WorldCom series 3 preferred stock may only be purchased after the WorldCom rights have become exercisable, and each share of the WorldCom series 3 preferred stock:

  . is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

  . will have a preferential dividend in an amount equal to the greater of $10 or 1,500 times any dividend declared on each share of common stock;

  . in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 or 1,500 times the payment made per share of common stock;

  . will have 1,500 votes, voting together with the common stock and any other capital stock with general voting rights; and

  . in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 1,500 times the amount and type of consideration received per share of common stock.

   The rights of the WorldCom series 3 preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

 Intermedia

   In 1996, Intermedia's board of directors adopted the Intermedia rights agreement and issued, as a dividend, one preferred stock purchase right for each outstanding share of Intermedia common stock. One Intermedia purchase right has also been issued with respect to each share of Intermedia common stock issued since the date of that dividend.

   Each Intermedia purchase right entitles the holder to buy one unit (or 1/1000 of a share) of Intermedia's series C preferred stock at a price of $200 per unit, subject to adjustment. The Intermedia purchase rights will be exercisable after the earlier of:

  . 10 business days, or such later date as may be determined by action of Intermedia's board of directors, following a public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding shares of Intermedia common stock; or

  . 10 business days, or such later date as may be specified by the Intermedia board of directors, following the commencement of a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the outstanding shares of Intermedia common stock.

   If a person or group beneficially owns 15% or more of the outstanding shares of Intermedia common stock, each holder of an Intermedia purchase right will receive, upon exercise, shares of Intermedia's series C preferred stock with a market value equal to two times the exercise price of an Intermedia purchase right, except that purchase rights owned by such acquiring person or group will be void. If, following the date that a person or group becomes the beneficial owner of 15% or more of the outstanding shares of Intermedia common stock, Intermedia is acquired in a merger or other business combination, each Intermedia purchase right will be exercisable for shares of Intermedia series C preferred stock or the number of the acquiring company's shares of common stock, in each case, having a market value equal to two times the exercise price of the Intermedia purchase right.

   Intermedia may redeem the purchase rights at a price of $0.01 per purchase right before the purchase rights become exercisable.

   Pursuant to the rights agreement, the purchase rights are not exercisable when an acquiring person becomes the beneficial owner of 15% or more of the outstanding common stock of Intermedia pursuant to a transaction that was approved in advance by Intermedia's board of directors. Therefore, the execution of the merger agreement and the consummation of the merger with WorldCom will not trigger the exercisability of the rights.

Shareholder Suits

 WorldCom

   Under Georgia law, a shareholder may file a lawsuit against one or more directors, either on his own behalf or on behalf of the corporation. As noted previously, Georgia law permits a corporation, in its articles of incorporation, to limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except in some circumstances. The WorldCom articles of incorporation contain such a provision, as described above under "--Limitation of Personal Liability of Directors" beginning on page 111.

 Intermedia

   Under Delaware law and applicable court decisions, a stockholder may file a lawsuit on behalf of the corporation. Delaware law provides that a stockholder must state in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. However, no action may be brought by a stockholder unless he or she first seeks remedial action on his claim from the corporation's board of directors, unless the demand for redress is excused.

   The board of directors may appoint an independent litigation committee to review a stockholder's request for a derivative action and the litigation committee, acting reasonably and in good faith, can terminate the stockholder's action subject to a court's review of the committee's independence, good faith and reasonable investigation.

   Under Delaware law, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation that vary depending on the facts and circumstances of the case and the nature of the claim brought.

   As noted above, Delaware law contains provisions allowing a corporation, through a provision in its restated certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for breach of a fiduciary duty as a director, except that the provision cannot eliminate or limit the liability of a director in some circumstances, as described above under "--Limitation of Personal Liability of Directors" beginning on page 111.

Liquidation Rights

 WorldCom

   In the event of the dissolution of WorldCom, WorldCom common shareholders will share ratably in the distribution of all assets that remain after it pays all of its liabilities and satisfies its obligations to the holders of any preferred stock, as provided in the WorldCom articles of incorporation.

 Intermedia

   Upon the dissolution or liquidation of Intermedia, whether voluntary or involuntary, holders of Intermedia common stock will be entitled to receive all assets of Intermedia available for distribution to its stockholders, subject to preferential or participating rights of any then outstanding preferred stock.

Vote on Extraordinary Corporate Transactions

 WorldCom

   Georgia law is similar to Delaware law in that, except as described below under "--Business Combination Restrictions", a sale or other disposition of all or substantially all of the corporation's assets, a merger of the corporation with and into another corporation, a share exchange involving one or more classes or series of the corporation's shares or a dissolution of the corporation must be adopted by the WorldCom board of directors, except in certain limited circumstances, plus the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon, except in certain cases.

 Intermedia

   Under Delaware law, mergers or consolidations or sales or exchanges of all or substantially all of a corporation's assets or a dissolution of the corporation require the affirmative vote of the board of directors (except in certain limited circumstances). In addition, the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote on the matter is required, except in certain cases. Stockholder consent is not required under the following circumstances:

  . for a corporation that survives a merger and does not issue in the merger more than 20% of its outstanding shares immediately prior to the merger;

  . if the merger agreement does not amend in any respect the survivor's certificate of incorporation;

  . if each share of the surviving corporation outstanding immediately prior to the merger remains an identical outstanding share of the surviving corporation after the merger;

  . if stockholder approval is not required by the survivor's certificate of incorporation; and

  . for either corporation where one corporation owns 90% of each class of outstanding stock of the other corporation.

Business Combination Restrictions

 WorldCom

   The existing WorldCom articles of incorporation contain a provision that requires the approval by the holders of a least 70% of the voting power of the outstanding shares of any class of WorldCom capital stock entitled to vote generally in the election of directors, voting as a single voting group, as a condition to consummate a "business transaction", as described below, involving WorldCom and a "related person", as described below, or in which a related person has an interest, unless:

  . the business transaction is approved by at least a majority of WorldCom's "continuing directors", as described below, then serving on the board of directors or, if the votes of those continuing directors would have been insufficient to constitute an act of the board of directors, then the unanimous vote of the continuing directors is sufficient to approve the transaction so long as at least three continuing directors serve on the board of directors at the time of the unanimous vote; and

  .   the minimum price and other requirements are met.

   A "business transaction" means:

  . any merger, share exchange or consolidation involving WorldCom or any of its subsidiaries;

  . any sale, lease, exchange, transfer or other disposition by WorldCom or any of its subsidiaries of more than 20% of its assets;

  . any sale, lease, exchange, transfer or other disposition of more than 20% of the assets of an entity to WorldCom or a subsidiary of WorldCom;

  . the issuance, sale, exchange, transfer or other disposition by WorldCom or a subsidiary of WorldCom of any securities of WorldCom or any subsidiary of WorldCom in exchange for cash, securities or other property having an aggregate fair market value of $15 million or more;


  . any merger, share exchange or consolidation of WorldCom with any subsidiary of WorldCom in which WorldCom is not the surviving corporation and the charter of the surviving corporation does not contain provisions similar to the business combination restrictions in the existing WorldCom articles of incorporation;

  . any recapitalization or reorganization of WorldCom, or reclassification of its securities which would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding;

  . any liquidation, spin off, split off, split up or dissolution of WorldCom; or

  . any agreement, contract or other arrangement providing for any of the business transactions described above or having a similar purpose or effect.

   A "related person" generally means a person or entity that, together with its affiliates and associates, beneficially owns 10% or more of WorldCom's outstanding voting stock.

   A "continuing director" means a director of WorldCom who either:

  .   was a member of the board of directors on September 15, 1993; or

  . became a WorldCom director after that date, and whose election, or nomination for election, was approved by at least a majority of the continuing directors then on the board of directors;

provided, that any director who is a related person with an interest in the business transaction to be voted upon, other than a proportionate interest as a WorldCom shareholder, is not considered a continuing director.

 Intermedia

   Intermedia is subject to the anti-takeover provisions in Delaware law. The anti-takeover provisions prohibit business combinations between a Delaware corporation and an interested stockholder, as described below, within three years of the time the interested stockholder became an interested stockholder unless:

  . before that time, the board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder; or

  . upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation, excluding shares held by directors who are also officers of the corporation and by employee stock ownership plans that do not permit employees to determine confidentially whether shares held by the plan will be tendered in a tender or exchange offer; or

  . on or following that time, the business combination is approved by the board of directors and the business combination transaction is approved by the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

   The business combination restrictions described above do not apply if:

  . the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the anti-takeover provisions in Delaware law;

  . the holders of a majority of the voting stock of the corporation approve an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by the anti-takeover provisions, which election will be effective 12 months after the amendment's adoption and would not apply to any business combination with a person who was an interested stockholder at or prior to the time the amendment was approved; or

  . the corporation does not have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on The Nasdaq National Market or (3) owned by more than 2,000 shareholders.

   The anti-takeover provisions do not apply to a business combination that:

  . is proposed after the public announcement of, and before the consummation or abandonment of

    -- a merger or consolidation of the corporation,

    -- a sale of 50% or more of the aggregate market value of the assets of the corporation and its subsidiaries determined on a consolidated basis or the aggregate market value of all outstanding shares of the corporation, or

    -- a tender or exchange offer for 50% or more of the outstanding shares of the corporation;

  . is with a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the board of directors; and

  . is approved by a majority of the current directors who were also directors before any person became an interested stockholder during the previous three years.

   An "interested stockholder" generally is defined as a person that owns 15% or more of the corporation's outstanding voting stock and the affiliates and associates of that person.

   The term "business combination" includes the following transactions with an interested stockholder:

  . a merger or consolidation of the corporation with an interested stockholder;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of the corporation, of assets of the corporation or its subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation and its subsidiaries determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

  . any transaction which results in the issuance or transfer by the corporation or its subsidiaries of stock of the corporation or the subsidiary to the interested stockholder, except for transactions involving the exercise, conversion or exchange of securities outstanding before the interested stockholder became an interested stockholder and certain other transactions which do not increase the interested stockholder's proportionate share of any class or series of the corporation's stock;

  . any transaction involving the corporation or any of its subsidiaries which increases the proportionate share of any class or series of stock, or securities convertible into the stock of any class or series, of the corporation or any subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused by the interested stockholder; or

  . any receipt by the interested stockholder of the benefit, except proportionately as a stockholder of the corporation, of any loans, advances, guarantees, pledges or other financial benefits provided by the corporation or its subsidiaries.

                                 LEGAL MATTERS

   The legality of WorldCom capital stock offered by this proxy statement/prospectus will be passed upon for WorldCom by P. Bruce Borghardt, Esq., General Counsel--Corporate Development of WorldCom. Mr. Borghardt is paid a salary by WorldCom, is a participant in various employee benefit plans offered to employees of WorldCom generally and owns and has options to purchase shares of WorldCom common stock.

   Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, currently represents Intermedia in connection with this transaction and will pass on material U.S. Federal income tax consequences of the merger for Intermedia.

                                    EXPERTS

   The consolidated financial statements of WorldCom as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, are included in WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and are incorporated by reference in this proxy statement/prospectus, in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

   The consolidated financial statements of Brooks Fiber Properties, Inc. for the year ended December 31, 1997, have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto, are included in WorldCom's Annual Report on Form 10-K for the year ended December 31, 1999, and are incorporated by reference in this proxy statement/prospectus, in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

   The consolidated financial statements and schedule of Intermedia and its subsidiaries included in Intermedia's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus, in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

   Intermedia will hold an annual meeting of Intermedia stockholders in 2001 only if the merger is not completed before the time of that meeting. Intermedia stockholders who wish to submit proposals for inclusion in the proxy statement for Intermedia's annual meeting to be held in 2001 must comply with and meet the requirements of Regulation 14A-8 of the Securities Exchange Act. That regulation requires, among other things, that:

  . any proposal to be included in Intermedia's proxy statement for its annual meeting in 2001 must have been received by Intermedia at its principal executive office, One Intermedia Way, Tampa, Florida 33647,
      Attention: Secretary, by December 29, 2000; and

  . the person submitting a proposal must have been an owner of at least 1% or $2,000 in market value of Intermedia voting stock for a period of at least one year and must continue to own these shares through the date on which the 2001 annual meeting is held.

In addition, if an Intermedia stockholder presents a proposal for action at Intermedia's 2001 annual meeting without providing Intermedia with notice of the proposal by March 14, 2001, stock represented at any 2001 annual meeting by proxies solicited by Intermedia's board of directors may be voted in the discretion of the proxy holders.

                                 OTHER MATTERS

   As of the date of this proxy statement/prospectus, the Intermedia board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   WorldCom and Intermedia are subject to the informational requirements of the Securities Exchange Act and in accordance with those requirements file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, statements or other information at the Securities and Exchange Commission's public reference rooms at the following locations:

 Public Reference Room  New York Regional Office Chicago Regional Office
 450 Fifth Street, N.W. 7 World Trade Center     Citicorp Center
 Room 1024              Suite 1300               500 West Madison Street,
 Washington, D.C. 20549 New York, NY 10048    Suite 1400
                                                 Chicago, IL 60661-2511

   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov".

   Reports, proxy statements and other information concerning WorldCom and Intermedia may also be inspected at:

                            The Nasdaq Stock Market
                              1735 K Street, N.W.
                             Washington, D.C. 20006

   WorldCom filed a registration statement on Form S-4 on October 16, 2000, to register with the Securities and Exchange Commission the WorldCom capital stock to be issued to Intermedia stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of WorldCom in addition to being a proxy statement of Intermedia. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in WorldCom's registration statement or the exhibits to the registration statement.

   The Securities and Exchange Commission allows WorldCom and Intermedia to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

   This proxy statement/prospectus incorporates by reference the documents set forth below that WorldCom and Intermedia have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about WorldCom and Intermedia that is not included in or delivered with this statement/prospectus.

WorldCom Filings
(File No. 000-11258),
formerly Resurgens Communications
Group, Inc. (File No. 1-10415)                             Period
---------------------------------                          ------
Annual Report on Form 10-K.......... Fiscal year ended December 31, 1999

Quarterly Reports on Form 10-Q...... Quarters ended March 31, 2000, June 30, 2000, and
                                     September 30, 2000

Proxy Statement..................... Filed May 1, 2000

The description of the WorldCom
 tracking stock proposal and the
 risk factors set forth in the
 registrant's Registration Statement Registration Statement on Form S-4 (File No. 333-
 on Form S-4..............           52920), dated December 28, 2000 (filed December
                                     29, 2000), as amended by Pre-Effective Amendment
                                     No. 1, dated March 2, 2001 (filed March 2, 2001),
                                     which includes the Proxy Statement/Prospectus with
                                     respect to WorldCom's special meeting of
                                     shareholders and annual meeting of shareholders,
                                     under the following captions: "Risk Factors",
                                     "Proposal 1--The Tracking Stock Proposal" and
                                     "Relationship Between the WorldCom Group and the
                                     MCI Group"

Current Reports on Form 8-K......... Form 8-K-1 dated April 11, 2000 (filed April 11,
                                     2000), Form 8-K-2 dated April 11, 2000 (filed
                                     April 11, 2000), Form 8-K dated May 16, 2000
                                     (filed May 16, 2000), Form 8-K dated May 19, 2000
                                     (filed May 22, 2000), Form 8-K dated May 31, 2000
                                     (filed June 12, 2000), Form 8-K dated July 13,
                                     2000 (filed July 13, 2000), Form 8-K dated
                                     November 1, 2000 (filed November 2, 2000), and
                                     Form 8-K dated February 8, 2001 (filed February 8,
                                     2001)

Rule 425 Prospectuses............... Prospectus dated November 1, 2000 (filed November
                                     2, 2000), Prospectus dated November 1, 2000 (filed
                                     November 2, 2000), Prospectus dated November 2,
                                     2000 (filed November 3, 2000), Prospectus dated
                                     November 3, 2000 (filed November 6, 2000),
                                     Prospectus dated November 3, 2000 (filed November
                                     6, 2000), Prospectus dated November 3, 2000 (filed
                                     November 6, 2000), Prospectus dated November 15,
                                     2000 (filed November 15, 2000), Prospectus dated
                                     February 8, 2001 (filed February 9, 2001), and
                                     Prospectus dated February 15, 2001 (filed February
                                     16, 2001)

WorldCom Filings
(File No. 000-11258),
formerly Resurgens Communications
Group, Inc. (File No. 1-10415)                              Period
---------------------------------                           ------
The description of WorldCom common
 stock set forth in the registrant's
 Registration Statement on Form 8-A.. Resurgens' Registration Statement on Form 8-A
                                      dated December 12, 1989, as updated by the
                                      descriptions contained in WorldCom's Registration
                                      Statement on Form S-4 (File No. 333-16015), as
                                      declared effective by the Securities and Exchange
                                      Commission on November 14, 1996, which includes
                                      the Joint Proxy Statement/Prospectus dated
                                      November 14, 1996, with respect to WorldCom's
                                      special meeting of shareholders held on December
                                      20, 1996, under the following captions:
                                      "Description of WorldCom Capital Stock" and
                                      "Comparative Rights of Shareholders" and by the
                                      descriptions contained in WorldCom's Proxy
                                      Statement dated April 23, 1999, under the
                                      following captions: "Approval of Amendment to
                                      Second Amended and Restated Articles of
                                      Incorporation, as Amended, to Increase Authorized
                                      Shares of Common Stock" and "Future Proposals of
                                      Security Holders"
The description of the WorldCom
 rights to acquire preferred stock
 set forth in the registrant's
 Registration Statement on            WorldCom's Registration Statement on Form 8-A
 Form 8-A...........................  dated August 26, 1996, as updated by WorldCom's
                                      Current Report on Form 8-K dated May 22, 1997
                                      (filed June 6, 1997)
The description of WorldCom series B
 Convertible Preferred Stock set
 forth in the registrant's
 registration statement on
 Form 8-A dated November 13, 1996..   WorldCom's Registration Statement on Form 8-A
                                      dated November 13, 1996 (filed November 13, 1996)

The description of WorldCom series C
 preferred stock set forth in the
 registrant's Registration Statement
 on Form 8-A.......................   WorldCom's Registration Statement on Form 8-A
                                      dated August 26, 1999 (filed August 26, 1999)

WorldCom Filings
(File No. 000-11258),
formerly Resurgens Communications
Group, Inc. (File No. 1-10415)                             Period
---------------------------------                          ------
Intermedia Filings (File No. 000-
20135)
---------------------------------

Annual Report on Form 10-K.......... Fiscal year ended December 31, 1999

Quarterly Reports on Form 10-Q...... Quarters ended March 31, 2000, June 30, 2000, and
                                     September 30, 2000

Proxy Statement..................... Filed April 28, 2000

Current Reports on Form 8-K......... Form 8-K dated January 12, 2000 (filed January 12,
                                     2000), Form 8-K dated February 3, 2000 (filed
                                     February 3, 2000), Form 8-K dated February 17,
                                     2000 (filed February 18, 2000), Form 8-K dated
                                     March 10, 2000 (filed March 10, 2000), Form 8-K
                                     dated May 2, 2000 (filed May 4, 2000), Form 8-K
                                     dated May 3, 2000 (filed May 4, 2000), Form 8-K
                                     dated May 12, 2000 (filed May 12, 2000), Form 8-K
                                     dated July 31, 2000 (filed August 1, 2000), Form
                                     8-K dated August 1, 2000 (filed August 2, 2000),
                                     Form 8-K dated August 14, 2000 (filed August 16,
                                     2000), Form 8-K dated September 1, 2000
                                     (filed September 7, 2000), Form 8-K dated
                                     September 1, 2000 (filed September 14, 2000), Form
                                     8-K dated September 6, 2000 (filed September 15,
                                     2000), Form 8-K dated October 2, 2000 (filed
                                     October 13, 2000), Form 8-K dated October 19, 2000
                                     (filed October 26, 2000), Form 8-K dated October
                                     26, 2000 (filed October 27, 2000), Form 8-K dated
                                     October 26, 2000 (filed October 27, 2000), Form 8-
                                     K dated November 14, 2000 (filed November 14,
                                     2000), Form 8-K dated December 13, 2000 (filed
                                     December 15, 2000), Form 8-K dated December 18,
                                     2000 (filed December 18, 2000), Form 8-K dated
                                     February 1, 2001 (filed February 2, 2001), and
                                     Form 8-K dated February 15, 2001 (filed
                                     February 16, 2001)

Rule 425 Prospectus................. Prospectus dated February 15, 2001 (filed February
                                     16, 2001)

   WorldCom and Intermedia also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission by either of them under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this proxy statement/prospectus and the date of the Intermedia special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. WorldCom also incorporates by reference any pre-effective or post-effective amendments to its Registration Statement on Form S-4 (File No. 333-52920) that may be filed with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the date of the Intermedia special meeting.

   WorldCom has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to WorldCom, and Intermedia has supplied all such information relating to Intermedia.

   Intermedia stockholders should not send in their Intermedia stock certificates until they receive the transmittal materials from the exchange agent. Intermedia stockholders of record who have further questions about their stock certificates or the exchange of their Intermedia capital stock for WorldCom capital stock should call the exchange agent.

   If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet Web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

   WorldCom, Inc.                            Intermedia Communications Inc.
   500 Clinton Center Drive                  One Intermedia Way
   Clinton, Mississippi 39056                Tampa, Florida 33647
   Attention: Investor Relations Department
                                             Attention: Investor Relations
   Telephone: (877) 624-9266 or           Department
   (601) 460-5600                            Telephone: (888) 288-7658

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this
proxy statement/prospectus. This proxy statement/prospectus is dated [       ],
2001. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of WorldCom capital stock in the merger creates any implication to the contrary.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                                WORLDCOM, INC.,

                           WILDCAT ACQUISITION CORP.

                                      and

                         INTERMEDIA COMMUNICATIONS INC.


                            Dated September 1, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   The Merger

 1.1  Merger; Surviving Corporation......................................... A-1
 1.2  Certificate of Incorporation.........................................  A-1
 1.3  By-Laws..............................................................  A-1
 1.4  Directors............................................................  A-1
 1.5  Effective Time.......................................................  A-1
 1.6  Conversion of Shares.................................................  A-2
 1.7  Capital Stock of Merger Sub..........................................  A-4
 1.8  Effect on Target Series B Preferred Stock............................  A-4
 1.9  Exchange of Target Common Stock and Target Preferred Stock...........  A-4
 1.10 Adjustments..........................................................  A-5

                                   ARTICLE II

                    Representations and Warranties of Target

 2.1  Organization, Standing and Corporate Power...........................  A-6
 2.2  Capital Structure...................................................   A-6
 2.3  Subsidiaries........................................................   A-7
 2.4  Authority...........................................................   A-7
 2.5  No Conflicts........................................................   A-8
 2.6  Consents; Approvals.................................................   A-8
 2.7  SEC Documents; Undisclosed Liabilities..............................   A-8
 2.8  Information Supplied................................................   A-9
 2.9  No Material Adverse Effect..........................................   A-9
 2.10 Litigation..........................................................  A-10
 2.11 Voting Requirements.................................................  A-10
 2.12 Brokers.............................................................  A-10
 2.13 Opinion of Financial Advisor........................................  A-10
 2.14 Approval of Boards of Directors.....................................  A-10
 2.15 Compliance with Applicable Laws.....................................  A-10
 2.16 Absence of Changes in Target Benefit Plans..........................  A-10

                                  ARTICLE III

                   Representations and Warranties of Wildcat

 3.1  Organization, Standing and Corporate Power........................... A-11
 3.2  Capital Structure...................................................  A-11
 3.3  Authority...........................................................  A-11
 3.4  No Conflicts........................................................  A-11
 3.5  Consents; Approvals.................................................  A-12
 3.6  SEC Documents; Undisclosed Liabilities..............................  A-12
 3.7  Information Supplied................................................  A-12
 3.8  Absence of Material Adverse Effect..................................  A-13
 3.9  Litigation..........................................................  A-13
 3.10 Brokers.............................................................  A-13
 3.11 Shares of Wildcat Common Stock and Wildcat Preferred Stock .........  A-13

                                   ARTICLE IV

                                   Covenants

 4.1  Conduct of Business by Target...................................... A-13
 4.2  Intentionally Omitted.............................................  A-15
 4.3  No Solicitation...................................................  A-15
 4.4  Compliance with Conditions Precedent, Etc.........................  A-16
 4.5  Certain Notifications.............................................  A-17
 4.6  Expenses..........................................................  A-17
 4.7  Public Announcements..............................................  A-17
           Preparation of the Form S-4 and Proxy Statement; Stockholders
 4.8  Meetings..........................................................  A-17
 4.9  Letters of Target's Accountants...................................  A-18
 4.10 Letters of Wildcat's Accountants..................................  A-18
 4.11 HSR and Other Filings.............................................  A-18
 4.12 Access to Information; Confidentiality............................  A-18
 4.13 Indemnification, Exculpation and Insurance........................  A-19
 4.14 Stock Exchange Listings...........................................  A-19
 4.15 Tax Treatment.....................................................  A-20
 4.16 Target Series B Preferred Stock...................................  A-20
 4.17 Target Stock Options and Warrants.................................  A-20
 4.18 Employee Benefit Plans; Existing Agreements.......................  A-21
 4.19 Section 16 Matters................................................  A-21
 4.20 Voting Agreement Legend...........................................  A-22
 4.21 Target Rights Agreement...........................................  A-22
 4.22 Target Securities.................................................  A-22
 4.23 Prepayment of Indebtedness........................................  A-22
 4.24 Dove Certificate of Incorporation.................................  A-22
 4.25 Wildcat Financing Commitments.....................................  A-22

                                   ARTICLE V

                                   Conditions

 5.1  Conditions to the Merger........................................... A-23
 5.2  Additional Conditions to the Obligations of Target................  A-23
          Additional Conditions to the Obligations of Wildcat and Merger
 5.3  Sub...............................................................  A-23
 5.4  Frustration of Closing Conditions.................................  A-24

                                   ARTICLE VI

                       Termination, Amendment and Waiver

 6.1  Termination........................................................ A-24
 6.2  Effect of Termination.............................................  A-24
 6.3  Amendment.........................................................  A-24
 6.4  Waiver............................................................  A-24

                                  ARTICLE VII

                          Definitions; Interpretation

 7.1 Definitions........................................................... A-25
 7.2 Interpretation.......................................................  A-29

                                  ARTICLE VIII

                               General Provisions

 8.1  Nonsurvival of Representations and Warranties........................ A-29
 8.2  Notices.............................................................  A-29
 8.3  Severability........................................................  A-30
 8.4  Entire Agreement; Third Party Beneficiaries.........................  A-30
 8.5  Governing Law.......................................................  A-30
 8.6  Counterparts........................................................  A-30
 8.7  Assignment..........................................................  A-30
 8.8  Specific Performance................................................  A-30
 8.9  Jurisdiction........................................................  A-31
 8.10 Waiver of Jury Trial................................................  A-31

   AGREEMENT AND PLAN OF MERGER (the "Agreement") being made and entered into as of this 1st day of September 2000 by and among WORLDCOM, INC., a Georgia corporation ("Wildcat"), WILDCAT ACQUISITION CORP., a Delaware corporation ("Merger Sub") and a wholly owned Subsidiary of Wildcat, and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Target").

   WHEREAS, the Boards of Directors of Wildcat, Merger Sub and Target have each determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into Target (the "Merger") upon the terms and subject to the conditions set forth herein;

   WHEREAS, the Boards of Directors of Wildcat, Merger Sub and Target have each approved the Merger upon the terms and subject to the conditions set forth herein;

   WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Wildcat to enter into this Agreement, Wildcat and certain stockholders of Target are entering into a certain stockholders agreement (the "Voting Agreement") pursuant to which such stockholders have agreed, among other things, to vote to approve the Merger upon the terms and subject to the conditions set forth in the Voting Agreement; and

   WHEREAS, the parties desire to qualify the Merger as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 Merger; Surviving Corporation. In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as such term and other capitalized terms used herein without definition are defined in Section 7.1) Merger Sub shall be merged with and into Target, and Target shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time the separate corporate existence of Merger Sub shall cease. All properties, franchises and rights belonging to Target and Merger Sub, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and Target.

   1.2 Certificate of Incorporation. The Certificate of Incorporation of Target as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

   1.3 By-Laws. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein and in the Certificate of Incorporation of the Surviving Corporation.

   1.4 Directors. The Directors of Merger Sub immediately prior to the Effective Time shall be the directors of Surviving Corporation. Each of such directors shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

   1.5 Effective Time. The Merger shall become effective at the time of filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as Wildcat and Target shall agree and specify as the effective time in the Certificate of Merger, which shall be so filed as soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article
V. The date and time when the Merger shall become effective are referred to herein as the "Effective Date" and the "Effective Time", respectively. Prior to such filing, a closing shall be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, or such other place as shall be agreed to by the parties, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article V.

   1.6 Conversion of Shares. (a) Each share of Target Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Sections 1.6(c) and 1.6(d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of fully paid and nonassessable shares of Wildcat Common Stock equal to the Exchange Ratio (the "Common Stock Merger Consideration"), subject to the limitations set forth in Section 1.9. The "Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $39 by the Average Price (as defined below); provided that the Exchange Ratio shall not be less than 0.8904 or greater than 1.1872; and provided further that in the event that the Exchange Ratio would otherwise be greater than 1.0685, Wildcat shall have the right (the "Wildcat Cash Election") to cause the Exchange Ratio to be equal to 1.0685 by adding to the Common Stock Merger Consideration an amount of cash per share of Target Common Stock equal to the product of (x) the difference between the Exchange Ratio without giving effect to the Wildcat Cash Election and 1.0685 and (y) the Average Price. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Wildcat Common Stock on the Nasdaq National Market, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 15 trading days randomly selected by lot by Wildcat and Target together from the 30 consecutive trading days ending on the third trading day immediately preceding the Effective Date. Notwithstanding anything to the contrary set forth in this Section 1.6, Wildcat shall not exercise the Wildcat Cash Election to the extent such exercise will result in the Merger ceasing to qualify as a reorganization under Section 368(a) of the Code.

   (b) (i) Subject to Sections 1.6(e) and 1.9, each share of Target Series D Preferred Stock (other than shares to be canceled in accordance with Sections 1.6(c) and (d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one fully paid and nonassessable share of 7% Series D Junior Convertible Preferred Stock of Wildcat (the "Wildcat Series D Preferred Stock") (the "Series D Preferred Stock Merger Consideration"), which Wildcat Series D Preferred Stock shall have terms that are identical to Target Series D Preferred Stock except that (w) the issuer thereof shall be Wildcat rather than Target, (x) the Wildcat Series D Preferred Stock shall become convertible into Wildcat Common Stock as required by Paragraph 3 of the Certificate of Designation for the Target Series D Preferred Stock, (y) dividends will accrue from the last dividend payment date of the Target Series D Preferred Stock prior to the Effective Time and be payable in Wildcat Common Stock or cash and (z) each share of Wildcat Series D Preferred Stock shall be entitled to one-tenth of one vote per share on all matters, voting together with the Wildcat Common Stock and the other classes of Wildcat voting securities as a single class.

   (ii) Subject to Sections 1.6(e) and 1.9, each share of Target Series E Preferred Stock (other than shares to be canceled in accordance with Sections 1.6(c) and (d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one fully paid and nonassessable share of 7% Series E Junior Convertible Preferred Stock of Wildcat (the "Wildcat Series E Preferred Stock") (the "Series E Preferred Stock Merger Consideration"), which Wildcat Series E Preferred Stock shall have terms that are identical to Target Series E Preferred Stock except that (w) the issuer thereof shall be Wildcat rather than Target, (x) the Wildcat Series E Preferred Stock shall become convertible into Wildcat Common Stock as required by Paragraph 3 of the Certificate of Designation for the Target Series E Preferred Stock, (y) dividends will accrue from the last dividend payment date of the Target Series E Preferred Stock prior to the Effective Time and be payable in Wildcat Common Stock or cash and (z) each share of Wildcat Series E Preferred Stock shall be entitled to one-tenth of one vote per share on all matters, voting together with the Wildcat Common Stock and the other classes of Wildcat voting securities as a single class.

   (iii) Subject to Sections 1.6(e) and 1.9, each share of Target Series F Preferred Stock (other than shares to be canceled in accordance with Sections 1.6(c) and (d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one fully paid and nonassessable share of 7% Series F Junior Convertible Preferred Stock of Wildcat (the "Wildcat Series F Preferred Stock") (the "Series F Preferred Stock Merger Consideration"), which Wildcat Series F Preferred Stock shall have terms that are identical to Target Series F Preferred Stock except that (w) the issuer thereof shall be Wildcat rather than Target, (x) the Wildcat Series F Preferred Stock shall become convertible into Wildcat Common Stock as required by Paragraph 3 of the Certificate of Designation for the Target Series F Preferred Stock, (y) dividends will accrue from the last dividend payment date of the Target Series F Preferred Stock prior to the Effective Time and be payable in Wildcat Common Stock or cash and (z) each share of Wildcat Series F Preferred Stock shall be entitled to one-tenth of one vote per share on all matters, voting together with the Wildcat Common Stock and the other classes of Wildcat voting securities as a single class.

   (iv) Subject to Sections 1.6(e) and 1.9, each share of Target Series G Preferred Stock (other than shares to be canceled in accordance with Sections 1.6(c) and (d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one fully paid and nonassessable share of 7% Series G Junior Convertible Preferred Stock of Wildcat (the "Wildcat Series G Preferred Stock") (the "Series G Preferred Stock Merger Consideration"), which Wildcat Series G Preferred Stock shall have terms that are identical to Target Series G Preferred Stock except that (v) the issuer thereof shall be Wildcat rather than Target, (w) the Wildcat Series G Preferred Stock shall become convertible into Wildcat Common Stock as required by Paragraph 3 of the Certificate of Designation for the Target Series G Preferred Stock, (x) dividends will accrue from the last dividend payment date of the Target Series G Preferred Stock prior to the Effective Time and be payable in Wildcat Common Stock or cash, (y) there shall be the other modifications thereto set forth in Section 5 of the Voting Agreement and (z) the optional redemption provisions set forth in Paragraph 5(i) of the Certificate of Designation for the Target Series G Preferred Stock may be exercised within 45 days after the Effective Time. The Common Stock Merger Consideration, the Series D Preferred Stock Merger Consideration, the Series E Preferred Stock Merger Consideration, the Series F Preferred Stock Merger Consideration and the Series G Preferred Stock Merger Consideration shall be referred to collectively in this Agreement as the "Merger Consideration".

   (c) Each share of Target Common Stock or Target Preferred Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by Wildcat or Merger Sub shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

   (d) Each share of Target Common Stock or Target Preferred Stock held in the treasury of Target immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

   (e) Notwithstanding anything in this Section 1.6 to the contrary, shares of Target Preferred Stock issued and outstanding immediately prior to the Effective Time and held by any stockholder of Target who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Appraisal Shares") shall not be converted into the right to receive the Preferred Stock Merger Consideration with respect thereto, if any, as provided in Section 1.6(b), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of
Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder of Appraisal Shares to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Preferred Stock Merger Consideration with respect thereto as provided in Section 1.6(b).

   1.7 Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of shares of capital stock of the Surviving Corporation.

   1.8 Effect on Target Series B Preferred Stock. Subject to Section 1.6(e), each share of Target Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding as Series B Preferred Stock of the Surviving Corporation, without any change to the powers, preferences or special rights of such Target Series B Preferred Stock provided for in the Certificate of Designation for the Target Series B Preferred Stock, except that each share of Target Series B Preferred Stock shall be entitled to one-tenth of one vote per share on all matters, voting together with the common stock and other classes of voting securities of the Surviving Corporation as a single class.

   1.9 Exchange of Target Common Stock and Target Preferred Stock. (a) Prior to the Effective Time, Wildcat shall enter into an agreement with a bank or trust company reasonably acceptable to Target (the "Exchange Agent"), which shall provide that Wildcat shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Target Common Stock and Target Preferred Stock (other than the Target Series B Preferred Stock), certificates representing the Common Stock Merger Consideration and Preferred Stock Merger Consideration, issuable in exchange for outstanding shares of Target Common Stock and Target Preferred Stock (other than the Target Series B Preferred Stock), as the case may be. Wildcat shall make available to the Exchange Agent from time to time as required after the Effective Time cash and/or securities necessary to pay dividends and other distributions in accordance with Section 1.9(e) and to make payments in lieu of any fractional shares of Wildcat Common Stock in accordance with Section 1.9(f).

   (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than to holders of Target Common Stock or Target Preferred Stock to be canceled as set forth in Section 1.6(c) or 1.6(d) or Appraisal Shares and other than to holders of the Target Series B Preferred Stock) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target Common Stock or Target Preferred Stock (other than the Target Series B Preferred Stock) (the "Certificates") (i) a form letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing the applicable Merger Consideration.

   (c) Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other agreements as the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) the applicable Common Stock Merger Consideration or Preferred Stock Merger Consideration into which the shares of Target Common Stock or Target Preferred Stock theretofore represented by the Certificate so surrendered shall have been converted pursuant to the provisions of this Article I, and (ii) any dividends or other distributions and cash in lieu of fractional shares payable in accordance with this Section 1.9, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Common Stock Merger Consideration or Preferred Stock Merger Consideration with respect to the shares of Target Common Stock or Target Preferred Stock formerly represented thereby and any dividends or other distributions and cash in lieu of fractional shares payable in accordance with this Section 1.9.

   (d) If any Certificate representing shares of Wildcat Common Stock or Wildcat Preferred Stock is to be issued in a name other than that in which the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

   (e) No dividends or other distributions declared after the Effective Time with respect to Wildcat Common Stock or Wildcat Preferred Stock and payable to holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Wildcat Common Stock or Wildcat Preferred Stock represented thereby until the holder of record shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore became payable with respect to shares of Wildcat Common Stock or Wildcat Preferred Stock represented by such Certificate.

   (f) No certificates or scrip representing fractional shares of Wildcat Common Stock shall be issued upon the surrender for exchange of Certificates, and any such fractional share interest will not entitle the owner thereof to vote or to any rights of the stockholders of Surviving Corporation. In lieu thereof, Wildcat shall pay cash for such fractional shares based upon the Closing Price on the trading day preceding the Effective Date.

   (g) Any cash or certificates held by the Exchange Agent that remain undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Wildcat, upon demand, and any holders of the Certificates who have not theretofore exchanged their Certificates in accordance with this Section 1.9 shall thereafter look only to Wildcat for payment of their claim for the Merger Consideration, any dividends or distributions with respect to Wildcat Common Stock or Wildcat Preferred Stock and any cash in lieu of fractional shares of Wildcat Common Stock.

   (h) All shares of Wildcat Common Stock and Wildcat Preferred Stock into which and for which shares of Target Common Stock and Target Preferred Stock shall have been converted or exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted and exchanged shares of Target Common Stock and Target Preferred Stock, as applicable.

   (i) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Target Common Stock or Target Preferred Stock (other than the Target Series B Preferred Stock) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Article I.

   (j) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Wildcat, the posting by such person of a bond in such reasonable amount as Wildcat may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of Wildcat Common Stock, in each case pursuant to this Agreement.

   1.10 Adjustments. (a) If, between the date of this Agreement and the Effective Time, the outstanding shares of Target Common Stock or Target Preferred Stock shall have been changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, subdivision, stock dividend, combination, exchange of shares or similar adjustment, or if any such transaction shall be declared with a record date within such period, the consideration to be paid in the Merger in exchange for each outstanding share of Target Common Stock or Target Preferred Stock as provided in this Agreement shall be correspondingly adjusted.

   (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Wildcat Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, subdivision, stock dividend, combination, exchange of shares or similar adjustment, or if any such transaction shall be declared with a record date within such period, the Common Stock Merger Consideration to be paid in the Merger in exchange for each outstanding share of Target Common Stock as provided in this Agreement shall be correspondingly adjusted. In addition, in the event Wildcat pays (or establishes a record date for payment of) any dividend on, or makes any other distribution in respect of, Wildcat Common Stock, the Common Stock Merger Consideration shall be appropriately adjusted to reflect such dividend or distribution.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

   Except (i) with respect to matters contemplated by Section 4.1, (ii) as disclosed in Target SEC Documents filed and publicly available prior to the date of this Agreement (the "Target Filed SEC Documents"), or (iii) as set forth on the disclosure schedule delivered by Target to Wildcat prior to the execution of this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Wildcat as follows:

   2.1 Organization, Standing and Corporate Power. Target and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of Target and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Target. Copies of Target's Certificate of Incorporation and By-laws, in each case as amended to and in effect on the date of this Agreement, have been filed as exhibits to the Target Filed SEC Documents.

   2.2 Capital Structure. (a) The authorized capital stock of Target consists of 152,000,000 shares of capital stock consisting of: (1) 150,000,000 shares of common stock, par value $.01 per share (the "Target Common Stock"), and (2) 2,000,000 shares of preferred stock, par value $1.00 per share, of which (A) 600,000 shares have been designated as the Target Series B Preferred Stock, (B) 69,000 shares have been designated as the Target Series D Preferred Stock, (C) 87,500 shares have been designated as the Target Series E Preferred Stock, (D) 92,000 shares have been designated as the Target Series F Preferred Stock, (E) 200,000 shares have been designated as the Target Series G Preferred Stock and
(F) 40,000 shares have been designated as Series C Preferred Stock, par value $1.00 per share (the "Target Series C Preferred Stock"). At the close of business on August 25, 2000, (i) 54,170,682 shares of Target Common Stock were issued and outstanding; (ii) no shares of Target Common Stock were held by Target in its treasury; (iii) 466,062 shares of the Target Series B Preferred Stock were issued and outstanding; (iv) 53,724 shares of the Target Series D Preferred Stock were issued and outstanding; (v) 64,047 shares of the Target Series E Preferred Stock were issued and outstanding; (vi) 79,600 shares of the Target Series F Preferred Stock were issued and outstanding; (vii) 200,000 shares of the Target Series G Preferred Stock were issued and outstanding;
(viii) 40,000 shares of the Target Series C Preferred Stock were reserved for issuance in connection with the rights (the "Target Rights") to purchase shares of the Target Series C Preferred Stock issued pursuant to the Rights Agreement dated as of March 7, 1996 (as amended, the "Target Rights Agreement"), between Target and Continental Stock Transfer & Trust Company, as rights agent; (ix) no other shares of Target Preferred Stock were issued and outstanding; (x) 2,200,000 shares of Target Common Stock were reserved for issuance pursuant to three warrants issued and outstanding to purchase Target Common Stock (the "Target Warrants"); (xi) 12,363,567 shares of Target Common Stock were reserved for issuance pursuant to Target's 1992 Stock Option Plan, 1996 Long-Term Incentive Plan, 1997 Equity Participation Plan for the Benefit of Employees of Dove (as defined in Section 2.2(b)), and 1997 Stock

Option Plan for the Benefit of Employees of Dove (collectively, the "Target Stock Plans") (of which 9,437,582 shares of Target Common Stock are subject to outstanding stock options or other rights to purchase or to receive Target Common Stock granted under the Target Stock Plans (collectively, "Target Stock Options")); and (xii) 22,530,969 shares of Target Common Stock were reserved for issuance upon conversion of (A) the Target Series D Preferred Stock, (B) the Target Series E Preferred Stock, (C) the Target Series F Preferred Stock and (D) the Target Series G Preferred Stock. Since August 25, 2000, and prior to the date hereof, no shares of capital stock of, or any other interest in, or any options, warrants, convertible, exchangeable or similar securities or other rights, agreements, arrangements or commitments relating to the capital stock of, Target were issued other than in connection with the exercise of Target Stock Options and Target Warrants in accordance with their respective terms. Other than Target Preferred Stock, regularly scheduled dividend payments on the Target Preferred Stock, the Target Stock Options and the Target Warrants, there are no options, warrants, convertible, exchangeable or similar securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Target or obligating Target to issue or sell any shares of capital stock of, or any other interest in, Target. No bonds, debentures or other indebtedness having the right to vote on any matter on which stockholders of Target may vote are issued or outstanding or subject to issuance. There are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any shares of capital stock of Target or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All of the outstanding shares of capital stock of Target are, and all such shares that may be issued will be, when issued duly authorized, validly issued, fully paid and nonassessable.

   (b) The authorized capital stock of Digex, Incorporated, a Delaware corporation ("Dove"), consists of 100,000,000 shares of Class A Common Stock, par value $.01 per share ("Dove Class A Common Stock"), of which 24,303,163 shares are issued and outstanding, 50,000,000 shares of Class B Common Stock, par value $.01 per share ("Dove Class B Common Stock" and, together with Dove Class A Common Stock, "Dove Common Stock"), of which 39,350,000 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $.01 per share, of which 100,000 shares have been designated as Series A Convertible Preferred Stock, all of which are issued and outstanding. As of August 25, 2000, (i) 15,000,000 shares of Dove Class A Common Stock were reserved for issuance pursuant to Dove's 1999 Long-Term Incentive Plan (the "Dove Stock Plan") (of which 8,405,507 shares of Dove Class A Common Stock are subject to outstanding stock options or other rights to purchase or to receive Dove Class A Common Stock granted under the Dove Stock Plan (collectively, "Dove Stock Options")), and (ii) 1,065,000 shares of Dove Class A Common Stock were reserved for issuance pursuant to 1,065,000 warrants issued and outstanding to purchase Dove Common Stock (the "Dove Warrants").

   2.3 Subsidiaries. Section 2.3 of the Target Disclosure Schedule sets forth a true and complete list of each of Target's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Target have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Target, free and clear of all Encumbrances. Other than the Dove Stock Options and Dove Warrants, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary of Target or obligating any Subsidiary of Target to issue or sell any shares of capital stock, or any other interest in, such Subsidiary. There are no outstanding contractual obligations on the part of any Subsidiary of Target to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, Target does not beneficially own directly or indirectly any material capital stock, membership interest, partnership interest, joint venture interest or other material equity interest in any person.

   2.4 Authority. Target has the requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of the Target Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Target, subject to receipt of the Target Stockholder Approval. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligations of Target, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   2.5 No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Target or any of its Subsidiaries under (i) the organizational documents of Target or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Target or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 2.6, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Encumbrances that, individually or in the aggregate, are not reasonably likely to (x) have a Material Adverse Effect on Target or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   2.6 Consents; Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Target or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Target or the consummation by Target of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Target under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (ii) the filing with the SEC of the Proxy Statement and such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the filing of: (A) the Certificate of Merger with the Delaware Secretary of State,
(B) appropriate documents with the relevant authorities of other states in which Target is qualified to do business, and (C) such filings with Governmental Authorities as are necessary to satisfy the applicable requirements of state securities or "blue sky" laws; (iv) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (v) filings with and approvals of any state public utility commissions ("PUCs") or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (vi) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to (x) have a Material Adverse Effect on Target or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   2.7 SEC Documents; Undisclosed Liabilities. Target has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998, and Dove has filed all such reports since August 1, 1999 (collectively, the "Target SEC Documents"). As of their respective dates, the Target SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Target SEC Documents, and none of the Target SEC Documents when filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Target SEC Document has been revised or superseded by a later filed Target SEC Document, none of the Target SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Target SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto ("Accounting Rules"), have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the respective consolidated financial position of Target and Dove and their respective consolidated Subsidiaries as of the dates thereof and their respective consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable). Except (i) as reflected in the Target Filed SEC Documents or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement, neither Target nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet of Target and its consolidated Subsidiaries or the footnotes thereto prepared in accordance with GAAP which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Target.

   2.8 Information Supplied. None of the information supplied or to be supplied by Target specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of Target or at the time of the Target Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the respective rules and regulations promulgated thereunder. No representation or warranty is made by Target with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Wildcat specifically for inclusion or incorporation by reference in the Proxy Statement.

   2.9 No Material Adverse Effect. Except for liabilities incurred in connection with or expressly permitted by this Agreement, since June 30, 2000, there has not been (1) any event, occurrence or development (other than those relating to the economy or securities markets in general or the industries in which Target and its Subsidiaries operate in general or resulting from the announcement of this Agreement) which has resulted in or could reasonably be expected to result in a Material Adverse Effect on Target, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Target's capital stock, except for dividends or other distributions declared, set aside or paid by Target as required by and in accordance with the respective terms of such capital stock as of the date hereof, (3) any split, combination or reclassification of any of Target's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Target's capital stock and (4) (A) any granting by Target or any of its Subsidiaries to any current or former director, executive officer or other employee of Target or its Subsidiaries of any increase in compensation, bonus or other benefits, except for increases in cash compensation and other non-equity-based benefits in the ordinary course of business or as was required by law or under any employment agreement in effect as of the date of the most recent audited financial statements included in the Target Filed SEC Documents,
(B) any granting by Target or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, (C) any entry by Target or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (D) any amendment to, or modification of, any Target Stock Plans, Target Stock Options or Target Warrants.

   2.10 Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of Target or any of its Subsidiaries, threatened against or affecting Target or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Target, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Target or any of its Subsidiaries having, or that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, Target or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

   2.11 Voting Requirements. The affirmative vote (the "Target Stockholder Approval") of (i) the holders of a majority of the voting power represented by the outstanding shares of Target Common Stock and Target Series G Preferred Stock, voting together as a single class, entitled to vote at the Target Stockholders Meeting to adopt this Agreement and (ii) the holders of a majority of the voting power represented by the outstanding shares of the Target Series G Preferred Stock, voting as a separate class, entitled to vote at the Target Stockholders Meeting to adopt this Agreement, are the only votes of the holders of any class or series of Target's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement. No other approval of the stockholders of Target is required with respect to this Agreement, the Stockholders Agreement or the transactions contemplated hereby or thereby.

   2.12 Brokers. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation, the fees, commissions and expenses of each of which will be paid by Target, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Target.

   2.13 Opinion of Financial Advisor. Target has received the opinion of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Target Common Stock.

   2.14 Approval of Boards of Directors. The Board of Directors of Target has approved the terms of this Agreement, the Voting Agreement and the consummation of the transactions contemplated by this Agreement and the Voting Agreement. The Board of Directors of Dove has approved the Merger and the transactions pursuant to which Wildcat and Merger Sub would become interested shareholders under Section 203 under the DGCL. Such approvals represent all the action necessary to ensure that the restrictions on "business combinations" (as defined in such Section 203 of the DGCL) contained in Section 203 of the DGCL do not apply to Wildcat or Merger Sub in respect of Target or Dove in connection with the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. To the Knowledge of Target, no other state takeover statute or similar statute or regulation is applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement and the Voting Agreement.

   2.15 Compliance with Applicable Laws. Target and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Authorities which are required for them to own, lease or operate their assets and to carry on their businesses (the "Target Permits"), except where the failure to hold any thereof is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target. Target and its Subsidiaries are in compliance with the terms of the Target Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

   2.16 Absence of Changes in Target Benefit Plans. Since June 30, 2000, there has not been any adoption or amendment by Target or any of its Subsidiaries of any employment agreement with any director, officer or employee of Target or any of its Subsidiaries or of any collective bargaining agreement or any adoption or amendment of any Target Benefit Plans which, in each case, are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF WILDCAT

   Except as disclosed in the Wildcat SEC Documents filed and publicly available prior to the date of this Agreement (the "Wildcat Filed SEC Documents"), Wildcat represents and warrants to Target as follows:

   3.1 Organization, Standing and Corporate Power. Each of Wildcat and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of Wildcat and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Wildcat. Copies of Wildcat's Certificate of Incorporation and By-laws, in each case as amended to and in effect on the date of this Agreement, have been filed as exhibits to the Wildcat SEC Documents.

   3.2 Capital Structure. The authorized capital stock of Wildcat consists of 5,000,000,000 shares of common stock, par value $.01 per share ("Wildcat Common Stock"), of which 2,881,952,220 shares are issued and outstanding, and 50,000,000 shares of preferred stock, par value $.01 per share, of which 10,757,448 shares are issued or outstanding. As of the date hereof, there are 369,051,165 options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Wildcat or obligating Wildcat to issue or sell any shares of capital stock of, or any other interest in, Wildcat. As of the date hereof, there are 879,825 incentive stock units outstanding. As of the date hereof, there are no outstanding contractual obligations of Wildcat to repurchase, redeem or otherwise acquire any shares of capital stock of Wildcat. All of the outstanding shares of capital stock of Wildcat are, and all such shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

   3.3 Authority. Wildcat has the requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Wildcat. This Agreement has been duly executed and delivered by Wildcat and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligations of Wildcat, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   3.4 No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Wildcat or any of its Subsidiaries under (i) the organizational documents of Wildcat or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Wildcat or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.6, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Wildcat or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Encumbrances that, individually or in the aggregate, are not reasonably likely to (x) have a Material Adverse Effect on Wildcat or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   3.5 Consents; Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Wildcat or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Wildcat or the consummation by Wildcat of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Wildcat under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (ii) the filing with the SEC of the Form S-4 and such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the filing of: (A) the Certificate of Merger with the Delaware Secretary of State,
(B) appropriate documents with the relevant authorities of other states in which Wildcat is qualified to do business and (C) such filings with Governmental Authorities as are necessary to satisfy the applicable requirements of state securities or "blue sky" laws; (iv) filings with and approvals of the FCC as required under the Communications Act, and the rules and regulations promulgated thereunder; (v) filings with and approvals of any PUCs or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; (vi) filings with and approvals of the Nasdaq National Market to permit the shares of Wildcat Common Stock issued as Common Stock Merger Consideration to be listed for trading; and (vii) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to
(x) have a Material Adverse Effect on Wildcat or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   3.6 SEC Documents; Undisclosed Liabilities. Wildcat has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "Wildcat SEC Documents"). As of their respective dates, the Wildcat SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Wildcat SEC Documents, and none of the Wildcat SEC Documents when filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Wildcat SEC Document has been revised or superseded by a later filed Wildcat SEC Document, none of the Wildcat SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Wildcat included in the Wildcat SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Wildcat and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable). Except (i) as reflected in the Wildcat Filed SEC Documents or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement, neither Wildcat nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet of Wildcat and its consolidated Subsidiaries or the footnotes thereto prepared in accordance with GAAP which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on Wildcat.

   3.7 Information Supplied. None of the information supplied or to be supplied by Wildcat specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of Target or at the time of the Target

Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder. No representation or warranty is made by Wildcat with respect to statements made or incorporated by reference in the Form S-4 and the Proxy Statement based on information supplied by Target specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement, as the case may be.

   3.8 Absence of Material Adverse Effect. Except for liabilities incurred in connection with or expressly permitted by this Agreement, since June 30, 2000, there has not been any event, occurrence or development (other than those relating to the economy or securities markets in general or the industries in which Wildcat and its Subsidiaries operate in general or resulting from the announcement of this Agreement) which has resulted in or could reasonably be expected to result in a Material Adverse Effect on Wildcat.

   3.9 Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of Wildcat or any of its Subsidiaries, threatened against or affecting Wildcat or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Wildcat, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Wildcat or any of its Subsidiaries having, or that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wildcat. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, Wildcat or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wildcat.

   3.10 Brokers. No broker, investment banker, financial advisor or other person, other than Chase Securities Inc., the fees, commissions and expenses of which will be paid by Wildcat, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Wildcat.

   3.11 Shares of Wildcat Common Stock and Wildcat Preferred Stock. At the Effective Time, the shares of Wildcat Common Stock and Wildcat Preferred Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable and will be delivered free and clear of all Encumbrances.

                                   ARTICLE IV

                                   COVENANTS

   4.1 Conduct of Business by Target. Except as set forth in the Target Disclosure Schedule, as contemplated by this Agreement or with the prior written consent of Wildcat, which consent shall not be unreasonably withheld, delayed or conditioned, from the date hereof to the Effective Time, (i) Target shall, and shall cause its Subsidiaries (other than Dove) to, carry on their respective businesses in the ordinary course consistent with past practice, and
(ii) Target, solely in its capacity as a stockholder of Dove, shall not vote its shares of Dove in any meeting or by written consent, shall use its best efforts to ensure that its representatives on Dove's Board of Directors not vote or act by written consent (or, if such best efforts are insufficient, use its best efforts to remove its representatives), to cause or permit Dove to take any of the actions set forth in paragraphs (a)--(l) of this Section 4.1 relating to Target and its Subsidiaries. Without limiting the generality of the foregoing, during the period from the date hereof to the Effective Time, except as set forth in the Target Disclosure Schedule, as contemplated by this Agreement or with the prior written consent of Wildcat, which consent shall not be unreasonably withheld, delayed or conditioned, Target shall not, and shall not permit any of its Subsidiaries (other than Dove) to:

  (a)  amend its certificate of incorporation or By-Laws;

   (b) authorize for issuance, issue, sell, deliver, grant any options for, pledge, encumber, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except (i) for dividends and distributions declared, set aside or paid by Target in accordance with the respective terms of its capital stock as of the date hereof, (ii) pursuant to and in accordance with the present terms of currently outstanding convertible securities, warrants and options of Target, (iii) for the issuance of employee options to purchase shares of (x) Target Common Stock in the ordinary course of business in the aggregate not to exceed 750,000 shares in any calendar quarter (net of option cancellations made during such quarter), and the issuance of shares of Target Common Stock upon the exercise thereof and (y) Dove Class A Common Stock in the ordinary course of business in the aggregate not to exceed 500,000 shares in any calendar quarter (net of option cancellations made during such quarter), and the issuance of shares of Dove Class A Common Stock upon the exercise thereof and (iv) pursuant to Section 4.25;

   (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, or any rights, warrants or options to acquire any such shares except for (i) the purchase from time to time by Target of Target Common Stock in the ordinary course of business in connection with the cashless exercise of options or the funding of employee incentive plans, profit sharing plans or other benefit plans of Target, (ii) dividends and distributions declared, set aside or paid by Target in accordance with the respective terms of its capital stock as of the date hereof, and (iii) dividends and distributions (including liquidating distributions) by a direct or indirect Subsidiary of Target to its parent;

   (d) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than (A) under the Revolving Credit Agreement among Target, Bank of America, N.A. and the other lenders named therein, dated as of December 22, 1999 (the "Credit Facility"), in accordance with its present terms in the ordinary course of business, (B) intercompany indebtedness between Target and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries and (C) intercompany indebtedness between Target or any of its wholly owned Subsidiaries, on the one hand, and Dove, on the other hand, to fund operating expenses in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except for Target pursuant to the Credit Facility; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than advances to employees of Target and its Subsidiaries in the ordinary course of business);

   (e) (i) increase in any manner the cash compensation and other non-equity based benefits of (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or executive officers; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements in accordance with their present terms; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee, except as required under currently existing plans in accordance with their present terms; or (iv) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, that was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend, terminate or take any discretionary action with respect to any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause (iv) shall not prohibit Target or its Subsidiaries from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

   (f) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition (including by merger, consolidation or otherwise) of assets or securities (other than purchases of raw materials or supplies in the ordinary course of business), any sale, transfer, lease, license, Encumbrance, or other disposition of assets or securities (other than (i) sales or licenses of finished goods and services in the ordinary course of business, (ii) any Encumbrance granted pursuant to the Credit Facility as in effect on the date of this Agreement or (iii) pursuant to Section 4.25), or any release or relinquishment of any material contract rights;

   (g) authorize or commit to make capital expenditures for Target and its Subsidiaries on a consolidated basis in excess of $165 million per calendar quarter, with unused amounts being rolled over to succeeding quarters;

   (h) make any change in the accounting methods or accounting practices followed by Target;

   (i) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) in excess of $5,000,000 in the aggregate for all such matters above the amount of any specific reserves included in Target's financial statements;

   (j) enter into, amend or expand any agreement with any backbone network provider relating to the use by Target or any of its Subsidiaries of any backbone network other than Wildcat's network, except after offering Wildcat a reasonable opportunity to timely provide Target with adequate backbone network capacity on market terms (including pricing and timely provisioning of access to Target's points-of-presence);

   (k) make any election under the Code which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Target or settle or compromise any material tax liability; or

   (l) agree to do any of the foregoing.

   4.2 Intentionally Omitted.

   4.3 No Solicitation. (a) From the date hereof to the Effective Time, Target shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, the making of any proposal that constitutes a Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal. Target shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Target shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Target is a party. Notwithstanding the foregoing, if prior to the date the Target Stockholder Approval is obtained, Target receives a Takeover Proposal, Target may, to the extent the Board of Directors of Target determines in good faith that there is a reasonable likelihood that such Takeover Proposal would constitute a Superior Proposal, participate in discussions or negotiations with, or provide information to, any Person in response to such Takeover Proposal. In such event, Target shall (i) prior to participating in any such discussions or negotiations or providing any information, inform Wildcat of the material terms and conditions of such Takeover Proposal, including the identity of the Person making such Takeover Proposal, and (ii) keep Wildcat reasonably informed of the status of any such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of Target and its Subsidiaries, taken as a whole, or 35% or more of the voting power of Target or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 35% or more of the voting power of Target or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target or any of its Subsidiaries pursuant to which any third party or the shareholders of any third party would own 35% or more of the voting power of Target or any resulting parent company of Target, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Superior Proposal" means any Takeover Proposal which the Board of Directors of Target determines in good faith (based on the advice of a financial advisor), taking into account the estimated time required to consummate the offer, the Person making the offer and the legal, financial, regulatory and other aspects of the offer deemed appropriate by the Board of Directors of Target, is reasonably capable of being completed, and if consummated, would result in a transaction that provides consideration to the holders of Target Common Stock with a greater value than the consideration payable in the Merger.

   (b) Neither the Board of Directors of Target nor any committee thereof shall
(i) except, prior to the date the Target Stockholder Approval is obtained, to the extent the Board of Directors of Target determines in good faith (after consultation with outside counsel) that such action would be prudent to assure compliance with their fiduciary obligations, and subject to providing three business days' prior written notice to Wildcat, (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Wildcat, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement or (y) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (ii) cause Target to enter into any acquisition agreement or other similar agreement (an "Acquisition Agreement") related to any Takeover Proposal.

   (c) In addition to the obligations of Target set forth in paragraphs (a) and
(b) of this Section 4.3, Target shall immediately advise Wildcat orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Target will keep Wildcat informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

   (d) Nothing contained in this Section 4.3 shall prohibit Target from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to Target's stockholders if, in the good faith judgment of the Board of Directors of Target, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Target nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

   4.4 Compliance with Conditions Precedent, Etc. Each of the parties will use its best efforts to cause the conditions precedent to the Merger set forth in
Article V to be fulfilled and, subject to the terms and conditions herein provided, to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger, including to lift any injunction or remove any other impediment to the consummation of such transactions or the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties hereto shall take all such necessary action. Nothing in this Agreement shall be deemed to require Wildcat or Target to agree to, or proffer to, divest or hold separate (x) any assets or any portion of any business of Target or any of its Subsidiaries if the Board of Directors of Wildcat determines that so doing could reasonably be expected to have a Material Adverse Effect on Target, (y) any assets or any portion of any business of Wildcat or any of its Subsidiaries or (z) any assets of or any portion of Target's ownership interests in Dove. Without limiting the generality of the foregoing, Target shall give Wildcat the opportunity to participate in the defense of any litigation against Target and/or its directors relating to the transactions contemplated by this Agreement or the Voting Agreement.

   4.5 Certain Notifications. At all times from the date hereof until the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions specified in Article V.

   4.6 Expenses. (a) Except as set forth in this Section 4.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

   (b) In the event that (i) following the date of this Agreement and prior to the date of the Target Stockholders Meeting, a Takeover Proposal shall have been made to Target or shall have been made directly to the stockholders of Target generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either Wildcat or Target pursuant to Section 6.1(d) without a Target Stockholders Meeting having occurred or Section 6.1(e), or (ii) this Agreement is terminated by Wildcat pursuant to Section 6.1(g), then Target shall pay Wildcat a termination fee equal to $135 million (the "Termination Fee"), payable by wire transfer of same-day funds within two business days of the date of such termination; provided, however, that no Termination Fee shall be payable to Wildcat pursuant to clause (i) of this paragraph (b) unless and until within 12 months of such termination Target enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal, in which event the Termination Fee shall be payable upon the first to occur of the entering into such Acquisition Agreement or the consummation of such Takeover Proposal.

   (c) All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Target.

   4.7 Public Announcements. Wildcat and Target shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with the Nasdaq National Market or any exchange upon which the capital stock of Wildcat is listed.

   4.8 Preparation of the Form S-4 and Proxy Statement; Stockholders
Meetings. (a) As soon as practicable following the date of this Agreement, Wildcat and Target shall prepare and file with the SEC the Proxy Statement, and Wildcat shall prepare and file with the SEC the Form S-4, in which the Proxy Statement, will be included as a prospectus. Each of Target and Wildcat shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for so long as necessary to complete the Merger. Target will use all reasonable efforts to cause the Proxy Statement to be mailed to Target's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Wildcat shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Wildcat Common Stock and Wildcat Preferred Stock (including the issuance by Wildcat of depositary shares with respect thereto) in the Merger, and Target shall furnish all information concerning Target as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Form S-4 will be made by Wildcat, or with respect to the Proxy Statement will be made by Wildcat or Target, without providing the other party a reasonable opportunity to review and comment thereon. Wildcat will advise Target, promptly after it receives notice thereof, of the time when the

Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Wildcat Common Stock or Wildcat Preferred Stock issuable or issued in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to Target copies of all correspondence and filings with the SEC with respect to the Form S-4. Target will inform Wildcat, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to Wildcat copies of all correspondence and filings with the SEC with respect to the Proxy Statement. If at any time prior to the Effective Time any information relating to Target or Wildcat, or any of their respective Affiliates, directors or officers, should be discovered by Target or Wildcat that should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Wildcat and Target.

   (b) Target shall (i) as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Target Stockholders Meeting") for the purpose of obtaining the Target Stockholder Approval, (ii) through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and
(iii) use its reasonable efforts to solicit the Target Stockholder Approval. Target agrees that its obligations pursuant to clause (i) of the first sentence of this Section 4.8(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Target of any Takeover Proposal, and such obligations shall not be affected by any action that Target takes under Section 4.3(b).

   4.9 Letters of Target's Accountants. Target shall use reasonable efforts to cause to be delivered to Wildcat two letters from Target's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Effective Date, each addressed to Wildcat, in form and substance reasonably satisfactory to Wildcat and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   4.10 Letters of Wildcat's Accountants. Wildcat shall use reasonable efforts to cause to be delivered to Target two letters from Wildcat's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Effective Date, each addressed to Target, in form and substance reasonably satisfactory to Target and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   4.11 HSR and Other Filings. Target and Wildcat shall promptly make their respective filings and any other required or requested submissions under the HSR Act and shall cooperate with one another and use their best efforts, as required by and subject to Section 4.4, to determine whether, in connection with the consummation of the transactions contemplated by this Agreement, any other filings are required to be made with, or any consents are required to be obtained from, any third party or any Governmental Authority prior to the Effective Time and to make any such filings promptly and to obtain any such consents on a timely basis.

   4.12 Access to Information; Confidentiality. Subject to the existing confidentiality agreement dated as of August 3, 2000 (the "Confidentiality Agreement"), among Target, Dove and Wildcat, upon reasonable notice, each of Target and Wildcat shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Target and Wildcat shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Target nor Wildcat shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. Target and Wildcat shall use reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this Section 4.12 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any party hereto to the other parties hereto. Each of Target and Wildcat will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

   4.13 Indemnification, Exculpation and Insurance. (a) Wildcat agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of Target or its Subsidiaries as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of Target or its Subsidiaries as in effect on the date hereof shall be assumed by Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   (b) In the event that Wildcat or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, Wildcat shall cause proper provision to be made so that its successors and assigns assume the obligations set forth in this Section 4.13.

   (c) For six years from and after the Effective Time, Wildcat shall cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by the directors' and officers' liability insurance policy maintained by Target or any Affiliate of Target on behalf of Target and its Subsidiaries on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation may substitute therefor other policies of at least the same coverage and amount and such other terms which are, in the aggregate, no less favorable to such directors and officers; provided, however, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.08(c) in excess of 200% of the amount of the aggregate premiums paid by Target in 1999 for such purpose (which 1999 aggregate premiums Target represents and warrants to be $372,500); and provided further that the Surviving Corporation shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

   (d) The provisions of this Section 4.13 are (i) intended to be for the benefit of, and will be enforceable by, each party currently covered by such insurance or such indemnification agreements or provisions, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   4.14 Stock Exchange Listings. Wildcat shall use reasonable efforts to cause the Wildcat Common Stock issuable in the Merger and issuable upon conversion and as dividends on the Wildcat Preferred Stock to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Date.

   4.15 Tax Treatment. Each of Wildcat and Target shall use reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

   4.16 Target Series B Preferred Stock. Prior to the Effective Time, Target shall cause the Certificate of Designation for the Target Series B Preferred Stock to be amended to provide that each share of Target Series B Preferred Stock shall be entitled to one-tenth of one vote per share on all matters, voting together with the Target Common Stock and the other classes of Target voting securities as a single class.

   4.17 Target Stock Options and Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Target (or, if appropriate, any committee administering Target Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

     (i) adjust the terms of all outstanding Target Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Target Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Target Stock Option, the number of shares of Wildcat Common Stock (rounded up to the nearest whole share) determined by multiplying the number of shares of Target Common Stock subject to such Target Stock Option by the Exchange Ratio (assuming, for this purpose, that Wildcat failed to make the Wildcat Cash Election), at a price per share of Wildcat Common Stock equal to (A) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Stock Option divided by (B) the aggregate number of shares of Wildcat Common Stock deemed purchasable pursuant to such Target Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded down to the nearest whole cent; and

     (ii) make such other changes to the Target Stock Plans as Wildcat and Target may agree are appropriate to give effect to the Merger.

   (b) The adjustments provided herein with respect to any Target Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

   (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, each Target Stock Option outstanding at the Effective Time shall be converted into an option relating to Wildcat Common Stock following the Effective Time so as to substitute Wildcat Common Stock for Target Common Stock purchasable thereunder (subject to the adjustments required by this Section 4.17 after giving effect to the Merger).

   (d) As soon as practicable following the Effective Time, Wildcat shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Wildcat Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under Target Stock Plans after the Effective Time may remain outstanding.

   (e) As soon as practicable following the Effective Time, Wildcat shall deliver to the holders of Target Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Target Stock Plans and the agreements evidencing the grants of such Target Stock Options and that such Target Stock Options and agreements shall be assumed by Wildcat and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.17 after giving effect to the Merger and to vesting, if any, caused by the Merger).

   (f) Except as otherwise expressly provided in this Section 4.17 and except to the extent required under the respective terms of Target Stock Options, all restrictions or limitations on transfer and vesting with respect to Target Stock Options awarded under Target Stock Plans or any other plan, program or arrangement of Target or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Wildcat as set forth above.

   (g) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each Target Warrant outstanding immediately prior to the Effective Time shall be automatically converted into an option or warrant to acquire, on the same terms and conditions, including registration rights, as were applicable under such Target Warrant, the number of shares of Wildcat Common Stock (rounded up to the nearest whole share) determined by multiplying the number of shares of Target Common Stock subject to such Target Warrant by the Exchange Ratio (assuming, for this purpose, that Wildcat failed to make the Wildcat Cash Election), at a price per share of Wildcat Common Stock equal to (A) the aggregate exercise price for shares of Target Common Stock otherwise purchasable pursuant to such Target Warrant divided by (B) the aggregate number of shares of Wildcat Common Stock deemed purchasable pursuant to such Target Warrant; provided, however, that such exercise price shall be rounded down to the nearest whole cent.

   4.18 Employee Benefit Plans; Existing Agreements. (a) For the six-month period following the Effective Date, Wildcat shall cause the Surviving Corporation to either maintain the employee benefit programs (other than equity-based arrangements) provided by Target and its Subsidiaries before the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of Wildcat; provided that the aggregate level of benefits (other than equity-based arrangements) provided to Target employees during this period shall be substantially similar to the aggregate level of benefits (other than equity-based arrangements) provided by Target and its Subsidiaries before the Effective Time. To the extent that any employee benefit plan of Wildcat or any of its Affiliates (a "Wildcat Plan") becomes applicable to any employee or former employee of Target or its Subsidiaries, Wildcat shall grant, or cause to be granted, to such employees or former employees credit for their service with Target and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Wildcat Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of Target and its Subsidiaries).

   (b) With respect to any Wildcat Plan that is a welfare benefit plan and is made available to individuals who immediately prior to the Effective Time were employees of Target or any of its Subsidiaries (a "Wildcat Welfare Plan"), Wildcat shall cause the Surviving Corporation to (i) waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such Wildcat Welfare Plan was so made available and (ii) provide that any eligible expenses incurred by any such individual and his or her covered dependents during the portion of the plan year of the corresponding Target Benefit Plan ending on the date such plan was made available shall be taken into account for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket requirements applicable to such individual and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Wildcat Welfare Plan.

   (c) Subject to compliance by Wildcat with its obligations under Sections 4.18(a) and 4.18(b), nothing contained in this Section 4.18 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual employee of Target and its Subsidiaries or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Target Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time.

   4.19 Section 16 Matters. Prior to the Effective Time, Wildcat and Target shall take all such steps as may be required to cause any dispositions of Target Common Stock or Target Preferred Stock (including derivative securities with respect to Target Common Stock or Target Preferred Stock) or acquisitions of Wildcat Common Stock or Wildcat Preferred Stock (including derivative securities with respect to Wildcat Common Stock or Wildcat Preferred Stock) resulting from the transactions contemplated by
Article I and Section 4.17 of this Agreement by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Target, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

   4.20 Voting Agreement Legend. Target will inscribe upon any certificate representing shares of capital stock subject to the Voting Agreement tendered by a stockholder in connection with any proposed transfer of such shares by such stockholder in accordance with the terms of the Voting Agreement, the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF INTERMEDIA COMMUNICATIONS INC., REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF SEPTEMBER 1, 2000, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF INTERMEDIA COMMUNICATIONS INC."; and Target will return such certificate containing such inscription to such Stockholder within three business days following Target's receipt thereof.

   4.21 Target Rights Agreement. The Board of Directors of Target shall take all action necessary or desirable (including redeeming the Target Rights immediately prior to the Effective Time or amending the Target Rights Agreement) in order to render the Target Rights inapplicable to the Merger and to the other transactions contemplated by this Agreement and the Voting Agreement to the extent provided herein.

   4.22 Target Securities. Following the Effective Time, Wildcat shall comply with the applicable terms of the Credit Facility, the outstanding indentures and the certificates of designation of Target and its Subsidiaries, including the applicable provisions thereof relating to a "change of control".

   4.23 Prepayment of Indebtedness. Target shall provide Wildcat with reasonable advance notice of, and shall consult with Wildcat regarding, its intention to prepay any notes, bonds, loans or similar indebtedness.

   4.24 Dove Certificate of Incorporation. The Board of Directors of Dove shall propose that the Certificate of Incorporation of Dove be amended to include a provision prohibiting Dove from entering into a material transaction with any of its affiliates, including transactions that would have been covered by
Section 203 of the DGCL had the approval under such section not been granted as described in Section 2.14 of this Agreement, unless such transaction is approved by a special committee of its independent directors. Pending the adoption of such amendment, the Surviving Corporation shall use its best efforts to cause the Board of Directors of Dove to give effect to such amendment as though it had been adopted.

   4.25 Wildcat Financing Commitments. Wildcat shall provide financing to Target in the form of equity or subordinated indebtedness upon terms and conditions to be agreed upon by Wildcat and Target which shall constitute unrestricted funds for purposes of Target's debt instruments. Such financing shall be in an aggregate amount not to exceed (a) during September 2000, $40 million; or (b) during any calendar quarter following September 2000, $110 million; provided, however, that Wildcat shall not be required to advance such financing unless Target is unable to meet its monthly cash requirements to fund its operating expenses and working capital after using all unrestricted cash available to Target, including amounts available under the Credit Facility (in accordance with the terms of Target's outstanding debt instruments). The parties also acknowledge that Target may use available cash and borrowing under the Credit Facility as restricted funds for purposes of Target's debt instruments in an amount up to $60 million during September 2000 and in an amount up to $140 million during any calendar quarter thereafter.

                                   ARTICLE V

                                   CONDITIONS

   5.1 Conditions to the Merger. The obligations of each party to effect the Merger and carry out its respective obligations hereunder shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

   (a) all notifications required pursuant to the HSR Act to carry out the transactions contemplated by this Agreement shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated;

   (b) no preliminary or permanent injunction or other order of any Governmental Authority shall have been issued and be in effect, and no United States Federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect that prohibits the consummation of the Merger;

   (c) there shall not be pending any action, suit or proceeding commenced by any Governmental Authority in the United States prohibiting the consummation of the Merger;

   (d) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

   (e) the shares of Wildcat Common Stock issuable as Merger Consideration shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance;

   (f) (i) all material consents, approvals or orders of authorization of, or actions by the FCC, and (ii) all material PUC approvals required to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Target, shall have been obtained; and

   (g) the Target Stockholder Approval shall have been obtained.

   5.2 Additional Conditions to the Obligations of Target. The obligations of Target to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Effective Time, of each of the following conditions:

  (a) The representations and warranties of Wildcat contained in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time, with the same effect as if made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and all the covenants contained in this Agreement to be complied with by Wildcat on or before the Effective Time shall have been complied with in all material respects, and Target shall have received a certificate of Wildcat to such effect signed by a duly authorized officer of Wildcat.

  (b) Target shall have received an opinion from its counsel stating that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Wildcat, Target and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Target shall be entitled to rely upon customary representations of officers of Wildcat and Target.

   5.3 Additional Conditions to the Obligations of Wildcat and Merger Sub. The obligations of Wildcat and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Effective Time, of the following condition:

   The representations and warranties of Target contained in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time, with the same effect as if made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and all the covenants contained in this Agreement to be complied with by Target on or before the Effective Time shall have been complied with in all material respects, and Wildcat shall have received a certificate of Target to such effect signed by a duly authorized officer of Target.

   5.4 Frustration of Closing Conditions. Neither Wildcat, Merger Sub nor Target may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party's failure to use its best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 4.4.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

   6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Target Stockholder
Approval:

     (a)  by consent of the Boards of Directors of Wildcat and Target;

     (b) by Wildcat upon written notice to Target, if Target shall have materially breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements or conditions of this Agreement, which breach shall not have been cured on or before the Termination Date;

     (c) by Target upon written notice to Wildcat, if Wildcat shall have materially breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements or conditions of this Agreement, which breach shall not have been cured on or before the Termination Date;

     (d) by Target or Wildcat upon notice to the other, if (i) the Merger shall not have become effective on or before June 30, 2001 (the "Termination Date"), unless such date is extended by the consent of the Boards of Directors of Target and Wildcat evidenced by appropriate resolutions; provided, however, that the right to terminate this Agreement under this Section 6.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (e) by Target or Wildcat, if the Target Stockholder Approval shall not have been obtained at the Target Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

     (f) by Target or Wildcat, if any injunction, order, statute, rule or regulation having the effects set forth in Section 5.1(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 6.1(f) shall have used reasonable efforts to prevent the entry of and to remove such injunction, order, statute, rule or regulation; or

     (g) by Wildcat, if the Board of Directors of Target or any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Wildcat, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, or (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal.

   6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 6.1, the provisions of this Agreement (other than Section 4.6, the last sentence of Section 4.12 and this Section 6.2 hereof) shall become void and have no effect, with no liability on the part of any party hereto or its stockholders or directors or officers in respect thereof; provided that nothing contained herein shall be deemed to relieve any party of any liability it may have to any other party with respect to a willful breach of its obligations under this Agreement.

   6.3 Amendment. This Agreement may be amended by the parties at any time before or after the Target Stockholder Approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

   6.4 Waiver. Any term or provision of this Agreement (other than the requirements set forth in Sections 6.1(a) and 6.1(f)) may be waived in writing at any time by the party or parties entitled to the benefits thereof.

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

                                  ARTICLE VII

                          DEFINITIONS; INTERPRETATION

   7.1 Definitions. As used in this Agreement, the following terms have the following respective meanings:

   Accounting Rules: as defined in Section 2.7.

   Acquisition Agreement: as defined in Section 4.3(a).

   Adjusted Option: as defined in Section 4.17(a).

   Affiliate: with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

   Agreement: as defined in the first paragraph of this Agreement.

   Appraisal Shares: as defined in Section 1.6(e).

   Average Price: as defined in Section 1.6(a).

   Certificate of Merger: as defined in Section 1.5.

   Certificates: as defined in Section 1.9(b).

   Closing Price: with respect to one share of Wildcat Common Stock, for any day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (i) on the principal national securities exchange on which the shares of Wildcat Common Stock are listed or to which such shares are admitted to trading, (ii) if the Wildcat Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq Market or any comparable system or
(iii) if the Wildcat Common Stock is not listed on the Nasdaq Market or a comparable system, as furnished by two members of the National Association of Securities Dealers selected from time to time in good faith by the Board of Directors of Wildcat for that purpose. In the absence of all of the foregoing, or if for any other reason the Closing Price cannot be determined pursuant to the provisions of the preceding sentence, the Closing Price shall be the fair market value thereof as determined in good faith by the Board of Directors of Wildcat.

   Code: as defined in the recitals.

   Common Stock Merger Consideration: as defined in Section 1.6(a).

   Communications Act: as defined in Section 2.6.

   Confidentiality Agreement: as defined in Section 4.12.

   Credit Facility: as defined in Section 4.1(d).

   DGCL: as defined in Section 1.1.

   Dove: as defined in Section 2.2(b).

   Dove Class A Common Stock: as defined in Section 2.2(b).

   Dove Class B Common Stock: as defined in Section 2.2(b).

   Dove Common Stock: as defined in Section 2.2(b).

   Dove Preferred Stock: as defined in Section 2.2(b).

   Dove Stock Options: as defined in Section 2.2(b).

   Dove Stock Plan: as defined in Section 2.2(b).

   Dove Warrants: as defined in Section 2.2(b).

   Effective Date: as defined in Section 1.5.

   Effective Time: as defined in Section 1.5.

   Encumbrance: any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

   Exchange Act: the Securities Exchange Act of 1934, as amended.

   Exchange Agent: as defined in Section 1.9.

   Exchange Ratio: as defined in Section 1.6(a).

   FCC: as defined in Section 2.6.

   Form S-4: the registration statement on Form S-4 filed by Wildcat to register under the Securities Act (i) the issuance of the shares of Wildcat Common Stock to be issued as Common Stock Merger Consideration and (ii) the shares of Wildcat Preferred Stock to be issued as the Preferred Stock Merger Consideration (including the issuance by Wildcat of depositary shares with respect thereto).

   GAAP: United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

   Governmental Authority: means any United States Federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

   HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   Knowledge: with respect to any Person that is not an individual, as to any specific matter, the knowledge of such Person's executive officers and other officers having primary responsibility for such matter.

   Material Adverse Effect: any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of Target and its Subsidiaries, taken as a whole, when used with respect to Target, or of Wildcat and its Subsidiaries, taken as a whole, when used with respect to Wildcat; other than those relating to the economy or securities markets in general or the industries in which Wildcat, Target and their respective Subsidiaries operate in general.

   Merger: as defined in the recitals.

   Merger Consideration: as defined in Section 1.6(b).

   Merger Sub: as defined in the first paragraph of this Agreement.

   Merger Sub Common Stock: as defined in Section 1.7.

   Person: an individual, general or limited partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or government or any department or agency thereof.

   Preferred Stock Merger Consideration: collectively, the Series D Preferred Stock Merger Consideration, the Series E Preferred Stock Merger Consideration, the Series F Preferred Stock Merger Consideration and the Series G Preferred Stock Merger Consideration.

   Proxy Statement: the proxy statement relating to the solicitation of the approval of the Merger by the holders of the outstanding Target Common Stock which is included in the Form S-4.

   PUC: as defined in Section 2.6.

   SEC: the Securities and Exchange Commission.

   Securities Act: the Securities Act of 1933, as amended.

   Series D Preferred Stock Merger Consideration: as defined in Section 1.6(b).

   Series E Preferred Stock Merger Consideration: as defined in Section 1.6(b).

   Series F Preferred Stock Merger Consideration: as defined in Section 1.6(b).

   Series G Preferred Stock Merger Consideration: as defined in Section 1.6(b).

   Subsidiary: with respect to any Person, any corporation or other business entity, of which a majority (by number of votes) of the shares of capital stock (or other voting interests) at the time outstanding is owned by such Person directly or indirectly through Subsidiaries.

   Superior Proposal: as defined in Section 4.3(a).

   Surviving Corporation: as defined in Section 1.1.

   Takeover Proposal: as defined in Section 4.3(a).

   Target: as defined in the first paragraph of this Agreement.

   Target Benefit Plan: any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former director, officer or employee of Target or any of its Subsidiaries.

   Target Common Stock: as defined in Section 2.2(a).

   Target Disclosure Schedule: as defined in Article II.

   Target Filed SEC Documents: as defined in Article II.

   Target Permits: as defined in Section 2.15.

   Target Preferred Stock: collectively, Target Series B Preferred Stock, Target Series D Preferred Stock, Target Series E Preferred Stock, Target Series F Preferred Stock and Target Series G Preferred Stock.

   Target Rights: as defined in Section 2.2(a).

   Target Rights Agreement: as defined in Section 2.2(a).

   Target Series B Preferred Stock: 13.5% Series B Redeemable Exchangeable Preferred Stock of Target.

   Target Series C Preferred Stock: as defined in Section 2.2.

   Target Series D Preferred Stock: 7% Series D Junior Convertible Preferred Stock of Target.

   Target Series E Preferred Stock: 7% Series E Junior Convertible Preferred Stock of Target.

   Target Series F Preferred Stock: 7% Series F Junior Convertible Preferred Stock of Target.

   Target Series G Preferred Stock: 7% Series G Junior Convertible Participating Preferred Stock of Target.

   Target SEC Documents: as defined in Section 2.7.

   Target Stock Options: as defined in Section 2.2(a).

   Target Stock Plans: as defined in Section 2.2(a).

   Target Stockholder Approval: as defined in Section 2.11.

   Target Stockholders Meeting: as defined in Section 4.8(b).

   Target Warrants: as defined in Section 2.2(a).

   Termination Date: as defined in Section 6.1(d).

   Termination Fee: as defined in Section 4.6(b).

   Voting Agreement: as defined in the recitals.

   Wildcat: as defined in the first paragraph of this Agreement.

   Wildcat Cash Election: as defined in Section 1.6(a).

   Wildcat Common Stock: as defined in Section 3.2.

   Wildcat Preferred Stock: collectively, the Wildcat Series D Preferred Stock, the Wildcat Series E Preferred Stock, the Wildcat Series F Preferred Stock and the Wildcat Series G Preferred Stock.

   Wildcat Series D Preferred Stock: as defined in Section 1.6(b)(i).

   Wildcat Series E Preferred Stock: as defined in Section 1.6(b)(ii).

   Wildcat Series F Preferred Stock: as defined in Section 1.6(b)(iii).

   Wildcat Series G Preferred Stock: as defined in Section 1.6(b)(iv).

   Wildcat SEC Documents: as defined in Section 3.6.

   Wildcat Welfare Plan: as defined in Section 4.18(b).

   7.2 Interpretation. When a reference is made in this Agreement to a recital, Article, Section, Schedule or Exhibit, such reference shall be to a recital, Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   8.2 Notices. All notices, consents, instructions and other communications required or permitted under this Agreement shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

   if to Target:

   INTERMEDIA COMMUNICATIONS INC.
   One Intermedia Way
   Tampa, FL 33647
   Attention: Robert M. Manning
   Facsimile: 813-829-2470

   and a copy to:

   Kronish Lieb Weiner & Hellman LLP
   1114 Avenue of the Americas
   New York, NY 10036
   Attention: Ralph J. Sutcliffe, Esq.
   Facsimile: 212-479-6275
   if to Wildcat or Merger Sub:

   WORLDCOM, INC.
   500 Clinton Center Drive
   Clinton, MS 39056
   Attention: K. William Grothe, Jr.
   Facsimile: 601-460-5239

   and a copy to:

   Cravath, Swaine & Moore
   825 Eighth Avenue
   New York, NY 10019
   Attention: Robert I. Townsend, III, Esq.
   Facsimile: (212) 765-1047

   8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement, including the Merger, be consummated as originally contemplated to the fullest extent possible.

   8.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the Voting Agreement (including the exhibits, schedules, documents and instruments referred to herein or therein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except with respect to Sections 4.13 and 4.17 of this Agreement, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

   8.5 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without regard to conflicts of laws provisions.

   8.6 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   8.7 Assignment. Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   8.8 Specific Performance. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching parties in the event of a breach of any part of this Agreement. Accordingly, the parties agree that any non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

   8.9 Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

   8.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by their respective duly authorized officers, on the date first above written.


                                          WORLDCOM, INC.

                                               /s/ Bernard J. Ebbers
                                          By:  ________________________________
                                              Name: Bernard J. Ebbers
                                              Title: President and CEO

                                          WILDCAT ACQUISITION CORP.

                                               /s/ Bernard J. Ebbers
                                          By:  ________________________________
                                              Name: Bernard J. Ebbers
                                              Title: President

                                          INTERMEDIA COMMUNICATIONS INC.

                                               /s/ David C. Ruberg
                                          By:  ________________________________
                                              Name: David C. Ruberg
                                              Title: President and CEO

                                                                         ANNEX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                FIRST AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                WORLDCOM, INC.,

                           WILDCAT ACQUISITION CORP.

                                      and

                         INTERMEDIA COMMUNICATIONS INC.

                            Dated February 15, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of February 15, 2001 (this "First Amendment"), by and among WORLDCOM, INC., a Georgia corporation ("Wildcat"), WILDCAT ACQUISITION CORP., a Delaware corporation ("Merger Sub") and a wholly owned Subsidiary of Wildcat, and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Target").

   WHEREAS, Wildcat, Merger Sub and Target have entered into an Agreement and Plan of Merger, dated as of September 1, 2000 (the "Merger Agreement"), pursuant to which Merger Sub is to merge with and into Target, with Target being the surviving corporation;

   WHEREAS, in consideration of Target's willingness to enter into this First Amendment, Wildcat and Merger Sub have agreed to adopt the amendments to the Merger Agreement set forth herein;

   WHEREAS, in consideration of Wildcat's and Merger Sub's willingness to enter into this First Amendment, Target has agreed to adopt the amendment to the Merger Agreement set forth herein;

   WHEREAS, Wildcat, Target, Dove and certain other parties are entering into a Memorandum of Understanding dated as of the date of this First Amendment (the "Settlement Agreement") for the purpose of, inter alia, settling the shareholder litigation captioned In re Digex, Inc. Shareholders Litigation (Consolidated Civil Action No. 18336 NC):

   WHEREAS, the Board of Directors of Target has approved, and deems it advisable and in the best interests of Target's stockholders to enter into, this First Amendment;

   WHEREAS, the respective Boards of Directors of Wildcat and Merger Sub have approved, and deem it advisable and in the best interests of their respective shareholders to enter into, this First Amendment;

   WHEREAS, except as amended by this First Amendment it is intended that the Merger Agreement shall remain in full force and effect with no amendment or modification thereto other than as set forth herein; and

   WHEREAS, capitalized terms used herein and not defined herein shall have the respective meanings given in the Merger Agreement;

   NOW, THEREFORE, the parties hereby agree as follows:

                                 ARTICLE I

   Section 1.01. The third sentence of Section 1.5 of the Merger Agreement is hereby deleted and replaced with the following:

  "Prior to such filing, a closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or such other place as shall be agreed to by the parties, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article V."

   Section 1.02. The second, third and fourth sentences of Section 1.6(a) of the Merger Agreement are hereby deleted and replaced with the following:

  "The "Exchange Ratio" means 1.0.".

   Section 1.03. Clause (1) of Section 2.9 of the Merger Agreement is hereby amended by deleting the words "(other than those relating to the economy or securities markets in general or the industries in which Target and its Subsidiaries operate in general or resulting from the announcement of this Agreement)".

   Section 1.04. The following is hereby added to the end of Section 2.10 of the Merger Agreement:

  "For the purpose of this Section 2.10, no such suit, action, proceeding, claim, grievance, investigation, judgment, decree, injunction, rule, order, facts, circumstances or conditions (each an "Event") shall be deemed, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Target or any of its Subsidiaries if and to the extent such Event is based on or arising out of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby. As of the date of the First Amendment, there is no Event based on or arising out of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby other than as set forth on Attachment I to the First Amendment.".

   Section 1.05. The last sentence of Section 2.11 of the Merger Agreement is hereby deleted and replaced with the following:

  "No other approval of the stockholders of Target is required with respect to this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby. The term "Target Stockholder Approval" shall include any Target Stockholder Approval required under Section 251(d) of the DGCL in connection with any amendment to this Agreement.".

   Section 1.06. Section 2.13 of the Merger Agreement is hereby amended to read as follows:

  "Target has received the opinion of Bear Stearns & Co. Inc., dated the date of the First Amendment, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Target Common Stock.".

   Section 1.07. Section 2.14 of the Merger Agreement is hereby amended to read as follows:

  "The Board of Directors of Target has approved the terms of this Agreement, the Voting Agreement and the consummation of the transactions contemplated by this Agreement and the Voting Agreement. Such approval represents all the action necessary to ensure that the restrictions on "business combinations" (as defined in Section 203 of the DGCL) contained in Section 203 of the DGCL do not apply to Wildcat or Merger Sub in respect of Target in connection with the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. To the Knowledge of Target, no other state takeover statute or similar statute or regulation is applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement and the Voting Agreement.".

   Section 1.08. The following is added to the end of Article II of the Merger
Agreement:

  "2.17 First Amendment. As of the date of the First Amendment, to the Knowledge of Target or any of its Subsidiaries, all of the representations and warranties of Target in this Agreement that are qualified by reference to Material Adverse Effect are true and correct, ignoring, for purposes of this Section 2.17, clauses (iv) and (v) of subclause (a) of the definition of "Material Adverse Effect".".

   Section 1.09. The following is hereby inserted each time following the words "following the date of this Agreement" in Section 4.8(b) of the Merger
Agreement:

  "or any amendment to this Agreement needing adoption by the stockhoders of Target under Section 251(d) of the DGCL in order to be valid".

   Section 1.10. Sections 4.9 and 4.10 of the Merger Agreement are hereby deleted in their entirety; provided, however, that the section numbers of the remaining sections of Article IV of the Merger Agreement shall not be renumbered to reflect such deletion.

   Section 1.11. The words "(assuming, for this purpose, the Wildcat failed to make the Wildcat Cash Election)" are hereby deleted from Sections 4.17(a) and 4.17(g) of the Merger Agreement.

   Section 1.12. Section 4.24 of the Merger Agreement is hereby amended to read as follows:

  "Pending the adoption of the amendment to the Certificate of Incorporation of Dove set forth in Attachment II to the First Amendment, as contemplated by Section 5 of the Settlement Agreement, Wildcat and the Surviving Corporation shall cause Dove to abide by the provisions contained in such amendment prior to the formal adoption of such amendment.".

   Section 1.13. Section 4.25 of the Merger Agreement is hereby amended to read as follows:

  "Wildcat shall provide Target financing pursuant to, and subject to the conditions of, the Note Purchase Agreement dated October 31, 2000 between Target and Wildcat, as amended by the First Amendment thereto.".

   Section 1.14. Section 6.1(d) of the Merger Agreement is hereby amended by adding the following at the end of such Section:

  "; and provided further, however, that to the extent that the judgment contemplated by Section 9(e) of the Settlement Agreement shall have been entered but the period for appeals regarding such judgment shall not have expired on or prior to the Termination Date, then the Termination Date shall be extended until September 30, 2001.".

   Section 1.15. (a) the word "and" is hereby deleted from the end of Section 5.1(f) of the Merger Agreement, (b) ";and" is hereby substituted for the period at the end of Section 5.1(g) of the Merger Agreement and (c) the following is hereby added to the end of Section 5.1 of the Merger Agreement:

  "(h)(i) the Stipulation of Settlement contemplated by the Settlement Agreement shall have received final and unappealable court approval as contemplated by section 11 of the Settlement Agreement and (ii) the judgment contemplated by Section 9(e) of the Settlement Agreement shall have been entered and become final and unappealable.".

   Section 1.16. The following is hereby added to Section 7.1 of the Merger
Agreement:

  "First Amendment: the First Amendment to this Agreement dated as of February 15, 2001.".

   Section 1.17. The following is hereby added to the end of the definition of "Form S-4" in Section 7.1 of the Merger Agreement:

  ", and the post-effective amendment to such registration statement made in connection with the First Amendment.".

   Section 1.18. The definition of "Material Adverse Effect" in Section 7.1 of the Merger Agreement is hereby amended to read as follows:

  "Material Adverse Effect: (a) when used with respect to Target, any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of Target and its Subsidiaries, taken as a whole, other than those (i) relating to the economy or securities markets in general or the industries in which Target and its Subsidiaries operate in general, (ii) resulting from the announcement of this Agreement and/or the marketing of any assets of Target by Wildcat, (iii) arising from or relating to any of the Events set forth on Attachment I to the First Amendment, (iv) arising prior to the date of the First Amendment or (v) consisting of any deterioration in the business substantially resulting from circumstances or trends existing as of the date of the First Amendment or in the results of operations or any consequential changes in financial condition, in each case of Target and/or its Subsidiaries, whether individually or in the aggregate; provided that this clause (v) shall not be applicable in connection with Sections 2.1, 2.5, 2.6 and 2.16 of this Agreement, and

  (b) when used with respect to Wildcat, any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of Wildcat and its Subsidiaries, taken as a whole, other than those relating to the economy or securities markets in general or the industries in which Wildcat and its Subsidiaries operate in general.".

   Section 1.19. The following is hereby added to the end of the definition of "Proxy Statement" in Section 7.1 of the Merger Agreement:

  ", and the additional proxy statement relating to the solicitation of the adoption of the Merger Agreement as amended by the First Amendment, which is also included in the Form S-4 (as amended).".

   Section 1.20. The references to "Average Price" and "Wildcat Cash Election" are hereby deleted from Section 7.1 of the Merger Agreement.

   Section 1.21. The following is hereby added to the end of Section 7.2 of the Merger Agreement:

  "References to this Agreement shall be references to this Agreement as amended or supplemented; provided, however, that references "to the date hereof" or "the date of this Agreement" shall be references to September 1, 2000 and references to the date of the First Amendment shall be references to February 15, 2001.".

   Section 1.22. Section 8.2 of the Merger Agreement is hereby amended by deleting the second address paragraph under such Section and replacing it with the following:

     "and a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP

    Four Times Square

    New York, NY 10036

    Attention: Peter Allan Atkins, Esq.

              Eric L. Cochran, Esq.

    Facsimile: (212) 735-2000".

                                ARTICLE II

   Section 2.01. Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement shall remain in full force and effect with no amendment or modification thereto other than as set forth herein.

   Section 2.02. Entire Agreement; Third-Party Beneficiaries. Other than the Merger Agreement (and subject to Section 8.4 thereof), this First Amendment (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this First Amendment and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

   Section 2.03 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.

   Section 2.04 Counterparts. This First Amendment may be executed in two or more counterparts which together shall constitute a single instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 2.05. Assignment. Neither this First Amendment nor any of the rights, interest or obligations under this First Amendment shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this First Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 2.06. Specific Performance. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching parties in the event of a breach of any part of this First Amendment. Accordingly, the parties agree that any non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this First Amendment or other equitable remedies to enforce this First Amendment (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this First Amendment the defense that there exists an adequate remedy at law.

   Section 2.07. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this First Amendment or any of the transactions contemplated by this First Amendment, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this First Amendment or any of the transactions contemplated by this First Amendment in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

   Section 2.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS FIRST AMENDMENT.

                         [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed, by their respective duly authorized officers, on the date first above written.

                                          WORLDCOM, INC.

                                               /s/ Michael H. Salsbury

                                          By: ____________________________

                                            Name: Michael H. Salsbury

                                            Title: General Counsel

                                          WILDCAT ACQUISITION CORP.

                                               /s/ John T. Stupka

                                          By: ____________________________

                                            Name: John T. Stupka

                                            Title: Vice President & Secretary

                                          INTERMEDIA COMMUNICATIONS INC.

                                               /s/ David C. Ruberg

                                          By: ____________________________

                                            Name: David C. Ruberg

                                            Title: President and CEO

                                                               ATTACHMENT I

                                                         TO FIRST AMENDMENT

In re Digex, Inc. Shareholders Litigation

(Consolidated Civil Action No. 18336 NC)

Monteforte v. Intermedia Communications Inc., et al.

(Civil Action No. 0008844)

(Florida Circuit Court)

                                                              ATTACHMENT II

                                                         TO FIRST AMENDMENT

                         CERTIFICATE OF AMENDMENT

                                    OF

                       CERTIFICATE OF INCORPORATION

                                    OF

                            DIGEX, INCORPORATED

   DIGEX, INCORPORATED, a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies that:

   FIRST: The name of the corporation is DIGEX, INCORPORATED

   SECOND: The following Article Twelfth of the Certificate of Incorporation of the Corporation is hereby inserted in its entirety to read as follows:

   "TWELFTH: Transaction with Interested Stockholders.

  A. The Corporation will not, and will not permit, cause or suffer any direct or indirect subsidiary of the Corporation to, enter into or engage in any Transaction (as defined below) with or for the benefit of any Interested Stockholder (as defined below) without (i) there being in office two or more Independent Directors (as defined below) and (ii) obtaining the prior written approval of at least a majority of the Independent Directors then in office of such Transaction; provided, that the prior written approval of at least a majority of the Independent Directors shall not be required if (x) such Transaction is first reviewed by the Independent Directors then in office and their recommendation to the entire Board of Directors is not to approve such Transaction and (y) despite such recommendation, at least 66 2/3% of the entire Board of Directors (other than the Independent Directors) determines in good faith, at a meeting duly called pursuant to the By-laws of the Corporation, that such Transaction is fair to the Corporation and its stockholders and the reasons for such determination are set forth in the records of such meeting. Such approval shall be in addition to any other approval required by applicable law.

  B. Certain Definitions. For purposes of this Article TWELFTH:

     "Independent Director" means, with respect to any member of the Board of Directors of the Corporation, a Director who is: (i) not (a) an employee, agent or officer of an Interested Stockholder or any of its subsidiaries (including the Corporation or any of its subsidiaries), (b) a director of an Interested Stockholder or (c) the relative of any of the foregoing; and
  (ii) does not have any direct or indirect financial interest in an Interested Stockholder or any of its subsidiaries that is material to such member.

     "Interested Stockholder" shall have the meaning provided in Section 203(c)(5) of the General Corporation Law of the State of Delaware (the "DGCL"), as in effect as of February 15, 2001, without regard to the proviso at the end of the first sentence thereof. Each of WorldCom, Inc., and Intermedia Communications Inc. are Interested Stockholders for purposes of this definition based on the facts in existence as of February 15, 2001.

     "Transaction" shall mean any of the following:

    (i) a transaction (or a series of related transactions) involving the sale, lease or other transfer of assets, products, property (tangible or intangible) or services by any Interested Stockholder to the Corporation or any direct or indirect subsidiary of the Corporation, or by the Corporation or any direct or indirect subsidiary of the Corporation to any Interested Stockholder, having a value in excess of $1,000,000;

    (ii) any merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with or into any Interested Stockholder;

    (iii) the repurchase by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities from any Interested Stockholder;

    (iv) the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities to any Interested Stockholder; and

    (v) any other transaction that would constitute a business combination under Section 203(c)(3)(i)-(iv) of the DGCL.

  C. In addition to any other vote of stockholders or the Board of Directors of the Corporation required by law or this Certificate of Incorporation, this Article TWELFTH may not be amended, altered or modified without (i)
  (a) there being in office two or more Independent Directors and (b) obtaining the prior written approval of at least a majority of the Independent Directors then in office, and (ii) a 66 2/3% affirmative vote of the holders of the Class A Common Stock (excluding any such stock owned of record or beneficially, directly or indirectly, by any Interested Stockholder), voting as a separate class.

  D. This Article TWELFTH shall cease to have any further force and effect on February 15, 2004, or such earlier date on which the only holders of the Corporation's Common Stock are Interested Stockholders or their affiliates or associates (as defined under Section 203(c)(1) and (c)(2), respectively, of the DGCL)."

   THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be signed by        , this    day of      , 2001.

                                          DIGEX, INCORPORATED


                                          By: ____________________________

                                              Name:

                                              Title:

                                                                    ANNEX C

   STOCKHOLDERS AGREEMENT dated as of September 1, 2000 (this "Agreement"), among WORLDCOM, INC., a Georgia corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

   WHEREAS Parent, Wildcat Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Intermedia Communications Inc., a Delaware corporation ("Target"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into Target upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

   WHEREAS each Stockholder owns the number of shares of Target Common Stock or Target Series G Preferred Stock set forth opposite such Stockholder's name on Schedule A hereto (such shares of Target Common Stock or Target Series G Preferred Stock, together with any other shares of Target Common Stock or Target Series G Preferred Stock acquired by such Stockholder before or after the date hereof and held during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

   WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, the parties hereto agree as follows:

   SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

   (a) Organization; Authority; Execution and Delivery; Enforceability. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. To the extent that such Stockholder is an entity other than an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Encumbrance on any properties or assets of such Stockholder under, (i) any provision of any certificate of incorporation or by-laws or partnership or limited liability company agreement or the comparable organizational documents applicable to such Stockholder, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization (a "Contract") to which such Stockholder is a party or by which any of the properties or assets of such Stockholder are bound or (iii) subject to the filings and other matters referred to in the following sentence of this Section 1(a), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or its properties or assets, except in the case of each of clauses (ii) and (iii), as is not reasonably likely to (x) impair the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental

Authority is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby, except for such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and except those which are not reasonably likely to (x) impair the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby, except for such consents which have been obtained prior to the date hereof.

   (b) The Subject Shares. Such Stockholder is the record and beneficial owner of (or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of), and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any Liens. Such Stockholder does not own of record any shares of Target Common Stock or Target Series G Preferred Stock other than the Subject Shares set forth opposite its name on Schedule A hereto, and does not beneficially own any shares of capital stock of Target other than Subject Shares. Such Stockholder has the sole right to vote and Transfer (as defined below) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares, except as set forth in Section 3 and Section 4 of this Agreement.

   SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Encumbrance on any properties or assets of Parent under, (i) any provision of the Second Amended and Restated Articles of Incorporation or by- laws of Parent, (ii) any Contract to which Parent is a party or by which any of its properties or assets are bound or (iii) subject to the filings and other matters referred to in the last sentence of this Section 2, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets, except in the case of each of clauses (ii) and (iii), as is not reasonably likely to (x) have a Material Adverse Effect on Parent, (y) impair the ability of Parent to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby except for such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and except those which are not reasonably likely to (x) have a Material Adverse Effect on Parent, (y) impair the ability of Parent to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   SECTION 3. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, covenants and agrees during the term of this Agreement as follows:

   (a) At any meeting of the stockholders of Target called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger or the Merger Agreement is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares in favor of the adoption by Target of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement. Such Stockholder hereby agrees not to take any action by written consent in any circumstance other than in accordance with this paragraph.

   (b) At any meeting of the stockholders of Target or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all of the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to) any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal or transaction or occurrence which if proposed and offered to Target or its stockholders (or any of them) would be a Takeover Proposal or (ii) any amendment of Target's Restated Certificate of Incorporation or By-laws or other proposal, action or transaction involving Target or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction would, or could reasonably be expected to, prevent, impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, or change, other than pursuant to the Merger Agreement, in any manner the voting rights of Target Common Stock, Target Series G Preferred Stock or any other voting securities of Target (collectively, "Frustrating Transactions").

   (c) Other than in accordance with the terms of this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Subject Shares or any interest therein to any person other than pursuant to the Merger Agreement or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal or otherwise with respect to the Subject Shares. Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding any other provision of this Agreement, each Stockholder may Transfer all or a portion of such Stockholder's Subject Shares to any other person if such person expressly agrees in writing to be bound by all of the provisions of this Agreement.

   (d) From and after the date of this Agreement, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Affiliates (other than Target in accordance with the Merger Agreement) or any of its or their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to, directly or indirectly, (i) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, a Takeover Proposal or a Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) participate in any discussions or negotiations regarding a Takeover Proposal or a Frustrating Transaction; provided that the foregoing shall not restrict actions taken by Stockholders in their capacity as directors of Target in accordance with Section 4.3 of the Merger Agreement.

   (e) Except in his capacity as a director of Target, such Stockholder shall not issue any press release or make any other public statement, and shall not authorize or permit any of its Subsidiaries or Affiliates (other than Target in accordance with the Merger Agreement) or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to issue any press release or make any other public statement, with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law, including any filings required under the Exchange Act.

   (f) Such Stockholder hereby waives any rights of appraisal, or right to dissent from the Merger, that such Stockholder may have.

   SECTION 4. Grant of Irrevocable Proxy. Each Stockholder hereby irrevocably grants throughout the term of this Agreement to, and appoints, John T. Stupka and K. William Grothe, Jr. and any other individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, at any meeting of stockholders of Target or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the adoption by Target of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement. Each Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to his, her or its Subject Shares to any person in connection with or directly affecting the Merger other than as set forth in this Section 4.

   SECTION 5. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement. In addition, ICI Ventures LLC hereby waives, effective as of the Effective Time, ICI Ventures LLC's rights under (i) Sections 3.I.m and 6 of the Purchase Agreement dated January 11, 2000, between Target and ICI Ventures LLC and (ii) Sections 7(ii), 7(iii)(C)-(E) and 8 of the Certificate of Designation of Target's 7% Series G Junior Convertible Participating Preferred Stock.

   SECTION 6. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Target affecting Target Common Stock or Target Series G Preferred Stock, or the acquisition of additional shares of Target Common Stock, Target Series G Preferred Stock or other voting securities of Target by any Stockholder, the number of Subject Shares listed on Schedule A hereto beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Target Common Stock, Target Series G Preferred Stock or other voting securities of Target issued to or acquired by such Stockholder.

   SECTION 7. Assignment. Except as permitted under Section 3(c), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

   SECTION 8. Termination. This Agreement shall terminate upon the earlier of
(a) the Effective Time and (b) 10 business days after the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

   SECTION 9. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

   (b) Notices. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

   (c) Interpretation. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

   (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

   (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

   (g) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, Parent and Merger Sub covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any Stockholder or any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statue, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, member, Affiliate or assignee of any of the foregoing, as such for any obligation of a Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

   SECTION 10. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Target makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of Target, including under Section 4.3 of the Merger Agreement.

   SECTION 11. Enforcement. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any

Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than any Delaware state court or any Federal court located in the State of Delaware and (d) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized, and each Stockholder has signed this Agreement, all as of the date first written above.

                                          WORLDCOM, INC.

                                               /s/ Bernard J. Ebbers
                                          By:  ________________________________
                                              Name: Bernard J. Ebbers
                                              Title: President and CEO

                                          STOCKHOLDERS:

                                          ICI VENTURES LLC

                                               /s/ James H. Greene, Jr.
                                          By:  ________________________________
                                              Name: James H. Greene, Jr.
                                              Title: Chief Executive Officer

                                               /s/ David C. Ruberg
                                              ---------------------------------
                                                  David C. Ruberg

                                               /s/ John C. Baker
                                              ---------------------------------
                                                  John C. Baker

                                               /s/ George F. Knapp
                                              ---------------------------------
                                                  George F. Knapp

                                               /s/ Philip A. Campbell
                                              ---------------------------------
                                                  Philip A. Campbell

                                               /s/ Ralph J. Sutcliffe
                                              ---------------------------------
                                                  Ralph J. Sutcliffe

                                               /s/ James H. Greene, Jr.
                                              ---------------------------------
                                                  James H. Greene, Jr.

                                               /s/ Alexander Navab, Jr.
                                              ---------------------------------
                                                  Alexander Navab, Jr.

                                                                      SCHEDULE A

                             (As of April 10, 2000)

                                                                      Number of
                                                                      Shares of
                                                         Number of     Target
          Name and                                       Shares of    Series G
         Address of                                       Target      Preferred
        Stockholder                                   Common Stock/1/   Stock
        -----------                                   --------------- ---------
ICI Ventures LLC.....................................    2,172,561     200,000
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, NY 10019
David C. Ruberg......................................    1,059,005
John C. Baker........................................       82,228
George F. Knapp......................................       57,508
Philip A. Campbell...................................       28,000
Ralph J. Sutcliffe...................................      213,461
James H. Greene, Jr..................................        2,000
Alexander Navab, Jr..................................        2,000
The seven previous individuals,
 c/o Intermedia Communications Inc.
 One Intermedia Way
 Tampa, FL 33647

--------
/1/From the 2000 proxy statement of Intermedia Communications Inc. Includes shares subject to options or warrants exercisable within 60 days of April 10, 2000, and to certain other vesting requirements.

                                                                    ANNEX D


[LETTERHEAD OF BEAR STEARNS]


February 15, 2001

The Board of Directors

Intermedia Communications Inc.

One Intermedia Way

Tampa, Florida 33647

Gentlemen:

   We understand that Intermedia Communications Inc. ("Intermedia") and WorldCom, Inc. ("WorldCom") propose to enter into a First Amendment to the Agreement and Plan of Merger, dated February 15, 2001 (the "First Amendment"), to the Agreement and Plan of Merger, dated September 1, 2000 (the "Original Merger Agreement", and as amended by the First Amendment, the "Amended Merger Agreement"), pursuant to which a newly-formed subsidiary of WorldCom will be merged with and into Intermedia (the "Merger"), with Intermedia continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of WorldCom. The terms and conditions of the Merger are more fully set forth in the Amended Merger Agreement, a copy of which has been furnished to us. All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Amended Merger Agreement.

   Pursuant to the Amended Merger Agreement, each outstanding share of (i) common stock, par value $0.01 per share, of Intermedia ("Intermedia Common Stock") shall be converted into the right to receive one share (such one-to-one ratio, the "Exchange Ratio") of common stock, par value $0.01 per share, of WorldCom ("WorldCom Common Stock"), (ii) Intermedia 13.5% Series B Redeemable Exchangeable Preferred Stock shall remain outstanding on substantially identical terms and (iii) Intermedia 7% Series D Junior Convertible Preferred Stock, Intermedia 7% Series E Junior Convertible Preferred Stock, Intermedia
7% Series F Junior Convertible Preferred Stock and Intermedia 7% Series G Junior Convertible Participating Preferred Stock shall be converted into the right to receive one share of WorldCom 7% Series D Junior Convertible Preferred Stock, WorldCom 7% Series E Junior Convertible Preferred Stock, WorldCom 7% Series F Junior Convertible Preferred Stock and WorldCom 7% Series G Junior Convertible Preferred Stock, respectively, each having terms substantially identical to its predecessor Intermedia security, except that each share of WorldCom Preferred Stock shall be convertible into a number of shares of WorldCom Common Stock based on the Exchange Ratio. Outstanding options and warrants to purchase shares of Intermedia Common Stock shall be converted into options and warrants to purchase shares of WorldCom Common Stock based on the Exchange Ratio.

   You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Intermedia Common Stock.

   In the course of performing our review and analyses for rendering this opinion, we have:

  . reviewed the Amended Merger Agreement, including the First Amendment, and the Voting Agreement;

  .   reviewed Intermedia's Proxy Statement/Prospectus dated November 17,
      2000;

The Board of Directors

Intermedia Communications Inc.

February 15, 2001

Page 2

  . reviewed Intermedia's and WorldCom's respective (i) Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997 through December 31, 1999, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, (iii) Reports on Form 8-K for the three years ended December 31, 2000 and through the date hereof, (iv) WorldCom's Registration Statement on Form S-4 dated December 29, 2000 and (v) WorldCom's earnings announcement dated February 8, 2001 for the year ended December 31, 2000;

  . reviewed Digex, Incorporated's ("Digex") (i) Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 1999, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, (iii) Reports on Form 8-K for the year ended December 31, 2000 and through the date hereof and (iv) earnings announcement dated February 1, 2001 for the year ended December 31, 2000;

  . reviewed certain operating and financial information relating to Intermedia's and Digex's respective businesses and prospects on a standalone basis, including Intermedia's budget for the year ending December 31, 2001 and Digex's projections for the years ending December 31, 2001 through December 31, 2004, all of which were prepared and provided to us by Intermedia's and/or Digex's management;

  . reviewed certain financial information, including projections, regarding Intermedia, Digex and WorldCom contained in certain publicly available securities analysts' research reports;

  . met with certain members of Intermedia's, Digex's and WorldCom's senior management to discuss each company's respective business, operations, historical and budgeted or projected financial results and future prospects;

  . reviewed the historical prices, trading multiples and trading volumes of the shares of Intermedia Common Stock, WorldCom Common Stock and common stock, par value $0.01 per share, of Digex ("Digex Common Stock");

  . reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Intermedia and Digex;

  . reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Intermedia and Digex; and

  . conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

   We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the budget provided to us by Intermedia and the projections provided to us by Digex. With respect to Intermedia's budget and Digex's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Intermedia and Digex as to the expected future performance of Intermedia and Digex. We were not furnished with projections of Intermedia for purposes of this opinion and were advised by Intermedia that prior projections no longer reflected such estimates and judgments of senior management in light of current industry conditions, WorldCom's proposed sale of Intermedia's assets other than its shares of Digex and various other factors. We have not assumed any responsibility for the independent verification of any such information or of the budget or projections provided to us, and we have further relied upon the assurances of the senior management of Intermedia and Digex that they are unaware of any facts that would make the information and budget or projections provided to us incomplete or misleading.

The Board of Directors

Intermedia Communications Inc.

February 15, 2001

Page 3

   In rendering our opinion, we have considered the current condition of the capital markets, both generally and for telecommunications companies in particular, and discussed with the senior management of Intermedia and Digex (i) Intermedia's and Digex's recent and budgeted financial performance, current capital structure and current rate at which cash is being used in operating and financing activities and (ii) the capital needs of each of Intermedia and Digex as reflected in the aforementioned budget and projections provided to us and whether such needs can be met, absent a transaction, in light of Intermedia's recent operating performance and financial condition and its access to capital given current market conditions. We have also considered the potential negative impact of the above factors on the prices of Intermedia's equity and debt securities in the absence of the Merger or another similar transaction.

   In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Intermedia, Digex or WorldCom, nor have we been furnished with any such appraisals. Prior to execution of the Original Merger Agreement on September 1, 2000, we were asked by the Board of Directors of Intermedia to solicit indications of interest from various third parties regarding a transaction with Intermedia and/or Digex, and we have considered the results of such solicitation in rendering our opinion. In addition, we have discussed with WorldCom's financial advisor their efforts to sell Intermedia's assets, except for its interest in Digex, as required by the consent decree entered into by WorldCom with the Department of Justice. We have assumed that the Merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Amended Merger Agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on Intermedia, Digex or WorldCom.

   We do not express any opinion as to the price or range of prices at which the shares of Intermedia Common Stock, Digex Common Stock or WorldCom Common Stock may trade subsequent to the announcement of the First Amendment or as to the price or range of prices at which the shares of Digex Common Stock or WorldCom Common Stock may trade subsequent to the consummation of the Merger.

   We have acted as a financial advisor to Intermedia in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. Bear Stearns has been previously engaged by Intermedia and Digex to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Intermedia, Digex and/or WorldCom for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

   It is understood that this letter is intended for the benefit and use of the Board of Directors of Intermedia in connection with its consideration of the Merger. This letter does not constitute a recommendation to the Board of Directors of Intermedia or any holders of shares of Intermedia Common Stock as to how to vote in connection with the Merger. This opinion does not address Intermedia's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Intermedia or the effects of any other transaction in which Intermedia might engage. In addition, we do not express any opinion as to the terms of the settlement of the shareholder litigation captioned either (i) In re: Digex, Inc. Shareholders Litigation (Consolidated Civil Action No. 18336 NC in the Court of Chancery of the State of Delaware) set forth in a Memorandum of Understanding, dated as of the date of the First Amendment, which we understand is being entered into by Intermedia, WorldCom, Digex and certain other parties, or

The Board of Directors

Intermedia Communications Inc.

February 15, 2001

Page 4
(ii) Monteforte v. Intermedia Communications Inc., et al. (Civil Action No. 0008844 in the Circuit Court of the Thirteeth Judicial Circuit in and for Hillsborough County, Florida) set forth in a Memorandum of Understanding, dated as of the date of the First Amendment, which we understand is being entered into by Intermedia and certain other parties. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of shares of Intermedia Common Stock in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

                                   * * *

   Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Intermedia Common Stock.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By: /s/ James A. Ferency
                                          -------------------------------------

                                           Senior Managing Director

                                                                    ANNEX E

                        DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal Rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ((S)) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one (1) or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ((S)) 251 (other than a merger effected pursuant to ((S)) 251(g) of this title), ((S)) 252, ((S)) 254, ((S)) 257, ((S)) 258, ((S)) 263 or
((S)) 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ((S)) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ((S))((S)) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ((S)) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ((S)) 228 or ((S)) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
  (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC. Section 14-2-202(b)(4) also does not eliminate or limit the rights of WorldCom or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

   The provisions of Article Ten of WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the GBCC as outlined above. Article Ten further provides that the liability of directors of WorldCom shall be limited to the fullest extent permitted by amendments to Georgia law.

   Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of WorldCom) in which he or she is made a party by reason of being a director of WorldCom and a director who, at the request of WorldCom, acts as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This Section permits indemnification if the director acted in good faith and reasonably believed (1) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (2) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation, and (3) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

   A Georgia corporation may not indemnify a director under Section 14-2-851:
(1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above, or (2) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

   Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (1) a majority vote of a quorum consisting of disinterested directors; (2) a duly designated committee of disinterested directors; (3) duly selected special legal counsel; or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

   Section 14-2-856 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of WorldCom, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

   The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of WorldCom, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC, or (4) for any transaction in which the director obtained an improper personal benefit.

   Section 14-2-857 of the GBCC provides that an officer of WorldCom (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, WorldCom may, as provided by either (1) WorldCom's Second Amended and Restated Articles of Incorporation, as amended, (2) WorldCom's Restated Bylaws, (3) general or specific actions by its board of directors or (4) contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

   The indemnification provisions of Article X of WorldCom's Restated Bylaws and Article Twelve of WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are consistent with the foregoing provisions of the GBCC. However, WorldCom's Second Amended and Restated Articles of Incorporation, as amended, prohibit indemnification of a director who did not believe in good faith that his or her actions were in, or not opposed to, WorldCom's best interests, or to have improperly received a personal benefit, or in the case of a criminal proceeding, if such director had reasonable cause to believe his or her conduct was unlawful, or in the case of a proceeding by or in the right of WorldCom, in which such director was adjudged liable to WorldCom, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances. WorldCom's Restated Bylaws extend the indemnification available to officers under the GBCC to employees and agents.

Item 21(a). Exhibits.

   Please see the Exhibit Index.

Item 21(b). Financial Statement Schedules.

   All financial statement schedules of WorldCom and Intermedia that are required to be included herein are included in the Annual Report of WorldCom on Form 10-K for the fiscal year ended December 31, 1999, or the Annual Report on Form 10-K of Intermedia for the fiscal year ended December 31, 1999, respectively, each of which are incorporated herein by reference.

Item 22. Undertakings.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (5) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (6) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (7) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on March 9, 2001 .

                                                 WorldCom, Inc.

                                                            /s/ Scott D. Sullivan
                                                 By: _______________________________________
                                                              Scott D. Sullivan
                                                           Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                               Title                  Date
                   ----                               -----                  ----

                                            Director
___________________________________________
        Clifford L. Alexander, Jr.

                                            Director
___________________________________________
              James C. Allen

                     *                      Director                      March 9, 2001
___________________________________________
               Judith Areen

                     *                      Director                      March 9, 2001
___________________________________________
              Carl J. Aycock

                     *                      Director                      March 9, 2001
___________________________________________
              Max E. Bobbitt

                     *                      Director, President and       March 9, 2001
___________________________________________  Chief Executive Officer
             Bernard J. Ebbers               (Principal Executive
                                             Officer)

                     *                      Director                      March 9, 2001
___________________________________________
             Francesco Galesi

                     *                      Director                      March 9, 2001
___________________________________________
          Stiles A. Kellett, Jr.

                     *                      Director                      March 9, 2001
___________________________________________
             Gordon S. Macklin

                     *                      Director                      March 9, 2001
___________________________________________
           Bert C. Roberts, Jr.

                     *                      Director                      March 9, 2001
___________________________________________
             John W. Sidgmore

                   Name                               Title                  Date
                   ----                               -----                  ----

           /s/ Scott D. Sullivan            Director and Chief            March 9, 2001
___________________________________________  Financial Officer
             Scott D. Sullivan               (Principal Financial
                                             Officer and Principal
                                             Accounting Officer)

          /s/ Scott D. Sullivan                                           March 9, 2001

*By: ___________________________

            Scott D. Sullivan

        Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
    2.1      Agreement and Plan of Merger between WorldCom, Inc. ("WorldCom"),
             Wildcat Acquisition Corp. and Intermedia Communications Inc.
             ("Intermedia") dated as of September 1, 2000 (included as Annex A to the proxy statement/prospectus included in this Registration
             Statement).

    2.2 First Amendment to Agreement and Plan of Merger by and among WorldCom, Inc., Wildcat Acquisition Corp. and Intermedia
             Communications Inc. dated as of February 15, 2001 (included as
             Annex B to this proxy statement/prospectus included in this Registration Statement).

    4.1      Second Amended and Restated Articles of Incorporation of WorldCom
             (including preferred stock designations), as amended as of May 1, 2000 (incorporated herein by reference to Exhibit 4.1 of WorldCom's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (File No. 0-11258)).

    4.2 Restated Bylaws of WorldCom (incorporated herein by reference to Exhibit 3.2 to WorldCom's Current Report on Form 8-K dated
             September 14, 1998) (filed September 29, 1998)
             (File No. 0-11258)).

    4.3      Rights Agreement dated as of August 25, 1996, between WorldCom and
             The Bank of New York, as rights agent, which includes the form of Certificate of Designations, setting forth the terms of the Series
             3 Junior Participating Preferred Stock, par value $.01 per share, of WorldCom, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated herein by reference to Exhibit 4 to WorldCom's Current Report on Form 8-K dated August 26, 1996 (filed
             August 30, 1996) (as amended on Form 8-K/A filed August 31, 1996)
             (File No. 0-11258)).

    4.4 Amendment No. 1 to Rights Agreement dated as of May 22, 1997, by and between WorldCom and The Bank of New York, as Rights Agent
             (incorporated herein by reference to Exhibit 4.2 to WorldCom's
             Current Report on Form 8-K dated May 22, 1997 (filed June 5, 1997)
             (File No. 0-11258)).

    4.5 Form of Floating Rate Note Due 2001 (incorporated herein by reference to Exhibit 4.1 to WorldCom's Current Report on Form 8-K dated May 19, 2000 (filed May 22, 2000) (File No. 0-11258)).

    4.6      Form of 7.875% Note Due 2003 (incorporated herein by reference to
             Exhibit 4.2 to WorldCom's Current Report on Form 8-K dated May 19,
             2000 (filed May 22, 2000) (File No. 0-11258)).

    4.7      Form of 8.000% Notes Due 2006 (incorporated herein by reference to
             Exhibit 4.3 to WorldCom's Current Report on Form 8-K dated May 19,
             2000 (filed May 22, 2000) (File No. 0-11258)).

    4.8      Form of 8.25% Notes Due 2010 (incorporated herein by reference to
             Exhibit 4.4 to WorldCom's Current Report on Form 8-K dated May 19,
             2000 (filed May 22, 2000) (File No. 0-11258)).

    4.9 Indenture dated as of May 15, 2000, by and between WorldCom and Chase Manhattan Trust Company, National Association (incorporated herein by reference to Exhibit 4.1 to WorldCom's Registration
             Statement on Form S-3 (File No. 333-34578)).

    5.1*     Legality Opinion of WorldCom Counsel.

    8.1      Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

    9.1      Stockholders Agreement dated as of September 1, 2000, among
             WorldCom and the stockholders of Intermedia named therein
             (included as Annex C to the proxy statement/prospectus included in this Registration Statement).

 Exhibit No. Description
 ----------- -----------
 10.1        Amended and Restated Facility A Revolving Credit Agreement among
             WorldCom, NationsBank, N.A., NationsBanc Montgomery Securities
             LLC, Bank of America NT & SA, Barclays Bank PLC, The Chase
             Manhattan Bank, Citibank, N.A., Morgan Guaranty Trust Company of
             New York, and Royal Bank of Canada and the lenders named therein dated as of August 6, 1998 (incorporated herein by reference to
             Exhibit 10.1 to WorldCom's Current Report on Form 8-K dated August
             6, 1998 (filed August 7, 1998) (File No. 0-011258)).

 10.2        Amended and Restated 364-Day Revolving Credit and Term Loan
             Agreement among WorldCom and Bank of America, N.A., Administrative
             Agent; Bank of America Securities, LLC, Sole Lead Arranger and
             Book Manager; Barclays Bank PLC, The Chase Manhattan Bank,
             Citibank, N.A., Morgan Guaranty Trust Company of New York, and
             Royal Bank of Canada, Co-Syndication Agents; and the lenders named therein dated as of August 5, 1999 (incorporated herein by reference to Exhibit 10.1 of WorldCom's Quarterly Report on Form
             10-Q for the quarterly period ended June 30, 1999) (File No. 0-
             11258).

 10.3        First Amendment and Renewal of the Amended and Restated 364-Day
             Revolving Credit and Term Loan Agreement entered into as of August
             3, 2000, among WorldCom, certain Purchasing Lenders named therein, certain Increasing Lenders as named therein, Bank of America, N.A., as a Lender and as Administrative Agent for itself and the Accepting Lenders (as therein defined) with Banc of America
             Securities, LLC, as the Sole Lead Arranger and Book Manager
             (incorporated herein by reference to Exhibit 10.3 of WorldCom's
             Quarterly Report on Form 10-Q for the quarterly period ended June
             30, 2000) (File No. 0-11258).

 12.1*       Computation of Ratio of Earnings to Combined Fixed Charges and
             Preference Dividends.

 12.2*       Computation of Ratio of Earnings to Fixed Charges.

 23.1        Consent of Arthur Andersen LLP.

 23.2        Consent of KPMG LLP.

 23.3        Consent of Ernst & Young LLP.

 23.4        Consent of WorldCom Counsel (included in Exhibit 5.1).

 23.5        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibit 8.1).

 23.6 Consent of Bear, Stearns & Co. Inc. (included in Annex D to the proxy statement/prospectus included in this Registration
             Statement).

 24.1*       Power of Attorney.

 99.1        Form of Proxy for Intermedia special meeting.

 99.2 Opinion of Bear, Stearns & Co. Inc. (included as Annex D to the proxy statement/prospectus included in this Registration
             Statement).

--------
 *  Previously filed.
** The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the SEC upon request.

                                       2